UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Pareteum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

For purposes of computing the filing fee, ordinary shares of Artilium plc (“Artilium”)

(2)	Aggregate number of securities to which transaction applies:

All of the ordinary shares of Artilium. The maximum number of Artilium ordinary shares to which this transaction applies is estimated to be 371,414,115, consisting of (i) 354,891,582 ordinary shares in issue as of June 6, 2018, minus (ii) 27,695,177 ordinary shares owned by the registrant (which will not be exchanged in the transaction), plus (iii) 44,217,710 ordinary shares expected to be issued on or after June 7, 2018 to satisfy the exercise of options, payment of share-based remuneration in lieu of cash, deferred consideration for acquisitions, loan interest payments in shares and shares to be issued to advisers as consideration for services rendered.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the underlying value of the transaction was calculated in accordance with Exchange Act Rules 14a-6(i)(1) and 0-11(c) as the product of (i) 371,414,115 ordinary shares of Artilium (calculated as described above), and (ii) $0.23, representing the average of the high and low sales price of Artilium ordinary shares as quoted on the London Stock Exchange on July 2, 2018, as converted to U.S. Dollars based on an exchange rate of £1.00 = $1.3197 on June 29, 2018, such product representing the as-converted value of the Artilium ordinary share capital to be received by the registrant as the acquiring person.

(4)	Proposed maximum aggregate value of transaction:

$88,227,937

(5)	Total fee paid:

$10,984.38 (based upon the product of (i) $88,227,937 and (ii) the applicable fee rate of $124.50 per million Dollars of transaction value).

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

[PARETEUM LETTERHEAD]

[•], 2018

Dear Pareteum Corporation Stockholder:

You are cordially invited to attend the annual meeting of stockholders (the “Meeting”) of Pareteum Corporation (which we refer to as “Pareteum”) to be held at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, on [Meeting Date], 2018, at [Meeting Time] Eastern Time.

On June 7, 2018, Pareteum released an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (which we refer to as the “Offer Announcement”) disclosing the terms on which Pareteum intends to make a recommended offer to acquire the entire issued and to be issued ordinary shares of Artilium plc (which we refer to as “Artilium”) in a cash and stock transaction. Under the terms of the recommended offer, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock, $0.00001 par value per share. We refer to our recommended offer as the “Offer,” and to our potential acquisition of Artilium ordinary shares as the “Acquisition.”

The Acquisition is to be effected by means of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under Part 26 of the UK Companies Act 2006, as amended. The Dollar-denominated value of the Acquisition consideration to be received by Artilium shareholders in connection with the Acquisition will fluctuate with the market value of Pareteum’s common stock and the Dollar-to-Pound exchange rate. For example:

•	As of June 6, 2018, the last business day prior to the date of the Offer Announcement, each Artilium ordinary share would be valued at 19.55 pence, based on Pareteum’s closing share price of $2.33 as of that date and exchange rate of $1.3413:£1 as of that date, representing an aggregate equity value for Artilium of approximately £78.0 million, or approximately $104.7 million.

•	As of July 2, 2018, the most recent practicable trading day prior to the date of this proxy statement, each Artilium ordinary share would be valued at 20.7 pence, based on Pareteum’s closing share price on the NYSE American of $2.44 on July 2, 2018 and an exchange rate of $1.3197:£1 as of June 29, 2018 (being the last practicable date for which such information was available from the Federal Reserve prior to the filing of this proxy statement), representing an aggregate equity value for Artilium of approximately £82.6 or approximately $108.9 million.

Upon completion of the Acquisition, Pareteum stockholders will own approximately 64.86% and Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum’s and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018.

At the Meeting, you will be asked to consider and vote on a proposal (which we refer to as the “Share Issuance Proposal”) to approve the issuance of shares in connection with the Acquisition as well as proposals to elect four directors to our Board of Directors, to approve the 2018 Long-Term Incentive Compensation Plan, to ratify the appointment of our independent auditors, to conduct a non-binding advisory vote on the compensation paid to our named executive officers (which we refer to as the “Say-on-Pay Proposal”), to conduct a non-binding advisory vote on the frequency of future advisory votes on compensation paid to our named executive officers (which we refer to as the “Say-on-Frequency Proposal”) and to adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or the other proposals.

After careful consideration, the Board of Directors of Pareteum has determined that the Acquisition is in the best interests of Pareteum and its shareholders and has authorized and approved the Acquisition and the issuance of Pareteum common stock in connection with the Acquisition. The Board of Directors recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the other proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

The enclosed proxy statement provides detailed information about the Meeting, the Acquisition and the proposed issuance of Pareteum common stock to Artilium shareholders in connection with the Acquisition. A copy of the Offer Announcement is attached as Annex I to the proxy statement, and a copy of that certain Co-operation Agreement, entered into in connection with the Acquisition between Pareteum and Artilium on June 7, 2018 (which we refer to as the “Co-operation Agreement”), is attached as Annex II to the proxy statement. The proxy statement also describes the determinations of the Pareteum Board of Directors in connection with its evaluation of the Acquisition and the issuance of Pareteum common stock to Artilium shareholders as partial consideration in the Acquisition. We encourage you to read the proxy statement and its annexes carefully and in their entirety. You may also obtain more information about Pareteum from documents we file with the U.S. Securities and Exchange Commission from time to time.

Your vote is very important, regardless of the number of shares that you own. Even if you plan to attend the Meeting, I urge you to submit your vote promptly. You may vote your shares via a toll-free telephone number, over the Internet, or by marking, signing and dating your proxy card and returning it in the envelope provided, as described in further detail herein. Voting by phone, over the Internet or by proxy card will not prevent you from voting in person, but will ensure that your vote is counted if, for whatever reason, you are unable to attend. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

This proxy statement does not constitute a prospectus or prospectus equivalent document.

On behalf of Pareteum, I thank you for your support and appreciate your consideration of this important matter.

Sincerely,

Robert H. Turner
Executive Chairman and Principal Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described in this document, including the Acquisition and the issuance of Pareteum common stock to Artilium shareholders as partial consideration in the Acquisition, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [Filing Date], 2018 and, together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the accompanying form of proxy card, is first being mailed to stockholders of Pareteum on or about [Distribution Date], 2018.

PARETEUM CORPORATION

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD [•], 2018

[•] EASTERN TIME

TO THE STOCKHOLDERS OF PARETEUM CORPORATION:

The annual meeting of stockholders (the “Meeting”) of Pareteum Corporation (which we refer to as “Pareteum”) will be held at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, on [Meeting Date], 2018 at [Meeting Time], Eastern Time. At the Meeting, the stockholders of the Company’s outstanding capital stock will act on the following matters:

1.	To approve the issuance of Pareteum common stock to shareholders of Artilium plc, a public limited company registered in England and Wales (which we refer to as “Artilium”), in connection with the proposed acquisition by Pareteum of the entire issued and to be issued ordinary shares of Artilium (which we refer to as the “Acquisition”). Pursuant to the Acquisition, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock, $0.00001 par value per share (the “Offer”), resulting in the issuance of approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition; following these transactions, Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018, the last business day prior to the date of the Offer Announcement (the “Share Issuance Proposal”);

2.	To elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

3.	To approve the 2018 Long-Term Incentive Compensation Plan, including the reservation of [•] shares of common stock with a [•]% annual increase to the total number of reserved shares thereunder (the “Equity Plan Proposal”);

4.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2018;

5.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers (the “Say-on-Pay Proposal”);

6.	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers (the “Say-on-Frequency Proposal”); and

7.	To adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or the other proposals (the “Adjournment Proposal”).

These matters are more fully described in the proxy statement accompanying this notice.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the acquisition of Artilium unless our stockholders approve the Share Issuance Proposal at the Meeting. We cannot hold the meeting unless a quorum is present. A quorum will exist at the Meeting if the holders of record of a majority of the issued and outstanding shares of the capital stock of Pareteum entitled to vote at the meeting are represented in person or by proxy.

Only holders of Pareteum common stock of record at the close of business on [Record Date], 2018, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A proxy statement containing important information about the meeting and the matters being voted upon appears on the following pages. We are not asking for a proxy from Artilium shareholders, and Artilium shareholders are requested not to send us a proxy. Artilium shareholders are not entitled to vote on the matters described above. Artilium shareholders are expected to receive a separate circular and should read and respond to that document.

After careful consideration, the Board of Directors of Pareteum has determined that the Acquisition is in the best interests of Pareteum and its stockholders and has authorized and approved the Acquisition and the issuance of Pareteum common stock in connection with the Acquisition. The Board of Directors recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the other proposals set forth in this Notice of Annual Meeting of Stockholders and the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to deliver to you the full set of proxy materials, including this notice, the proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2017, and the accompanying form of proxy. These proxy materials also are available via the Internet at [URL]. You are encouraged to read the proxy materials carefully and in their entirety and submit your proxy as soon as possible so that your shares can be voted at the Meeting in accordance with your instructions. Even if you plan to attend the Meeting, you are encouraged to submit your vote promptly. You have a choice of submitting your proxy by Internet, by telephone or by mail, and the proxy card provides instructions (and access number) for each option.

If you have any questions or need assistance voting your shares of our common stock, please contact our proxy solicitor, at: The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, NY 10017, (212) 616-2180.

BY ORDER OF THE BOARD OF DIRECTORS

[Alexander Korff
Secretary]

New York, New York

[Filing Date], 2018

PLEASE NOTE: The Meeting will be held to tabulate the votes cast and to report the results of voting on the items described above. No other business matters are planned for the meeting.

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QUESTIONS AND ANSWERS

The following are some questions that you, as a Pareteum stockholder, may have about the Meeting, the Acquisition, the Pareteum share issuance or the other proposals being considered at the Meeting, as applicable, and brief answers to those questions. These questions and answers may not address all questions that may be important to you as a stockholder of Pareteum. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [More Information page].

Q:	Why am I receiving this proxy statement?

A:	These proxy materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials to all stockholders of record entitled to vote at the Meeting. As a stockholder, you are invited to attend the Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	When and where is the Meeting?

A:	The Meeting will take place on [Meeting Date], 2018, starting at [Meeting Time], Eastern Time, at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Q:	Who is entitled to vote at the Meeting?

A:	Only stockholders who our records show owned shares of our common stock as of the close of business on [Record Date], 2018, which is the record date for the Meeting, may vote at the Meeting. You will have one vote for each share of Pareteum common stock that you owned as of the record date. On the record date, we had [Outstanding Shares on Record Date] shares of common stock outstanding. Also, ordinary shares of Artilium are not entitled to vote on any matter at the Meeting. Artilium shareholders are expected to receive a separate circular and should read and respond to that document.

Q:	How are votes counted?

A:	Each share of our common stock entitles its holder to one vote per share.

Q:	What is the purpose of the Meeting?

A:	On June 7, 2018, we and Artilium released the Offer Announcement (as defined below) disclosing the terms on which we intend to make a recommended offer to acquire all of the issued and to be issued ordinary shares of Artilium in a cash and stock transaction. We refer to this recommended offer as the “Offer,” and to our potential acquisition of Artilium ordinary shares as the “Acquisition.” Under the terms of the Offer, Artilium shareholders would be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock, par value $0.00001 per share (which we refer to as the “New Pareteum Shares”). The Acquisition is to be effected by means of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under the UK Companies Act 2006, as amended.

Because our common stock is listed on the NYSE American LLC (which we refer to as the “NYSE American”), we are subject to the listing requirements of the NYSE American. Section 712(b) of the NYSE American LLC Company Manual requires stockholder approval prior to the issuance of common stock in any transaction if the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the common stock. The shares of common stock to be issued to shareholders of Artilium as partial consideration in the Acquisition will represent voting power in excess of 20% of the total voting power outstanding before the issuance. Therefore, under Section 712(b) of the NYSE American LLC Company Manual, stockholder approval of the share issuance is required. Accordingly, our stockholders will be asked to consider and vote on a proposal to approve this share issuance at the Meeting.

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In addition, at the Meeting, our stockholders will consider and vote on proposals to elect directors, to approve the 2018 Long-Term Incentive Compensation Plan (the “2018 Plan”), to ratify the appointment of Squar Milner LLP (“Squar Milner” or “Squar Milner LLP”) as our independent registered accounting firm, to approve, on a non-binding advisory basis, the compensation paid to our named executive officers, to approve, on a non-binding basis, the future frequency of advisory votes on the compensation paid to our named executive officers and to adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the foregoing proposals.

Q:	What am I being asked to vote on?

A:	You will be voting on the following seven proposals.

•	To approve the issuance of Pareteum common stock to shareholders of Artilium in connection with the Acquisition. Pursuant to the Acquisition, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock, $0.00001 par value per share, resulting in the aggregate issuance of approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition; following these transactions, Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018, the last business day prior to the date of the Offer Announcement. We refer to this proposal as the “Share Issuance Proposal.”

•	A proposal to elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

•	A proposal to approve the 2018 Plan, including the reservation of [●] shares of common stock with a [•]% annual increase to the total number of reserved shares thereunder. We refer to this proposal as the “Equity Plan Proposal.”

•	A proposal to ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2018.

•	A proposal to approve, on a non-binding advisory basis, the compensation paid to our named executive officers. We refer to this proposal as the “Say-on-Pay Proposal.”

•	A proposal to recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers. We refer to this proposal as the “Say-on-Frequency Proposal.”

•	A proposal to adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or the other proposals being considered at the Meeting. We refer to this proposal as the “Adjournment Proposal.”

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Q:	Are proxies being solicited from Artilium shareholders?

A:	No, only Pareteum stockholders’ proxies are being solicited. We are not soliciting any proxies or votes from Artilium shareholders through this proxy statement. If you are an Artilium shareholder and are not a Pareteum stockholder, you should not treat this proxy statement as any solicitation of your proxy, vote or support on any matter. If you are both a Pareteum stockholder and an Artilium shareholder, you should treat this proxy statement as soliciting only your proxy with respect to the shares of Pareteum common stock held by you and should not treat it as an offer or invitation to subscribe or purchase shares of Pareteum common stock or as a solicitation of your proxy, vote or support on any matter with respect to your Artilium ordinary shares.

Q:	Is Pareteum stockholder approval required to complete the Acquisition?

A:	Yes, Pareteum stockholder approval is a condition to the closing of the Acquisition; therefore, approval of the Share Issuance Proposal is required for us to complete the Acquisition. This will be the only opportunity for our stockholders to consider and vote upon the transactions contemplated in connection with the Acquisition.

Q:	What will Pareteum provide the Artilium shareholders for their Artilium ordinary shares if the Acquisition is completed?

A:	Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 0.1016 shares of Pareteum common stock and 1.9 pence in cash, which indicates an implied value of 19.55 pence per Artilium ordinary share based on Pareteum’s closing price of $2.33 and an exchange rate of $1.3413:£1.00, as of June 6, 2018, or an implied value of 20.7 pence per Artilium ordinary share based on Pareteum’s closing share price oon the NYSE American of $2.44 on July 2, 2018 (being the last practicable date prior to the filing of this proxy statement) and an exchange rate of $1.3197:£1.00, as of June 29, 2018 (the last practicable date for which such information was available from the Federal Reserve prior to the filing of this proxy statement). We expect to issue approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition. No change will be made to the exchange ratio of 0.1016 shares of Pareteum common stock and 1.9 pence in cash for each ordinary share of Artilium if the market price of shares of Pareteum common stock or ordinary shares of Artilium, or if the exchange rate changes before the completion of the Acquisition. As a result, the Dollar-denominated value of the share consideration will fluctuate with the market value of Pareteum’s common stock and the exchange rate. No consideration will be paid to Pareteum in respect of the ordinary shares of Artilium held by Pareteum immediately prior to the Acquisition.

Q:	Why is Pareteum making the Offer?

A:	We are making the Offer in order to acquire all of the issued and to be issued ordinary shares of Artilium. A number of strategic advantages are expected from the Acquisition. Combining Pareteum and Artilium is expected to create a leading provider of cloud communications software and services and a significant opportunity to realize the benefits of a scaled organization. Together, we believe that Pareteum and Artilium can offer customers a more complete enterprise and retail product offering, increasing penetration of the combined existing customer base and providing immediate path for cross-selling into the companies’ respective geographic markets, particularly within Northern Europe, Asia and the Americas, while creating a larger base from which to expand into new markets. In addition, the proposed combined company will have a greatly enhanced financial profile with which to access the capital markets. With an expanded product portfolio and customer base, a scaled and right-sized cost structure, and an enhanced financial profile with greater access to capital markets, the proposed combined company will provide a strong platform for acquisitions. In recommending that Pareteum’s stockholders vote in favor of the proposal to approve the issuance of Pareteum common stock to shareholders of Artilium in the Acquisition, our Board of Directors considered a number of factors that it believed supported its determination, as further described in the section entitled “Information About the Artilium Acquisition—Reasons for the Acquisition.”

Q:	How does Pareteum’s Board of Directors recommend that I vote on the Share Issuance Proposal and the other proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement?

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A:	Our Board of Directors recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the other proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Q:	Do any executive officers or directors of Pareteum have interests in the Acquisition or the issuance of Pareteum common stock to Artilium shareholders that may be different from, or in addition to, those of other stockholders?

A:	None of Pareteum’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Pareteum common stock to Artilium shareholders as partial consideration in the Acquisition, other than being a director or executive officer and a stockholder of Pareteum.

Q:	Does Artilium, or any of its executive officers or directors, own any Pareteum common stock?

A:	Artilium holds 3,200,332 shares of Pareteum common stock, representing 5.85% of Pareteum's issued and outstanding share capital as of June 6, 2018, which will be cancelled on completion of the Acquisition.

Q:	Do I have dissenters’ rights if I vote against the proposals?

A:	There are no dissenters’ rights available to Pareteum stockholders with respect to any matter to be voted on at the Meeting.

Q:	What are the conditions to completing the Acquisition?

A:	The Offer Announcement contains conditions to consummating the Acquisition. The completion of the Acquisition will be conditioned upon, among other things:

•	the approval of Share Issuance Proposal;

•	the approval of the court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under Part 26 of the UK Companies Act 2006, as amended (the “Scheme”) by the Artilium shareholders, excluding Bart Weijermars and Pareteum (collectively, the “Independent Artilium Shareholders”), representing at least 75% of the shares entitled to vote and present and voting, either in person or by proxy, at the meeting to be convened by order of the High Court of Justice of England and Wales under Part 26 of the UK Companies Act 2006, as amended (the “Court Meeting”) on or before the 22nd day after the expected date of the Court Meeting (the “Long Stop Date”) as set forth in the document sent to Artilium shareholders detailing the terms and conditions of the Scheme (the “Scheme Document”) in due course (or such later date as may be agreed between the Company and Artilium, and that the High Court of Justice of England and Wales may allow);

•	the passing of the resolutions in connection with, among other things, the approval of the Scheme, the amendment of Artilium’s articles of association and such other matters as may be necessary to implement the Scheme, by the requisite majority at the general meeting of the Artilium shareholders (the “General Meeting”) to be held on or before the Long Stop Date (or such later date, if any, as the Company and Artilium may agree, and that the High Court of Justice of England and Wales may allow);

•	the passing of the resolution to approve the management arrangement set forth in the Management Services Agreement (as defined below) between the Company and Bart Weijermars by the requisite majority of the Independent Artilium Shareholders at the General Meeting to be held on or before Long Stop Date (or such later date, if any, as the Company and Artilium may agree, and that the High Court of Justice of England and Wales may allow);

•	the approval, by the NYSE American, of the listing of the New Pareteum Shares; and

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•	the sanction of the Scheme on or before the Long Stop Date (or such later date, if any, as may be agreed between the Company and Artilium, and that High Court of Justice of England and Wales may allow) and the delivery of an official copy of the court order to the Registrar of Companies in England and Wales.

Q:	When do you expect the Acquisition to be completed?

A:	We are working toward completing the Acquisition, which we currently expect to complete in the third quarter of 2018. However, the exact timing of completion of the Acquisition cannot be predicted because the Acquisition is subject to conditions, including adoption of the Share Issuance Proposal by our stockholders, the approval of a court-sanctioned scheme of arrangement by Artilium shareholders, the receipt of various regulatory approvals and the sanction by the High Court of Justice of England and Wales of the scheme of arrangement.

Q:	What do I need to do now?

A:	We encourage you to read this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement carefully and consider how the issuance of Pareteum common stock in the Acquisition and related matters affect you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:	What quorum is required for the Meeting?

A:	A quorum will exist at the Meeting if the holders of record of a majority of the issued and outstanding shares of Pareteum common stock are present in person or by proxy. Shares of Pareteum common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists.

Q:	Who will tabulate the votes?

A:	Pareteum has designated a representative of [•] as the Inspector of Election who will tabulate the votes.

Q:	What vote is required in order for the proposals to be approved?

A:	The following table sets forth the required vote for each proposal:

Proposal	Required Vote	Page Number (for more details)
1. Approval of the Share Issuance Proposal	Majority of votes cast*	[●]
2. Election of four directors	More FOR votes than WITHELD votes†	[●]
3. Approval of the Equity Plan Proposal	Majority of votes cast*	[●]
4. Ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2018	Majority of the shares present in person or by proxy	[●]
5. Approval, on a non-binding advisory basis, of the Say-on-Pay Proposal	Majority of the shares present in person or by proxy	[●]
6. Recommendation, on a non-binding advisory basis, of the Say-on-Frequency Proposal	The option (every one year, two years or three years) receiving the most votes will be viewed as the recommendation of the stockholders	[●]
7. Approval of the Adjournment Proposal	Majority of the shares present in person or by proxy	[●]

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*	Pursuant to NYSE guidance, an abstention is treated as a vote “cast” and, therefore, will have the same effect as a vote “Against” the Share Issuance Proposal and the Equity Plan Proposal.
†	If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

Broker non-votes are not expected on the ratification of the appointment of our independent registered public accounting firm and will have no effect on the outcome of the votes on the other proposals. Failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or vote in person by ballot at the Meeting will also have no effect on the outcome of the votes.

Q:	What are broker non-votes?

A:

Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will not have discretion to vote on the Share Issuance Proposal, the Equity Plan Proposal, the election of directors, the Say-on-Pay Proposal, the Say-on-Frequency Proposal or the Adjournment Proposal. The proposed ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares only with respect to the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm.

Q:	How do I vote my shares if I am a record holder?

A:	If you are a record holder of shares (that is, the shares are registered in your name and not the name of your broker or other nominee), you are urged to submit your proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. Registered stockholders may vote in person at the Meeting, or by sending a personal representative to the Meeting with an appropriate proxy, or by one of the following methods:

•	By Internet. Access the secure website registration page listed on your proxy card through the Internet, and follow the instructions.

•	By Telephone. Call the toll-free telephone number at [•] and follow the instructions;

•	By Mail. You can complete, sign and date the proxy card as instructed on page [•] of this proxy statement and return it in the prepaid envelope provided;

Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m., Eastern Time, on [•], 2018. For more information, please see “The Meeting—How to Vote Your Shares” below.

Q:	How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

A:	If you hold your shares as a beneficial owner through a bank, broker or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. You must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the Meeting. Also, if you wish to vote in person at the Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Meeting.

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Q:	If my bank, broker or other nominee holds my shares in “street name,” will such party vote my shares for me?

A:

For all “non-routine” matters, not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any “non-routine” proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals to be voted upon by our stockholders described in this proxy statement, except for the ratification of our independent registered public accounting firm, are “non-routine” matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. The proposed ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 is considered a “routine” matter. Accordingly, brokers, banks and other nominees are entitled to vote uninstructed shares only with respect to the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of Pareteum common stock. Without instructions, a broker non-vote will result, and your shares will not be voted, on all “non-routine” matters.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote shares of stock. The written document describing the matters to be considered and voted on at the Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Pareteum common stock is called a “proxy card.” Our Board of Directors has designated [•] and [•], and each of them, with full power of substitution, as proxies for the Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on properly-executed returned proxies, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy, as described below under “Can I revoke my proxy or change my vote”?

Q:	What happens if I do not vote or return a proxy?

A:	A quorum will exist at the Meeting only if the holders of record of a majority of the issued and outstanding shares of the capital stock of Pareteum entitled to vote at the Meeting are present in person or by proxy. Your failure to vote on the proposals, by failing to either submit a proxy or attend the Meeting if you are a stockholder of record, may result in the failure of a quorum to exist at the Meeting.

Q:	What happens if I abstain?

A:	If you abstain, whether by proxy or in person at the Meeting, or if you instruct your broker, bank or other nominee to abstain, your abstention will effectively be treated as a vote cast against the Share Issuance Proposal, the Equity Plan Proposal, the ratification of our independent registered public accounting firm, the Say-on-Pay Proposal and the Adjournment Proposal. Shares of Pareteum common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists.

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Q:	Can I revoke my proxy or change my vote?

A:	You may change your vote at any time prior to the vote at the Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Meeting will be counted), (ii) advise our Secretary at our principal executive offices (1185 Avenue of the Americas, 37th Floor, New York, NY 10036) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Meeting) or (iv) attend the Meeting and vote your shares in person. If you hold shares in “street name,” you should refer to the instructions you received from your broker, bank or other nominee. Attendance in and of itself at the Meeting will not revoke a proxy. For shares you hold beneficially but not of record, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	If I want to attend the Meeting, what should I do?

A:	If you wish to attend, you should come to 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, at [•], Eastern Time, on [•], 2018. Stockholders of record as of the record date for the Meeting can vote in person at the Meeting. If your shares are held in “street name,” then you must ask your broker, bank or other nominee how you can vote at the Meeting. In order to enter the Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Even if you plan to attend the Meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the Meeting. If you attend the Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Please note that no management presentations or other matters are planned for the Meeting, except as described in this proxy statement.

Q:	Who is paying for this proxy solicitation?

A:	Pareteum will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, by telephone or facsimile or by email or other electronic means. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $25,000 in total.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive to ensure that all of your shares are counted.

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Q:	What is “householding”?

A:	We have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding” for stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials. In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. This procedure reduces our printing costs and postage fees.

We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call us at [•], or send a written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary. If you have received only one copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

Q:	Where can I find the voting results of the Meeting?

A:	Pareteum intends to announce preliminary voting results at the Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Meeting. All reports Pareteum files with the SEC are publicly available when filed—see “Where You Can Find More Information” beginning on page [•] of this proxy statement.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:	You may contact our transfer agent, Continental Stock Transfer & Trust Company, LLC, at (800) 509-5586 (U.S.) or (212) 509-4000 (outside the U.S.), or by email at cstmail@continentalstock.com, if you have lost your stock certificate. You may email Continental Stock at cstmail@continentalstock.com if you need to change your mailing address.

Q:	Who can help answer my additional questions about the proposals or the other matters discussed in this proxy statement?

A:	If you have questions about the proposals or other matters discussed in this proxy statement, you may contact Pareteum by mail at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary, or you may contact Pareteum’s proxy solicitor at:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, NY 10017
(212) 616-2180

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SUMMARY

This summary highlights selected information also contained elsewhere in this proxy statement related to the matters upon which you are being asked to vote and may not contain all of the information important to you. You should read this entire document, its annexes and the other documents to which this proxy statement refers you to fully understand the matters upon which you are being asked to vote. Each item in this summary refers to the page on which that subject is hereinafter discussed in more detail. Except as otherwise noted or where context otherwise requires, references in this proxy statement to “Pareteum,” the “Company,” “we,” “us” and “our” refer to Pareteum Corporation and its subsidiaries and references to “Artilium” refer to Artilium plc and its subsidiaries.

The Board of Directors of Pareteum is soliciting proxies from its stockholders to be used at the Meeting to be held to be held at 11885 Avenue of the Americas, on [•], 2018 at [•], Eastern Time, or any adjournment or postponement thereof. This proxy statement contains information related to the Meeting. This proxy statement and the accompanying form of proxy are first being sent to stockholders on or about [•], 2018. These proxy materials also are available via the Internet at [•].

* * * * *

Acquisition of Artilium and the Share Issuance Proposal

The Acquisition (see page [•])

The Offer Announcement and the Offer (see page [•])

On June 7, 2018, pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (which we refer to as the “Takeover Code”), we released an announcement (which we refer to as the “Offer Announcement”) setting forth the terms on which we intend to make a recommended offer to acquire the entire issued and to be issued ordinary shares of Artilium in a cash and stock transaction. We refer to our recommended offer as the “Offer,” and to our potential acquisition of Artilium ordinary shares as the “Acquisition.”

•	Under the terms of the Offer, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock. The Acquisition is to be effected by means of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under the UK Companies Act 2006, as amended.

•	As of June 6, 2018, based on Pareteum’s closing price of $2.33 per share and a market-closing currency exchange rate of $1.3413:£1.00 on that date, each Artilium ordinary share would be valued at 19.55 pence, representing an aggregate equity value for Artilium of approximately £78 million, or approximately $104.7 million.

•	As of July 2, 2018, the most recent practicable trading day prior to the date of this proxy statement, each Artilium ordinary share would be valued at 20.7 pence, based on Pareteum’s closing share price on the NYSE American of $2.44 on July 2, 2018 (being the last practicable date prior to the filing of this proxy statement) and an exchange rate of $1.3197:£1 as of June 29, 2018 (being the last practicable date for which such information was available from the Federal Reserve prior to the printing of this proxy statement), representing an aggregate equity value for Artilium of approximately £82.6, or approximately $108.9.

•	We expect to issue approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition. Upon completion of the Acquisition, it is expected that Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018. The New Pareteum Shares will be authorized for listing on the NYSE American subject to official notice of issuance. Pareteum currently holds 27,695,177 ordinary shares of Artilium, which will be cancelled upon completion of the Acquisition.
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The Combined Company (see page [•])

Following completion of the Acquisition, Artilium will become a wholly owned subsidiary of Pareteum, and Pareteum will continue to operate under the name “Pareteum Corporation” with corporate headquarters located in New York. Pareteum common stock will continue to be listed on the NYSE American under the ticker symbol TEUM. The Board of Directors of Pareteum will continue to consist of four members. It is expected that Hal Turner will continue to be the Executive Chairman of the Board of Directors and Principal Executive Officer of the Company, Vic Bozzo will continue to serve as Chief Executive Officer, and Ted O’Donnell will continue to serve as Chief Financial Officer.

The Company has also agreed that, effective upon completion of the Acquisition, Bart Weijermars, the Chief Executive Officer of Artilium, will be appointed Chief Executive Officer of Pareteum Europe BV, a wholly owned subsidiary of the Company. This appointment is subject to the terms and conditions of the Management Services Agreement, dated May 8, 2018 and as amended (the “Management Services Agreement”), between the Company and Bart Weijermars (through Grootzande Management BV). The Management Services Agreement is entirely conditional on the Company acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition and, thereafter, may be terminated without cause by either party on 12 months' notice.

Conditions to Closing of the Acquisition (see page [•])

The completion of the Acquisition will be conditioned upon, among other things:

•	the approval of Share Issuance Proposal;

•	the approval of the Scheme by Independent Artilium Shareholders representing at least 75% of the shares entitled to vote and present and voting, either in person or by proxy, at the Court Meeting, on or before the Long Stop Date (or such later date as may be agreed between the Company and Artilium, and that the High Court of Justice of England and Wales may allow);

•	the passing of the resolutions in connection with, among other things, the approval of the Scheme, the amendment of Artilium’s articles of association and such other matters as may be necessary to implement the Scheme, by the requisite majority at the General Meeting to be held on or before the Long Stop Date (or such later date, if any, as the Company and Artilium may agree, and that the High Court of Justice of England and Wales may allow);

•	the passing of the resolution to approve the management arrangement set forth in the Management Services Agreement between the Company and Bart Weijermars by the requisite majority of the Independent Artilium Shareholders at the General Meeting to be held on or before Long Stop Date (or such later date, if any, as the Company and Artilium may agree, and that the High Court of Justice of England and Wales may allow);

•	the approval, by the NYSE American, of the listing of the New Pareteum Shares; and

•	the sanction of the Scheme on or before the Long Stop Date (or such later date, if any, as may be agreed between the Company and Artilium, and that High Court of Justice of England and Wales may allow) and the delivery of an official copy of the court order to the Registrar of Companies in England and Wales.

The Co-operation Agreement (see page [•])

Pareteum and Artilium have entered into the Co-operation Agreement, pursuant to which Pareteum and Artilium have agreed to certain undertakings to co-operate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to the regulatory clearances and authorisations that are required in connection with the Acquisition.

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Pursuant to the Co-operation Agreement, Pareteum has agreed to certain limited restrictions on its conduct of business pending the closing of the Acquisition.

The Co-operation Agreement records Pareteum's and Artilium's intention to implement the Acquisition by way of the Scheme, subject to the ability of Pareteum to proceed by way of a takeover offer which is subject to obtaining the consent of the UK Panel on Takeovers and Mergers (the “Panel”), if required.

The Co-operation Agreement may be terminated immediately if Pareteum and Artilium so agree in writing. In addition, the Co-operation Agreement shall be terminated, (i) upon written notice by Pareteum or Artilium if a condition to the implementation of the Scheme or the Acquisition may not be satisfied, (ii) if the Scheme is withdrawn or lapses (other than where such lapse or withdrawal is a result of the exercise of a right to switch to a takeover offer), (iii) if the Scheme does not become effective by the Long Stop Date, (iv) if the Artilium Board of Directors withdraws, adversely modifies or adversely qualifies their support of the Acquisition, or (v) the Pareteum Board of Directors withdraws, adversely modifies or adversely qualifies their recommendation of the Share Issuance Proposal.

No Dissenters’ Rights (see page [•])

None of our stockholders will be entitled to exercise dissenters’ rights or to demand payment for his, her or its shares of our common stock in connection with the Acquisition.

United States Federal Income Tax Considerations (see page [•])

Our stockholders will not realize gain or loss in connection with the Acquisition with respect to their shares of Pareteum common stock for United States federal income tax purposes. Stockholders are urged to consult their own tax advisors with respect to tax matters under United States federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such stockholder’s own tax characteristics and situation.

Regulatory Matters (see page [•])

Pareteum and Artilium have agreed to use reasonable endeavors regarding the regulatory approvals and other clearances necessary for the Acquisition as soon as reasonably practicable and in any event to enable completion of the Acquisition before the Long Stop Date. Artilium agreed to cooperate with Pareteum regarding such regulatory approvals and to assist Pareteum in communicating with any regulatory authority, including, without limitation, the SEC, NYSE American, the European Commission, and the U.S. Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice. Artilium agreed to promptly provide Pareteum with such information and assistance as Pareteum may reasonably require for the purposes of obtaining all such approvals and clearances and making any submission, notification or filing to any regulatory authority.

Parties Involved in the Acquisition (see page [•])

Pareteum Corporation (see page [•])

Pareteum is a leading global provider of mobile communications technology platforms and high-value services that increase revenues and reduce costs for its customers globally with a Software-as-a-Service (“SaaS”) business model and a diverse customer base that ranges from small tech companies to some of the largest mobile networks in the world. Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. Pareteum’s platform services partners (technologies integrated into Pareteum’s cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, and other world class technology providers. All of the relevant customer acquired value is derived from Pareteum’s award winning software, developed and enhanced over many years. By harnessing the value of communications, Pareteum serves enterprise, retail and Internet of Things (“IoT”) customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain and the Netherlands.

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Pareteum Corporation is a corporation incorporated under the laws of the state of Delaware. The address of our principal executive office is 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, and our telephone number is (646) 810-2182. Our stock is listed for trading on the NYSE American under the ticker symbol TEUM.

Artilium plc (see page [•])

Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

In broad terms, Artilium provides services to both telecom infrastructure customers (across Mobile Network Operators (“MNOs”), Mobile Virtual Network Operators (“MVNOs”), Mobile Virtual Network Enablers (“MVNEs”), Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

Artilium and Pareteum have since October 2017 benefitted from a strategic alliance entered into with the intention of jointly pursuing new and developed markets, accelerating growth and increasing market penetration for both Artilium and Pareteum.

Artilium’s core product offering is the ARTA® platform, a mobile enablement platform which allows network operators to open networks to third party developers and launch new services in a flexible manner. Artilium can provide its customers with a bespoke version of its ARTA Service Delivery Platform, suitably tailored for the needs of the user, or as a product suite from the cloud as a Platform as a Service (“PaaS”).

The ARTA platform can support multiple configurations depending upon the requirements of the operator and/or managed services provider. For example:

•	network operators can provide third-party developers with access to their network, allowing that third party to benefit from the rapid applications and services delivery models of the web in delivering a new wave of mobile services;

•	cable companies innovating with “triple-play” offerings (being the classic offering of TV/broadband Internet/home phone bundles) and “quad-play” offerings (adding mobile to the “triple-play”) can deliver, monetize and manage new revenue-generating services such as pay-per-download, toll-free and premium number services, segmented mobile offerings and online self-care; and

•	companies which are delivering connected devices, smart home solutions and other connected application are supported by the specific functionality designed for the IoT segment.

Artilium's other significant trading businesses include:

•	Interactive Digital Media GmbH (“IDM”), an international cloud communications provider headquartered in Lubeck, Germany which was acquired by Artilium in January 2018. IDM is focussed on providing enterprise messaging and communication, cost-efficient short message service (“SMS”) wholesale and application-to-person SMS hubbing directly to internet Over the Top (“OTT”) clients. Its customers include MNOs as well as large corporates. IDM is an Associate Member of the GSMA and a certified Open Connectivity Solution Provider;

•	United Telecom NV, a provider and reseller of telecommunications services in Belgium and the Netherlands, headquartered in Rotselaar, Belgium. Its telecom operating services include the development and sale of carrier grade services for telecom service providers, including fixed, mobile, and Voice over IP (“VoIP”). United Telecom NV uses ARTA technology to provide managed services to MVNOs and enterprises, and has several of its own brands with which it offers its services directly to its customers; and

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•	Artilium BV (operating under the trade names Comsys and Livecom), which operates from Soesterberg, the Netherlands, and provides interactive telephony services, multi-channel call center solutions and value-added communication services such as voicemail, call routing, smart roaming as well as voice services to large telecommunication as well as enterprise customers.

Artilium plc is a public limited company registered in England and Wales with company number 03904535. Artilium’s registered office is 9-13 St. Andrew Street, London EC4A 3AF, United Kingdom, its principal executive office is Vaartdijkstraat 19, 8200 Brugge, Belgium, and its telephone number is +32 23 03 00. The Artilium ordinary shares are traded on the AIM Market of the London Stock Exchange under the ticker symbol ARTA.

The Meeting (see page [•])

Date, Time and Place (see page [•])

The Meeting of Pareteum’s stockholders will be held on [•], 2018, starting at [•], Eastern Time, at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Purpose (see page [•])

In addition to the other proposals described in this proxy statement, you will be asked to consider and vote upon the approval of the issuance of the shares of Pareteum common stock to Artilium shareholders as partial consideration in the Acquisition (referred to as the “Share Issuance Proposal”) and a proposal to adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal (referred to as the “Adjournment Proposal”).

Record Date (see page [•])

Only stockholders of record on [Record Date] will be entitled to vote at the Meeting.

Quorum (see page [•])

A quorum will exist at the Meeting if the holders of record of a majority of the issued and outstanding shares of the capital stock of Pareteum entitled to vote at the meeting are represented in person or by proxy.

Vote Required (see page [•])

Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. Approval of the Adjournment Proposal requires the affirmative vote of the majority of the shares present in person or by proxy, provided that a quorum is present. The approval of the Share Issuance Proposal is a condition to the closing of the Acquisition.

Voting of Proxies (see page [•])

If you are a record holder of shares of common stock of Pareteum, you may submit your proxy by telephone, via the Internet or by signing, dating and mailing your proxy card as instructed on page [•] of this proxy statement and on your proxy card. You may also vote by attending the meeting in person, or by sending a personal representative to the meeting with an appropriate proxy, in order to vote.

If you hold your shares as a beneficial owner through a bank, broker or other nominee, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the meeting. Your bank, broker or other nominee will send you specific instructions in this regard to vote your shares.

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Stockholders of record may revoke their proxies or change their votes in writing at any time prior to the meeting by sending written notice of revocation to Pareteum’s Secretary, by voting again by telephone or via the Internet, by voting in writing or by voting in person at the Meeting. For shares you hold beneficially but not of record, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Common Stock Ownership of Directors and Executive Officers (see page [•])

As of the record date, the directors and executive officers of Pareteum held an aggregate of approximately [•]% of the shares of our common stock entitled to vote at the Meeting. Pareteum currently expects that its directors and executive officers will vote their shares in favor of the Stock Issuance Proposal and the Adjournment Proposal, but none of Pareteum’s directors or executive officers have entered into any agreement obligating them to do so.

Common Stock Ownership of Pareteum Shares by Artilium (see page [•])

As of the record date, Artilium held approximately [•]% of the shares of Pareteum common stock entitled to vote at the Meeting, which represents approximately [•]% of the voting power necessary to approve the Share Issuance Proposal and the Adjournment Proposal (assuming the vote in person or by proxy of all outstanding shares of common stock). Pareteum currently expects Artilium to vote its shares in favor of the Stock Issuance Proposal and the Adjournment Proposal. The shares of Pareteum common stock held by Artilium will be cancelled on completion of the Acquisition.

Recommendations of Our Board of Directors (see page [•])

Based on the reasons for the recommendations discussed below in the section entitled “Information About the Artilium Acquisition—Reasons for the Acquisition,” the members of the Board of Directors of Pareteum determined that the Offer, the Acquisition and the other matters contemplated by the Offer Announcement and the Co-operation Agreement are advisable and in the best interests of Pareteum and its stockholders and have authorized and approved the Acquisition and the issuance of Pareteum common stock to Artilium shareholders in connection with the Offer and the Acquisition. The Board of Directors therefore recommends that you vote “FOR” the Share Issuance Proposal.

The Board of Directors also recommends that you vote “FOR” the other proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Reasons for the Acquisition (see page [•])

In evaluating the Acquisition, including the issuance of Pareteum common stock to shareholders of Artilium in connection with the Acquisition, our Board of Directors consulted with Pareteum’s senior management, outside legal counsel and financial advisor. In recommending that Pareteum’s stockholders vote in favor of the proposal to approve the issuance of Pareteum common stock to shareholders of Artilium in connection with the Acquisition, our Board of Directors also considered a number of factors that it believed supported its determination as further described in the section entitled “Information About the Artilium Acquisition—Reasons for the Acquisition.”

Opinion of Our Financial Advisor

Pareteum has engaged Jefferies LLC (“Jefferies”) and certain of its affiliates as financial advisor to Pareteum in connection with the transaction. In connection with the transaction, Jefferies delivered a written opinion, dated June 6, 2018, to the Pareteum Board of Directors as to the fairness, from a financial point of view and as of such date, to Pareteum of the consideration to be paid in the transaction as set forth in the Offer Announcement. The full text of Jefferies’ opinion, which is attached as Annex III to this proxy statement and is incorporated herein by reference, describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies. Jefferies’ opinion was provided for the use and benefit of the Pareteum Board of Directors (in its capacity as such) in its evaluation of the consideration from a financial point of view to Pareteum and did not address any other aspect of the transaction or any other matter. The opinion did not address the relative merits of the transaction or other transactions contemplated by the Offer Announcement as compared to any alternative transaction or opportunity that might be available to Pareteum, nor did it address the underlying business decision by Pareteum to engage in the transaction. Jefferies’ opinion does not constitute a recommendation as to how any securityholder should vote or act with respect to the transaction or any other matter. The summary of Jefferies’ opinion set forth below is qualified in its entirety by reference to the full text of Jefferies’ opinion.

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Interests of Pareteum’s Executive Officers and Directors in the Acquisition (see page [•])

None of Pareteum’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Pareteum common stock to Artilium shareholders as partial consideration in the Acquisition, other than being a director or executive officer and a stockholder of Pareteum.

Impact of the Share Issuance on our Existing Stockholders (see page [•])

If the Share Issuance Proposal is approved and the share issuance is implemented, the share issuance will dilute the ownership and voting interests of our existing stockholders. We expect to issue approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition. Upon completion of the Acquisition, Pareteum stockholders will own approximately 64.86% and Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum’s and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018. Therefore, the ownership and voting interests of our existing stockholders will be proportionately reduced.

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Election of Directors

Four directors are to be elected at the Meeting to serve until the next annual meeting of Pareteum stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected. The election of each director requires the affirmative vote of a majority of the shares present in person or by proxy, provided that a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. For purposes of the Meeting, this means that the number of shares voted “for” a director must exceed the number of votes “withheld” against such director.

Approval of 2018 Long-Term Incentive Compensation Plan

On [•], 2018, the Board of Directors adopted the 2018 Pareteum Corporation 2018 Long-Term Incentive Compensation Plan (the “2018 Plan”), an omnibus equity incentive plan pursuant to which the Company may grant equity and equity-linked awards to officers, directors, consultants and others. The Board of Directors adopted the 2018 Plan as a means to offer incentives and attract, motivate and retain and reward persons eligible to participate in the 2018 Plan. Accordingly, the Board of Directors unanimously approved and adopted the 2018 Plan, including authorization of the issuance of [•] shares of the Company’s common stock with a [•]% annual increase to the total number of reserved shares. The approval of the Equity Plan Proposal requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present.

Ratification of Independent Registered Public Accounting Firm

The Board of Directors has appointed Squar Milner LLP of Los Angeles, California as our independent registered public accounting firm for the fiscal year 2018 and has further directed that the appointment of Squar Milner LLP be submitted to the stockholders at the Meeting for ratification. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or by proxy, provided that a quorum is present.

Say-on-Pay Proposal

In 2011, the SEC adopted final rules requiring most public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. At the 2012 annual meeting of stockholders, the stockholders voted to hold such advisory vote every three years, starting in 2012. We last held a say-on-pay vote at our 2015 annual meeting of stockholders and are therefore now presenting our stockholders the opportunity to endorse or not endorse our equity compensation program for the named executive officers listed under “Executive Compensation” in this proxy statement by on the Say-on-Pay Proposal. The approval of the Say-on-Pay Proposal requires the affirmative vote of the majority of shares present in person or by proxy, provided that a quorum is present.

Say-on-Frequency Proposal

In 2011, the SEC also adopted final rules requiring most public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC's rules, we are including a proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to the Say-on-Pay Proposal, in our proxy statements. The option (every one year, two years or three years) receiving the most votes will be viewed as the recommendation of the stockholders.

Adjournment Proposal

In the event there are insufficient votes to approve the Share Issuance Proposal or any of the other proposals being considered at the meeting, the Board of Directors has asked that the stockholders vote to adjourn the Meeting in order to solicit additional proxies. The approval of the Adjournment Proposal requires the affirmative vote of the majority of shares present in person or by proxy, provided that a quorum is present.

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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(in Dollars)

On June 7, 2018, pursuant to Rule 2.7 of the Takeover Code, Pareteum and Artilium released the Offer Announcement disclosing the terms on which Pareteum intends to make a recommended offer to acquire the issued and to be issued ordinary shares of Artilium in a cash and stock transaction. Under the terms of the Offer, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock. The Acquisition is to be effected by means of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under the UK Companies Act 2006, as amended.

The following selected unaudited pro forma condensed combined financial data gives effect to the Acquisition,4 which includes adjustments for the following:

•	the conversion of Artilium’s historical financial statements from Euros to U.S. Dollars;

•	the conversion of Artilium’s historical financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”);

•	certain reclassifications to conform Artilium’s historical financial statement presentation to Pareteum’s, presentation; and

•	transaction costs in connection with the Acquisition.

The following selected unaudited pro forma condensed combined financial data are based on and should be read in conjunction with (i) the historical consolidated financial statements of Pareteum and the related notes included in Pareteum’s Annual Report on Form 10-K for the year ended December 31, 2017 which was filed with the SEC on March 30, 2018 and the historical unaudited consolidated financial statements of Pareteum and related notes included in Pareteum’s Quarterly report on Form 10-Q for the period ended March 31, 2018 which was filed with the SEC on May 11, 2018, each of which is incorporated by reference in this document, and (ii) the audited consolidated financial statements of Artilium for the years ended June 30, 2017 and 2016 and the related notes and the unaudited condensed consolidated financial statements of Artilium for each of the nine months ended March 31, 2018 and March 31, 2017, and related notes contained therein.

The selected unaudited pro forma condensed combined financial data combines the historical consolidated statements of income of Pareteum and Artilium, giving effect to the Acquisition as if it had been completed on January 1, 2017. The selected unaudited pro forma condensed combined balance sheet data combines the historical condensed combined statements of financial position of Pareteum and Artilium, giving effect to the Acquisition as if it had been completed on March 31, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial data to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the combined results of Pareteum and Artilium.

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The selected unaudited pro forma condensed combined financial data is being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.

The pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data

(in Dollars)

	Unaudited Combined Condensed Pro Forma
	For the three months ended March 31, 2018	For the year ended December 31, 2017
Statement of Operations Data
Revenue	$10,496,004	25,793,993
Network fees and other costs	4,521,400	6,627,528
Selling, general and administrative	15,404,437	36,183,682

Loss from operations	(9,429,833)	(17,017,217)
Interest expense – net	(74,666)	(5,134,505)
Non-operating income (expense)	(250,330)	1,322,312

Loss before taxes	(9,754,830)	(20,829,411)
Provision (benefit) for income taxes	(61,653)	(193,803)

Net Loss	(9,693,177)	(20,635,608)
Other Gains/Losses	(934,959)	1,921,499

Comprehensive loss attributable to Pareteum Corporation	(10,628,136)	(18,714,109)

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data

(in Dollars)

	Unaudited Combined Condensed Pro Forma	Unaudited Combined Condensed Pro Forma
	As of March 31, 2018	As of December 31, 2017

Cash and cash equivalents	3,257,874	1,769,540
Total assets	128,215,464	124,064,848
Total long-term liabilities	7,274,664	7,252,753
Total equity	106,171,028	104,605,910

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HISTORICAL AND PRO FORMA PER SHARE DATA

The table set forth below depicts the basic and diluted earnings per share, cash dividends declared per share and book value per share for (a) Pareteum and Artilium on a historical basis, (b) the combination of Pareteum and Artilium on a pro forma combined basis and (c) Artilium’s equivalent pro forma net earnings and book value per share attributable to 0.1016 of a share of Pareteum common stock that would have been received for each Artilium ordinary share exchanged in the Acquisition, based on the average and ending exchange rates for the period. For a discussion regarding the basis of presentation, assumptions used and adjustments made in preparing the pro forma financial information presented in this proxy statement see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Artilium’s financial statements have historically been prepared in accordance with IFRS, which differs from U.S. GAAP. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for descriptions of pro forma adjustments.

The following table should be read in connection with the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and other information included in or incorporated by reference into this proxy statement. This information is unaudited and is presented for illustrative purposes only.

	As of and for the three months ended March 31, 2018	As of and for the year ended December 31, 2017
Pareteum historical data
Earnings per share from continuing operations:
Basic	(0.04)	(0.84)
Diluted	(0.04)	(0.84)
Cash dividends declared per share	N/A	N/A
Book value per share	0.34	0.94

Artilium historical data
Earnings per share from continuing operations (eurocents)
Basic	(0.17)	(0.37)
Diluted	(0.17)	(0.37)
Cash dividends declared per share	N/A	N/A
Book value per share	0.06	0.06

Pro Forma data
Earnings per share from continuing operations (dollars)
Basic	(0.22)	(0.38)
Diluted	(0.22)	(0.38)
Cash dividends declared per share	N/A	N/A
Book value per share	1.21	1.93

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ARTILIUM SHARE MARKET PRICE DATA

The following table sets forth, for the fiscal periods indicated, the actual historic intra-day high and low sales prices for the ordinary shares of Artilium plc as reported on the AIM Market of the London Stock Exchange. The Artilium ordinary shares are traded on the AIM Market of the London Stock Exchange under the ticker symbol ARTA.

	AIM Market of the London Stock Exchange (in pounds)
	High	Low
Fiscal Year ended June 30, 2016
First Quarter	0.0625	0.0525
Second Quarter	0.0575	0.0438
Third Quarter	0.0575	0.0500
Fourth Quarter	0.0588	0.0536

Fiscal year ended June 30, 2017
First Quarter	0.0638	0.0500
Second Quarter	0.0700	0.0638
Third Quarter	0.0700	0.0663
Fourth Quarter	0.0750	0.0680

Fiscal year ended June 30, 2018
First Quarter	0.0820	0.0750
Second Quarter	0.1200	0.0785
Third Quarter	0.1500	0.1200
Fourth Quarter (through June 29, 2018)	0.1875	0.1465

On June 6, 2018 (the last day before the Offer Announcement), the closing price per Artilium ordinary share on the AIM Market of the London Stock Exchange was 16.5 pence. On July 2, 2018 (being the last practicable date prior to the printing of this proxy statement) the closing price per Artilium ordinary share on the AIM Market of the London Stock Exchange was 20.7 pence.

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FORWARD-LOOKING STATEMENTS

This proxy statement, including the documents incorporated by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would,” “could,” “continue,” “likely” or the negative or plural of such words and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, business strategy, short-term and long-term business operations and objectives, financial needs and other “forward-looking” information. Pareteum Corporation believes that it is important to communicate our future expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or control. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of this proxy statement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Factors that could cause actual results to differ from those discussed in the forward-looking statements included in this proxy statement or our other filings with the SEC include, but are not necessarily limited to:

Factors Relating to the Acquisition and Share Issuance Proposal

•	the risk that the Acquisition is not completed on a timely basis or at all;

•	the ability to integrate Artilium into our business successfully and the amount of time and expense spent and incurred in connection with the integration;

•	the possibility that competing offers will be made;

•	the risk that the economic benefits and other synergies that we anticipate as a result of the Acquisition are not fully realized or take longer to realize than expected;

•	the risk that certain risks and liabilities associated with the Acquisition have not been discovered;

•	the risk that the approval of Artilium shareholders of the Acquisition or the approval of Pareteum stockholders of the Share Issuance Proposal may not be obtained or that other conditions of the Acquisition will not be satisfied;

•	liabilities that might arise and limitations under the Co-operation Agreement;

•	the impact of the issuance of our common stock as partial consideration in the Acquisition on our current holders of our common stock, including dilution of their ownership and voting interests;

•	adverse effects on the market price of our common stock caused by the sale of such stock held by Artilium shareholders following the Acquisition;

•	the possibility that stockholders will file lawsuits challenging the Acquisition, including actions seeking to rescind the scheme of arrangement or enjoin the consummation of the Acquisition;

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•	changes in relevant tax and other laws or regulations;

•	the diversion of Company management time and attention to issues relating to the Acquisition and integration;

•	operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) occurring prior to completion of the Acquisition or if the Acquisition is not completed;

•	the difficulty retaining certain of our or Artilium’s key employees as a result of the announcement or implementation of the Acquisition;

•	the scope, timing and outcome of any ongoing legal proceedings involving us or Artilium and the impact of any such proceedings on the Acquisition or on our financial condition, results of operations and/or cash flows;

•	the possibility that costs, fees, expenses or charges that we incur in connection with the Acquisition are greater than expected;

•	the possibility that fluctuations in currency exchange rates could increase the cash consideration we are required to pay in order to complete the Acquisition;

•	changes in the economic and financial conditions of our or Artilium’s businesses;

•	the effect of the Acquisition on our and Artilium’s relationships with our and their respective clients, customers, vendors and personnel;

•	adverse effects on the market price of our common stock and on our operating results because of a failure to complete the Acquisition;

•	failure to safeguard data;

•	product demand fluctuations;

•	competitive activity;

•	failure to achieve productivity improvements or cost reductions;

•	failure to retain relationships with key suppliers, sponsors and others;

•	increased churn or changes in underlying contractual terms or economics with merchants, referral partners or independent sales organizations;

•	potential systems interruptions or failures;

•	potential software defects or undetected errors;

•	changes in senior management;

•	regulatory action or issues;

•	political, economic and regulatory changes;

•	Pareteum’s ability to execute its strategy, including by increasing its share of existing markets and expanding into new markets;

•	litigation;

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•	strikes; and

•	labor cost changes.

Factors Relating to our Business Generally

•	risks and uncertainties associated with the integration of the assets and operations we may acquire in the future;

•	our possible inability to generate additional funds that will be necessary to expand our operations;

•	our potential lack of revenue growth;

•	our potential inability to maintain compliance with the listing standards of the NYSE American;

•	our potential inability to continue as a going concern;

•	our potential inability to add new products and services that will be necessary to generate increased sales;

•	our potential lack of cash flows;

•	our potential loss of key personnel;

•	the availability of qualified personnel;

•	international, national regional and local economic political changes;

•	general economic and market conditions;

•	increases in operating expenses associated with the growth of our operations;

•	the possibility of telecommunications rate changes and technological changes;

•	the potential for increased competition; and

•	other unanticipated factors.

The foregoing does not represent an exhaustive list of risks. Please see the section entitled “Risk Factors” beginning on page 9 and in our Annual Report on Form 10-K for the year ended December 31, 2017, and other reports we have filed with the SEC since December 31, 2017, which are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page [•] for more information about the documents incorporated by reference into this proxy statement.

All of our forward-looking statements should be considered in light of these factors. There may be additional risks that neither we nor Artilium presently know or that we and Artilium currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our and Artilium’s expectations, plans or forecasts of future events and views as of the date of this proxy statement. We and Artilium anticipate that subsequent events and developments will cause our and Artilium’s assessments to change. Any forward-looking statements in this proxy statement are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. Accordingly, you should not place undue reliance on any such forward-looking statements.

All forward-looking statements included in this proxy statement are based on information available to us on the date of this proxy statement. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this proxy statement.

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CURRENCIES

In this proxy statement, unless otherwise specified or the context otherwise requires:

•	“Euro,” “€,” or “EUR” each refer to the lawful currency of the countries within the currency union of the European Union;

•	“Pounds Sterling,” “Pounds,” “£,” “Pence” or “p” each refer to the lawful currency of the United Kingdom; and

•	“U.S. Dollars,” “Dollars,” “$” or “USD” each refer to the lawful currency of the United States.

We publish our financial statements in U.S. Dollars and Artilium publishes its financial statements in Euros and Artilium’s ordinary shares are traded on the AIM Market of the London Stock Exchange in Pence. See the section entitled “Exchange Rate Information” for additional information regarding the exchange rates.

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EXCHANGE RATE INFORMATION

U.S. Dollars per Euro

The following table shows, for the periods indicated, information concerning the exchange rate between U.S. Dollars and Euros. The information in the following table is expressed in U.S. Dollars per Euro and sets forth the noon buying rates in New York City for cable transfers in foreign currencies for customs purposes, as published by the “Federal Reserve Bank of New York.” The average rate means the average of the exchange rates of each day of the period.

On June 29, 2018 (being the last practicable date for which such information was available prior to the filing of this proxy statement), the exchange rate, based on the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York was $1.1677 per €1.00. The average rate for the year 2018 up to June 29, 2018 was $1.203 per €1.00. These translations should not be construed as a representation that the U.S. Dollar amounts actually represent, or could be converted into, Euros at the rates indicated.

	Period-end rate USD	Average rate USD	High USD	Low USD
Recent monthly data
June 2018	1.1677	1.1679	1.1815	1.1577
May 2018	1.1670	1.1823	1.2000	1.1551
April 2018	1.2074	1.2270	1.2384	1.2074
March 2018	1.2320	1.2334	1.2440	1.2216
February 2018	1.2211	1.2340	1.2482	1.2211
January 2018	1.2428	1.2197	1.2488	1.1922
December 2017	1.2022	1.1836	1.2022	1.1725
November 2017	1.1898	1.1743	1.1936	1.1577
October 2017	1.1648	1.1755	1.1847	1.1580
September 2017	1.1813	1.1913	1.2041	1.1747
August 2017	1.1894	1.1813	1.2025	1.1703
July 2017	1.1826	1.1530	1.1826	1.1336
June 2017	1.1411	1.1233	1.1420	1.1124
May 2017	1.1236	1.1050	1.1236	1.0869

Annual Data (year ended December 31)
2017	1.2022	1.1301	1.2041	1.0416
2016	1.0552	1.1072	1.1516	1.0375
2015	1.0859	1.1096	1.2015	1.0524
2014	1.2101	1.3297	1.3927	1.2101
2013	1.3779	1.3281	1.3816	1.2774

U.S. Dollars per Pound Sterling

The following table shows, for the periods indicated, information concerning the exchange rate between U.S. Dollars and Pound Sterling. The information in the following table is expressed in U.S. Dollars per Pound Sterling and sets forth the noon buying rates in New York City for cable transfers in foreign currencies for customs purposes, as published by the “Federal Reserve Bank of New York.” The average rate means the average of the exchange rates of each day of the period.

On June 29, 2018 (being the last practicable date for which such information was available prior to the printing of this proxy statement), the exchange rate, based on the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York was $1.3197 per £1.00. The average rate for the year 2018 up to June 29, 2018 was $1.3763 per £1.00. These translations should not be construed as a representation that the U.S. Dollar amounts actually represent, or could be converted into, Pound Sterling at the rates indicated.

	Period-end rate USD	Average rate USD	High USD	Low USD
Recent monthly data
June 2018 (through June 29, 2018)	1.3197	1.3294	1.3429	1.3095
May 2018	1.3289	1.3470	1.3611	1.3258
April 2018	1.3751	1.4079	1.4332	1.3751
March 2018	1.4027	1.3976	1.4236	1.3755
February 2018	1.3794	1.3961	1.4247	1.3794
January 2018	1.4190	1.3824	1.4264	1.3513
December 2017	1.3529	1.3404	1.3529	1.3316
November 2017	1.3506	1.3217	1.3506	1.3067
October 2017	1.3281	1.3202	1.3304	1.3063
September 2017	1.3402	1.3340	1.3578	1.2972
August 2017	1.2888	1.2952	1.3236	1.2787
July 2017	1.3196	1.2996	1.3196	1.2851
June 2017	1.2995	1.2810	1.2995	1.2628
May 2017	1.2905	1.2929	1.3018	1.2795

Annual Data (year ended December 31)
2017	1.3529	1.2890	1.3578	1.2118
2016	1.2337	1.3555	1.4800	1.2155
2015	1.4746	1.5284	1.5882	1.4648
2014	1.5578	1.6484	1.7165	1.5517
2013	1.6574	1.5642	1.6574	1.4837

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RISK FACTORS

In addition to the other information incorporated by reference or included in this proxy statement, including the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 30, 2018 and the matters addressed in the section of this proxy statement entitled “Forward-Looking Statements,” you should carefully consider the following risks before deciding how to vote on the proposals presented at the Meeting. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements, discussed further below in the section entitled “Forward-Looking Statements.”

We may fail to realize the anticipated benefits and operating synergies expected from the Acquisition, which could adversely affect our business, financial condition and operating results.

The success of the Acquisition will depend, in significant part, on our ability to successfully integrate the acquired business, grow the revenue of the combined company and realize the anticipated strategic benefits and synergies from the combination. We believe that the addition of Artilium will complement our strategy by providing scale and revenue diversity, accelerate our growth strategy and enable us to have a strong global footprint. Achieving these goals requires growth of the revenue of the combined company and realization of the targeted operating synergies expected from the Acquisition. This growth and the anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than we expect. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than we expect or may take longer to achieve than anticipated. If we are not able to achieve these objectives and realize the anticipated benefits and synergies expected from the Acquisition within a reasonable time, our business, financial condition and operating results may be adversely affected.

The Acquisition will result in significant integration costs and any material delays or unanticipated additional expenses may harm our business, financial condition and results of operations.

The complexity and magnitude of the integration effort associated with the Acquisition are significant and require that we fund significant capital and operating expenses to support the integration of the combined operations. Such expenses have included significant transaction, consulting and third party service fees. We have incurred and expect to continue to incur additional operating expenses as we build up internal resources or engage third party providers while we integrate the combined company following the Acquisition. In addition to these transition costs, we have incurred and expect to continue to incur increased expenses relating to, among other things, restructuring. Any material delays, difficulties or unanticipated additional expenses associated with integration activities may harm our business, financial conditions and results of operations.

We may not be able to integrate Artilium into the combined company successfully or achieve the benefits of the combination originally anticipated by management.

Our Acquisition of Artilium involves the integration of two businesses that previously operated independently. The integration of the departments, systems, business units, operating procedures and information technologies of the two businesses will present a significant challenge to management. There can be no assurance that we will be able to integrate and manage these operations effectively. The failure to successfully integrate the two businesses in a timely manner, or at all, could have an adverse effect on our business, financial condition and results of operations. The difficulties of combining Pareteum with Artilium include:

•	the necessity of coordinating geographically separated organizations;

•	implementing common systems and controls;

•	integrating personnel with diverse business backgrounds;

•	the challenges in developing new products and services that optimize the assets and resources of the two businesses;
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•	integrating the businesses’ technology and products;

•	combining different corporate cultures;

•	unanticipated expenses related to integration, including technical and operational integration;

•	increased fixed costs and unanticipated liabilities that may affect operating results;

•	retaining key employees; and

•	retaining and maintaining relationships with existing customers, distributors and other partners.

Also, the process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or both of us and Artilium. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of the operations could have an adverse effect on our business, financial condition and results of operations.

The Acquisition may expose us to significant unanticipated liabilities that could adversely affect our business, financial condition and results of operations.

Our Acquisition of Artilium may expose us to significant unanticipated liabilities relating to the operation of the combined company. These liabilities could include employment or severance-related obligations under applicable law or other benefits arrangements, legal claims, warranty or similar liabilities to customers, and claims by or amounts owed to vendors. Particularly in international jurisdictions, our acquisition of Artilium, or our decision to independently enter new international markets where Artilium previously conducted business, could also expose us to tax liabilities and other amounts owed by Artilium. The incurrence of such unforeseen or unanticipated liabilities, should they be significant, could have a material adverse effect on our business, financial condition and results of operations.

The complexity of the integration and transition associated with the Acquisition, together with Artilium’s increased scale and global presence, may affect our internal control over financial reporting and our ability to effectively and timely report our financial results.

The additional scale of Artilium’s operations, together with the complexity of the integration effort, including changes to or implementation of critical information technology systems, may adversely affect our ability to report our financial results on a timely basis. In addition, we will have to train new employees and third party providers, and assume operations in jurisdictions where we have not previously had operations. We expect that the Acquisition may necessitate significant modifications to our internal control systems, processes and information systems, both on a transition basis and over the longer-term as we fully integrate the combined company. Due to the complexity of the Acquisition, we cannot be certain that changes to our internal control over financial reporting will be effective for any period, or on an ongoing basis. If we are unable to accurately report our financial results in a timely manner, or are unable to assert that our internal controls over financial reporting are effective, our business, financial condition and results of operations and the market perception thereof may be materially adversely affected.

Certain of Artilium’s agreements may contain change of control provisions which, if not waived, would have material adverse effects on the combined company.

Artilium is a party to various agreements with third parties, including certain financing agreements, service contracts, IT contracts and technology licenses that may contain change of control provisions that will be triggered upon the completion of the Acquisition. Agreements with change of control provisions typically provide for or permit the termination of the agreement upon the occurrence of a change of control of one of the parties which can be waived by the relevant counterparties. If Pareteum and Artilium determine that one or more such waivers are necessary, Artilium will make reasonable efforts to seek and obtain these waivers. Although the combined company believes the likelihood of a material consent being withheld is low, there can be no assurance that such consent will be obtained at all or on favorable terms. The inability to obtain waivers from more than one relevant counterparty could have a material adverse effect on the combined company.

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The pro forma financial information may not be an indication of the combined company’s financial condition or results of operations following the transaction.

The pro forma financial information contained in this document is intended to illustrate the effect of the proposed Acquisition. The pro forma financial statements have been derived from (i) the unaudited consolidated financial statements for the three months ended March 31, 2018 and the audited consolidated financial statements of Pareteum for the year ended December 31, 2017, which have been prepared in accordance with U.S. GAAP and are included elsewhere in this document and (ii) the unaudited condensed consolidated financial statements for the nine months ended March 31, 2018 and the audited consolidated financial statements of Artilium for the year ended June 30, 2017, which have been prepared in accordance with IFRS and included elsewhere in this document. The financial information from these Artilium consolidated financial statements has been converted to U.S. GAAP, restated using Pareteum’s accounting policies and translated into U.S. Dollars for the purposes of presentation in the unaudited pro forma financial information. Adjustments and assumptions have been made regarding the combined company after giving effect to the transaction. The information upon which these adjustments and assumptions has been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial information does not reflect all costs that are expected to be incurred by the combined company in connection with the transaction. For these and other reasons, the actual business, financial condition and results of operations of the combined company following the transaction may not be consistent with, or evident from, this pro forma financial information.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s business, financial condition or results of operations following the transaction. Any decline or potential decline in the combined company’s business, financial condition or results of operations may cause significant variations in Pareteum’s share price.

Stockholders in the combined company will be more exposed to currency exchange rate fluctuations as, following completion of the Acquisition, there will be an increased proportion of assets, liabilities and earnings denominated in foreign currencies.

As a result of the Acquisition, the financial results of the combined company will be more exposed to currency exchange rate fluctuations and an increased proportion of assets, liabilities and earnings will be denominated in non-U.S. Dollar currencies. The combined company will present its financial statements in U.S. Dollars and will have a significant proportion of net assets and income in non-U.S. Dollar currencies, primarily the Pound Sterling and the Euro. The combined company’s financial condition and results of operation will therefore be sensitive to movements in foreign exchange rates. A depreciation of non-U.S. Dollar currencies relative to the U.S. Dollar could have an adverse impact on the combined company’s financial results.

Brexit and political uncertainty in the United Kingdom and Europe could adversely affect revenue and results of operations of the combined company.

Artilium has significant operations in the United Kingdom. The June 2016 referendum supporting the exit of the United Kingdom from the European Union, or Brexit, is causing significant political uncertainty in both the United Kingdom and the European Union. The impact of Brexit and the resulting effect on the political and economic future of the United Kingdom and the European Union is uncertain, and the Artilium business may be adversely affected in ways we do not currently anticipate. Brexit may result in a significant change in the British regulatory environment, which may increase the compliance costs of the combined company. We may find it more difficult to conduct business in the United Kingdom and the European Union, as Brexit may result in increased restrictions on the movement of capital, goods and personnel. Depending on the outcome of negotiations between the United Kingdom and the European Union regarding the terms of Brexit, we may decide to alter the combined company’s European operations to respond to the new business, legal, regulatory, tax and trade environments that may result. Brexit may materially and adversely affect our relationships with customers, suppliers and employees and could result in decreased revenue, increased expenses, higher tariffs and taxes, and lower earnings and cash flow.

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The Takeover Code restricts Pareteum’s ability to cause Artilium to consummate the Acquisition and limits the relief Pareteum may obtain in the event Artilium’s Board of Directors withdraws its support of the Acquisition.

The Takeover Code limits the contractual commitments that may be obtained from Artilium to take actions in furtherance of the Acquisition, and Artilium’s Board of Directors may, if its fiduciary duties so require, withdraw its recommendation in support for the Acquisition, and withdraw the scheme of arrangement, at any time prior to the scheme of arrangement becoming effective. The Takeover Code does not permit Artilium to pay any break fee to Pareteum if the Artilium Board of Directors does so, nor can Artilium be subject to any restrictions on soliciting or negotiating other offers or transactions involving Artilium other than the restrictions that arise under the Takeover Code against undertaking actions or entering into agreements which might frustrate Pareteum’s takeover offer for Artilium.

The Acquisition is subject to various closing conditions, including governmental, regulatory and shareholder approvals, as well as other uncertainties, and there can be no assurances as to whether or when it may be completed. Failure to consummate the Acquisition could negatively impact our stock price and our future business and financial results.

The consummation of the Acquisition is subject to certain customary conditions. A number of the conditions are not within our control, and it is possible that such conditions may prevent, delay or otherwise materially adversely affect the completion of the Acquisition. As described elsewhere in this proxy statement, these conditions include, among other things: (i) the approval of the Share Issuance Proposal by a majority of votes cast by Pareteum stockholders at the Meeting by no later than the Long Stop Date; (ii) the approval of the scheme of arrangement by a majority in number representing not less than 75% in value of the Artilium shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting, as amended; (iii) the passing of the resolutions in connection with, among other things, the approval of the scheme of arrangement, the amendment of Artilium’s articles of association and such other matters as may be necessary to implement the scheme of arrangement, by the requisite majority at the general meeting of Artilium shareholders; (iv) the passing of the resolution to approve the management arrangement set forth in the Management Services Agreement between the Company and Bart Weijermars by the requisite majority of the Independent Artilium Shareholders at the general meeting of Artilium shareholders; (v) the approval of the listing of the New Pareteum Shares by the NYSE American by no later than the Long Stop Date; and (vi) the Court sanction of the scheme of arrangement.

We cannot predict with certainty whether and when any of the remaining required conditions will be satisfied or if another uncertainty may arise. If the Acquisition does not receive, or timely receive, the required approvals and clearances, or if another event occurs that delays or prevents the Acquisition, such delay or failure to complete the Acquisition and the acquisition process may cause uncertainty or other negative consequences that may materially and adversely affect our business, financial condition and results of operations and, to the extent that the current price of our shares reflects an assumption that the Acquisition will be completed, the price per share of Pareteum could be negatively impacted.

Even if a material adverse change to Artilium’s business or prospects were to occur prior to closing, we may not be able to invoke the offer conditions and terminate the Acquisition, which could reduce the value of our common stock.

Under the Takeover Code, and except for a limited number of conditions, such as the approval of the Share Issuance Proposal and the Artilium shareholder approval (or the minimum acceptance condition if the Acquisition is implemented by way of a takeover offer directly by Pareteum or indirectly through a subsidiary or nominee of Pareteum) we may invoke a condition to the Acquisition to cause the Acquisition not to proceed only if the Panel is satisfied that the circumstances giving rise to that condition not being satisfied are of material significance to Pareteum in the context of the Acquisition. Because of this Panel consent requirement, the conditions, including as to a material adverse change affecting Artilium, may provide us less protection than the customary conditions in an offer for a U.S. domestic company.

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Issuance of shares of our common stock in connection with the Acquisition will reduce our existing stockholders’ aggregate ownership and voting interest in Pareteum and may adversely affect the market price of our common stock.

In connection with the payment of the Acquisition consideration, we expect to issue approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition. The issuance of these new shares of our common stock will reduce our existing stockholders’ ownership and voting interest in Pareteum and, as a result, our existing stockholders, individually and in the aggregate, will be able to exert less influence. The issuance of the New Pareteum Shares may also result in fluctuations in the market price of Pareteum common stock, including a stock price decrease.

The value of the Pareteum common stock generally may fluctuate significantly.

Following the completion of the Acquisition, the value of the New Pareteum Shares, as with shares of Pareteum common stock generally, may fluctuate significantly as a result of a large number of factors as well as period-to-period variations in operating results or changes in revenue or profit estimates by Pareteum, industry participants or financial analysts. The market price of Pareteum common stock could be negatively affected by sales of substantial amounts of shares in the public market or the perception or any announcement that such sales could occur. We cannot predict what effect, if any, this would have on the market price of Pareteum common stock. The value of shares of Pareteum common stock could also be affected by developments unrelated to our operating performance, such as the operating and share price performance of other companies that investors may consider comparable to Pareteum, speculation about Pareteum in the press or the investment community, strategic actions by competitors, including acquisitions or restructurings, changes in market conditions and regulatory changes in any number of countries, whether or not we derive significant revenue therefrom, and shifts in macroeconomic or geopolitical conditions generally. The occurrence of any of these events could adversely affect the market price of Pareteum common stock and investors may find it more difficult to sell their shares of Pareteum common stock at a time and price which they deem appropriate, or at all.

Following completion of the Acquisition, our international operations will be subject to the laws and regulations of the United States and many foreign countries. Failure to comply with these laws may affect our ability to conduct business in certain countries and may affect our financial performance.

We and Artilium are, and, following completion of the Acquisition, will be, subject to a variety of laws regarding our international operations, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and regulations issued by U.S. Customs and Border Protection, the U.S. Bureau of Industry and Security, and the regulations of various foreign governmental and regulatory agencies. We cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted. In addition, actual or alleged violations of these laws could result in enforcement actions and financial penalties that could result in substantial costs. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition and results of operations.

Following completion of the Acquisition, we will be subject to specific risks associated with international operations.

Revenues derived from international operations following completion of the Acquisition are subject to risks inherent in doing business outside the U.S. These risks include:

•	economic or political instability;

•	partial or total expropriation of international assets;

•	trade protection measures, including tariffs or import-export restrictions;

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•	restrictions on currency repatriation;

•	significant adverse changes in taxation policies or other laws or regulations; and

•	the disruption of operations from political disturbances, terrorist activities, insurrection or war.

If any of these risks were to materialize, they may have a material adverse effect on our business, financial condition and results of operations.

We must attract and retain skilled personnel. If the combined company is unable to hire and retain technical, technical sales and operational employees, our business could be harmed.

Our ability to successfully integrate with Artilium will be particularly dependent on our ability to develop and retain an effective sales force and qualified technical and managerial personnel. We need software development specialists with in-depth knowledge of a blend of IT and telecommunications or with a blend of security and telecom. The competition for qualified technical sales, technical, and managerial personnel in the communications and software industry is intense in the markets where we operate, and we may not be able to hire and retain sufficient qualified personnel. In addition, we may not be able to maintain the quality of our operations, control our costs, maintain compliance with all applicable regulations, and expand our internal management, technical, information and accounting systems in order to support our integration and desired growth, which could have an adverse impact on our operations. Volatility in the stock market and other factors could diminish our use, and the value, of our equity awards as incentives to employees, putting us at a competitive disadvantage when trying to attract and retain skilled personnel.

The pursuit and integration of additional acquisitions may not provide the benefits originally anticipated by management and may distract the attention of our personnel from the operation of our business and our integration with Artilium.

We strive to broaden our solutions offerings as well as to increase the number of subscribers hosted on our platforms, volume of voice and data that we carry over our existing global network in order to reduce transmission costs and other operating costs as a percentage of net revenue, improve margins, improve service quality and enhance our ability to introduce new products and services. From time to time, while we continue to integrate our operations with Artilium, we may seek strategic acquisitions in desired markets that play a part of our growth strategy. Acquisitions of businesses and customer lists involve the allocation of significant resources in addition to operational risks, including the possibility that an acquisition may not ultimately provide the benefits originally anticipated by management. There may be difficulty in integrating technologies and solutions, in migrating customer bases and in integrating the service offerings, distribution channels and networks gained through acquisitions with our own. Successful integration of operations and technologies requires the dedication of management and other personnel, which may distract their attention from the day-to-day business, the development or acquisition of new technologies, the pursuit of other business acquisition opportunities and our integration with Artilium.

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THE MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the Meeting of stockholders to be held on [Meeting Date], and at any adjournment, postponement or continuation thereof. This document is first being mailed to our stockholders on or about [•].

Date, Time and Place

The Meeting of Pareteum’s stockholders will be held on [Meeting Date], 2018, starting at [Meeting Time], Eastern Time, at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Matters to be Considered

The purpose of the Meeting is for Pareteum stockholders to consider and vote on the following proposals.

Proposal No. 1 The Share Issuance Proposal

To approve the issuance of shares of Pareteum common stock to shareholders of Artilium in connection with the proposed acquisition of Artilium by Pareteum. Pursuant to the proposed acquisition, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock, resulting in the issuance of approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition. Upon completion of the Acquisition, it is expected that Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018, the last business day prior to the date of the Offer Announcement.

Proposal No. 2 The Election of Directors	To elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.
Proposal No. 3 The Equity Plan Proposal	To approve the 2018 Long-Term Incentive Compensation Plan, including the reservation of [●] shares of common stock with a [•]% annual increase to the total number of reserved shares thereunder.

Proposal No. 4 Ratification of Independent Registered Public Accounting Firm	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Proposal No. 5 The Say-on-Pay Proposal	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

Proposal No. 6 The Say-on-Frequency Proposal	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers.

Proposal No. 7 The Adjournment Proposal	To adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or the other proposals.

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Record Date; Shares Outstanding and Entitled to Vote

The close of business on [Record Date], has been fixed as the record date for determining those Pareteum stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement of the Meeting. As of the close of business on the record date for the Meeting, there were [•] shares of Pareteum common stock, held by [Record Holders] holders of record. Each share of Pareteum common stock entitles its holder to one vote at the Meeting on all matters properly presented at the Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist at the Meeting if shares having a majority of the votes entitled to be cast are represented in person or by proxy. Shares of Pareteum common stock that are voted to abstain are treated as shares that are represented at the Meeting for purposes of determining whether a quorum exists. Broker non-votes do not count for voting purposes, but are considered “present” at the meeting for purposes of determining whether a quorum exists.

Vote Required

Approval of each of the Share Issuance Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. The Equity Plan Proposal, the ratification of the appointment of our independent registered public accounting firm and the Say-on-Pay Proposal each requires the affirmative vote of a majority of the shares present in person or by proxy, provided that a quorum is present. The election of each director requires more “for” votes than “withheld” votes, provided that a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. In the Say-on-Frequency Proposal, the option (every one year, two years or three years) receiving the most votes will be viewed as the recommendation of the stockholders.

An abstention is effectively treated as a vote cast against the Share Issuance Proposal, the Equity Plan Proposal, the ratification of our independent registered public accounting firm, the Say-on-Pay Proposal and the Adjournment Proposal. Abstentions will have no impact on the election of directors or the Say-on-Frequency Proposal. Failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the votes for such items, although such failure may contribute to a quorum not being present at such meeting. Broker non-votes will have no effect on the outcome of the votes for all proposals except for the ratification of the appointment of our independent registered public accounting firm, for which we do not expect any broker non-votes.

The approval of the Share Issuance Proposal is required for Pareteum to complete the Acquisition and issue shares as partial consideration in the Acquisition. If the Share Issuance Proposal is not approved, the Acquisition may not be completed.

Recommendations of Our Board of Directors

Based on the reasons for the recommendations discussed below in the section entitled “Information About the Artilium Acquisition—Reasons for the Acquisition”, the members of the Board of Directors of Pareteum determined that the Offer, the Acquisition and the other matters contemplated by the Offer Announcement and the Co-operation Agreement are advisable and in the best interests of Pareteum and its stockholders and have authorized and approved the Acquisition and the issuance of Pareteum common stock to Artilium shareholders in connection with the Offer and the Acquisition. The Board of Directors therefore recommends that you vote “FOR” the Share Issuance Proposal.

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The Board of Directors also recommends that you vote “FOR” the other proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Common Stock Ownership of Directors and Executive Officers

As of the record date, our directors and executive officers held an aggregate of approximately [•]% of the shares of Pareteum common stock entitled to vote at the Meeting, which represents approximately [•]% of the voting power necessary to approve the Share Issuance Proposal and the Adjournment Proposal (assuming the vote in person or by proxy of all outstanding shares of common stock). Pareteum currently expects Pareteum’s directors and executive officers to vote their shares in favor of the Stock Issuance Proposal and the Adjournment Proposal, but none of Pareteum’s directors or executive officers have entered into any agreement obligating them to do so.

Common Stock Ownership of Pareteum Shares by Artilium

As of the record date, Artilium held approximately [•]% of the shares of Pareteum common stock entitled to vote at the Meeting, which represents approximately [•]% of the voting power necessary to approve the Share Issuance Proposal and the Adjournment Proposal (assuming the vote in person or by proxy of all outstanding shares of common stock). Pareteum currently expects Artilium to vote its shares in favor of the Stock Issuance Proposal and the Adjournment Proposal. The shares of Pareteum common stock held by Artilium will be cancelled on completion of the Acquisition.

How to Vote Your Shares

Stockholders of record may submit a proxy via the Internet, by telephone or by mail, or they may vote by attending the Meeting and voting in person.

•	Submitting a Proxy via the Internet: You may submit a proxy for your shares via the Internet until 11:59 p.m. Eastern Time on the day before the meeting date by accessing the website listed on your proxy card and following the instructions you will find on the website. As with telephone proxy submission, you should have the proxy card for reference when initiating the process, as you will be required to enter the unique voter control number imprinted thereon. If you submit a proxy via the Internet, you do not need to return your proxy card.

•	Submitting a Proxy by Telephone: You may submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on the day before the meeting date by calling [•] on a touch-tone telephone and following the menu instructions provided. There is no charge for this call. You should have the proxy card for reference when initiating the process, as you will be required to enter the unique voter control number imprinted thereon. If you submit a proxy by telephone, you do not need to return your proxy card.

•	Submitting a Proxy by Mail: If you choose to submit a proxy for your shares by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

•	Attending the Meeting: If you are a stockholder of record, you may attend the Meeting and vote in person. In order to enter the Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the stockholder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the stockholder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Meeting, you must request a legal proxy from the broker, bank or other nominee that holds your shares and present that proxy and proof of identification at the Meeting.

How to Change Your Vote

If you are the stockholder of record, you may revoke your proxy or change your vote prior to your shares being voted at the Meeting by:

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•	sending a written notice of revocation or a duly executed proxy card, in either case, dated later than the prior proxy card relating to the same shares, to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary;

•	submitting a proxy at a later date by telephone or via the Internet, if you have previously voted by telephone or via the Internet in connection with the Meeting; or

•	attending the Meeting and voting in person.

If you are the beneficial owner of shares held in the name of a broker, bank or other nominee, you may change your vote by:

•	submitting new voting instructions to your broker, bank or other nominee in a timely manner following the voting procedures received from your broker, bank or other nominee; or

•	attending the Meeting and voting in person, if you have obtained a valid proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Attendance at the Meeting will not, in and of itself, constitute revocation of a proxy. See the section entitled “—How to Vote Your Shares” above for information regarding certain voting deadlines.

Counting Your Vote

All properly executed proxies delivered and not properly revoked will be voted at the Meeting as specified in such proxies. If you provide specific voting instructions, your shares of Pareteum common stock will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” the Share Issuance Proposal and “FOR” the other proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement.

Proxies solicited may be voted only at the Meeting and any adjournment or postponement of the Meeting and will not be used for any other meeting.

Solicitation of Proxies

The total expense of this solicitation will be borne by Pareteum, including reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other selected employees of Pareteum, who will receive no additional compensation for their services. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $25,000 in total.

Adjournment and Postponement

Although it is not currently expected, the Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any signed proxies received by Pareteum in which no voting instructions are provided on such matter will be voted “FOR” the Adjournment Proposal. Any adjournment or postponement of the Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Meeting as adjourned or postponed.

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INFORMATION ABOUT THE ARTILIUM ACQUISITION

The following summary describes certain material terms of, and documents and agreements related to, the Acquisition, including the Offer, the Offer Announcement and the Co-operation Agreement. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement, including the Offer Announcement and the Co-operation Agreement, which are attached as Annex I and Annex II to this proxy statement, respectively, and the other documents and agreements that are incorporated herein by reference.

We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the Acquisition and related matters.

Overview of the Offer

Under the terms of the Offer, holders of ordinary shares of Artilium will be entitled to receive, for each ordinary share held, 1.9 pence in cash and 0.1016 shares of Pareteum common stock. The Offer is to be effected by means of a court-sanctioned scheme of arrangement under Part 26 of the UK Companies Act 2006, as amended. In connection with the Acquisition, Pareteum and Artilium entered into a Co-operation Agreement that governs certain obligations of the parties with respect to the Offer and the Acquisition.

Based on Pareteum’s closing share price on the NYSE American of $2.33, and the exchange rate of $1.3413:£1.00, in each case at 10:00 p.m. London time on June 6, 2018 (being the last practicable date prior to the Offer Announcement), the Offer:

•	valued each Artilium ordinary share at 19.55 pence per share;

•	valued the entire issued and to be issued ordinary share capital of Artilium at approximately £78.0 million, or approximately $104.7 million; and

•	represented a premium of approximately 18.48% to the closing price per Artilium ordinary share on the AIM Market of the London Stock Exchange of 16.50 pence on June 6, 2018 (the day before the Offer Announcement).

Based on Pareteum’s closing share price on the NYSE American of $2.44 on July 2, 2018 (being the last practicable date prior to the filing of proxy statement), and the exchange rate of $1.3197:£1, on June 29, 2018 (being the last practicable date for which such information was available prior to the printing of this proxy statement), the Offer:

•	valued each Artilium ordinary share at 20.7 pence per share;

•	valued the entire issued and to be issued ordinary share capital of Artilium at approximately £82.6 million, or approximately $108.9 million; and

•	represented a premium of approximately 25.4% to the closing price per Artilium ordinary share on the AIM Market of the London Stock Exchange of 16.5 pence on June 6, 2018 (the day before the Offer Announcement).

The closing of the Acquisition is conditioned on the receipt of certain required regulatory and other approvals. Additional conditions to the closing of the Acquisition are discussed further below in the sections entitled “—The Offer Announcement and the Scheme of Arrangement—Conditions to the Acquisition.”

It is expected that a document setting out the particulars required by section 897 of the UK Companies Act 2006, as amended, will be made available to Artilium shareholders at around the same time as the mailing of this proxy statement, as described more fully in the Offer Announcement. We refer to this document as the “Scheme Document.” The Acquisition is conditioned on, among other things: (i) the approval of the Share Issuance Proposal by a majority of votes cast by Pareteum stockholders at the Meeting by no later than the Long Stop Date; (ii) the approval of the scheme of arrangement by a majority in number representing not less than 75% in value of the Artilium shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting; (iii) the passing of the resolutions in connection with, among other things, the approval of the scheme of arrangement, the amendment of Artilium’s articles of association and such other matters as may be necessary to implement the scheme of arrangement, by the requisite majority at the general meeting of Artilium shareholders; (iv) the approval of the listing of the New Pareteum Shares by the NYSE American by no later than the Long Stop Date; and (v) the Court sanction of the scheme of arrangement.

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The Combined Company

Following completion of the Acquisition, Artilium will become a wholly owned subsidiary of Pareteum, and Pareteum will continue to operate under the name “Pareteum Corporation” with corporate headquarters located in New York. Pareteum common stock will continue to be listed on the NYSE American under the ticker symbol TEUM. The Board of Directors of Pareteum will continue to consist of four members. It is expected that Hal Turner will continue to be the Executive Chairman of the Board of Directors and Principal Executive Officer of the Company, Vic Bozzo will continue to serve as Chief Executive Officer, and Ted O’Donnell will continue to serve as Chief Financial Officer.

The Company has also agreed that, effective upon completion of the Acquisition, Bart Weijermars, the Chief Executive Officer of Artilium, will be appointed Chief Executive Officer of Pareteum Europe BV, a wholly owned subsidiary of the Company. This appointment is subject to the terms and conditions of the Management Services Agreement, which is entirely conditional on the Company acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition and, thereafter, may be terminated without cause by either party on 12 months' notice.

The terms of the Management Services Agreement include, among other things:

•	a gross base rate of pay of €240,000 per annum;

•	a discretionary bonus of 50% of the base rate of pay per annum (€120,000), of which: (i) 50% (€60,000) is related to the performance of the Company; and (ii) 50% (€60,000) is related to the performance of Artilium; with such ratios subject to review after the initial 12 months following the completion of the Acquisition; and

•	an initial grant of stock options to be awarded under the Company’s long-term incentive compensation plan in an amount determined in accordance with the terms and conditions of the Management Services Agreement, subject to: (i) approval by the Company’s stockholders of the Pareteum long-term incentive compensation plan, from time to time; (ii) the approval of the Pareteum Board of Directors; and (iii) the general terms and conditions of the Pareteum long-term incentive compensation plan.

On June 7, 2018, in connection with the Offer, the Company and Bart Weijermars (acting through Grootzande Management BV) executed an amendment to the Management Services Agreement setting out the terms on which the Company will issue 537,271 shares of common stock to Grootzande Management BV conditional on the Company acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition, or as soon as practicable thereafter.

Information about Pareteum

Pareteum is a leading global provider of mobile communications technology platforms and high-value services that increase revenues and reduce costs for its customers globally with a SaaS business model and a diverse customer base that ranges from small tech companies to some of the largest mobile networks in the world. Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. Pareteum’s platform services partners (technologies integrated into Pareteum’s cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, and other world class technology providers. All of the relevant customer acquired value is derived from Pareteum’s award winning software, developed and enhanced over many years. By harnessing the value of communications, Pareteum serves enterprise, retail and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain and the Netherlands.

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Pareteum Corporation is a corporation incorporated under the laws of the state of Delaware. The address of our principal executive office is 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, and our telephone number is (646) 810-2182. Our stock is listed for trading on the NYSE American under the ticker symbol TEUM.

Information about Artilium

Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

In broad terms, Artilium provides services to both telecom infrastructure customers (across MNOs, MVNOs, MVNEs, Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

Artilium’s core product offering is the ARTA® platform, a mobile enablement platform which allows network operators to open networks to third party developers and launch new services in a flexible manner. Artilium can provide its customers with a bespoke version of its ARTA Service Delivery Platform, suitably tailored for the needs of the user, or as a product suite from the cloud as a PaaS.

The ARTA platform can support multiple configurations depending upon the requirements of the operator and/or managed services provider. For example:

•	network operators can provide third-party developers with access to their network, allowing that third party to benefit from the rapid applications and services delivery models of the web in delivering a new wave of mobile services;

•	cable companies innovating with “triple-play” offerings (being the classic offering of TV/broadband Internet/home phone bundles) and “quad-play” offerings (adding mobile to the “triple-play”) can deliver, monetize and manage new revenue-generating services such as pay-per-download, toll-free and premium number services, segmented mobile offerings and online self-care; and

•	companies which are delivering connected devices, smart home solutions and other connected application are supported by the specific functionality designed for the IoT segment.

Artilium Group's other significant trading businesses include:

•	IDM, an international cloud communications provider headquartered in Lubeck, Germany which was acquired by Artilium in January 2018. IDM is focussed on providing enterprise messaging and communication, cost-efficient SMS wholesale and application-to-person SMS hubbing directly to internet OTT clients. Its customers include MNOs as well as large corporates. IDM is an Associate Member of the GSMA and a certified Open Connectivity Solution Provider;

•	United Telecom NV, a provider and reseller of telecommunications services in Belgium and the Netherlands, headquartered in Rotselaar, Belgium. Its telecom operating services include the development and sale of carrier grade services for telecom service providers, including fixed, mobile, and VoIP. United Telecom NV uses ARTA technology to provide managed services to MVNOs and enterprises, and has several of its own brands with which it offers its services directly to its customers; and

•	Artilium BV (operating under the trade names Comsys and Livecom), which operates from Soesterberg, the Netherlands, and provides interactive telephony services, multi-channel call center solutions and value-added communication services such as voicemail, call routing, smart roaming as well as voice services to large telecommunication as well as enterprise customers.

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Artilium plc is a public limited company registered in England and Wales with company number 03904535. Artilium’s registered office is 9-13 St. Andrew Street, London EC4A 3AF, United Kingdom, its principal executive office is Vaartdijkstraat 19, 8200 Brugge, Belgium, and its telephone number is +32 23 03 00. The Artilium ordinary shares are traded on the AIM Market of the London Stock Exchange under the ticker symbol ARTA.

Prior Contracts and Transactions Between the Parties

Artilium and Pareteum have since October 2017 benefitted from a strategic alliance entered into with the intention of jointly pursuing new and developed markets, accelerating growth and increasing market penetration for both Artilium and Pareteum.

On October 16, 2017, Pareteum entered into a Strategic Alliance Agreement (which we refer to as the “Strategic Alliance Agreement”) with Artilium for the mutual pursuit of joint commercial opportunities. Pursuant to the Strategic Alliance Agreement, the parties may enter into a project agreement to provide their technological solutions (which we refer to as the “Solutions”) to a customer. The project agreement shall stipulate, among other things: (i) which party will take the lead in preparing and submitting any appropriate proposal, RFP and/or tender documentation; (ii) which party will be the prime or principal contractor and which party will take a joint or sub-contracting responsibility; (iii) which party is responsible for which aspects of which of the Solutions or project (in accordance with an opportunity registration form, which is included as an appendix to the project agreement); (iv) commercial and financial provisions (in accordance with the commercial framework and the opportunity registration form, which are included as appendices to the project agreement); (v) the standard terms and conditions of supply of Solutions to the customer; as well as, if applicable (vi) a price list of Solutions and other terms and conditions governing the same.

Pursuant to the project agreement, the parties submit a proposal in response to a customer’s tender, which will define the parties’ respective rights and obligations during the submission of the proposal to the customer. In the months since entering into the Strategic Alliance Agreement, Pareteum and Artilium have collaborated on at least 18 opportunities, resulting in seven sales wins and an increasing pipeline of potential deals to pursue. Pareteum estimates that over $65 million has been added to its 36-month contractual revenue backlog as a direct result of the engagement. The two management teams have also worked well together and proven to be highly complementary.

In conjunction with the Strategic Alliance Agreement, on October 16, 2017, Pareteum entered into a share exchange agreement with Artilium. Pursuant to the exchange agreement, Artilium agreed to issue and deliver to Pareteum an aggregate of 27,695,177 of its newly issued ordinary shares in exchange for 3,200,332 restricted shares of Pareteum common stock. The exchange transactions closed on October 16, 2017. As of June 6, 2018, Pareteum owned approximately 7.800]% of the issued share capital of Artilium, and Artilium owned approximately 5.85% of the issued and outstanding shares of Pareteum common stock. On completion of the Acquisition, the shares of Pareteum common stock held by Artilium will be cancelled, and no consideration will be paid to Pareteum in respect of the ordinary shares of Artilium held by Pareteum immediately prior to the Acquisition.

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Background of the Acquisition

The Pareteum Board of Directors and management periodically, and in the ordinary course of business, review Pareteum’s results of operations, business strategy, growth plans and alternatives in the context of the current business and economic environment as well as ongoing developments in the cloud communications industry. From time to time, the Pareteum Board of Directors and management have explored and evaluated potential acquisitions, business combinations and other strategic transactions designed to, among other things, expand Pareteum’s product and service offerings, diversify its businesses, increase its scale and enhance the company’s long-term value.

Pareteum’s management team has held informal communications with Artilium and other companies from time to time, and Pareteum and Artilium were generally familiar with the respective businesses and operations of each other. In October 2016, members of the respective management teams met to discuss a potential strategic alliance and/or other transaction between the two companies. Throughout 2017, Pareteum’s management continued to evaluate the business and operations of Artilium as well as potential benefits of a strategic transaction, given the industry, customers and complementary territories in which the two companies operated. The respective management teams of Pareteum and Artilium also continued to engage in discussions from time to time regarding potential strategic opportunities, and regularly updated the members of their respective boards of directors on the status of these communications.

In October 2017, the Pareteum Board of Directors approved the entry by Pareteum into a strategic alliance and share exchange with Artilium. On that basis, on October 16, 2017, Pareteum entered into the Strategic Alliance Agreement with Artilium for the mutual pursuit of joint commercial opportunities in cloud communications services and solutions. The strategic alliance was developed to jointly pursue new and developed markets, accelerate growth and increase market penetration for both Artilium and Pareteum. In the months since the alliance was launched, the two companies collaborated on at least 18 opportunities, resulting in seven sales wins and an increasing pipeline of potential deals to pursue. Pareteum estimates that over $65 million has been added to its 36-month contractual revenue backlog as a direct result of the engagement.

Through these collaborations, Pareteum and Artilium have recognized the strong strategic rationale for and potential benefits that could be realized from a combination of the two companies, and their respective management teams have periodically had discussions regarding a potential transaction. The respective management teams of Pareteum and Artilium have worked well together and proven to be highly complementary in these collaborations.

Also in conjunction with the Strategic Alliance Agreement, on October 16, 2017, Pareteum and Artilium entered into a share exchange agreement, pursuant to which, Artilium issued and delivered to Pareteum an aggregate of 27,695,177 of its newly issued ordinary shares in exchange for 3,200,332 restricted shares of Pareteum common stock.

On January 31, 2018, Pareteum and Artilium executed a confidentiality agreement, and the parties and certain of their representatives began reviewing certain preliminary information regarding each other’s businesses.

Each of Pareteum and Artilium commenced due diligence with respect to the other and engaged in discussions regarding the business case for a combined company, including potential synergies expected to result from the combination.

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During March 2018, Pareteum, with the assistance of its legal advisor, Hogan Lovells International LLP (together with Hogan Lovells US LLP, “Hogan Lovells”), and financial advisor, Jefferies, began preparing a draft of the Offer Announcement. On March 27, 2018, a draft of the Offer Announcement was sent to Artilium and its legal advisor, Addleshaw Goddard LLP (“Addleshaw Goddard”). On April 11, 2018, on behalf of Pareteum, Hogan Lovells circulated a draft of the Co-operation Agreement to Artilium and Addleshaw Goddard. The parties proceeded to discuss and negotiate the terms of these documents and other related documents over the course of the next few months, participating in several conference calls and meetings. Points of negotiation with respect to the Offer Announcement included, among other things, the form and amount of the consideration to be paid by Pareteum, certain restrictions on the operation of Pareteum between the Offer Announcement and closing of the Acquisition, conditions to the closing of the Acquisition, and the cash confirmation and escrow arrangement. With respect to the Co-operation Agreement, Pareteum and Artilium discussed, among other things, the nature of Artilium’s cooperation requirements regarding regulatory matters, confirmations relating to Artilium’s employee benefit trust and the scope of certain share options of Artilium’s directors that would be triggered by the Acquisition and other transaction-related matters.

During this time, Pareteum, with the assistance of its legal advisor, also negotiated the terms of the irrevocable undertakings with Artilium and certain Artilium shareholders, pursuant to which such Artilium parties stated their intention to vote all of their Artilium shares in favor of the Scheme and other Artilium shareholder resolutions required to complete the Acquisition. Each of Pareteum and Artilium also continued to perform due diligence with respect to the other.

On May 8, 2018, Pareteum and Bart Weijermars (acting through Grootzande Management BV) entered into the Management Services Agreement, the terms of which are entirely conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition.

On May 31, 2018, the Pareteum Board of Directors held a meeting, together with representatives of Pareteum’s management and legal and financial advisors. Among other matters, the Board of Directors reviewed substantially final drafts of, and discussed with representatives of management and Hogan Lovells the contemplated terms of, the Offer Announcement, the Co-operation Agreement, irrevocable undertakings, the responsibility statement and duties of directors, an escrow arrangement for the cash component of consideration and other matters related to the Offer. Jefferies discussed preliminary financial aspects of the Offer. Following discussion, the Board of Directors determined that the terms of the Offer would be 0.1016 of a share of Pareteum common stock and 1.9 pence in cash for every ordinary share of 5 pence each in Artilium not already owned by Pareteum, valuing each Artilium share at approximately 20 pence and the entire issued and to be issued ordinary share capital of Artilium at approximately £79.7 million based on Pareteum’s closing share price of $2.40 on May 29, 2018 and a Pound-to-Dollar exchange rate of 1.33. The Board of Directors approved the responsibility statement and the escrow arrangement, and appointed and authorized a committee of the Board of Directors (the “Transaction Committee”) to undertake the detailed supervision and implementation of the Offer and related matters consistent with the terms of the Offer discussed at this meeting.

On June 6, 2018, the Transaction Committee held a meeting, together with representatives of Pareteum’s management and legal and financial advisors. The near-final documentation related to the Acquisition, including the Offer Announcement and the Co-operation Agreement, was reviewed and discussed by the directors. Also at this meeting, Jefferies reviewed its financial analysis of the consideration and rendered an oral opinion, confirmed by delivery of a written opinion dated June 6, 2018, for the Pareteum Board of Directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in the opinion, the consideration to be paid in the transaction as set forth in the Offer Announcement was fair, from a financial point of view, to Pareteum. Following these discussions, and after consideration of the matters set forth under “Reasons for the Acquisition” and “Recommendation of Our Board of Directors,” the Transaction Committee, acting on the authorization by the Pareteum Board of Directors to implement the Offer, unanimously determined that the Offer Announcement, the Co-operation Agreement and the transactions contemplated thereby were advisable and in the best interests of Pareteum and its stockholders and approved the Offer Announcement, the Co-operation Agreement and the transactions contemplated thereby, including the Offer, the Scheme and the Acquisition, and other matters related thereto.

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Also on June 6, 2018, all of the independent directors of Artilium approved and adopted the Offer Announcement, the Co-operation Agreement and the transactions contemplated thereby, including the Offer, the Scheme and the Acquisition, and certain other matters related thereto.

Also on June 6, 2018, Pareteum received irrevocable undertakings from holders of approximately 215,433,992 ordinary shares of Artilium to accept the Acquisition.

Subsequently, on June 7, 2018, Pareteum and Artilium publicly announced that Pareteum intended to make the recommended Offer to acquire the entire issued and to be issued ordinary shares of Artilium under Rule 2.7 of the Takeover Code, and the parties entered into the Co-operation Agreement and exchanged other documents in connection with the transaction. Also on June 7, 2018, Pareteum and Bart Weijermars executed an amendment to the Management Services Agreement.

Reasons for the Acquisition

After careful consideration, at a meeting held on June 6, 2018, the Pareteum Board of Directors, acting through the Transaction Committee, determined that the Offer, the Acquisition and the other transactions contemplated thereby, to be in the best interests of Pareteum and its stockholders and approved the Offer, the Acquisition and the other transactions contemplated thereby.

In evaluating the Offer, the Acquisition and the other transactions contemplated thereby, the Pareteum Board of Directors and the Transaction Committee consulted with Pareteum’s management and legal and financial advisors and, in reaching its decision to approve the Offer, the Acquisition and the other transactions contemplated thereby and to recommend that Pareteum’s stockholders vote “FOR” the Share Issuance Proposal, the Board of Directors considered a number of factors that it believed supported its determination, including, without limitation, projections of certain financial measures of performance and certain estimates of potential cost synergies expected by the management of Pareteum to result from the Acquisition (see the section entitled “—Certain Financial Projections and Estimated Potential Cost Synergies”) and the following material factors (not necessarily in order of importance):

•	Expansion: Together, Pareteum and Artilium can offer customers a more complete enterprise and retail product offering. With this expanded product set, the combined business will be better positioned to increase penetration of the combined existing customer base and acquire new customers, thereby diversifying revenue streams. The combination would also provide an immediate path for cross-selling into the companies’ respective geographic markets, particularly within Northern Europe, Asia and the Americas, while creating a larger base from which to expand into new markets.

•	Scale: Combining Pareteum and Artilium will create a leading provider of cloud communications software and services and a significant opportunity to realize the benefits of a scaled organization. The combined company would have projected pro forma FY2018 revenues of $49.0 million. For example, the combined company is expected to be able to reduce carrier fees and cloud costs through greater purchasing volumes, making each sale more profitable. The combined company is expected to realize savings from reduced corporate overhead and to realize capital expenditure savings through more efficient space and hardware utilization. These savings can be reinvested to accelerate product and technology development and support revenue growth.

•	Capital: The combined company will have a greatly enhanced financial profile with which to access the capital markets. The Board of Directors believes that, as a combined company, third party capital will be available on significantly improved terms to accelerate the growth story of the combined company. Furthermore, as a larger company with a stronger financial profile and a more diverse stockholder base, the Board of Directors believes that the combined company could have greater coverage from equity research analysts, enhancing the profile of the combined company with the investor community.

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•	Platform: With an expanded product portfolio and customer base, a scaled and right-sized cost structure, and an enhanced financial profile with greater access to capital markets, the Board of Directors believes that the combined company will provide a strong platform for acquisitions. The Board of Directors believes that the combined company will be the buyer of choice for many sellers. The Board of Directors believes that there is a strong pipeline of potential add-on M&A available to the combined company that will be value-enhancing for shareholders.

The Pareteum Board of Directors also considered a number of potential conflicts, risks and uncertainties associated with the Acquisition in connection with its deliberation of the proposed transaction, including, without limitation, the results of Pareteum’s due diligence review and the following:

•	the risk that the Acquisition may not be completed on a timely basis or at all;

•	the ability to integrate Artilium into Pareteum’s business successfully and the amount of time and expense spent and incurred in connection with the integration;

•	the possibility that competing offers will be made;

•	the risk that the economic benefits and other synergies that Pareteum management anticipates as a result of the Acquisition are not fully realized or take longer to realize than expected;

•	the risk that certain risks and liabilities associated with the Acquisition have not been discovered;

•	the risk that the approval of Artilium shareholders of the Acquisition or the approval of Pareteum stockholders of the Share Issuance Proposal may not be obtained or that other conditions of the Acquisition will not be satisfied;

•	changes in global or local political, economic, business, competitive, market and regulatory forces;

•	changes in exchange and interest rates;

•	changes in tax and other laws or regulations;

•	future business combinations or disposals;

•	potential operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers or suppliers) occurring prior to completion of the Acquisition or if the Acquisition is not completed at all;

•	changes in the market price of shares of Pareteum or Artilium; and

•	changes in the economic and financial conditions of the businesses of Pareteum or Artilium.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes material factors considered by the Board of Directors. In reaching its decision to approve the Acquisition, the Offer and the other transactions contemplated by the Offer Announcement and Co-operation Agreement, the Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Board of Directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination.

The Pareteum Board of Directors unanimously recommends that Pareteum’s stockholders vote “FOR” the Share Issuance Proposal.

This summary of the reasoning of the Board of Directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”

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Certain Financial Projections and Estimated Potential Cost Synergies

In connection with Pareteum’s consideration and evaluation of the Acquisition, and in order to provide a basis for discussions, Pareteum’s management prepared projections of certain financial measures of performance of Pareteum and Artilium (adjusting for this purpose certain financial measures of performance of Artilium prepared by Artilium) and certain estimates of potential cost synergies expected by the management of Pareteum to result from the Acquisition, which Pareteum’s management provided to the Pareteum Board of Directors and to Jefferies, which was directed to use and rely on such financial projections and estimated potential cost synergies for purposes of its financial analyses and opinion. We refer to such financial projections and estimated potential cost synergies, collectively, as the “Financial Projections.”

The Financial Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Financial Projections are subjective in many respects and thus subject to interpretation. While presented with numerical specificity, the Financial Projections reflect numerous estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Pareteum’s and Artilium’s respective businesses, including the factors listed under “Risk Factors” beginning on page [•] of this proxy statement and the factors described in the Offer Announcement (including Appendix IV thereto) attached as Annex I to this proxy statement, all of which are difficult to predict and many of which are beyond Pareteum’s or Artilium’s control. Many of the assumptions reflected in the Financial Projections are subject to change and none of the Financial Projections reflect revised prospects for Pareteum’s or Artilium’s respective businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. Pareteum’s management has not updated, nor does Pareteum’s management intend to update or otherwise revise, the Financial Projections. There can be no assurance that the results reflected in any of the Financial Projections will be realized or that actual results will not materially vary from the Financial Projections. In addition, the Financial Projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the inclusion of the Financial Projections in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.

The Financial Projections were not prepared with a view toward complying with U.S. GAAP, IFRS, the published guidelines of the SEC regarding projections and forward-looking statements, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or Rule 28 of the Takeover Code.

Neither Pareteum’s nor Artilium’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Financial Projections, nor have they expressed any opinion or any other form of assurance on the Financial Projections or the achievability of the results reflected in the Financial Projections, and they assume no responsibility for, and disclaim any association with, the Financial Projections. The reports of Pareteum’s independent registered public accounting firm incorporated by reference into this proxy statement relate to Pareteum’s historical financial information and do not extend to the Financial Projections and should not be read to do so. Certain of the Financial Projections may be considered non-GAAP financial measures. “EBITDA” is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is a non-GAAP measure defined as EBITDA excluding one-time, non-recurring and non-cash items and stock-based compensation expense. “Unlevered Free Cash Flow” is a non-GAAP financial measure defined as earnings before interest and taxes, less taxes, plus depreciation and amortization, less increases/(decreases) in net working capital, and less capital, and as applicable intangible, expenditures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Financial Projections may not be comparable to similarly titled amounts used by other companies or persons. For purposes of the Financial Projections, Artilium’s financials were adjusted by Pareteum’s management and calendarized to December 31 and converted to U.S. Dollars.

In light of the foregoing, and considering that the Meeting will be held several months after the Financial Projections were prepared, as well as the uncertainties inherent in any forecasted information, Pareteum stockholders are cautioned not to place unwarranted reliance on such information, and all Pareteum stockholders are urged to review Pareteum’s most recent SEC filings for a description of Pareteum’s reported financial results. See “Where You Can find More Information” below.

Pro Forma Financial Projections.

1.	Responsibility For and Purpose of the Projections.

The consolidated financial projections (the “Projections”) for Pareteum Corporation and Artilium PLC and their respective subsidiaries (collectively, the “Combined Companies”), include the expected financial results of the Combined Companies. The Projections were prepared by or on behalf of the Combined Companies in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the combined business of the Combined Companies were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of the Combined Companies to achieve the financial results set forth in the Projections. In addition, the Projections were not prepared with a view toward public disclosure, but have been prepared on the basis that, with respect to forward-looking financial information and in the view of the management of the Combined Companies, were prepared on a reasonable basis, reflected the best then-currently available estimates and judgments at the time of its preparation, and presented at the time of its preparation, to the best of the Company’s knowledge and belief, the expected course of action and expected future financial performance of the Combined Companies. Except as and if required by applicable law, the Combined Companies do not intend to update, or otherwise revise, the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even if any or all of the assumptions are shown to be in error.

2.	Inherent Uncertainty of the Projections.

The Projections should be read in conjunction with the assumptions and qualifications set forth herein, the footnotes included in the Projections and the Combined Companies’ historical financial information (including the notes and schedules thereto). The Projections cover the operations of the Combined Companies through 2022. The Projections are based on numerous assumptions, including confirmation and consummation of the proposed acquisition of Artilium PLC in accordance with its terms; realization of the operating strategy of the Combined Companies; realization of expected cost and revenue synergies between the Combined Companies; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; and other matters, many of which will be beyond the control of the Combined Companies, and some or all of which may not materialize.

Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by the Combined Companies’ management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of the Combined Companies. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by any of the Combined Companies, their officers, directors or advisors, or any other person that the Projections can or will be achieved.

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The following table presents a summary of Financial Projections with respect to Pareteum on a standalone basis:

	Pareteum Financial Projections For the Years Ended December 31
	2018E		2019E	2020E	2021E	2022E
	(USD in millions)
Revenue	24.0		43.3	65.3	91.4	123.3
Adjusted EBITDA	4.8		13.0	21.1	32.3	43.6
Pareteum (Standalone Basis) Unlevered Free Cash Flow	(4.0)	(1)	2.8	5.1	11.3	17.0

(1) For the nine-month period April 2018 through December 2018.

The following table presents a summary of Financial Projections with respect to Artilium on a standalone basis:

		Artilium Financial Projections For the Years Ended December 31
	PF 2017 (1)	2018E		2019E	2020E	2021E	2022E
		(USD in millions)
Revenue	23.6	25.0		31.6	39.4	46.2	51.9
Adjusted EBITDA	1.3	2.3		4.2	6.9	9.8	12.3
Artilium (Standalone Basis) Unlevered Free Cash Flow		(2.0)	(2)	3.5	2.6	4.9	6.3

(1) Pro forma reflecting the acquisition of Interactive Digital Media GmbH.

(2) For the nine-month period April 2018 through December 2018.

Based on the foregoing estimates for Pareteum and Artilium, Pareteum’s management estimated the pro forma FY2018 revenues of the combined company as $49.0 million, excluding the impact of purchase accounting adjustments.

Pareteum’s management also estimated cost synergies of approximately 4.8 million to result from the Acquisition for the one-year period from the anticipated date of closing. Cost synergies expected to result from the Acquisition include reduced SG&A expenses and headcount reductions.

In addition, Pareteum made a statement in connection with its first quarter 2018 results, which was disclosed as a profit forecast in the Offer Announcement. For information regarding the statement and related assumptions, see Appendix IV to the Offer Announcement, attached as Annex I to this proxy statement.

Supplemental Illustrative Presentation of Certain Financial Projections

The following table, which was prepared for illustrative purposes in connection with this proxy statement, presents a summary of Financial Projections for the period indicated below with respect to Pareteum and Artilium, each on a standalone basis, and estimated cost synergies and the sum totals of such amounts, based on certain assumptions, including that the Acquisition was completed on January 1, 2018 but without reflecting non-cash or other purchase accounting adjustments:

	Financial Projections For the Year Ended December 31, 2018
	Pareteum	Artilium	Cost Synergies(1)	Total
	(USD in millions)
Revenue	$24.0	$25.0		$49.0
Cost of Goods Sold	(6.7)	(11.1)	0.5	(17.3)
Gross Profit	17.3	13.9	0.5	31.7
Operating Expenses	(20.1)	(13.8)	4.3	(29.6)
Non-Operating Expenses	(0.2)	(0.1)		(0.3)
Net Income	$(3.1)	$0.0	$4.8	$1.8
Adjusted EBITDA	$4.8	$2.3	$4.8	$11.9
Basic EPS	-	-	-	$0.03
Diluted EPS	-	-	-	$0.01

(1)	Cost synergies include reduced SG&A expenses and headcount reductions.

The following table, which was prepared for illustrative purposes in connection with this proxy statement, presents a summary of Financial Projections for the periods indicated below with respect to Pareteum and Artilium, on a combined basis, without reflecting estimated cost synergies or non-cash or other purchase accounting adjustments:

	Financial Projections For the Years Ended December 31,
	2019E	2020E	2021E	2022E
	(USD in millions)
Revenue	$74.9	$104.6	$137.5	$175.2
Cost of Goods Sold	(26.9)	(37.0)	(47.0)	(58.0)
Gross Profit	48.1	67.6	90.5	117.2
Operating Expenses	(41.7)	(50.5)	(61.8)	(73.0)
Non-Operating Expenses	(2.8)	(8.1)	(13.5)	(14.9)
Net Income	$3.6	$9.0	$15.3	$29.3
Adjusted EBITDA	$17.2	$28.0	$42.1	$55.9
Basic EPS	$0.06	$0.15	$0.25	$0.49
Diluted EPS	$0.03	$0.08	$0.14	$0.26

Reconciliation of Non-GAAP Financial Measures

The following table, which was prepared for illustrative purposes in connection with this proxy statement, presents a reconciliation of estimated net income for Artilium and Pareteum, on a combined basis taking into account estimated cost synergies but without reflecting non-cash or other purchase accounting adjustments, to estimated adjusted EBITDA for the period indicated below:

Financial Projections For the Year Ended December 31,
2018E
(USD in millions)
Net Income	$1.8
Non-operating expense	0.3
Depreciation and amortization	5.2
Stock-based compensation	4.1
Restructuring and one-time expenses	0.5
Adjusted EBITDA	11.9

Recommendation of Pareteum’s Board of Directors

Based on the reasons for the recommendations discussed above in the section entitled “Information About the Artilium Acquisition—Reasons for the Acquisition”, the members of the Board of Directors of Pareteum determined that the Offer, the Acquisition and the other matters contemplated by the Offer Announcement and the Co-operation Agreement are advisable and in the best interests of Pareteum and its stockholders and have authorized and approved the Acquisition and the issuance of Pareteum common stock to Artilium shareholders in connection with the Offer and the Acquisition. The Board of Directors therefore recommends that you vote “FOR” the Share Issuance Proposal and “FOR” the Adjournment Proposal.

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Opinion of Our Financial Advisor

Pareteum has engaged Jefferies and certain of its affiliates as its financial advisor in connection with the transaction. In connection with this engagement, Pareteum requested that Jefferies evaluate the fairness, from a financial point of view, to Pareteum of the consideration to be paid in the transaction as set forth in the Offer Announcement. On June 6, 2018, at a meeting of the Transaction Committee held to evaluate the transaction, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated June 6, 2018, for the Pareteum Board of Directors to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the consideration to be paid in the transaction as set forth in the Offer Announcement was fair, from a financial point of view, to Pareteum.

The full text of Jefferies’ opinion, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex III to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the Pareteum Board of Directors (in its capacity as such) in its evaluation of the consideration from a financial point of view to Pareteum and did not address any other aspect of the transaction or any other matter. The opinion did not address the relative merits of the transaction or other transactions contemplated by the Offer Announcement as compared to any alternative transaction or opportunity that might be available to Pareteum, nor did it address the underlying business decision by Pareteum to engage in the transaction. Jefferies’ opinion does not constitute a recommendation as to how any securityholder should vote or act with respect to the transaction or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft, provided to Jefferies on June 6, 2018, of the Offer Announcement;

•	reviewed certain publicly available financial and other information regarding Artilium and Pareteum;

•	reviewed certain information furnished to Jefferies by the respective managements of Artilium and Pareteum relating to the businesses, operations and prospects of Artilium and Pareteum, including certain financial forecasts and estimates relating to Artilium prepared or provided by the management of Artilium as adjusted and calendarized by the management of Pareteum and certain financial forecasts and estimates relating to Pareteum prepared or provided by the management of Pareteum, in each case as approved for Jefferies’ use and reliance by Pareteum;

•	reviewed certain estimates as to potential cost savings expected by the management of Pareteum to result from the transaction;

•	held discussions with members of the senior managements of Artilium and Pareteum regarding the businesses, operations and prospects of Artilium and Pareteum, the strategic rationale for the transaction and the other matters described in the second through the fourth bullets above;

•	reviewed the stock trading price history and implied trading multiples for Artilium and Pareteum and compared them with those of certain publicly traded companies that Jefferies deemed relevant in evaluating Artilium and Pareteum;

•	compared the financial terms of the transaction with publicly available financial terms of certain other transactions that Jefferies deemed relevant in evaluating the transaction;

•	considered certain potential pro forma financial effects of the transaction on Pareteum utilizing the financial forecasts and estimates relating to Artilium and Pareteum referred to in the third bullet above and the potential cost savings referred to in the fourth bullet above; and

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•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Pareteum and Artilium or that was publicly available to Jefferies (including, without limitation, the information described above) or otherwise reviewed by Jefferies. Jefferies relied on assurances of the managements and other representatives of Pareteum and Artilium that they were not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In its review, Jefferies did not obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of Artilium, Pareteum or any other entity and Jefferies was not furnished with, and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies’ analyses and opinion also did not consider any actual or potential arbitration, litigation, claims, investigations or other proceedings to which Artilium, Pareteum or any of their respective affiliates were or in the future may be a party or subject.

With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. Jefferies was advised by the managements of Artilium and Pareteum, and Jefferies assumed, that the financial forecasts and estimates relating to Artilium and Pareteum (including, without limitation, adjustments to financial forecasts and estimates of Artilium and estimates as to tax attributes of Pareteum and potential cost savings as provided by the management of Pareteum) that Jefferies was directed to utilize for purposes of its analyses and opinion were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Artilium and Pareteum, as the case may be, as to, and at Pareteum’s direction Jefferies assumed that they were an appropriate basis upon which to evaluate, the future financial performance of Artilium and Pareteum, such potential cost savings and other potential pro forma financial effects of the transaction and the other matters covered thereby. With respect to financial information utilized in Jefferies’ analyses that was reconciled from IFRS to U.S. GAAP and/or prepared in foreign currencies and converted based on certain exchange rates, Jefferies also assumed, at Pareteum’s direction, that such reconciliations or other differences between IFRS and U.S. GAAP would not be meaningful in any respect to Jefferies’ analyses or opinion and that such exchange rates were reasonable to utilize for purposes of such analyses. Jefferies expressed no view as to currency or exchange rate fluctuations and Jefferies assumed that any such fluctuations would not be meaningful in any respect to its analyses or opinion. Jefferies further assumed that there were no meaningful changes in the condition (financial or otherwise), results of operations, businesses or prospects of Artilium or Pareteum since the dates of the most recent financial statements and other information provided to Jefferies. Jefferies relied on Pareteum’s commercial assessments of the transaction (including the contemplated benefits thereof) and expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based. Jefferies assumed that the financial results reflected in such financial forecasts and estimates, including with respect to potential cost savings, would be realized in the amounts and at the times projected.

Jefferies relied, at Pareteum’s direction, upon the assessments of the managements of Pareteum and Artilium, as the case may be, as to, among other things, (i) matters relating to certain of Artilium’s prior acquisitions, including as to the financial and other terms involved, integration and continuing obligations (if any), (ii) the potential impact on Artilium and Pareteum of market, competitive, cyclical, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the telecommunications industry, including the software, communications-as-a-service and business-to-business communications sectors thereof, and the geographical regions in which Artilium and Pareteum operate, (iii) the validity of, and risks associated, with the products, licenses and intellectual property of Artilium and Pareteum (including, without limitation, the validity and duration of patents), (iv) existing and future licenses and relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, customers and other commercial relationships of Artilium and Pareteum, and (v) the ability of Pareteum to integrate the businesses of Artilium with those of Pareteum and to realize the potential cost savings expected by the management of Pareteum to result from the transaction. At Pareteum’s direction, Jefferies assumed that there would not be any developments with respect to any such matters that would have an adverse effect on Artilium, Pareteum or the transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion.

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Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of Jefferies’ opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. As the Pareteum Board of Directors was aware, the credit, financial and stock markets, the industries and sectors in which Artilium and Pareteum operate and the securities of Artilium and Pareteum, have experienced and continue to experience volatility and Jefferies’ expressed no view or opinion as to any potential effects of such volatility on Artilium or Pareteum (or their respective businesses) or the transaction (including the contemplated benefits thereof).

Jefferies made no independent investigation of, and expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting Artilium, Pareteum, the transaction or otherwise and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to Pareteum and/or the Pareteum Board of Directors, including, without limitation and at Pareteum’s direction, with respect to changes in, or the impact of, tax or other laws, regulations and governmental and legislative policies on Artilium, Pareteum or the transaction (including the contemplated benefits thereof) and legal, regulatory, accounting and tax consequences to Artilium and Pareteum of the terms of, and transactions contemplated by, the Offer Announcement and related documents. Jefferies assumed, at Pareteum’s direction, that the transaction would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the transaction, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Artilium, Pareteum or the transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed, at Pareteum’s direction, that the final Offer Announcement would not differ from the draft of the Offer Announcement reviewed by Jefferies in any respect meaningful to Jefferies’ analyses or opinion.

Jefferies’ opinion was for the use and benefit of the Pareteum Board of Directors (in its capacity as such) in its evaluation of the consideration from a financial point of view to Pareteum. Jefferies’ opinion did not address the relative merits of the transaction or other transactions contemplated by the Offer Announcement as compared to any alternative transaction or opportunity that might be available to Pareteum, nor did it address the underlying business decision by Pareteum to engage in the transaction or the terms of the Offer Announcement or the documents referred to therein, including the form or structure of the consideration or the transaction, any alternative structure for the transaction or any term, aspect or implication of any co-operation agreement, management services agreement (including any amendments thereto) or any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the transaction or otherwise. In addition, Jefferies was not asked to address, and Jefferies’ opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of any party to the transaction. Jefferies expressed no view or opinion as to the actual value of Pareteum common stock when issued in the transaction or the prices at which Artilium ordinary shares or shares of Pareteum common stock (or any other securities) may trade or otherwise be transferable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the transaction relative to the consideration or otherwise. The issuance of Jefferies’ opinion was authorized by the Fairness Committee of Jefferies.

In connection with rendering its opinion to the Pareteum Board of Directors, Jefferies performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected precedent transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to Artilium, Pareteum or the transaction. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions concerned.

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Jefferies believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of Artilium and Pareteum in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of Artilium and Pareteum. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of Artilium, Pareteum or their respective securities or businesses.

The consideration payable in the transaction was determined through negotiations between Artilium and Pareteum, and the decision by Pareteum to proceed with the transaction was solely that of the Pareteum Board of Directors. Jefferies’ opinion and financial analyses were only one of many factors considered by the Pareteum Board of Directors in its evaluation of the consideration and should not be viewed as determinative of the views of the Pareteum Board of Directors or management with respect to the transaction or the consideration.

Financial Analyses

The summary of the financial analyses described below under this heading “―Financial Analyses” is a summary of the material financial analyses reviewed with the Transaction Committee and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. For purposes of the financial analyses described below, the term (a) “adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, excluding one-time, non-recurring and non-cash items and stock-based compensation expense, and (b) “implied per share consideration” means £0.2008, calculated as the (i) cash consideration of 1.9 pence per share and (ii) implied per share value of the stock consideration based on the 0.1016x transaction exchange ratio and the closing price of Pareteum common stock on June 5, 2018 of $2.39 per share. Financial data utilized for Artilium and Pareteum in the financial analyses described below, to the extent based on internal financial forecasts and estimates of management, were based on certain financial forecasts and estimates relating to Artilium prepared or provided by the management of Artilium as adjusted and calendarized by the management of Pareteum and certain financial forecasts and estimates relating to Pareteum prepared or provided by the management of Pareteum, in each case as approved for Jefferies’ use and reliance by Pareteum, referred to as the Pareteum-Artilium forecasts and the Pareteum forecasts, respectively.

Artilium Financial Analyses

Selected Public Companies Analysis. Jefferies reviewed publicly available financial and stock market information of Artilium and the following 18 selected companies that Jefferies considered generally relevant as publicly traded communications technology and SAAS companies, consisting of seven selected communications technology companies, referred to as the Artilium selected communications technology companies, and 11 selected SAAS companies, referred to as the Artilium selected SAAS companies and, together with the Artilium selected communications technology companies, referred to as the Artilium selected companies:

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Artilium Selected Communications Technology Companies	Artilium Selected SAAS Companies
• Amdocs Limited	• Alteryx, Inc.
• Citrix Systems, Inc.	• Appian Corporation
• CommScope Holding Company, Inc.	• Apptio, Inc.
• Eckhoh PLC	• Cloudera, Inc.
• Telefonaktiebolaget LM Ericsson	• LogMeIn, Inc.
• Nokia Corporation	• Okta, Inc.
• Pareteum Corporation	• Shopify Inc.
• SPS Commerce, Inc.
• Talend S.A.
• Twilio Inc.
• Yext, Inc.

Jefferies reviewed, among other information, enterprise values of the Artilium selected companies, calculated as fully diluted equity values based on closing stock prices on June 5, 2018 plus total debt, preferred equity and non-controlling interests (as applicable) less cash and cash equivalents and unconsolidated investments (as applicable), as multiples, to the extent publicly available and meaningful, of calendar years 2018 and 2019 estimated revenue and calendar years 2018 and 2019 estimated adjusted EBITDA. Financial data (pro forma, as applicable, for certain recent acquisitions) of the Artilium selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information or, in the case of Pareteum, the Pareteum forecasts. Financial data of Artilium was based on the Pareteum-Artilium forecasts.

The overall low to high calendar year 2018 and calendar year 2019 estimated revenue multiples observed for the Artilium selected companies were 0.9x to 19.8x (with a mean of 7.3x and a median of 6.2x) and 0.9x to 14.9x (with a mean of 5.9x and a median of 5.4x), respectively, and overall low to high calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples observed for the Artilium selected companies were 8.4x to 27.7x (with a mean of 15.1x and a median of 12.7x) and 7.1x to 23.0x (with a mean of 11.8x and a median of 10.7x), respectively, with overall low to high calendar years 2018 and 2019 estimated revenue and calendar years 2018 and 2019 estimated adjusted EBITDA multiples observed for the Artilium selected communications technology companies and the Artilium selected SAAS companies as follows:

•	Artilium Selected Communications Technology Companies: low to high calendar year 2018 and calendar year 2019 estimated revenue multiples of 0.9x to 5.3x (with a mean of 2.7x and a median of 2.3x) and 0.9x to 4.2x (with a mean of 2.3x and a median of 2.2x), respectively, and low to high calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples of 8.4x to 26.4x (with a mean of 13.6x and a median of 11.5x) and 7.1x to 12.8x (with a mean of 10.0x and a median of 9.7x), respectively; and

•	Artilium Selected SAAS Companies: low to high calendar year 2018 and calendar year 2019 estimated revenue multiples of 4.9x to 19.8x (with a mean of 10.3x and a median of 8.9x) and 4.4x to 14.9x (with a mean of 8.1x and a median of 7.2x), respectively, and low to high calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples of 13.0x to 27.7x (with a mean of 20.3x and a median of 20.3x) and 11.6x to 23.0x (with a mean of 17.3x and a median of 17.3x), respectively.

Jefferies then applied selected ranges derived from the Artilium selected companies of calendar year 2018 and calendar year 2019 estimated revenue multiples of 3.0x to 5.0x and 2.0x to 4.0x, respectively, and calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples of 12.0x to 15.0x and 10.0x to 13.0x, respectively, to corresponding data of Artilium. This analysis indicated the following approximate implied per share equity value reference ranges for Artilium, as compared to the implied per share consideration:

Implied Per Share Equity Value Reference Ranges Based on:				Implied Per Share Consideration
CY2018E Revenue	CY2019E Revenue	CY2018E Adj. EBITDA	CY2019E Adj. EBITDA
£0.1610 - £0.2551	£0.1390 - £0.2581	£0.0711 - £0.0844	£0.0985 - £0.1226	£0.2008

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Selected Precedent Transactions Analysis. Jefferies reviewed, to the extent publicly available, financial information for the following 14 selected technology industry transactions with transaction values of $100 million to $5 billion that Jefferies considered generally relevant as transactions involving target companies that are connectivity solutions providers, multiplatform and software application providers, and communications technology providers, collectively referred to as the selected transactions:

Announced	Acquiror	Target
February 2018	• GTT Communications, Inc.	• Interoute Communications Limited
February 2018	• LogMeIn, Inc.	• Jive Communications
January 2018	• Amdocs Limited	• Vubiquity, Inc.
October 2017	• Cisco Systems, Inc.	• Broadsoft, Inc.
August 2017	• Sierra Wireless, Inc.	• Numerex Corp.
November 2016	• GTT Communications, Inc.	• Hibernia NGS Limited
November 2016	• Onvoy, LLC	• Inteliquent, Inc.
May 2016	• NICE-Systems Ltd.	• InContact, Inc.
November 2015	• Comtech Telecommunications Corp.	• Telecommunication Systems, Inc.
September 2015	• GTT Communications, Inc.	• One Source Networks Inc.
April 2015	• Amdocs Limited	• Xura, Inc. (formerly known as Comverse, Inc.) (Business Support Systems Business)
December 2014	• Thoma Bravo, LLC/Ontario Teachers’ Pension Plan	• Riverbed Technology, Inc.
June 2013	• International Business Machines Corporation	• SoftLayer Technologies, Inc.
February 2013	• Oracle Corporation	• Acme Packet, Inc.

Jefferies reviewed transaction values of the selected transactions, calculated as the enterprise values implied for the target companies based on the consideration paid or payable in the selected transactions, as a multiple of latest publicly available 12 months revenue as of the applicable announcement dates of such transactions. Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Artilium was based on the Pareteum-Artilium forecasts.

The overall low to high latest 12 months revenue multiples observed for the selected transactions were 1.1x to 6.1x (with a mean of 3.2x and a median of 2.9x). Jefferies then applied a selected range of latest 12 months revenue multiples of 3.0x to 5.0x derived from the selected transactions to Artilium’s calendar year 2017 revenue (pro forma for Artilium’s acquisition of Interactive Digital Media GmbH). This analysis indicated the following approximate implied per share equity value reference range for Artilium, as compared to the implied per share consideration:

Implied Per Share Equity Value Reference Range	Implied Per Share Consideration
£0.1530 - £0.2418	£0.2008

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of Artilium by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Artilium was forecasted to generate, based on the Pareteum-Artilium forecasts, during the last nine months of the calendar year ending December 31, 2018 through the full calendar year ending December 31, 2022, both before and after taking into account the estimated net present value (as of March 31, 2018) of potential net cost savings expected by the management of Pareteum to result from the transaction. For purposes of this analysis, stock-based compensation was treated as a cash expense. Jefferies calculated terminal values for Artilium by applying to Artilium’s estimated adjusted EBITDA for the calendar year ending December 31, 2022 a selected range of adjusted EBITDA multiples of 10.0x to 13.0x. The present values (as of March 31, 2018) of the cash flows, terminal values and potential net cost savings were then calculated using a selected discount rate range of 12.0% to 14.0%. This analysis indicated the following approximate implied per share equity value reference ranges for Artilium, both before and after taking into account potential net cost savings, as compared to the implied per share consideration:

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Implied Per Share Equity Value Reference Ranges		Implied Per Share Consideration
Without Net Cost Savings	With Net Cost Savings
£0.1622 - £0.2147	Up to £0.4433	£0.2008

Pareteum Financial Analyses

Selected Public Companies Analysis. Jefferies reviewed publicly available financial and stock market information of Pareteum and the following 16 selected companies that Jefferies considered generally relevant as publicly traded communications technology and SAAS companies, consisting of five selected communications technology companies, referred to as the Pareteum selected communications technology companies, and 11 selected SAAS companies, referred to as the Pareteum selected SAAS companies and, together with the Pareteum selected communications technology companies, referred to as the Pareteum selected companies:

Pareteum Selected Communications Technology Companies	Pareteum Selected SAAS Companies
• Amdocs Limited	• Alteryx, Inc.
• Citrix Systems, Inc.	• Appian Corporation
• CommScope Holding Company, Inc.	• Apptio, Inc.
• Telefonaktiebolaget LM Ericsson	• Cloudera, Inc.
• Nokia Corporation	• LogMeIn, Inc.
• Okta, Inc.
• Shopify Inc.
• SPS Commerce, Inc.
• Talend S.A.
• Twilio Inc.
• Yext, Inc.

Jefferies reviewed, among other information, enterprise values of the Pareteum selected companies, calculated as fully diluted equity values based on closing stock prices on June 5, 2018 plus total debt, preferred equity and non-controlling interests (as applicable) less cash and cash equivalents and unconsolidated investments (as applicable), as multiples, to the extent publicly available and meaningful, of calendar years 2018 and 2019 estimated revenue and calendar years 2018 and 2019 estimated adjusted EBITDA. Financial data (pro forma, as applicable, for certain recent acquisitions) of the Pareteum selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Pareteum was based on the Pareteum forecasts.

The overall low to high calendar year 2018 and calendar year 2019 estimated revenue multiples observed for the Pareteum selected companies were 0.9x to 19.8x (with a mean of 7.7x and a median of 7.8x) and 0.9x to 14.9x (with a mean of 6.2x and a median of 6.2x), respectively, and overall low to high calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples observed for the Pareteum selected companies were 8.4x to 27.7x (with a mean of 13.6x and a median of 11.5x) and 7.1x to 23.0x (with a mean of 12.1x and a median of 10.6x), respectively, with overall low to high calendar years 2018 and 2019 estimated revenue and calendar years 2018 and 2019 estimated adjusted EBITDA multiples observed for the Pareteum selected communications technology companies and the Pareteum selected SAAS companies as follows:

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•	Pareteum Selected Communications Technology Companies: low to high calendar year 2018 and calendar year 2019 estimated revenue multiples of 0.9x to 4.4x (with a mean of 2.1x and a median of 2.0x) and 0.9x to 4.2x (with a mean of 2.1x and a median of 2.0x), respectively, and low to high calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples of 8.4x to 12.7x (with a mean of 10.9x and a median of 11.4x) and 7.1x to 12.8x (with a mean of 9.5x and a median of 9.0x), respectively; and

•	Pareteum Selected SAAS Companies: low to high calendar year 2018 and calendar year 2019 estimated revenue multiples of 4.9x to 19.8x (with a mean of 10.3x and a median of 8.9x) and 4.4x to 14.9x (with a mean of 8.1x and a median of 7.2x), respectively, and low to high calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples of 13.0x to 27.7x (with a mean of 20.3x and a median of 20.3x) and 11.6x to 23.0x (with a mean of 17.3x and a median of 17.3x), respectively.

Jefferies then applied selected ranges derived from the Pareteum selected companies of calendar year 2018 and calendar year 2019 estimated revenue multiples of 3.0x to 5.0x and 2.0x to 4.0x, respectively, and calendar year 2018 and calendar year 2019 estimated adjusted EBITDA multiples of 12.0x to 15.0x and 10.0x to 13.0x, respectively, to corresponding data of Pareteum. This analysis indicated the following approximate implied per share equity value reference ranges for Pareteum, as compared to the closing price per share of Pareteum common stock on June 5, 2018:

Implied Per Share Equity Value Reference Ranges Based on:				Closing Price per Share on June 5, 2018
CY2018E Revenue	CY2019E Revenue	CY2018E Adj. EBITDA	CY2019E Adj. EBITDA
$1.63 - $2.32	$1.84 - $3.08	$1.42 - $1.63	$2.46 - $3.01	$2.39

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis of Pareteum by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Pareteum was forecasted to generate, based on the Pareteum forecasts, during the last nine months of the calendar year ending December 31, 2018 through the full calendar year ending December 31, 2022. For purposes of this analysis, stock-based compensation was treated as a cash expense and the estimated net present value (as of March 31, 2018) of tax attributes of Pareteum estimated by the management of Pareteum for the last nine months of the calendar year ending December 31, 2018 through the full calendar year ending December 31, 2038 was taken into account. Jefferies calculated terminal values for Pareteum by applying to Pareteum’s estimated adjusted EBITDA for the calendar year ending December 31, 2022 a selected range of adjusted EBITDA multiples of 10.0x to 13.0x. The present values (as of March 31, 2018) of the cash flows, terminal values and tax attributes were then calculated using a selected discount rate range of 12.5% to 14.5%. This analysis indicated the following approximate implied per share equity value reference range for Pareteum, as compared to the closing price per share of Pareteum common stock on June 5, 2018:

Implied Per Share Equity Value Reference Range	Closing Price per Share On June 5, 2018
$4.20 - $5.55	$2.39

Certain Additional Information

As additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, Jefferies provided an illustrative “has/gets” overview in which Jefferies compared (i) the approximate implied per share equity value reference range of Pareteum derived from Jefferies’ discounted cash flow analysis of Pareteum described above under “―Pareteum Financial Analyses―Discounted Cash Flow Analysis” with (ii) the illustrative approximate implied per share equity value reference range of the pro forma combined company allocable to Pareteum assuming the transaction closed on January 1, 2018 and derived generally using the same methodologies as described above for Artilium and Pareteum under “―Artilium Financial Analyses―Discounted Cash Flow Analysis” and “―Pareteum Financial Analyses―Discounted Cash Flow Analysis” (except that the standalone unlevered, after-tax free cash flows that the combined company was forecasted to generate were based on the Pareteum-Artilium forecasts and the Pareteum forecasts and discount rates of 12.0% to 14.0% were applied). This indicated that the transaction potentially could result in incremental value to Pareteum. This overview was shown for illustrative purposes and not as an indication of actual future results or values which may vary based on various factors, including market conditions and financial performance.

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Jefferies also observed the following additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes:

•	the implied premiums paid in selected acquisition transactions of United Kingdom public limited companies announced from January 1, 2013 through April 1, 2018 with purchase prices ranging from £50 million to £250 million; applying a selected range of implied premiums of approximately 20.1% to 69.3% (reflecting the overall 25th and 75th quartiles of implied premiums derived from such transactions based on closing stock prices of the target companies involved in such transactions one trading day prior to public announcement of such transactions or market speculation of a potential acquisition of the target, as applicable) to Artilium’s closing stock price on June 5, 2018 indicated an approximate implied per share equity value reference range for Artilium of £0.1982 to £0.2793;

•	historical closing prices of Pareteum common stock during the 52-week period ended June 5, 2018, which indicated low and high closing prices for Pareteum common stock of approximately $0.52 and $3.35 per share, respectively; and

•	the illustrative pro forma financial impact of the transaction on Pareteum’s estimated earnings per share (“EPS”) for the third and fourth fiscal quarters of the calendar year ending December 31, 2018 and the full calendar year ending December 31, 2019 based on the Pareteum-Artilium forecasts and the Pareteum forecasts, taking into account, among other things, potential net cost savings expected by the management of Pareteum to result from the transaction, which indicated that the transaction would not have a meaningful impact on Pareteum’s estimated EPS in the third and fourth fiscal quarters of the calendar year ending December 31, 2018 and could be accretive to Pareteum’s estimated EPS in the full calendar year ending December 31, 2019. Actual results achieved may vary from projected results and variations may be material.

Miscellaneous

Pareteum has agreed to pay Jefferies for its financial advisory services in connection with the transaction an aggregate fee of $4.0 million, of which a portion was payable upon delivery of Jefferies’ opinion and $3.0 million is payable contingent upon consummation of the transaction. Jefferies also may be entitled to a fee upon termination of its engagement. In addition, Pareteum agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

As the Pareteum Board of Directors was aware, Jefferies and its affiliates currently are providing financial advisory services unrelated to the transaction to Pareteum and its affiliates, for which services Jefferies and its affiliates would expect to receive compensation, including acting as financial advisor to Pareteum in connection with certain potential merger and acquisition transactions. Although Jefferies and its affiliates have not provided financial advisory or financing services to Artilium or Pareteum in the past two years for which Jefferies or its affiliates received compensation, Jefferies and its affiliates may provide such services to Artilium, Pareteum and their respective affiliates in the future, for which services Jefferies and its affiliates would expect to receive compensation. In addition, in the ordinary course of business, Jefferies and its affiliates may trade or hold securities of Pareteum, Artilium and/or their respective affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions in those securities.

Jefferies was selected as Pareteum’s financial advisor in connection with the transaction because Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and familiarity with Pareteum and its business. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

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The Offer Announcement and the Scheme of Arrangement

Once the conditions to the Acquisition have been satisfied or waived, as applicable, the Acquisition will be effected by way of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under Part 26 of the UK Companies Act 2006, as amended. The purpose of the scheme of arrangement is to provide for Pareteum to become the owner of 100% of the issued and to be issued Artilium ordinary shares.

Under the scheme of arrangement, the Acquisition is to be achieved by:

•	the transfer of all issued and to be issued Artilium ordinary shares from the Artilium shareholders to Pareteum in consideration for which Artilium shareholders will receive consideration on the basis set out in the Offer Announcement; and

•	amendments to Artilium’s articles of association to ensure that any Artilium ordinary shares issued after the record time for the scheme of arrangement (other than to Pareteum) will automatically be transferred to Pareteum on the same terms as the Acquisition (other than terms as to timing and formalities ).

Upon the scheme of arrangement becoming effective, it will be binding on all Artilium shareholders (irrespective of whether or not they attended or voted at the general meeting of Artilium shareholders and the meeting of Artilium shareholders convened by the High Court of Justice in England and Wales), and share certificates in respect of Artilium ordinary shares will cease to be of value and should be destroyed and entitlements to Artilium ordinary shares held within the CREST system will be cancelled.

The scheme of arrangement will be governed by English law. The scheme of arrangement will be subject to the applicable requirements of the Takeover Code, the Panel, the AIM Market of the London Stock Exchange and the UK Financial Conduct Authority or its successor from time to time.

Conditions to the Acquisition

Other than the conditions relating to Pareteum and Artilium shareholder approvals, and the sanction of the scheme of arrangement by the High Court of Justice in England and Wales, Pareteum may invoke a condition to the Acquisition to cause the Acquisition not to proceed only if the Panel is satisfied that the circumstances giving rise to that condition not being satisfied are of material significance to Pareteum in the context of the Acquisition. The completion of the Acquisition is conditional upon, among other things, the satisfaction or waiver of the following closing conditions:

•	the approval of Share Issuance Proposal;

•	the approval of the Scheme by the Independent Artilium Shareholders representing at least 75% of the shares entitled to vote and present and voting, either in person or by proxy, at the Court Meeting on or before the Long Stop Date (or such later date as may be agreed between the Company and Artilium, and that the High Court of Justice of England and Wales may allow);

•	the passing of the resolutions in connection with, among other things, the approval of the Scheme, the amendment of Artilium’s articles of association and such other matters as may be necessary to implement the Scheme, by the requisite majority at the General Meeting to be held on or before the Long Stop Date (or such later date, if any, as the Company and Artilium may agree, and that the High Court of Justice of England and Wales may allow);

•	the passing of the resolution to approve the management arrangement set forth in the Management Services Agreement between the Company and Bart Weijermars by the requisite majority of the Independent Artilium Shareholders at the General Meeting to be held on or before Long Stop Date (or such later date, if any, as the Company and Artilium may agree, and that the High Court of Justice of England and Wales may allow);

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•	the approval, by the NYSE American, of the listing of the New Pareteum Shares; and

•	the sanction of the Scheme on or before the Long Stop Date (or such later date, if any, as may be agreed between the Company and Artilium, and that High Court of Justice of England and Wales may allow) and the delivery of an official copy of the court order to the Registrar of Companies in England and Wales.

Effect of Approval of Scheme of Arrangement

Upon the scheme of arrangement becoming effective, it will be binding on all Artilium shareholders, irrespective of whether or not they attended or voted at the general meeting of Artilium shareholders and the meeting of Artilium shareholders convened by order of the High Court of Justice in England and Wales, and the consideration due under the Acquisition will be dispatched by or on behalf of Pareteum to Artilium shareholders no later than 14 days after the date the scheme of arrangement becomes effective in accordance with its terms.

The Scheme Document will include full details of the scheme of arrangement, together with notices of the general meeting of Artilium shareholders and the meeting of Artilium shareholders convened by order of the High Court of Justice in England and Wales and the expected timetable, and will specify the action to be taken by Artilium shareholders.

Change in Acquisition Structure

Pareteum reserves the right to elect, subject to the prior consent of the Panel, to implement the Acquisition by way of a takeover offer, directly by Pareteum or indirectly through a subsidiary or nominee of Pareteum, for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the scheme of arrangement (which we refer to as the “Right to Switch”). In such an event, the takeover offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the scheme of arrangement, subject to the amendments referred to in the Offer Announcement.

If the Acquisition is effected by way of a takeover offer (as described above) and such takeover offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Pareteum intends to:

•	make a request to the AIM Market of the London Stock Exchange to cancel trading in Artilium ordinary shares on its market for listed securities; and

•	exercise its rights to apply the provisions of Chapter 3 of Part 28 of the UK Companies Act 2006, as amended, to acquire compulsorily the remaining Artilium ordinary shares in respect of which the takeover offer has not been accepted.

Artilium Share Schemes

Appropriate proposals will be made in due course to participants in the Artilium share schemes. Details of the proposals will be set out in the Scheme Document and in separate letters to be sent to the participants in the Artilium share schemes.

Fractional Shares

Fractions of New Pareteum Shares will not be issued to Artilium shareholders. Instead, Artilium shareholders who otherwise would have received a fraction of a New Pareteum Share will receive an additional amount in cash, rounded down to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of Pareteum common stock on the NYSE American on each of the five consecutive trading days ending on the trading day that is two trading days prior to the closing of the Acquisition.

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The Co-operation Agreement

Pareteum and Artilium have entered into the Co-operation Agreement, pursuant to which Pareteum and Artilium have agreed to certain undertakings to co-operate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to the regulatory clearances and authorizations that are required in connection with the Acquisition.

Pursuant to the Co-operation Agreement, Pareteum has agreed to certain limited restrictions on its conduct of business pending the closing of the Acquisition.

The Co-operation Agreement records Pareteum's and Artilium's intention to implement the Acquisition by way of the Scheme, subject to the ability of Pareteum to proceed by way of a takeover offer which is subject to obtaining the consent of the Panel, if required.

The Co-operation Agreement will terminate in certain circumstances as described below.

Regulatory Undertakings

Under the Co-operation Agreement, the parties agreed to use reasonable endeavors regarding the regulatory approvals and other clearances necessary for the Acquisition as soon as reasonably practicable and in any event to enable completion of the Acquisition before the Long Stop Date. Each party agreed to cooperate with the other regarding such regulatory approvals and to assist the other in communicating with any regulatory authority. Each party also agreed to promptly provide the other with such information and assistance as the other may reasonably require for the purposes of obtaining all such approvals and clearances and making any submission, notification or filing to any regulatory authority.

Among other things, the parties agreed to:

•	respond as promptly as reasonably practicable to requests by any regulatory authority;

•	as promptly as reasonably practicable notify the other party of such material communications and provide such party with drafts of all filings, submissions, material written communications intended to be sent to any regulatory authority and a reasonable opportunity to comment, if practical;

•	make representatives available for meetings and material telephone calls with any regulatory authority;

•	keep the other party reasonably informed as to the progress of any notification submitted to a regulatory authority pursuant to this Agreement and other material developments; and

•	not withdraw a filing, submission or notification made to any regulatory authority pursuant to the Co-operation Agreement without the prior consent of the other party, not to be unreasonably withheld.

Undertakings Concerning Stockholder Approval, the Proxy Statement and the Scheme Document

Under the Co-operation Agreement, each party agreed to promptly provide the other party with all information about itself and its directors as may reasonably be requested and required under applicable law for inclusion in this proxy statement or in the Scheme Document, as the case may be. Each party also agreed to provide other assistance of and access to itself and its advisors as may reasonably be required.

In addition, the parties agreed to cooperate with each other in relation to Artilium’s plans and communications with respect to participants of certain performance-linked share awards granted on July 1, 2017 to Grootzande Management BV (Bart Weijermars) and Rupert Hutton, Chief Financial Officer of Artilium. Artilium agreed to promptly provide details to Pareteum in connection with such plans and communications as Pareteum may reasonably request.

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Right to Switch to a Takeover Offer

Subject to the consent of the Panel, Pareteum may elect to implement the Acquisition by way of a takeover offer, directly by Pareteum or indirectly through a subsidiary or nominee of Pareteum, for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the court-sanctioned scheme of arrangement. In accordance with the Offer Announcement, in such an event, the takeover offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favorable (subject to appropriate amendments), so far as applicable, as those which would apply to the scheme of arrangement and subject to the amendment referred to in Appendix I of the Offer Announcement. The Co-operation Agreement provides that, if Pareteum exercises this Right to Switch, the parties obligations under the Co-operation Agreement shall be applied in a manner consistent with implementation of the Acquisition by way of a takeover offer.

Termination of the Co-operation Agreement

The Co-operation agreement may be terminated immediately upon the mutual agreement of the parties.

The Co-operation Agreement will also terminate upon the occurrence of any of the following:

•	the Offer Announcement is not released on or before 8.00 a.m. London time June 7, 2018 (unless such other time and date is agreed by the parties in accordance with the Co-operation Agreement);

•	the Artilium recommending directors withdraw, adversely modify or adversely qualify the recommendation that the Artilium shareholders vote or procure votes in favor of the court-sanctioned scheme of arrangement at the court meeting of Artilium shareholders to be set out in the Scheme Document and the resolutions to be proposed at the general meeting of Artilium shareholders;

•	the Pareteum directors withdraw, adversely modify or adversely qualify the recommendation that Pareteum stockholders vote in favor of the Share Issuance Proposal at the Meeting of Pareteum stockholders;

•	the court-sanctioned scheme of arrangement (or the takeover offer as the case may be) is withdrawn or lapses (other than where such lapse or withdrawal is a result of the exercise of the Right to Switch or is otherwise to be followed soon after by a Rule 2.7 announcement made by Pareteum or a person acting in concert with Pareteum, to implement the Acquisition by a different offer or scheme on substantially the same or improved terms);

•	the court-sanctioned scheme of arrangement has not become effective by the Long Stop Date (other than as a result of the exercise of the Right to Switch or where the Long Stop Date is to be followed soon after by a Rule 2.7 announcement made by Pareteum or a person acting in concert with Pareteum, to implement the Acquisition by a different offer or scheme on substantially the same or improved terms);

•	upon service of written notice by or on behalf of either Party to the other Party (or the nominated advisers of the other Party), where any condition becomes incapable of satisfaction or is invoked so as to cause the Acquisition not to proceed; or

•	written agreement of termination between the parties.

No Dissenters’ Rights

None of our stockholders will be entitled to exercise dissenters’ rights or to demand payment for his, her or its shares of Pareteum common stock in connection with the Acquisition.

United States Federal Income Tax Considerations

Our stockholders will not realize gain or loss in connection with the Acquisition with respect to their shares of Pareteum common stock for United States federal income tax purposes. Stockholders are urged to consult their own tax advisors with respect to tax matters under United States federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such stockholder’s own tax characteristics and situation.

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Accounting Treatment

We prepare our financial statements in accordance with U.S. GAAP. The Acquisition will be accounted for as a business combination using the acquisition method of accounting with Pareteum being treated as the acquirer. The Acquisition will result in the recognition of assets acquired and liabilities assumed at fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the completion of the Acquisition, will be revised as additional information becomes available upon completion of the Acquisition and finalization of the valuation of Artilium’s assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Artilium as of the closing date of the Acquisition.

Irrevocable Undertakings

Pareteum has received irrevocable undertakings to vote or procure votes in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of takeover offer, to accept such offer) from all of the independent directors of Artilium who hold Artilium shares, amounting, in aggregate, to 71,122,994 Artilium shares (representing, in aggregate, approximately 20.24% of the issued and outstanding shares of Artilium).

In addition to the irrevocable undertakings from the independent directors of Artilium, Pareteum has received an irrevocable undertaking to vote or procure votes in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a takeover offer, to accept such offer) from Bart Weijermars (except for the resolution to approve the Management Services Agreement on which he is not allowed to vote) with respect to 2,423,633 Artilium shares (representing, in aggregate, approximately 0.68% of the issued and outstanding shares of Artilium).

In addition to the irrevocable undertakings from the Artilium directors, Pareteum has received irrevocable undertakings from various other shareholders to vote or procure votes in favor of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a takeover offer, to accept such offer), in respect of 141,887,365 Artilium shares (representing, in aggregate, approximately 39.98% of the issued and outstanding shares of Artilium).

Regulatory Matters

Pareteum and Artilium have agreed to use reasonable endeavors regarding the regulatory approvals and other clearances necessary for the Acquisition as soon as reasonably practicable and in any event to enable completion of the Acquisition before the Long Stop Date. Artilium agreed to cooperate with Pareteum regarding such regulatory approvals and to assist Pareteum in communicating with any regulatory authority, including, without limitation, the SEC, NYSE American, the European Commission, and the U.S. Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice. Artilium agreed to promptly provide Pareteum with such information and assistance as Pareteum may reasonably require for the purposes of obtaining all such approvals and clearances and making any submission, notification or filing to any regulatory authority.

Additional information is provided above under the heading “—The Co-operation Agreement.”

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UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

(in Dollars)

On June 7, 2018, pursuant to Rule 2.7 of the Takeover Code, Pareteum and Artilium released the Offer Announcement disclosing the terms on which Pareteum intends to make a recommended offer to acquire the issued and to be issued ordinary shares of Artilium in a cash and stock transaction. Under the terms of the Offer, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock. The Acquisition is to be effected by means of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under the UK Companies Act 2006, as amended.

The following unaudited pro forma condensed combined financial information gives effect to the Acquisition, which includes adjustments for the following:

•	the conversion of Artilium’s historical financial statements from Euros to U.S. Dollars;

•	the conversion of Artilium’s historical financial statements prepared in accordance with IFRS to U.S. GAAP;

•	certain reclassifications to conform Artilium’s historical financial statement presentation to Pareteum’s presentation; and

•	transaction costs in connection with the Acquisition.

The following unaudited pro forma condensed combined statements and related notes are based on and should be read in conjunction with (i) the historical consolidated financial statements of Pareteum and the related notes included in Pareteum’s Annual Report on Form 10-K for the year ended December 31, 2017 which was filed with the SEC on March 30, 2018 and the historical unaudited consolidated financial statements of Pareteum and related notes included in Pareteum’s Quarterly report on Form 10-Q for the period ended March 31, 2018 which was filed with the SEC on May 11, 2018, each of which is incorporated by reference in this document, and (ii) the audited consolidated financial statements of Artilium for the years ended June 30, 2017 and 2016 and the related notes and the unaudited condensed consolidated financial statements of Artilium for each of the nine months ended March 31, 2018 and March 31, 2017 and related notes contained herein.

The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2018 and the year ended December 31, 2017 combine the historical consolidated statements of income of Pareteum and Artilium, giving effect to the Acquisition as if it had been completed on January 1, 2017. The accompanying unaudited pro forma condensed combined statement of financial position as of March 31, 2018 combines the historical condensed combined statements of financial position of Pareteum and Artilium, giving effect to the Acquisition as if it had been completed on March 31, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the combined results of Pareteum and Artilium. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Acquisition.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.

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The pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

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Pareteum Corporation
Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of March 31, 2018

		Artilium plc
	Historical Pareteum	Historical U.S. Dollars (IFRS)	Pro Forma Reclassification Adjustments [Note 1]	Pro Forma (U.S. GAAP)	Pro Forma Adjustments (Note 2)	Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$15,988,645	$2,736,476	$-	$2,736,476	$(15,467,248)	$3,257,873
Accounts receivable, net	1,954,495	4,272,654	-	4,272,654		6,227,149
Other current assets	1,153,742	99,284	-	99,284		1,253,026
Total current assets	19,096,882	7,108,414	-	7,108,414	(15,467,248)	10,738,048

Investments	3,230,208	7,878,935	-	7,878,935	(11,109,143)	-

Fixed assets, net	4,176,199	612,112	-	612,112		4,788,311

Note receivable	601,583	-	-	-		601,583

Intangible assets	-	3,440,932	-	3,440,932		3,440,932

Other assets	93,730	-	-	-		93,730

Goodwill	-	25,407,871	153,507	25,561,378	82,991,482	108,552,860

TOTAL ASSETS	$27,198,602	$44,448,264	$153,507	$44,601,771	$56,415,091	$128,215,464

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	2,286,347	$3,830,530	$201,803	4,032,333		$6,318,680
Line of credit	-	-	-	-		-
Other current liabilities	5,157,202	616,226	-	616,226		5,773,428
Deferred revenue - current		2,468,624	77,902	2,546,526		2,546,526
Convertible notes	118,813	-	-	-		118,813
Loans payable	-	12,325	-	12,325		12,325
Total current liabilities	7,562,362	6,927,705	279,705	7,207,410	-	14,769,772

Long-term liabilities
Derivative liabilities	1,911,381	-	-	-		1,911,381
Deferred tax liabilities	-	234,966	-	234,966		234,966
Deferred revenue - long-term	-	4,151,548	(279,705)	3,871,843		3,871,843
Other long term liabilities	738,208	518,266	-	518,266		1,256,474
Total current and long-term liabilities	10,211,951	11,832,485	-	11,832,485	-	22,044,436

Stockholder's equity:
Preferred shares	-	-	-	-		-
Common stock	324,866,254	24,418,230	-	24,418,230	71,569,347	420,853,831
Additional paid in capital	-	66,250,916	222,667	66,473,583	(66,473,583)	-
Treasury stock	-	(2,458,068)	-	(2,458,068)	2,458,068	-
Accumulated other comprehensive loss	(6,202,289)	2,296,813	-	2,296,813	(2,296,813)	(6,202,289)
Accumulated deficit	(301,677,314)	(57,892,112)	(69,160)	(57,961,272)	51,158,072	(308,480,514)
Total stockholder's equity	16,986,651	32,615,779	153,507	32,769,286	56,415,091	106,171,028

TOTAL LIABILITIES AND EQUITY	$27,198,602	$44,448,264	$153,507	$44,601,771	$56,415,091	$128,215,464

63

Pareteum Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2018

		Artilium plc
	Historical Pareteum	Historical U.S. Dollars (IFRS)	Pro Forma Reclassification Adjustments [Note 1]	Pro Forma (U.S. GAAP)	Pro Forma Adjustments (Note 2)	Pro Forma Condensed Combined
Revenue	$4,112,570	$6,383,434	$-	$6,383,434	-	$10,496,004
Cost of revenue	1,194,523	3,326,877	-	3,326,877		4,521,400
Gross profit	2,918,047	3,056,557	-	3,056,557	-	5,974,604
Operating expenses:
Selling, general and administrative	4,751,585	3,825,282	24,370	3,849,652	6,803,200	15,404,437

Loss before other income / (expenses)	(1,833,538)	(768,725)	(24,370)	(793,095)	(6,803,200)	(9,429,833)

Interest expense	(50,562)	(24,016)	-	(24,016)	-	(74,666)
Changes in derivative liabilities	(313,733)	-	-	-	-	(313,733)
Other income	69,545	-	-	-	-	69,545
Amortization of deferred financing costs	(6,142)			-	-	(6,142)

Net loss before income tax	(2,134,518)	(792,741)	(24,370)	(817,111)	(6,803,200)	(9,754,829)
Benefit for income taxes	(418)	(61,235)	-	(61,235)	-	(61,653)

Net Loss	(2,134,100)	(731,506)	(24,370)	(755,876)	(6,803,200)	(9,693,176)
Foreign currency loss	104,402	(1,890,429)	-	(1,890,429)	-	(1,786,027)
Change in fair value of available for sale securities	-	851,068	-	851,068	-	851,068

Comprehensive Loss	$(2,029,698)	$(1,770,867)	$(24,370)	$(1,795,237)	$(6,803,200)	$(10,628,135)

Net income (loss) per common share from continuing operations:

Basic	$(0.04)	$(0.01)	-	$(0.01)	$(0.18)	$(0.12)
Diluted	$(0.04)	$(0.01)	-	$(0.01)	$(0.18)	$(0.12)

Weight average common share outstanding:
Basic	50,062,434	353,732,000	-	353,732,000	37,852,076	87,914,510
Diluted	50,062,434	353,732,000	-	353,732,000	37,852,076	87,914,510

Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

1)	Note 1 reflects the conversion of the Artilium financial statements from IFRS to U.S. GAAP; and

2)	Note 2 reflect the purchase price and preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of assets acquired of Artilium.

Artilium, plc is a UK public company whose audited financial statements are presented under IFRS. In connection with Pareteum’s planned acquisition of Artilium, the combined consolidated balance sheets and statements of operations of both entities, as of as of March 31, 2018 and for the quarter ended were prepared. The following entry was made to convert Artilium’s IFRS financial statements to U.S. GAAP:

Note 1	Goodwill	153,507
	Accumulated deficit	44,791
	Deferred revenues - long-term	279,705
	Selling, general and administrative	24,370
	Accounts payable		$201,803
	Deferred revenues - current		77,902
	Additional paid in capital		222,667

64

 The above entry represents the following adjustments:

1)	Adjustment to increase goodwill with a corresponding credit to additional paid in capital of $153,507 due to fair value adjustment on the shares to be issued as consideration in the acquisition of IDM.
2)	Adjustment to record stock-based compensation expense for options granted to two officers of Artilium, plc in July 2017 in the amount of $44,791 and $24,370 for the year ended December 31, 2017 and for the quarter ended March 31, 2018 with a corresponding credit to additional paid in capital of $69,161.
3)	Adjustment to correct the overstatement in deferred revenue-long-term of $279,705 and to reclass accruals of $201,803 which were erroneously classified as deferred-current to accounts payable.

The following adjustments represent the acquisition and consolidation of Artilium by Pareteum.

Note 2	Common stock	24,418,230
	Additional paid-in capital	66,473,583
	Treasury stock		2,458,068
	Accumulated other comprehensive gain (loss)	2,296,813
	Accumulated deficit		57,961,272
	Goodwill	82,991,482
	Professional Fees - M&A	6,803,200
	Cash		8,864,348
	Cash - M&A Costs		6,602,900
	Investments		11,109,143
	Common Stock		95,787,177
	Common Stock - M&A Fees		200,400

As a part of the acquisition Pareteum acquired Artillium in a common stock purchase and Note 2 represents the entry:

1)	All Artilium shareholder’s equity balances are adjusted by $32,769,286 to reflect the transaction as if completed. Goodwill for the difference of net assets acquired and fair market value totals approximately $82,991,482.
2)	Cash payments for the acquisition and professional fees for the transaction are approximately $8,864,348 and $6,602,900.
3)	Additional professional fees are to be paid in stock in the amount of approximately $200,400. The elimination of net investment between companies is approximately $11,109,143.
4)	Pareteum will issue equity of approximately $95,787,177 to complete the transaction.

65

Pareteum Corporation
Unaudited Pro Forma Condensed Combined Statement of Financial Position
For the Year Ended December 31, 2017

		Artilium plc
	Historical Pareteum	Historical U.S. Dollars (IFRS)	Pro Forma Reclassification Adjustments [Note 1]	Pro Forma (U.S. GAAP)	Pro Forma Adjustments (Note 2)	Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$13,737,675	$3,499,113	$-	$3,499,113	$(15,467,248)	$1,769,540
Accounts receivable, net	2,058,284	4,725,090	(1,081,760)	3,643,330	-	5,701,614
Other current assets	900,369	134,312	-	134,312	-	1,034,681
Total current assets	16,696,328	8,358,515	(1,081,760)	7,276,755	(15,467,248)	8,505,835

Investments	3,230,208	6,596,487	-	6,596,487	(9,826,695)	-
Fixed assets, net	4,713,710	545,494	-	545,494	-	5,259,204
Note receivable	594,520	-	-	-	-	594,520
Intangible assets	-	3,749,141	-	3,749,141	-	3,749,141
Other assets	91,267	-	-	-	-	91,267
Goodwill	-	20,549,865	-	20,549,865	85,315,016	105,864,881

TOTAL ASSETS	$25,326,033	$39,799,502	$(1,081,760)	$38,717,742	$60,021,073	$124,064,848

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$1,978,726	$2,749,261	$(187,743)	$2,561,518	-	$4,540,244
Other current liabilities	5,493,116	119,986	-	119,986	-	5,613,102
Deferred revenue - current	-	2,260,347	(285,507)	1,974,840	-	1,974,840
Convertible notes	66,000	-	-	-	-	66,000
Loans payable	-	11,999	-	11,999	-	11,999
Total current liabilities	7,537,842	5,141,593	(473,250)	4,668,343	-	12,206,185

Long-term liabilities
Derivative liabilities	1,597,647	-	-	-	-	1,597,647
Deferred tax liabilities	-	314,282	-	314,282	-	314,282
Deferred revenue - long-term	-	4,344,608	(608,510)	3,736,098	-	3,736,098
Other long term liabilities	769,011	835,715	-	835,715	-	1,604,726
Total current and long-term liabilities	9,904,500	10,636,198	(1,081,760)	9,554,438	-	19,458,938

Stockholder's equity:
Preferred shares	-	-	-	-	-	-
Common stock	321,271,437	23,484,192	-	23,484,192	72,503,385	417,259,014
Additional paid-in capital	-	62,156,505	44,791	62,201,296	(62,201,296)	-
Treasury stock	-	(2,458,068)	-	(2,458,068)	2,458,068	-
Accumulated other comprehensive gain (loss)	(6,306,691)	3,141,281	-	3,141,281	(3,141,281)	(6,306,691)
Accumulated deficit	(299,543,213)	(57,160,606)	(44,791)	(57,205,397)	50,402,197	(306,346,413)
Total stockholder's equity	15,421,533	29,163,304	-	29,163,304	60,021,073	104,605,910

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$25,326,033	$39,799,502	$(1,081,760)	$38,717,742	$60,021,073	$124,064,848

66

Pareteum Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the 12 month period ended December 31, 2017

		Artilium plc
	Historical Pareteum	Historical U.S. Dollars (IFRS)	Pro Forma Reclassification Adjustments [Note 1]	Pro Forma (U.S. GAAP)	Pro Forma Adjustments (Note 2)	Pro Forma Condensed Combined
Revenue	$13,547,507	$12,246,485	$-	$12,246,485	-	$25,793,992
Cost of revenue	3,683,609	2,943,919	-	2,943,919	-	6,627,528
Gross profit	9,863,898	9,302,566	-	9,302,566		19,166,464
Operating expenses:
Selling, general and administrative	18,651,085	10,684,607	44,791	10,729,398	6,803,200	36,183,683
Income before other income / (expenses)	(8,787,187)	(1,382,041)	(44,791)	(1,426,832)	(6,803,200)	(17,017,219)

Interest expense	(4,890,900)	(243,605)	-	(243,605)	-	(5,134,505)
Changes in derivative liabilities	794,691	-	-	-	-	794,691
Other income	705,140	-	-	-	-	705,140
Amortization of deferred financing costs	(177,519)	-	-	-	-	(177,519)

Net income before income tax	(12,355,775)	(1,625,646)	(44,791)	(1,670,437)	(6,803,200)	(20,829,412)
Provision (benefit) for income taxes	107,205	(301,008)	-	(301,008)		(193,803)

Net Loss	(12,462,980)	(1,324,638)	(44,791)	(1,369,429)	(6,803,200)	(20,635,609)
Foreign currency translation gain (loss)	(1,219,782)	810,157	-	810,157	-	(409,625)
Change in fair value of available for sale securities	-	2,331,124	-	2,331,124	-	2,331,124

Comprehensive Loss	$(13,682,762)	$1,816,643	$(44,791)	$1,771,852	$(6,803,200)	$(18,714,110)

Net income (loss) per common share from continuing operations:
Basic	$(0.84)	$(0.01)	$-	$(0.01)	$(0.18)	$(0.35)
Diluted	$(0.84)	$(0.01)	$-	$(0.01)	$(0.18)	$(0.38)

Weight average common share outstanding:
Basic	16,338,156	316,418,000	-	316,418,000	37,852,076	54,190,232
Diluted	16,338,156	316,418,000	-	316,418,000	37,852,076	54,190,232

Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

1)	Note 1 reflects the conversion of the Artilium financial statements from IFRS to U.S. GAAP; and

2)	Note 2 reflect the purchase price and preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of assets acquired of Artilium.

Artilium, plc is a UK public company whose audited financial statements are presented under IFRS. In connection with Pareteum’s planned acquisition of Artilium, the combined consolidated balance sheets and statements of operations of both entities, as of December 31, 2017 and for the year then ended were prepared. The following entry was made to convert Artilium’s IFRS financial statements to U.S. GAAP:

Note 1	Accounts payable	187,743
	Deferred revenues - current	285,507
	Deferred revenues - long-term	608,510
	Selling, general and administrative	44,791
	Accounts receivable		1,081,760
	Additional paid in capital		44,791

67

The above entry represents the following adjustments:

1)	Adjustment to accounts payable, deferred revenues-current and deferred revenues – long-term of $187,743, $285,507 and $608,510, respectively, with a corresponding credit to accounts receivable of $1,081,760 to correct the overstatement in deferred revenue for amounts billed but not collected as of December 31, 2017.
2)	Adjustment to increase selling, general and administrative by $44,791 with a corresponding credit to additional paid in capital to record stock-based compensation for options granted to two officers of Artilium, plc.

The following adjustments represent the acquisition and consolidation of Artilium by Pareteum.

Note 2	Common stock	23,484,192
	Additional paid-in capital	62,201,296
	Treasury stock		2,458,068
	Accumulated other comprehensive gain (loss)	3,141,281
	Accumulated deficit		57,205,397
	Goodwill	85,315,016
	Professional Fees - M&A	6,803,200
	Cash		8,864,348
	Cash - M&A Costs		6,602,900
	Investments		9,826,695
	Common Stock		95,787,177
	Common Stock - M&A Fees		200,400

	To record purchase of Artillium plc

As a part of the acquisition Pareteum acquired Artillium in a common stock purchase and Note 2 represents the entry:

1)	All Artilium shareholder’s equity balances are adjusted by $32,769,286 to reflect the transaction as if completed. Goodwill for the difference of net assets acquired and fair market value totals approximately $82,991,482.
2)	Cash payments for the acquisition and professional fees for the transaction are approximately $8,864,348 and $6,602,900.
3)	Additional professional fees are to be paid in stock in the amount of approximately $200,400. The elimination of net investment between companies is approximately $11,109,143.
4)	Pareteum will issue equity of approximately $95,787,177 to complete the transaction.

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SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ARTILIUM

(in Euros, except per share information)

The following tables set forth certain selected consolidated financial data of Artilium as of and for the fiscal years ended June 30, 2017 and 2016 and certain selected consolidated financial data of Artilium as of and for the nine-month periods ended March 31, 2018 and 2017. The information for the fiscal years ended June 30, 2017 and 2016 was derived from Artilium’s consolidated financial statements which were prepared in accordance with IFRS, as adopted by the European Union and IFRS as issued by the International Accounting Standards Board (“IASB”). The information as of the nine-month periods ended March 31, 2018 and 2017 was derived from Artilium’s consolidated financial statements. These financial statements have been prepared on a basis consistent with the consolidated financial statements of Artilium. The operating results for the nine months ended March 31, 2018 are not necessarily indicative of the results that may be expected for the full fiscal year. The information set forth below is a summary that should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Artilium” and the historical consolidated financial statements and related notes included in this proxy statement. Historical results are not necessarily indicative of the results to be expected in the future.

	For the Nine Months Ended March 31		For the Fiscal Year Ended June 30
	2018	2017	2017	2016
Statement of Operations Data

	31 March	31 March	30 June	30 June
	2018	2017	2017	2016
	€’000	€’000	€’000	€’000
Continuing Operations
Revenue	10,675	8,103	10,452	9,622
Cost of sales	(3,908)	(2,025)	(2,716)	(2,599)
Gross profit	6,767	6,078	7,737	7,023
Depreciation and amortization	(1,251)	(1,324)	(1,768)	(1,411)
Administrative expenses before redundancy costs	(6,333)	(5,859)	(7,413)	(6,835)
Redundancy costs	(131)	(287)	(227)	(294)
Operating loss	(948)	(1,392)	(1,671)	(1,517)
Finance costs	(87)	(352)	(324)	(200)
Loss before tax	(1,035)	(1,744)	(1,995)	(1,717)
Tax credit	169	170	235	191
Loss for the period from continuing operations attributable to owners of the Company	(866)	(1,574)	(1,760)	(1,526)

69

	As of March 31 €000		As of June 30 €000
	2018	2017	2017	2016
Balance Sheet Data
Cash and cash equivalents	2,220	3,531	2,863	422
Total assets	36,066	28,891	27,853	26,359
Total long-term liabilities	3,980	5,842	1,255	2,064
Total equity	26,465	17,246	17,404	18,085

70

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ARTILIUM

You should read the following Management’s Discussion and Analysis of Financial Condition and Results of Operations in conjunction with Artilium plc’s consolidated financial statements and related notes that appear elsewhere in this proxy statement.

Business Overview

Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets.

In broad terms, Artilium provides services to both telecommunications infrastructure customers, such as Proximus and Telenet, and enterprise customers, such as Philips. Telecommunications infrastructure customers include Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Mobile Virtual Network Enablers (MVNEs), fixed and alternative operators, hosting providers, system integrators and managed service providers. Across products and businesses, Artilium provides services to more than 20 million end-users.

Artilium’s core product offering is the ARTA® platform, a mobile enablement platform which allows network operators to open networks to third party developers and launch new services in a flexible manner. Artilium can provide its customers with a customized version of its ARTA Service Delivery Platform, suitably tailored for the needs of the user, or as a product suite from the cloud, which we refer to as a Platform-as-a-Service.

The ARTA platform can support multiple configurations depending upon the requirements of the operator and/or managed services provider, as the following examples demonstrate:

•	Network operators can provide third-party developers with access to their network, allowing that third party to benefit from the rapid applications and services delivery models of the web in delivering a new wave of mobile services.

•	Cable companies innovating with “triple-play” offerings (the combined offering of TV, broadband Internet and home phone as a bundle) and “quad-play” offerings (adding mobile to the “triple-play”) can deliver, monetize and manage new revenue-generating services such as pay-per-download, toll-free and premium number services, segmented mobile offerings and online self-care.

•	Companies that deliver connected devices, smart home solutions and other connected applications can access the specific functionality designed for the IoT (Internet of Things) segment.

Artilium is headquartered in Bruges, Belgium. Artilium plc, the holding company of the Artilium Group, maintains its registered office in London, the United Kingdom, and its shares are quoted on AIM, a sub-market of the London Stock Exchange.

The Artilium Group has three other significant trading businesses, as follows:

•	Interactive Digital Media ("IDM"), an international cloud communications provider headquartered in Lubeck, Germany that was acquired by the Artilium Group in January 2018. IDM is focused on providing enterprise messaging and communication, cost-efficient SMS (Short Message Service) wholesale and application-to-person SMS hubbing directly to internet clients. Its customers include MNO’s as well as large corporates. IDM is an Associate Member of the GSM Association, a European trade body for mobile operators and a certified Open Connectivity Solution Provider.

71

•	United Telecom, a provider and reseller of telecommunications services in Belgium and the Netherlands, headquartered in Rotselaar, Belgium. Its telecom operating services include the development and sale of carrier grade services for telecom service providers, including fixed, mobile, and VoIP (Voice over internet protocol). United Telecom uses ARTA technology to provide managed services to MVNOs and enterprises, and has several of its own brands with which it offers its services directly to its customers;

•	Artilium BV, which operates under the trade names Comsys and Livecom and is referred to as the Comsys segment in the consolidated financial statements. Comsys operates from Soesterberg, the Netherlands, and provides interactive telephony services, multi-channel call center solutions and value-added communication services such as voicemail, call routing, smart roaming as well as voice services to large telecommunication as well as enterprise customers. We acquired Comsys in September 2015 and Livecom in July 2015.

Artilium is a Microsoft Gold Certified Partner and enjoys a close working relationship with the Group.

Key Income Statement Items

Revenue

The sources of revenue for each of the Artilium Group’s four reportable segments are described below.

Artilium earns revenues from the sale of licenses for proprietary software, professional services relating to project management and implementation, the resale of third party hardware and software, after-sale maintenance contracts as well as subscriber fees dependent on the number of users on the platform.

United Telecom earns revenues from providing telecom operating services including enterprise cloud communication solutions to telecom services providers and as a retailer of fixed and mobile telecommunications services, which it resells.

Comsys earns revenues from the sale of interactive telephony services, call center solutions and other telecommunications products such as voicemail services. It sells licenses for proprietary software, professional services relating to project management and implementation, after-sale maintenance contracts as well as subscriber fees dependent on the number of users on the platform.

IDM earns revenues from the sales of SMS and voice messaging services as well as the wholesale and resale of these services to other service providers. IDM earns revenues on each text message sent, but margins on these sales are relatively low.

The Artilium Group’s revenues do not have any seasonal variation.

Cost of sales

Cost of sales includes all of the Artilium Group’s costs directly related to delivering the software and services for which it recognizes revenue during a period. As software and service providers, Artilium, United Telecom and Comsys can generate higher revenues with a relatively fixed cost base, generating higher margins as the business grows. In contrast, IDM is a high volume low margin business. It incurs a cost for each text message sent, which it passes on to its customers while charging a small premium.

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Depreciation and amortization

Depreciation and amortization are non-cash items related to the reduction in value over time of the Artilium Group’s tangible and intangible assets respectively.

The Artilium Group’s intangible assets include proprietary intellectual property, consisting of software and customer portfolios, the intellectual property the Group has acquired as a result of acquisitions and the goodwill it recognizes on its balance sheet as a result of acquisitions.

Goodwill, which arises from the acquisition of subsidiaries, is not amortized but tested annually for impairment.

The Artilium Group does not generally capitalize software development costs, other than in isolated instances when a new standalone product is developed by outsourced parties. Software development costs are principally expensed as administrative expenses in the period in which they occur unless specific criteria are met.

Administrative expenses

Administrative expenses consist primarily of salaries and related expenses, including share-based compensation, for non-employee directors, finance and accounting, legal, internal audit and human resources personnel; marketing and sales expenses; legal costs; professional fees and other corporate expenses. Many of these costs are centralized across the Artilium Group’s business units and it accounts for them on a group-wide basis.

Administrative expenses also include redundancy costs, which have occurred each of the periods under review as a result of the Group’s acquisitions.

Finance costs

Finance costs are comprised of the interest paid on bank loans and on other loans.

Tax credit

The tax credit represents the sum of current and deferred tax.

The Artilium Group calculates tax credits with respect to its operating losses based on the applicable tax rates in the jurisdictions in which it operates, together with the release of deferred tax liabilities recognised in respect of separately identifiable intangible assets on business combinations. These tax credits appear as a non-cash item on the consolidated income statement. The Artilium Group does not recognize tax assets on unutilized losses unless it is probable that taxable profits will be available in future periods.

Results of Operations

Effect of acquisitions

The Artilium Group has grown rapidly as a result of acquisitions. On January 16, 2018, the Group acquired Interactive Digital Media, a German cloud communication company. During the year ended June 30, 2017, the Group acquired Ello Mobile and Wbase, and during the year ended June 30, 2016, it acquired Comsys, Livecom, Speakup Belgium, Talking Sense Networks and *bliep. These acquisitions, in particular the acquisition of IDM, as a result of which the Artilium Group expects its revenues to increase by 45%, affect the comparability of the Artilium Group’s results of operations across the periods under review.

Comparison of the nine-month periods ended March 31, 2018 and 2017

The following table summarizes the results of operations for the nine-month periods ended March 31, 2018 and 2017:

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	Nine-month period ended March 31,
	2018	2017	% change
	(in thousands of euros)
Revenue	10,675	8,103	31.7%
Cost of sales	(3,908)	(2,025)	93.0%
Gross Profit	6,767	6,078	11.3%
Depreciation and amortization	(1,251)	(1,324)	(5.5)%
Administrative expenses before redundancy costs	(6,333)	(5,859)	8.1%
Redundancy costs	(131)	(287)	(54.4)%
Administrative expenses	(6,464)	(6,146)	5.2%
Operating loss	(948)	(1,392)	(31.9)%
Finance costs	(87)	(352)	(75.3)%
Loss before tax	(1,035)	(1,744)	(40.7)%
Tax credit	169	170	(0.1)%
Loss for the year from continuing operations	(866)	(1,574)	(45.0)%

Revenue

Revenues increased by 31.7%, from 8.1 million euros in the nine-month period ended March 31, 2017 to 10.7 million euros in the nine-month period ended March 31, 2018.

The breakdown of revenue by segment was as follows:

	Nine-months ended March 31,
	2018	2017
	(in thousands of euros)
Artilium	3,044	3,191
United Telecom	3,492	3,250
Comsys	1,555	1,662
IDM	2,584	-
Total	10,675	8,103

Artilium’s revenues decreased by 4.6%, from 3.2 million euros to 3.0 million euros, driven by slightly lower project work, which it is expected will catch up in the next quarter.

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United Telecom’s revenues increased by 7.4%, from 3.3 million euros to 3.5 million euros. Revenues from mobile and fixed line call charges remained stable and the increase is due to the integration of the Digiweb customer base, with an increase in sales offsetting the effect of price reductions, while revenue from telecom operating services remained stable.

Comsys’s revenues decreased by 6.4%, from 1.7 million euros to 1.6 million euros, driven by the timing of projects that should be delivered in the next quarter.

Overall revenue growth reflected the consolidation of revenues from IDM starting from January 2018.

Cost of sales

Cost of sales increased by 93%, from 2.0 million euros in the nine-month period ended March 31, 2017 to 3.8 million in the nine-month period ended March 31, 2018. This was driven by the consolidation of IDM, which is a low margin business with high cost of sales relative to its revenues, as well as the acquisition of customers from Digiweb.

Depreciation and amortization

Depreciation and amortization decreased by 5.5%, from 1.3 million euros in the nine-month period ended March 31, 2017 to 1.25 million in the nine-month period ended March 31, 2018. At the time of the acquisitions of IDM, Wbase, Comsys, Livecom, Ello and Speakup, the Artillium Group recognized a deferred tax liability in respect of the intangible assets on business combinations, primarily representing the client portfolio and software recognized in connection with the acquisitions. As the intangible asset is amortized, the decrease in value of the corresponding tax liability has a positive non-cash effect on the income statement.

Administrative expenses

Administrative expenses increased by 5.2%, from 6.1 million euros for the nine-month period ended March 31, 2016 to 6.5 million euros for the nine-month period ended March 31, 2017

The change was broadly in line with the increase in revenues and driven by the expansion of the Artilium Group’s business. Administrative expenses included redundancy costs in both periods, which were the result of consolidation after acquisitions.

Finance costs

Finance costs decreased by 75.3%, from 0.35 million euros for the nine-month period ended March 31, 2016 to 87,000 euros for the nine-month period ended March 31, 2017. In July 2016, the Group borrowed 1 million euros from external investors to finance a loan to Green IT Globe in connection with a strategic alliance with Green IT Globe. In September 2017, the Artilium Group repaid the loan, leading to a reduction in interest payments.

Tax credit

The tax credit remained stable across the two periods, at 0.2 million euros, reflecting the release of deferred tax liabilities recognised on separately identifiable intangible assets on business combinations.

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Comparison of the years ended June 31, 2017 and 2016

The following table summarizes the results of operations for years ended June 30, 2017 and 2016:

	Year ended June 30,
	2017	2016	% change
	(in thousands of euros)
Revenue	10,452	9,622	8.6%
Cost of sales	(2,715)	(2,599)	4.5%
Gross Profit	7,737	7,023	10.2%
Depreciation and amortization	(1,768)	(1,411)	25.3%
Administrative expenses before redundancy costs	(7,413)	(6,835)	8.5%
Redundancy costs	(227)	(294)	(22.8)%
Administrative expenses	(7,640)	(7,129)	7.2%
Operating loss	(1,671)	(1,517)	10.2%
Finance costs	(324)	(200)	62.0%
Loss before tax	(1,995)	(1,717)	16.2%
Tax credit	235	191	23.0%
Loss for the year from continuing operations	(1,760)	(1,526)	15.3%

Revenue

Revenues increased by 8.6%, from 9.6 million euros in the year ended June 30, 2016 to 10.5 million euros in the year ended June 30, 2017.

The breakdown of revenue by segment was as follows:

	Year ended June 30,
	2017	2016
	(in thousands of euros)
Artilium	4,147	3,881
United Telecom	4,128	4,108
Comsys	2,177	1,633
Total	10,452	9,622

Artilium’s revenues increased by 6.9%, from 3.9 million euros to 4.1 million euros, driven by increased license and subscriber fees. Fees from professional services relating to project management and implementation were lower than in 2016, while revenues from maintenance and support contracts remained stable.

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United Telecom’s revenues remained broadly stable at 4.1 million euros in both periods. Revenues from mobile and fixed line call charges remained stable, with an increase in sales offsetting the effect of price reductions, as did revenue from telecom operating services.

Revenues from Comsys increased by 33.3%, from 1.6 million euros to 2.2 million euros. In the year ended June 30, 2017, Comsys’s revenues for the full year were included in the Group’s results, while in the previous year the results were included only after the acquisition in September 25, 2015.

Cost of sales

Cost of sales increased by 4.5%, from 2.6 million for the year ended June 30, 2016 to 2.7 million euros for the year ended June 30, 2017. The increase was outpaced by the increase in revenues for the period, driven by an expansion of the client base for the Artilium Group’s software and services.

Depreciation and amortization

Depreciation and amortization increased by 25.3%, from 1.4 million euros for the year ended June 30, 2016 to 1.8 million euros for the year ended June 30, 2017. This was due to the amortization of intangible assets acquired in connection with the acquisitions of Comsys, Livecom and Ello.

Administrative expenses

Administrative expenses increased by 7.2%, from 7.1 million euros for the year ended June 30, 2016 to 7.6 million euros for the year ended June 30, 2017. This change was broadly in line with the increase in revenues and driven by the expansion of the Group’s business. Administrative expenses included redundancy costs in both periods, which were the result of consolidation after acquisitions.

Finance costs

Finance costs increased by 62.0%, from 0.2 million euros for the year ended June 30, 2016 to 0.3 million for the year ended June 30, 2017, due to an increase in borrowings to fund acquisitions such as the acquisition of *bliep in the year ended June 30, 2017.

Tax credits

Tax credits increased by 23%, from 191,000 euros for the year ended June 30, 2016 to 235,000 euros for the year ended June 30, 2017. At the time of the acquisitions of Comsys, Livecom, Ello and Speakup, the Artilium Group recognized a deferred tax liability corresponding to the separately identifiable intangible assets primarily representing the client portfolio recognized in connection with the acquisitions. As the intangible asset is amortized, the decrease in value of the corresponding deferred tax liability has a positive non-cash effect on the income statement.

Non-GAAP Financial Measures

The Artilium Group discloses certain financial measures that are not defined by IFRS, in particular, adjusted EBITDA. The Group defines adjusted EBITDA as operating result before interest, exchange differences, taxes, depreciation, amortization and impairments of property, plant and equipment; trade receivables and intangible assets.

The Artilium Group's management uses adjusted EBITDA to measure the Group's operational performance and the profitability of its operations. Prospective investors should use caution when reviewing these figures and should not use them as absolute measures of the Group's financial performance or liquidity, as alternatives to operating profit, net income or any other performance measures derived in accordance with IFRS, or consider it to be comparable to other companies’ EBITDA or adjusted EBITDA calculations. In addition, these measures should not be used instead of, or considered as an alternative to, the Artilium Group's Audited Financial Statements under IFRS.

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Adjusted EBITDA is not uniformly or legally defined and is not recognized under IFRS or any other generally accepted accounting principles and has important limitations as an analytical tool and prospective investors should not consider these figures in isolation or as a substitute for analysis of the Group's results of operations.

The following table shows the reconciliation of adjusted EBITDA to loss for the year from continuing operations, the most comparable IFRS measure:

	For the nine-month period ended March 31,		For the year ended June 30,
	2018	2017	2017	2016
	(in thousands of euros)

Loss for the year from continuing operations	€(866)	€(1,574)	€(1,760)	€(1,526)
Tax credit	(169)	(170)	(235)	(191)
Finance costs	87	352	324	200
Operating loss	(948)	(1,392)	(1,671)	(1,571)
Redundancy costs	131	287	227	294
Depreciation and amortization	1,251	1,324	1,768	1,411
Impairment of receivables	-	-	56	125

Adjusted EBITDA	€434	€219	€380	€313

Liquidity and Capital Resources

As reflected in the accompanying consolidated financial statements, the Artilium Group reported losses of 1.7 million euros and 1.5 million euros for the years ended June 30, 2017 and 2016 respectively, and had an accumulated deficit of 54 million euros as of June 30, 2017. As of June 30, 2016, the Group’s cash balances were 2.9 million euros.

The Group principally funds its business using cash generated from operations, bank debt, third party loans, loans or collaborative agreements with corporate partners and equity offerings.

The group has got to a position where the working capital required for the group is manageable within the groups current and expected future revenues and expenses.

There is no major capital expenditure planned and, with revenue growth and the latest acquisitions being cash flow positive, the working capital position is expected to improve in the coming years.

Cash Flows

The following table summarizes the results of the Artilium Group’s cash flows for the nine-month periods ended March 31, 2018 and 2017 and the years ended June 30, 2017 and 2016:

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	Nine-month period ended March 31,		Year ended June 30,
	2018	2017	2017	2016
	(in thousands of euros)			(Unaudited)
Net cash generated from (used in):
Operating activities	775	2,866	3,858	(1,261)
Investing activities	(1,195)	(1,034)	(1,274)	(531)
Financing activities	(223)	1,277	(143)	1,479
Net increase (decrease)	(643)	555	2,441	(313)

Comparison of the nine-month periods ended March 31, 2018 and 2017

Cash from operating activities decreased substantially, to 775,000 euros in the nine-month period ended March 31, 2018 from 2.9 million euros in the nine-month period ended March 31, 2017. The high cash inflow in the prior period was principally driven by an advance payment in connection with the contract extension from Telenet, one of the Group’s largest clients.

Net cash outflow from investing activities increased by 20%, to 1.2 million euros in the nine-month period ended March 31, 2018 from 1.0 million euros in the nine-month period ended March 31, 2017, principally driven by the acquisitions of IDM and the customers of Digiweb.

Cash from financing activities decreased substantially, to an outflow of 0.2 million euros in the nine-month period ended March 31, 2018 from an inflow of 1.3 million euros in the nine-month period ended March 31, 2017, driven by repayment of borrowings in the later period.

Comparison of the years ended June 30, 2017 and 2016

Cash from operating activities increased substantially, to an inflow of 3.9 million euros in the year ended June 30, 2017 from an outflow of 1.3 million in the year ended June 30, 2016. This was principally driven by an advance payment of 5.3 million euros in connection with the contract extension from Telenet, one of the Group’s largest clients. The Group will recognize the corresponding revenue over the course of the contract in line with the contract milestones and performance obligations.

Net cash outflow from investing activities increased significantly, to 1.3 million euros in the year ended June 30, 2017 from 0.5 million euros in the year ended June 30, 2016.

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Cash from financing activities increased to an outflow of 0.1 million in the year ended June 30, 2017 from an inflow of 1.5 million in the year ended June 30, 2016. This was principally due to a 1 million euro loan in the year ended June 30, 2016.

Contractual Obligations

The following table details the remaining contractual maturity for the Artilium Group’s financial liabilities with agreed repayment periods, including both interest and principal cash flows as at June 30, 2017:

	Payments due by period
	(in thousands of euros)
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Bank loans	€105	€85	€20	-	-

Other third-party loans	€2,058	€1,383	€675	-	-

Operating lease obligations	€1,627	€571	€1,056	-	-

Purchase obligations	€1,000	-	€1,000	-	-

Total	€4,790	€2,039	€2,751	-	-

Off-Balance Sheet Arrangements

The Group does not have any off-balance sheet arrangements that it considers material.

Critical Accounting Policies, Estimates and Judgments

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are disclosed in note 2 to the financial statements of the Group included elsewhere in this proxy statement.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or conformity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3 to the financial statements of the Group included elsewhere in this proxy statement.

Quantitative and Qualitative Disclosures about Market Risk

The Group is exposed to a variety of market risks, including credit risk, liquidity risk, interest rate risk and currency risk. These risks are more fully described in Note 32 in the notes to the Group’s consolidated financial statements included elsewhere in this proxy statement.

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PROPOSAL NO. 1 — SHARE ISSUANCE PROPOSAL

Proposal

We are asking you to approve the issuance of Pareteum common stock to shareholders of Artilium in connection with the proposed acquisition by Pareteum of all of the outstanding ordinary shares of Artilium. Pursuant to the Acquisition, among other things, in exchange for cancellation of each Artilium ordinary share, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock, resulting in the aggregate issuance of approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition; following these transactions, Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018, the last business day prior to the Offer Announcement. We refer to this proposal as the “Share Issuance Proposal.”

For a detailed description of the Acquisition, see the section entitled “Information About the Artilium Acquisition.”

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of the Share Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against the Share Issuance Proposal. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the vote on the Share Issuance Proposal, as long as a quorum is present.

The approval of the Share Issuance Proposal by the requisite vote of Pareteum stockholders is required for us to issue shares of our common stock to Artilium shareholders as partial consideration in the Acquisition, and it is a condition to the completion of the Acquisition under the Offer Announcement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE SHARE ISSUANCE PROPOSAL.

Amount and Title of Securities to be Issued; Use of Proceeds

If the Share Issuance Proposal is approved, we expect to issue approximately 37,852,076 new shares of Pareteum common stock, par value $0.00001 per share, in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition. Holders of our common stock have no conversion, preemptive or other subscription rights.

Registration Exemption; Listing of New Pareteum Shares

The common stock to be issued to Artilium shareholders as partial consideration in the Acquisition will not be registered under the Securities Act and will be issued pursuant to the exemption provided by Section 3(a)(10) under the Securities Act. If Pareteum exercises its right to implement the Acquisition by way of a takeover offer, directly by Pareteum or indirectly through a subsidiary or nominee of Pareteum, such takeover offer will be made in compliance with applicable U.S. laws and regulations and may require registration. It is a condition to the Acquisition that the New Pareteum Shares be listed for trading on the NYSE American.

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Co-operation Agreement

For a detailed description of the Co-operation Agreement, see the section entitled “Information About the Artilium Acquisition—Co-operation Agreement.”

Interests of Pareteum’s Executive Officers and Directors in the Acquisition or Share Issuance

None of Pareteum’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Pareteum common stock to Artilium shareholders as partial consideration in the Acquisition, other than being a director or executive officer and a stockholder of Pareteum.

Impact of the Share Issuance on our Existing Stockholders

If the Share Issuance Proposal is approved and the share issuance is implemented, the share issuance will dilute the ownership and voting interests of our existing stockholders. We expect to issue approximately 37,852,076 new shares of Pareteum common stock in connection with the Acquisition, consisting of (i) 35,339,548 shares issued to Artilium shareholders pursuant to the Offer, (ii) 1,975,257 shares issued to Bart Weijermars (through Grootzande Management BV) and Rupert Hutton, both officers of Artilium, pursuant to vesting share awards in connection with the Acquisition and (iii) 537,271 shares issued to Grootzande Management BV conditional on Pareteum acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition. Upon completion of the Acquisition, Pareteum stockholders will own approximately 64.86% and Artilium shareholders will own approximately 35.14% of Pareteum’s fully diluted common stock, based on Pareteum’s and Artilium’s respective fully diluted common stock and ordinary shares outstanding as of June 6, 2018. Therefore, the ownership and voting interests of our existing stockholders will be proportionately reduced.

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PROPOSAL NO. 2 — ELECTION OF DIRECTORS

Proposal

Four directors are to be elected at the Meeting to serve until the next annual meeting of Pareteum stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors to be elected.

The following table sets forth the nominees for directors on the Board of Directors. Certain biographical information about the nominees as of the Record Date can be found above in the section titled “Directors and Officers.”

Nominees for Directors

Name	Age	Position(s) with the Company	Date First Elected or Appointed
Robert H. Turner	69	Executive Chairman, Director and Principal Executive Officer	2015
Yves van Sante	58	Director	2014
Luis Jimenez-Tuñon	38	Director	2017
Laura Thomas	62	Director	2017

Required Stockholder Vote and Recommendation of Our Board of Directors

The election of directors requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. For purposes of the Meeting, this means that the number of shares voted “for” a director must exceed the number of votes “withheld” against such director. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the vote on the election of directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” EACH OF THE NOMINEES IN THIS PROPOSAL NO. 2.

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PROPOSAL NO. 3 — EQUITY PLAN PROPOSAL

Proposal

Ratification of the 2018 Pareteum Corporation 2018 LONG-TERM INCENTIVE COMPENSATION plan, including the reservation of [•] shares of common stock thereunder wITH A [•]% ANNUAL INCREASE TO THE TOTAL NUMBER OF RESERVED SHARES

On [•], 2018, the Board of Directors adopted the 2018 Plan, an omnibus equity incentive plan pursuant to which the Company may grant equity and equity-linked awards to officers, directors, consultants and others. The Board of Directors adopted the 2018 Plan as a means to offer incentives and attract, motivate and retain and reward persons eligible to participate in the 2018 Plan. Accordingly, the Board of Directors unanimously approved and adopted the 2018 Plan, including authorization of the issuance of [•] shares of the Company’s common stock with a [•]% annual increase to the total number of reserved shares.

Set forth below is a summary of the 2018 Plan, which is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is included as Annex IV to this proxy statement.

Summary of the 2018 Plan

The following description of certain features of the 2018 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2018 Plan that is attached hereto as Annex IV. Capitalized terms not defined herein shall have the meaning set forth in the 2018 Plan.

Administration

The Board of Directors shall administer the 2018 Plan. The Board of Directors may, by resolution, appoint the Compensation Committee to administer the 2018 Plan and delegate its powers under the 2018 Plan for purposes of Awards granted to Eligible Employees and Consultants.

Eligibility

Awards may be granted pursuant to the 2018 Plan only to persons who are eligible persons. Under the 2018 Plan, “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Board of Directors; “Eligible Director” means any member of the Board of Directors who is not an employee of the Company, a Subsidiary or an Affiliated Entity; and “Consultant” means any person or entity who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Awards

Awards granted under this Plan shall be subject to the following conditions:

(a) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the discretion of the Board of Directors for Awards not involving Common Stock, shall be available again for grant under the 2018 Plan and shall not be counted against the shares authorized under Section 1.3 or 1.4 of the 2018 Plan.

(b) Common Stock delivered by the Company in payment of an Award authorized under Articles V and VI of the 2018 Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

(c) The Board of Directors shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

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(d) Separate certificates or a book-entry registration representing Common Stock shall be delivered to a Participant upon the exercise of any Option.

(e) Eligible Directors may only be granted Nonqualified Stock Options, Restricted Stock Awards, SARs or Performance Units under this Plan.

(f) The maximum term of any Award shall be ten years.

Option Awards. The Board of Directors may, from time to time, subject to the provisions of the 2018 Plan and such other terms and conditions as it may determine, grant Options to Eligible Employees. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. The Board of Directors may, subject to the provisions of the 2018 Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Directors and Consultants. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board of Directors may from time to time approve.

Restricted Stock. The Board of Directors may, from time to time, subject to the provisions of the 2018 Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards shall be awarded in such number and at such times during the term of the 2018 Plan as the Board of Directors shall determine. Each Restricted Stock Award shall be subject to an Award Agreement setting forth the terms of such Restricted Stock Award and may be evidenced in such manner as the Board of Directors deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates.

Stock Appreciation Rights. The Board of Directors may from time to time, in its sole discretion, subject to the provisions of the 2018 Plan and subject to other terms and conditions as the Board of Directors may determine, grant a SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of a SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Board of Directors may from time to time approve, subject to the requirements of the 2018 Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

Performance Based Compensation

The Board of Directors may, from time to time, subject to the provisions of the 2018 Plan and such other terms and conditions as it may determine, grant Performance Units to Eligible Employees, Consultants and Eligible Directors. Each Award of Performance Units shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Board of Directors may from time to time approve.

The Board of Directors may from time to time, subject to the provisions of the 2018 Plan and such other terms and conditions as the Board of Directors may determine, grant a Performance Bonus to certain Eligible Employees selected for participation. The Board of Directors will determine the amount that may be earned as a Performance Bonus in any period of one year or more upon the achievement of a performance target established by the Board of Directors. The Board of Directors shall select the applicable performance target(s) for each period in which a Performance Bonus is awarded.

Change in Control

Notwithstanding any other provision in this Plan to the contrary, Awards granted under the 2018 Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event unless the terms of the Award state otherwise.

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“Change of Control Event” means, except as otherwise provided in an Award Agreement, each of the following:

(i) Any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the stockholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

(ii) The merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger of consolidation; or

(iii) The sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

Section 162(m) of the Internal Revenue Code. Following the enactment of the Tax Cuts and Jobs Act (the “TCJA”) in December 2017, Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, chief financial officer, and each of its three other most highly compensated executive officers (the “covered employees”). Prior to the enactment of the TCJA, Section 162(m) disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless such compensation qualified as “performance-based compensation” within the meaning of the Internal Revenue Code. The changes to Section 162(m) made by the TCJA are generally effective for taxable years beginning in 2018, but there is a grandfather rule for compensation paid pursuant to a written, binding contract that was in effect on November 2, 2017, which was not modified in any material respect on or after that date. Awards granted under the 2018 Plan to our covered employees, whether performance-based or otherwise, will be subject to the $1.0 million annual deduction limitation under Section 162(m). The Board of Directors or the Compensation Committee, as applicable, intends to consider the potential impact of Section 162(m) on compensation decisions, but reserves the right to grant awards under the 2018 Plan that may not be deductible because of Section 162(m), as the Board or the Committee in the exercise of its business judgment determines appropriate to meet our compensation objectives.

New Plan Benefits

SEC rules require us to disclose any amounts that we currently are able to determine will be allocated to our named executive officers, directors and other employees following approval of the 2018 Plan. Subject to the approval by the stockholders of the 2018 Plan, the Company anticipates an aggregate of [•] shares and options to purchase an aggregate of [•] shares will be issued to named executive officers, directors and other employees.

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Equity Compensation Plan Information (as of December 31, 2017)

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under the equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2017 Plan (1): 3,417,856 2008 Plan (2): 1,128,384	2017 Plan: $1.00 2008 Plan: $9.40	2017 Plan: 1,530,049 2008 Plan: 39,192
Equity compensation plans not approved by security holders	-	-	-
Total	4,546,240	-	1,569,241

(1)	2017 Pareteum Corp. Long-Term Incentive Compensation Plan (the “2017 Plan”). Form S-8 filed June 14, 2017. The shareholders approved 6,500,000 shares to be issued under the 2017 Plan, of which 3,500,000 were registered under an S-8.

(2)	2008 Pareteum Corp. Long-Term Incentive Compensation Plan (the “2008 Plan”). Form S-8 filed July 11, 2008. The stockholders approved the increase of the total number of shares of authorized to be issued under the 2008 Plan from 200,000 to 920,000, during 2013 the stockholders approved an increase from 920,000 to 1,840,000 and during 2014 an increase of the total number of shares available under the 2008 Plan from 1,840,000 to 2,240,000.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of the Equity Plan Proposal requires the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against the Equity Plan Proposal. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the vote on the Equity Plan Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE EQUITY PLAN PROPOSAL.

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PROPOSAL NO. 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

THE RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018

The Board of Directors has appointed Squar Milner LLP of Los Angeles, California as our independent registered public accounting firm for the fiscal year 2018 and has further directed that the selection of Squar Milner LLP be submitted to a vote of Pareteum stockholders at the Meeting for ratification.

As described below, the stockholder vote is not binding on the Board of Directors. If the appointment of Squar Milner LLP is not ratified, the Board of Directors will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Squar Milner LLP is ratified, the Board of Directors may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of Squar Milner LLP are not expected to attend the Meeting.

Fees

During the years ended December 31, 2017, and 2016, we engaged Squar Milner LLP as our independent auditor. For the years ended December 31, 2017, and 2016, we incurred fees as discussed below:

	2017	2016
Audit fees	$240,000	$220,000
Audit-related fees	-	14,000
Tax fees	28,000	-
All other fees	60,000	-
Total Fees	$328,000	$234,000

Audit fees. Consist of fees billed for professional services rendered for the audit of the consolidated financial statements and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.

Audit-related fees. Consist of the review of SEC comment letters and management response for the year ended December 31, 2016.

Tax fees. Consists of fees paid to Squar Milner LLP related to the filings of Federal and State returns during the year ended December 31, 2017.

All other fees. Consists of fees related to letters to underwriters in connection with certain registration statements for the year ended December 31, 2017.

The Audit and Finance Committee (the “Audit Committee”) of the Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and audit-related services provided by Squar Milner LLP in 2017 and 2016 consistent with the Audit Committee’s responsibility for engaging our independent auditors.

The Audit Committee, in accord with Item 9(e)(5) of Schedule 14A shall;

•	Appoint, compensate, and oversee the work of the independent auditors (including resolving disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
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•	Pre-approve audit and non-audit services to be provided to the Company by the independent auditors. In this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors and all fees and terms of audit and non-audit engagements with the independent auditors, in each case as may be permissible and compatible with the auditors’ independence. The Audit Committee shall also review and approve disclosures with respect to non-audit services;
•	Review and provide guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) ensuring that the independent auditors submit to the Audit Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No.1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; and (iv) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;
•	Obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and steps taken to deal with any such issues;
•	Review the experience and qualifications of the senior members of the independent auditor team;
•	Review and concur with the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account;
•	Review the performance of the independent auditors on an annual basis and
•	Periodically discuss with the independent auditors, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with Squar Milner LLP maintaining its independence.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval for this proposal requires the affirmative vote of the majority of the votes cast at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 4.

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AUDIT COMMITTEE REPORT

The Board of Directors has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2017, which were audited by Squar Milner LLP, our independent registered public accounting firm. The Board of Directors discussed with Squar Milner LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committee). The Board of Directors received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Board of Directors concerning independence, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Board of Directors also considered whether the provision of services other than the audit of our financial statements for the fiscal year ended December 31, 2017 were compatible with maintaining Squar Milner LLP’s independence.

The Board of Directors has selected Squar Milner LLP as our independent auditor for 2018.

Respectfully submitted by the Audit Committee,

Messrs. van Sante and Jimenez-Tuñon and Ms. Thomas

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PROPOSAL NO. 5 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal

The SEC has adopted final rules requiring most public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. At the 2012 annual meeting of stockholders, the stockholders voted to hold such advisory vote every three years, starting in 2012. We are therefore now presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our equity compensation program for the named executive officers listed under “Executive Compensation” in this proxy statement by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby approved.”

Pursuant to Rule 14a-21 of the Exchange Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors, creating or implying any change to the fiduciary duties of the Board of Directors or any additional fiduciary duty by the Board of Directors or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.  The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Stockholder Vote and Recommendation of Our Board of Directors

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the shares present in person or by proxy, provided that a quorum is present.  An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE RESOLUTION IN THE SAY-ON-PAY PROPOSAL.

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PROPOSAL NO. 6 — ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Proposal

The SEC has also adopted final rules requiring most public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC's rules, we are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal No. 5, in our proxy statements.

We are presenting this proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every one year, two years, or three years, or you may abstain from voting on the proposal.

The Board of Directors recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate for the reasons set forth below:

•	Our equity compensation program for the named executive officers is designed to support long-term value creation, and a vote every three years will allow the stockholders to better judge the equity compensation program in relation to our long-term performance. We strive to ensure management's interests are aligned with stockholders' interests to support long-term value creation through our equity compensation program. To that end, we grant equity awards to vest over multi-year periods of service to encourage our named executive officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

•	A vote every three years will provide the Board of Directors and the Compensation Committee with the time to thoroughly respond to stockholders' sentiments and implement any necessary changes. The Board of Directors and the compensation committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important in motivating and retaining our named executive officers. The Board of Directors therefore believes that a vote every three years is an appropriate frequency to provide the Board of Directors and the compensation committee sufficient time to thoughtfully consider stockholder's input and to implement any changes to the equity compensation program, in light of the timing that would be required to implement any decisions related to such changes.

•	We will be open to input from our stockholders regarding the executive compensation program during the period between stockholder votes. We are open to input from stockholders regarding board and governance matters, as well as the equity compensation program. We believe that the stockholders' ability to contact us and the Board of Directors at any time to express specific views on executive compensation, hold us accountable to stockholders and reduce the need for and value of more frequent advisory votes on executive compensation.

Required Stockholder Vote and Recommendation of Our Board of Directors

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the option recommended (on a non-binding advisory basis) by the stockholders under this proposal. An abstention will have no impact on the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE “3 YEARS” SELECTION IN THE SAY-ON-FREQUENCY PROPOSAL.

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PROPOSAL NO. 7 — ADJOURNMENT PROPOSAL

Proposal

We are asking you to approve a proposal to adjourn the Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or the other proposals being considered at the Meeting.

If our stockholders approve the Adjournment Proposal, we could adjourn the Meeting and any adjourned session of the Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Share Issuance Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Share Issuance Proposal or any of the other proposals such that the Share Issuance Proposal or such other proposal would be defeated, we could adjourn the Meeting without a vote on the Share Issuance Proposal or such other proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Share Issuance Proposal or such other proposal.

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present at the Meeting, whether in person or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against the Adjournment Proposal. Broker non-votes and failures of record holders to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the Meeting will have no effect on the outcome of the vote on the Adjournment Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THE ADJOURNMENT PROPOSAL.

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DIRECTORS, OFFICERS AND KEY EMPLOYEES

Set forth below are the Company’s Directors, and Executive Officers and key employees as of December 31, 2017, together with an overview of their professional experience and expertise.

Name	Age	Position(s) Held	Director Since

Robert H. Turner	68	Executive Chairman of the Board of Directors and Principal Executive Officer	2015
Yves van Sante (1) (2) (3)	58	Director	2014
Luis Jimenez-Tuñon (1) (2) (3)	38	Director	2017
Laura Thomas (1) (2) (3)	62	Director	2017
Victor Bozzo	50	Chief Executive Officer	N/A
Edward O’Donnell	52	Chief Financial Officer	N/A

(1)	Currently a member of the Audit and Finance Committee.

(2)	Currently a member of the Nominating and Corporate Governance Committee.

(3)	Currently a member of the Compensation Committee.

Robert H. Turner was appointed Executive Chairman of the Board of Directors on November 16, 2015. Mr. Turner has 40 years’ experience, cultivating and growing “all stage” global software, telecom and tech companies. He emphasizes strategy, sales, organizational leadership, and fundamental financial results and leads with a culture that passionately serves the needs of valued constituents, while sustaining growth. Mr. Turner launched his career at AT&T, where he rose to serve at the highest ranks in a broad spectrum of international, start-up, and corporate firms, including (selected highlights): NeoNova Network Services, Inc.; Pac West; Telecom, Inc.; Panterra Networks; PTT Telecom Netherlands, US Inc. (now KPN); and BellSouth Communications, Inc. (now AT&T). Mr. Turner is also an advisory board member of The Capital Angels, affiliated with SC Angel Network. Mr. Turner earned a Bachelor of Science degree and a Master of Business Administration from the University of South Carolina, where he was presented with a Distinguished Alumni award in 2010. Mr. Turner is Guest Lecturer in the Darla Moore School of Business Professional MBA program.

Yves van Sante was appointed a director on June 1, 2014. From July 2011 to May 2014, Mr. van Sante was a board observer for our Company, following his service on our Board of Directors from October 2006 to July 2011. Mr. van Sante (1960) studied Marketing, Communication and Commercial Management. He started his career in 1982 as an advisor at United Brokers and became sales manager for Brinkers International, the market leader in refining oil for the food industry, a year later. From 1987 until 1993 he served as Sales and Marketing manager Central Europe at 3C Communications in Luxemburg, where he launched Credit Card Telephony across Europe. Following this position, he became a business unit manager Public Telephony at Belgacom, the Belgium incumbent, where he managed a department of 650 employees and a € 40 million business. In 1994, together with Steven van der Velden, Yves van Sante co-founded InTouch Telecom. As its managing director he was responsible for business development, sales and marketing. In 1999, when achieving a turnover of € 25 million and having grown to 125 staff, InTouch was sold to GTS, a pan European Telecom operator. Mr. van Sante became vice-president Business Services with GTS in London, where he consolidated acquisitions and turned the voice Telco around into an IP operator. In 2000 he became Managing Director of Eport, a call centre owned by the Port of Ostend. After six months Eport was sold to the Dutch call-centre Call-IT, and Mr. van Sante became advisor to its Management Board. In 2002 he founded Q.A.T. Investments. Concurrently, he has held various Management and Board functions in companies in the QAT portfolio. Mr. van Sante is a member of De Warande and member of the Board of Directors of Festival of Flanders.

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Luis Jimenez-Tuñon was appointed a director on March 1, 2017. Mr. Jimenez-Tuñon is a distinguished mobile telecommunications industry leader, having served as CEO of the Company’s largest customer, Vodafone Enabler Spain S.L. (“Vodafone Enabler”) from July 2011 to December 2016. In addition to his role at Vodafone Enabler, during a decade at Vodafone, Mr. Jimenez-Tuñon has also held leadership positions at Vodafone Spain where he was responsible for business development and strategy of the group’s Mobile Virtual Network Operators (MVNOs), enablers, roaming services, international carriers and wholesale fixed broadband business lines. Mr. Jimenez-Tuñon is currently founder and CEO of Red Queen Ventures, S.L. (www.redqueen-ventures.com) a global high-tech advisory and Investment Company focused on technology, telecom, MVNO/E, satellite and aerospace. As Chief executive of Vodafone Enabler, he pioneered the Company’s innovative business model and powered the launch of Vodafone Spain’s second brand Lowi.es which was awarded best Spanish MVNO in 2015 and 2016. Started in 2011, under his leadership, Vodafone enabler boosted its revenue, profit and operational performance, and achieved internationalization. Previously, Luis held several executive positions at Vodafone Spain, including Senior Vice President where he grew business to hundreds of millions of euros in yearly revenue. Mr. Jimenez began his career in the satellite industry in 2002 holding various positions including Research engineer at the National Space Institute of Denmark and later Deputy Commercial Director of INSA (today ISDEFE), Spain’s leading satellite operations company managing NASA and ESA tracking stations. Luis has received several professional and academic awards at international and national levels. Luis earned an Executive MBA from EOI Business School, a Master’s Degree in Satellite Communications from Polytechnic University of Madrid, and an MSc in Telecommunications Engineering from the University of Zaragoza in cooperation with the Technical University of Denmark. He also completed the Executive Management Program (SEP) from the Graduate School of business at Stanford University in California, of which he is lifetime alumni. Along with his executive career, Luis has been guest speaker at international business summits and has published several papers.

Laura Thomas was appointed a director on July 25, 2017. Ms. Thomas previously served as the Chief Financial Officer of Towerstream, Inc., from May 2017 through January 2018. And on the Board of Directors of Impact Telecom (“Impact”), a full-service telecommunications company, from January 2016 through December 2016, during which time she served as Chairman of the Board of Directors from January 2016 through June 2016. From December 2014 through December 2015 she served as the Chief Executive Officer of TNCI Operating Company, which acquired Impact in January 2016. From 2000 through 2014 she served in a variety of roles at XO Holdings, Inc. (now XO Communications), a telecommunications services provider, including as Chief Financial Officer from May 2009 through April 2011 and again from December 2013 through August 2014, and as Chief Executive Officer from April 2011 through December 2013.

Victor Bozzo was appointed Chief Executive Officer on November 1, 2016. Mr. Bozzo served as Senior Vice President, Worldwide Sales and Marketing for Telarix Inc., a market leader in interconnect solutions for service providers. Under Mr. Bozzo’s sales and marketing leadership, sales increased significantly, and the company received numerous market leadership accolades, ultimately leading to a highly successful exit for investors. Prior to joining Telarix, Mr. Bozzo served as President and General Manager of Pac-West’s Emerging Technologies division after selling Pac-West his startup, Factor Communications, an innovative portfolio of cloud-based communications services. He was also responsible for significant revenue and customer growth and investor returns at exTone Communications, ITXC Corporation, and Voxware.

Edward O’Donnell was appointed Chief Financial Officer on January 9, 2017. Mr. O’Donnell has over 23 years of experience in investment banking, advertising, private equity, investment, venture capital, technology, internet and other new media businesses. Prior to joining the Company, Mr. O’Donnell served as the Chief Financial Officer of Ameri Holdings, Inc. (OTC: AMRH) from January 2016 through December 2016. Mr. O’Donnell has served as the Chief Operating Officer of Radbourne Property Group, Inc., an innovative operator of family entertainment centers, where his primary responsibilities included raising capital, external reporting, outlining capital structure and budgeting. From February 2013 until April 2015, Mr. O’Donnell served as chief financial officer of AudioEye, Inc. (OTC: AEYE) From December 2010 until January 2013, Mr. O’Donnell served as Vice President of Finance for Augme Technologies, Inc. (Previously OTC: AUGT), which provides strategic services and mobile marketing technology to leading consumer and healthcare brands. From January 2007 until November 2010, Mr. O’Donnell served as Chief Financial Officer of Carlyle Capital Group LLC, a venture capital and private equity firm. Previously, Mr. O’Donnell also served as Senior Vice President of Finance & Investor Relations of ACTV, Inc. (previously NASDAQ: IATV), where he developed the investor relations department before the company was purchased by OpenTV, a subsidiary of Liberty Media. Previously, Mr. O’Donnell was a member of Aloysius Lyons, LLC. Aloysius Lyons, LLC filed for protection under Chapter 7 of the federal bankruptcy laws in 2007. Aloysius Lyons, LLC received a discharge relating to the matter in 2009 and has been dissolved. Mr. O’Donnell is a Certified Public Accountant in New York and a member of NYSSCPAs and AICPA. Mr. O’Donnell earned a B.S, degree in Accountancy from Villanova University in 1991 and an M.B.A. from Columbia Business School in 2003. We believe that Mr. O’Donnell’s extensive education and background in accounting and finance makes him qualified to serve as our Chief Financial Officer.

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None of our directors or executive officers has been involved in any legal proceeding enumerated in Regulation S-K Item 401 within the time periods described in that regulation.

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CORPORATE GOVERNANCE

Board Committees

Our Board of Directors has established three standing committees: (1) Audit and Finance, (2) Nominating and Corporate Governance, and (3) Compensation.

All committees operate under a charter that has been approved by the Board of Directors and which is available on our website, www.Pareteum.com.

Audit and Finance Committee

The Audit Committee is composed of Messrs. van Sante (member since February 18, 2016) and Jimenez-Tuñon (member since March 1, 2017) and Ms. Thomas (member since July 25, 2017, Chairwoman effective September 13, 2017). Ms. Thomas serves as the Audit Committee financial expert. The Audit Committee met four times during 2017 and acted by unanimous written consent four times in 2017. Each of the then-current members was present at all of the Audit Committee meetings held during 2017.

The Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit and Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•	reviews and approves related-party transactions;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors; and

•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board of Directors, including Sarbanes-Oxley implementation, and makes recommendations to the Board of Directors regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board of Directors has a Nominating and Corporate Governance Committee (the “Nominating Committee”) presently composed of Messrs. van Sante (Chairman and member since December 16, 2015) and Jimenez-Tuñon (member since March 1, 2017) and Ms. Thomas (member since July 25, 2017). The Nominating Committee met one time during 2017 and acted by unanimous written consent zero times in 2017. Each of the then-committee members was present at the Nominating Committee meeting held during 2017.

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The Nominating Committee is charged with the responsibility of reviewing our corporate governance policies and with presenting new potential director-nominees to the Board of Directors for consideration. The Nominating Committee has a charter which is reviewed annually. All members of the Nominating Committee are independent directors as defined by the rules of the NYSE American. The Nominating Committee will consider director nominees recommended by stockholders. To recommend a nominee, please write to the Nominating and Corporate Governance Committee, c/o the Company Secretary, Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036. The Nominating Committee will assess all director nominees using the same criteria it applies generally, described in this Form 10-K under the heading “Director and Officer Qualifications.” During 2017, we did not pay any fees to any third parties to assist in the identification of nominees.

Compensation Committee

Our Board of Directors also has a Compensation Committee (the “Compensation Committee”) composed of Messrs. Jimenez-Tuñon (Chairman, since July 25, 2017), van Sante and Ms. Thomas (member since July 25, 2017). The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists the Board of Directors in reviewing and approving matters such as Company benefit and insurance plans. The Compensation Committee met two times during 2017 and acted by unanimous written consent four times in 2017. Each of the then-committee members was present at all of the Compensation Committee meetings held during 2017.

The Compensation Committee has the authority to directly engage, at the Company’s expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation. In 2017, the Compensation Committee did not engage any such compensation consultants or advisers.

A stockholder may send communications regarding executive and director compensation to the Compensation Committee, c/o the Company Secretary, Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Director and Officer Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the Board of Directors to possess. However, our Nominating Committee generally evaluates and recommends candidates with a focus on the following qualities: educational background, diversity of professional experience, knowledge of our industry and business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders and other stakeholders.

Our Board of Directors and officers are composed of a diverse group of leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Most of our officers and directors also have experience serving on boards of directors and board committees of other public companies or private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges and strategies.

Independence Standards for Directors

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Three of our current directors, Yves van Sante, Luis Jimenez-Tuñon and Laura Thomas are not related to each other and are “independent” under Section 803 of the NYSE American rules. Each of Messrs. van Sante and Jimenez-Tuñon and Ms. Thomas serve on the Audit Committee, the Compensation Committee and the Nominating Committee. The Executive Chairman is not independent. He serves as chairman of the Board of Directors and as principal executive officer of the Company. Our Board of directors has not elected a lead independent director.

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In addition, Messrs. van Sante and Jimenez-Tuñon and Ms. Thomas qualify as “independent” under the standards established by the SEC for members of audit committees. The Board of Directors has determined that Laura Thomas is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Ms. Thomas’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Ms. Thomas any duties, obligations or liability that are greater than those generally imposed on her as a member of the Audit Committee and the Board of Directors, and her designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Our Board of Directors also determined that Messrs. van Sante and Jimenez-Tuñon and Ms. Thomas have sufficient knowledge in reading and understanding financial statements to serve on the Audit Committee.

Attendance at Board, Committee and Stockholder Meetings

Our Board of Directors met in person and telephonically 10 times during 2017 and also approved Board resolutions or acted by unanimous written consent 18 times. Each of the then-members of our Board of Directors was present at 75% or more of the Board of Directors meetings held in 2017.

The Audit and Finance Committee met four times during 2017 and acted by unanimous written consent four times in 2017. Each of the then-current committee members was present at all meetings of the Audit and Finance Committee held during 2017.

The Nominating and Corporate Governance Committee met one time during 2017 and acted by unanimous written consent zero times in 2017. Each of the then-current committee members was presents at all meetings of the Nominating and Corporate Governance Committee held during 2017.

The Compensation Committee met two times during 2017 and acted by unanimous written consent four times in 2017. Each of the then-current committee members was presente at all meetings of the Compensation Committee held during 2017.

We have encouraged, but do not require, that all of our directors be in attendance at our annual shareholder meeting either in person or by remote communication. In 2017, Mr. Turner, via teleconference, attended the annual stockholder meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2017, there was one (1) untimely filing of a Form 3, 4 and/or 5: Edward O’Donnell (Form 4) regarding the open market purchase of Pareteum Common Stock.

Code of Conduct

We have adopted a code of conduct that outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. The code of conduct applies to all employees, as well as each member of our Board of Directors. All employees are required to read the code of conduct and affirm in writing their acceptance of the code. Our code of conduct is posted on our website, www.Pareteum.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of conduct by posting such information on our website, www.Pareteum.com. A copy of our code of conduct is also available in print, without charge, upon written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attn: Corporate Secretary.

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EXECUTIVE COMPENSATION

In accordance with Item 402 of Regulation S-K promulgated by the SEC, we are required to disclose certain information regarding the makeup of and compensation for our company’s directors and named executive officers.

The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $120,000 during the last two fiscal years ended December 31, 2017 and 2016 (collectively, the “named executive officers”):

Summary Compensation Table

Name and principal position	Year	Salary ($)(1)		Bonus ($)		Bonus Stock Awards (in $)	Bonus Stock Awards (in shares)	Option Awards ($)(2)	Option Awards (in options)		Stock Awards ($)(1)	Stock Awards (in shares)	All Other Compensation ($)	Total ($)	Total Number of shares	Total Number of options
Robert H. Turner (i)	2017	$326,044	(a)	$300,000	(d)	$1,605,965	1,196,436	$265,520	100,000	(g)	$-	-	$-	$2,497,529	1,196,436	100,000
(Executive Chairman)	2016	$331,021		$675,000	(e)	$-	86,000	$530,838	200,000	(g)	$-	-	$257,785	$1,794,644	86,000	200,000
Victor Bozzo (ii)	2017	$307,063	(b)	$83,500	(f)	$352,513	330,555	$-	-		$-	-	$-	$743,076	330,555	-
(Chief Executive Officer)	2016	$54,457		$50,000		$-	-	$394,213	120,000		$-	-	$-	$498,670	-	120,000
Edward O’Donnell (iii)	2017	$209,388	(c)	-		$2,915	1,000	$220,201	290,000	(h)	$-	-	$-	$432,504	1,000	290,000
(Chief Financial Officer)	2016	-		-		$-	-	-	-		-	-	-	-	-	-

Notes:

(i)	Mr. Turner was appointed on November 16, 2015.

(ii)	Mr. Bozzo was appointed on November 1, 2016, compensation received in 2016 was pro-rated.

(iii)	Mr. O’Donnell was appointed January 8, 2017, compensation to be received in 2017 will be pro-rated.

(1)	These are the base salaries before any bonus and or non-cash awards. The base salary is determined and paid on a monthly basis in euros, therefore, calculations include exchange results from euros to U.S. dollars. Payment can be elected either in cash or in shares in lieu of salary and bonus. When officers opt for payment in shares there is a 25% discount on the purchase price. The amounts, however, are shown at fair market value by using the share price of the preceding month closing price. In principle, officers may earn up to approximately 33% more than the ‘agreed’ cash salary in the event they elect to receive 100% compensation in shares. Such beneficial discount is included in “All Other Compensation” at the fair market value of the equity, reduced by the denominated value in U.S. dollars of the cash salary used for this ‘exchange’ into non-cash compensation.

(2)	The amounts reported in this column represent the aggregate grant date fair value of the stock option awards granted to the named executive officers in 2017 and 2016, respectively. We estimate the fair value of awards on the grant date using the Black-Scholes option pricing model. The assumptions made in calculating the grant date fair value amounts for stock option awards are incorporated herein by reference to the discussion of those assumptions in Note 23 to the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Note that the amounts reported in this column reflect the Company’s accounting cost for the stock option awards, and do not correspond to the actual economic value that will be received by the named executive officers from the award. Pursuant to SEC rules, the amounts in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. In case the options have not vested yet the Company has expensed a pro-rata portion until date of vesting. Expensing of performance based options will start after setting the performance targets.

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(3)	With respect to 2016 this value relates to the non-cash bonus for the chairman of the Board of Directors and other officers granted in 2016 and issued in January 2017 and in case of 2015 the value represents the 25% purchase price discount the named executive officer received by way of electing equity compensation in lieu of cash compensation adjusted for fair value at date of issuance.

(a)	These amounts have been agreed in USD and amounts to an annual amount of USD $300,000. The total salary in 2017 amounts to $326,044 which includes the employer part of the social securities.

(b)	These amounts have been agreed in USD and amounts to an annual amount of USD $275,000. The total salary in 2017 amounts to $307,063 which includes the employer part of the social securities and staff allowances.

(c)	Started in January 2017, pro-rata for the year 2017. At start date the annual salary amounted to $175,000 which was increased during the year to $200,000.

(d)	Bonus granted for an amount of $300,000 to be paid in the future.

(e)	Bonus amount granted for an amount of USD $75,000 based on achievement of certain milestone. Bonus granted of $600,000 was granted and accrued in the fourth quarter to be paid in the future.

(f)	Bonus for an amount of USD $83,500.

(g)	Comprised of 200,000 relating to 2016 and 100,000 relating to 2017 for a total grant of 300,000 shares in total divided between the years 2016 and 2017, the 200,000 options which have been granted with immediate effect represent an initial fair market value of $530,838 and the 100,000 allocated to 2017 had an initial fair market value of $265,520 following the Black Scholes calculation method.

(h)	40,000 options granted January 9, 2017 with a Black Scholes value of $80,118 and 250,000 options granted June 26, 2017 with a Black Scholes value of $140,083.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We currently have the following agreements with our named executive officers:

Robert H. Turner, Executive Chairman – We entered into a letter of employment, effective as of November 17, 2015, with Mr. Turner, to serve as Executive Chairman of the Company. Mr. Turner is paid a base compensation of USD $300,000 gross per year. Mr. Turner receives no fees (cash or stock) for serving on our Board of Directors. Mr. Turner has a number of granted options set at 2,500,000 carrying a 7 years exercise period after granting; the options would vest in four equal annual installments, following the joining date. Mr. Turner is eligible to a performance related bonus, depending on business performance by the Group performance. Such bonus shall be based solely upon your achievement of Board-approved and mutually agreed upon performance targets. For 2016 the on-target bonus percentage is set at 100% against the Base salary paid in that year, capped at 200% maximum on cash payment; performance over and above 200% is paid in equity at the then-current value of the Company.

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Additionally, On November 18, 2016, the Company entered into a new employment agreement with Mr. Turner. The employment agreement modifies and supplements the terms of the prior employment letter between the Company and Mr. Turner dated November 2015 by providing for the following additional terms: (i) one-time bonuses of USD $300,000 for achieving previously determined business and restructuring goals established by the Board of Directors and an extraordinary bonus of USD $300,000 for Mr. Turner’s efforts on behalf of the Company during late 2015 and 2016 and to be paid as set forth in the employment agreement; (ii) restricted common stock grants of 2,000,000 shares of the Company’s common stock; (iii) options to purchase up to 7,500,000 shares of the Company’s stock, which options shall vest over a period of three (3) calendar years, with 1,875,000 shares vesting immediately, and the remaining 5,625,000 shares vesting in 3 equal installments of 1,875,000 each, on the first, second and third anniversary of the option grant. The exercise price of the options is $.14 per share; and (iv) other customary allowances, bonuses, reimbursements and vacation pay. The employment agreement also provides that if Mr. Turner’s employment with the Company is terminated by the Company without “cause” or by Mr. Turner for “good reason” (as such terms are defined in the employment agreement) the Company will pay Mr. Turner, 12 months’ salary at the rate of his salary as of such termination, together with payment of the average earned bonuses (regular and extraordinary) since November 1, 2015.

Victor Bozzo, Chief Executive Officer – We entered into an employment agreement, effective as of November 1, 2016, with Mr. Bozzo, to server as Chief Executive Officer of the Company. Mr. Bozzo is paid a base compensation of USD $275,000 gross per year. Mr. Bozzo received a signing bonus of USD $50,000 gross and has a total number of restricted common stock grants of shares with the equivalent value of USD $10,000. Additionally, Mr. Bozzo received a restricted grant with the equivalent value of USD $15,000 within a reasonable time following the 6-month anniversary of the effective date and USD $50,000 within the first calendar year anniversary date, with each of these grants being subject to certain conditions set forth in the employment agreement. Additionally, Mr. Bozzo is entitled to purchase options up to 3,000,000 shares of the Company’s common stock, of which options to purchase 750,000 shares of common stock will vest immediately, and the remaining 2,250,000 shares shall vest in 3 installments of 750,000 each annually on the first, second and third anniversary of the option grant. The exercise price of the options is $.1749 per share. Mr. Bozzo also received other customary allowances, bonuses, reimbursements and vacation pay. The employment agreement also provides that if Mr. Bozzo’s employment with the Company is terminated by the Company without “cause” or by Mr. Bozzo for “good reason” the Company will pay Mr. Bozzo 12 months’ salary at the rate of his salary as of such termination. Mr. Bozzo is also subject to customary non-competition, non-solicitation and confidentiality requirements during and after the term of his employment.

Edward O’Donnell, Chief Financial Officer – The Company entered into an employment agreement, effective as of January 9, 2017 with Mr. O’Donnell, to perform as Chief Financial Officer of the Company. Mr. O’Donnell is paid a base compensation of USD $200,000 gross and is entitled to an annual bonus of up to USD $75,000 gross. Additionally, Mr. O’Donnell received a signing bonus of 1,000 restricted common shares, and options to purchase up to 250,000 shares of the Company’s stock, subject to the Company’s employee stock option plan including restrictions and vesting schedule. Mr. O’Donnell is also entitled to other customary allowances, bonuses, reimbursements and vacation pay. The employment agreement between the Company and Mr. O’Donnell is an “at will” agreement, which also provides that if Mr. O’Donnell’s employment with the Company is terminated by the Company, then, subject to a mutual release, the Company will pay Mr. O’Donnell’s base salary for an additional 270 days after termination in accordance with customary payroll practices. Mr. O’Donnell is also subject to customary confidentiality requirements during and after the term of his employment.

Erik Kloots, Former Principal Accounting Officer – The Company entered into an employment agreement, effective as of January 1, 2007 with Mr. Kloots to serve as the Company’s European Business Controller and then as the Company’s Global Director of Corporate Control & Finance, reporting directly to the Company’s Chief Financial Officer. On April 1, 2016, Mr. Kloots was appointed as Principal Accounting Officer and paid a base compensation of Euro 121,289.41 (USD $137,728). Mr. Kloots is also entitled to other customary allowances, bonuses, reimbursements and vacation pay. Mr. Kloots is also subject to customary confidentiality requirements during and after the term of his employment. Effective as of March 31, 2017, Erik Kloots, resigned from the Company as its Principal Accounting Officer pursuant to a settlement agreement with Mr. Kloots which provided for a lump sum severance payment of gross Euro 121,289.41 (USD $129,746). Mr. Kloots did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Severance and Change of Control

The named executive officers (and certain former executive officers) have individual severance terms as described below. In addition, outstanding equity awards made to our named executive officers under the 2008 Plan and 2017 Plan are subject to acceleration of any unvested portion of such awards upon a change of control unless the terms of a particular award state otherwise.

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Other than as set out below, none of the agreements with named executives include any provisions for severance benefits or other payments upon a change of control regardless of whether a named executive officer’s employment is terminated by him with or without good reason, or whether the named executive officer is terminated by the Company with or without cause.

Robert H. Turner - The employment agreement with Mr. Turner is for an indefinite term. Under the terms of the employment agreement, Mr. Turner is entitled to severance if Mr. Turner’s employment with the Company is terminated by the Company without “cause” or by Mr. Turner for “good reason” (as such terms are defined in the employment agreement) the Company will pay Mr. Turner, 12 months’ salary at the rate of his salary as of such termination, together with payment of the average earned bonuses (regular and extraordinary) since November 1, 2015.

Victor Bozzo – The employment agreement with Mr. Bozzo is for an indefinite term. Under the terms of the employment agreement, Mr. Bozzo is entitled to a severance if he is terminated by the Company without “cause” or by Mr. Bozzo for “good reason” the Company will pay Mr. Bozzo 12 months’ salary at the rate of his salary as of such termination.

Edward O’Donnell – The employment agreement with Mr. O’Donnell is for an indefinite term. Under the terms of the employment agreement, Mr. O’Donnell is entitled to a severance if he is terminated by the Company, then, subject to a mutual release, the Company will pay Mr. O’Donnell’s base salary for an additional 270 days after termination in accordance with customary payroll practices.

Erik Kloots – The employment agreement with Mr. Kloots was for an indefinite term. Under the terms of an additional agreement with the Board of Directors on December 15, 2016, Mr. Kloots was entitled to severance if he was terminated by the Company without cause. In the event the agreement were terminated by the Company without cause, the Company was required to pay Mr. Kloots severance in cash equal to six (6) months base-salary in addition to accrued but unpaid compensation and accrued vacation. Mr. Kloots resigned from all positions that he held with the Company as of March 31, 2017.

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GRANT OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of Stocks	All Other Stock Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name and principle position	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards ($)
Robert H. Turner	4-Jan-17							8,936			$26,786
(Executive Chairman and Principal Executive Officer)	29-Mar-17								100,000	$3.5000	$265,520
	17-Nov-17				312,500			1,187,500			$1,215,000
Victor Bozzo	17-Nov-17				543,056			306,944			$688,500
(CEO & Chief Executive Officer)
Erik Kloots
(Former Vice President-Finance and Principal Accounting Officer)
Edward O’Donnell	9-Jan-17								40,000	$2.7550	$80,118
(Chief Financial Officer)	10-Jan-17							1,000			2,915
	26-Jan-17								150,000	$1.0000	$84,049

The Company issued the compensation shares to the above executive officers from the shares authorized under its 2008 Plan and 2017 Plan.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2017 for each of our named executive officers.

Outstanding Equity Awards
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Robert H. Turner	25,000	(1)			$8.2500	16-Nov-22		-
(Executive Chairman and Principal Executive Officer)	25,000	(1)			$8.2500	16-Nov-22		-
	25,000	(1)			$8.2500	16-Nov-22		-
			25,000	(2)	$8.2500	16-Nov-22		-
	75,000	(3)			$3.5000	18-Nov-23		-
			75,000	(3)	$3.5000	18-Nov-23		-
			75,000	(4)	$3.5000	18-Nov-23		-
			75,000	(4)	$3.5000	18-Nov-23		-
							343,750	$711,563

Victor Bozzo	30,000	(5)			$4.3725	1-Nov-23		-
(Chief Executive Officer)	30,000	(5)			$4.3725	1-Nov-23		-
			30,000	(6)	$4.3725	1-Nov-23		-
			30,000	(6)	$4.3725	1-Nov-23		-
							519,445	$1,075,251

Erik Kloots	1,000	(7)			$33.7500	1-Jan-20		-
(Former Vice President-Finance and Principal Accounting Officer)	1,000	(7)			$33.7500	1-Jan-20		-
	1,000	(8)			$62.5000	1-Jan-21		-
	1,000	(8)			$62.5000	1-Jan-21		-
	1,000	(8)			$62.5000	1-Jan-21		-
	1,000	(8)			$62.5000	1-Jan-21		-
	500	(9)			$38.0025	15-Jan-18		-
	500	(9)			$38.0025	15-Jan-18		-
	500	(9)			$38.0025	15-Jan-18		-
	500	(10)			$20.5000	16-Jan-19		-
	500	(10)			$20.5000	16-Jan-19		-

Edward O’Donnell	10,000	(11)			$2.7550	9-Jan-23		-
(Chief Financial Officer)			10,000	(12)	$2.7550	9-Jan-23		-
			10,000	(12)	$2.7550	9-Jan-23		-
			10,000	(12)	$2.7550	9-Jan-23		-
			250,000	(13)	$1.0000	26-Jun-21		-

(1)	The stock options vested on the grant date November 16, 2015 and the subsequent vesting dates on November 16, for the years 2016 and 2017, and have a term of seven years from the date of grant.

(2)	The stock options were granted on November 16, 2015, have a term of seven years from the date of grant and will vest on November 16, 2018.

(3)	The stock options were granted on November 18, 2016 and amended March 29, 2017, have a term of seven years from the date of grant and vested equally in 2016 and 2017.

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(4)	The stock options were granted on November 18, 2016 and amended March 29, 2017, have a term of seven years from the date of grant and will vest equally in 2018 and 2019

(5)	The stock options were granted November 1, 2016, have a term of 7 years from the date of grant and have vested equally at grant and one after grant.

(6)	The stock options were granted November 1, 2016, have a term of 7 years from the date of grant and will vest in equal tranches during 2018 and 2019.

(7)	The stock options were granted January 1, 2010, have a term of 10 years from the date of grant.

(8)	The stock options were granted April 29, 2011, have a term of 10 years from the date of grant.

(9)	The stock options were granted January 15, 2014, have a term of 4 years from the date of grant.

(10)	The stock options were granted January 16, 2015, have a term of 4 years from the date of grant.

(11)	The stock options were granted January 9, 2017, have a term of 6 years with one tranche vesting immediately at grant.

(12)	The stock options were granted January 9, 2017, have a term of 6 years and will vest equally over the years 2018, 2019 and 2020.

(13)	The stock options were granted June 26, 2017, have a 4 year term and 1/3rd will vest after one year, the other 2/3rd will vest in 24 equal monthly tranches afterwards.

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OPTION EXERCISES AND STOCK VESTED

The following table represents stock options that have been exercised and restricted stock awards that have vested as of December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Robert H. Turner	-	$-	1,196,436	$1,241,786

Victor Bozzo	-	$-	306,944	$688,500

Edward O’Donnell	-	$-	1,000	$2,915

Erik Kloots	-	$-	-	$-

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2017. In addition, our named executive officers did not participate in, or otherwise receive any benefits under, a nonqualified deferred compensation plan during 2017.

(a)	The awards have been granted and vested in 2016, however, some of the shares were only issued and delivered early 2017. The corresponding share-based compensation expenses have been accounted for in 2016.

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DIRECTOR COMPENSATION

The basic compensation for serving as a non-executive director is USD $80,000 per year, with an additional USD $10,000 for non-executive directors serving in one committee and USD $20,000 paid to non-executive directors who serve on more committees of our Board of Directors, USD $30,000 for serving as chairman of the Audit Committee and USD $5,000 for serving as a chairman of the other committees. Generally, during a non-executive director’s first year of service, a minimum of 50% of such director’s compensation is paid through the issuance of common stock with the remaining portion paid in cash. In subsequent years of service, a non-executive director gets to elect the method and proportion of payment. Compensation was paid per quarter in arrears, whereby the conversion of cash in shares was done at the average closing share price of the Company of the 10 days prior to the start of the quarter discounted by 25%. This is in line with our policy to stimulate as much as possible conversion into shares to preserve our cash position.

The following table represents compensation earned or paid in 2017 to our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yves van Sante (2)	$111,197	$-	$-	$-	$235,320	$-	$346,517
Roderick de Greef (3)	85,000	-	37,795	-	285,234	-	408,029
Robert Skaff (4)	45,833	49,146	18,897	-	112,259	-	226,135
Laura Thomas	31,689	-	4,098	-	63,821	-	99,608
Luis Jimenez-Tuñon (5)	101,329	-	-	-	272,736	-	374,065

(1)	The amounts included in these columns are the aggregate fair values of the awards granted by the Company to the directors in the fiscal year in lieu of cash fees, valued in accordance with FASB ASC Topic 718 for the fiscal year ended December 31, 2017. Pursuant to SEC rules, the amounts in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The share prices used for the 2017 calculations in this table are the share prices of the last 10 trading days of the quarter covering the compensation related period. Compensation to the directors can be elected by the directors, at the beginning of the quarter, either in cash or in shares. When directors opt for payment in shares there is a 25% discount on the ‘purchase’ price. The amounts however are shown at fair market value by using the closing share price at the last working day of the compensated quarter. In principle non-executive officer directors might earn up to approximately 33% more than the standard director fees if they have elected to receive 100% compensation in shares.

(2)	Mr. van Sante earned a cash directorship fees of $105,531 which includes a $75,000 bonus, for the remainder Mr. van Sante elected to have his directorship fees paid in shares. Currently $48,268 of his fees is still unpaid.

(3)	Mr. de Greef earned cash directorship fees of $86,511 in 2017, there are no unpaid fees outstanding.

(4)	Mr. Skaff earned cash directorship fees of $28,000 in 2017, in total $42,844 is still unpaid which includes $14,844 from 2016.

(5)	Ms. Thomas earned cash directorship fees of $31,689 in 2017, of which $7,113 have not yet been paid.

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TRANSACTIONS WITH RELATED PERSONS

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any other informed person of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, except for:

During 2017, the Company retained Robert Turner of InTown Legal Services, who is the son of Robert H. Turner, Executive Chairman of the Board of Directors. InTown Legal Services has a $5,000 per month minimum retainer with the Company and was paid $66,114 in 2017. The agreement between the Company and InTown Legal Services is an at will agreement.

On October 16, 2017, the Company entered into an exchange agreement with Artilium. Pursuant to the exchange agreement, Artilium agreed to issue and deliver to the Company an aggregate of 27,695,177 of its newly issued ordinary shares in exchange for 3,200,332 restricted shares of the Company’s common stock (the “Exchange Transaction”).

Neither the Company nor ARTA can exercise control over the other entity. There is no commonality of board members or members of either executive management. Each entity is autonomous and without control over the other. After the Exchange Transaction was consummated the companies could be considered related parties.

On October 16, 2017, Pareteum entered into the Strategic Alliance Agreement with Artilium for the mutual pursuit of joint commercial opportunities. For a more detailed description of the Strategic Alliance Agreement, please see “Prior Contracts and Transactions Between the Parties” above.

In addition, the Acquisition would be considered a related party transaction. For more information on the Acquisition, please see “Information About the Artilium Acquisition” above.

In the event of any future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our independent directors.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the advance review and approval of the Audit Committee and/or the full Board of Directors, with advice from the Chief Compliance Officer as well as outside counsel. In its review, the Audit Committee and/or Board is provided with full disclosure of the parties involved in the transaction and considers the relationships amongst the parties and members of our Board of Directors and executive officers.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF PARETEUM

The following table sets forth, based on 55,631,398 shares of our common stock outstanding as of June 28, 2018, certain information as to the stock ownership of each person known by us to own beneficially five percent or more of our outstanding common stock, of each of the named executive officers and directors, and of all the named executive officers and directors as a group. In computing the outstanding shares of common stock, we have excluded all shares of common stock subject to options, warrants or other securities that are not currently exercisable or exercisable within 60 days and are therefore not deemed to be outstanding and beneficially owned by the person holding the options, warrants or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. Unless otherwise indicated, the address for each person listed below is c/o Pareteum Corporation, at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036.

Name of Beneficial Owner	Number of Shares of Common Stock Owned (A)		Percent of Class as of [•], 2018
5% or More Holders

Iroquois Master Fund Ltd. [and affiliates] (1) 205 East 42nd Street 16th Floor New York, NY 10017	3,575,573	(2)	6.3%

Intracoastal Capital LLC (3) 245 Palm Trail Delray Beach, FL 33483	3,575,573	(2)	4.8%

Artilium plc (4) 9-13 St Andrew Street London, EC4A 3AF United Kingdom	3,200,332		5.4%

Officers & Directors

Yves Van Sante	179,618	(5)	•
Laura Thomas	9,333	(6)	•
Robert H. Turner	1,427,287	(7)	2.6%
Luis Jimenez-Tuñon	101,436	(8)	•
Victor Bozzo	538,479	(9)	1.0%
Edward O’Donnell	143,146	(10)	*

All Officers & Directors as a Group ([•] persons)	2,400,131		4.3%

*	Less than one percent

(A)	Calculated in accordance with Rule 13d-(3)(d)(1) under the Exchange Act.

(1)	Based on information contained in Schedule 13G filed with the SEC on December 8, 2017, by Iroquois Capital Management LLC, Richard Abbe and Kimberly Page. Aggregate amount beneficially owned is 3,575,573 shares of common stock. Iroquois Master Fund Ltd. Mr. Abbe and Ms. Page reported that they, through their control of Iroquois Master Fund Ltd., had shared voting power with respect to 2,873,670 shares of common stock. In addition, Mr. Abbe, as President of Iroquois Capital Management LLC, reported sole voting power with respect to 701,902 shares of common stock.

(2)	Includes 3,575,573 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $1.09.

(3)	3,575,573 shares of common stock issuable upon exercise of outstanding warrants net of 777,060 exercised warrants at an exercise price of $1.09.

(4)	Based on information contained in Schedule 13D filed with the SEC on April 30, 2018, by Artilium plc. Artilium reported that it had sole voting power with respect to 3,200,332 shares and sole dispositive power with respect to 3,200,332 shares.

(5)	Excludes 200,000 shares of common stock pursuant to a restricted stock award which does not vest within 60 days of June 28, 2018.

(6)	Excludes 100,000 shares of common stock pursuant to an option to purchase shares of common stock which does not vest within 60 days of June 28, 2018.

110

(7)	Includes (i) 281,250 shares of common stock issuable upon as a result of restricted vesting, (ii) 1,125,000 of common shares issued in 2017, (iii) 11,037 purchased from a former officer and (iv) 10,000 of open market purchases.

(8)	Excludes 200,000 shares of common stock pursuant to a restricted stock award which does not vest within 60 days of June 28, 2018.

(9)	Includes 60,000 shares of common stock issuable upon exercise of options vested or to be vested within 60 days of June 28, 2018, at an exercise price of $4.3725.

(10)	Includes (i) 1,000 shares of common stock issuable upon joining the company, (ii) 124,997 shares of common stock issuable upon exercise of options vested or to be vested within 60 days of June 28, 2018, at an exercise price of $1.00, and (iii) 11,037 purchased from a former officer.

111

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of the annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2019 must have been received by us no later than [•], 2019. If the date of the 2019 annual meeting is moved by more than 30 days before or after the anniversary date of the Meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials for the 2019 annual meeting is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Exchange Act.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the 2019 annual meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

A copy of the full text of Pareteum’s Bylaws may be obtained online on our website at www.Pareteum.com in the Corporate Governance section of our Investor Relations webpage or upon written request to Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, Attention: Secretary.

112

SOLICITATION

Pareteum will pay the cost of soliciting proxies. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of Pareteum, without additional compensation. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $25,000 in total. Pareteum will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and other stockholder materials to the beneficial owners of common stock where those owners request such materials.

113

RESPONSIBILITY STATEMENT REQUIRED BY THE UK TAKEOVER CODE

Each of the Pareteum directors accepts responsibility for the information contained in this document relating to Pareteum and the Pareteum directors and their respective immediate families and related trusts. To the best of the knowledge and belief of the Pareteum directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

114

MISCELLANEOUS

Pareteum has supplied all information relating to Pareteum, and Artilium has supplied, and Pareteum has not independently verified, all of the information relating to Artilium contained in the following Sections: “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Artilium” and the financial statements beginning on page F-1.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the proposals contained herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

BY ORDER OF THE BOARD OF DIRECTORS

Robert H. Turner
Executive Chairman and Principal Executive Officer
[•], 2018

115

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following filings with the SEC are incorporated by reference:

•	Pareteum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 30, 2018;

•	Pareteum’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 11, 2018;

•	Pareteum’s Current Reports on Form 8-K filed with the SEC on April 6, 2018; May 9, 2018, June 7, 2018; June 8, 2018; June 13, 2018 and June 14, 2018 (other than the portions of such documents not deemed to be filed); and

•	The description of our common stock contained in our Registration Statement on Form S-1/A filed with the SEC on November 6, 2017, including any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Meeting or the termination of the recommended offer pursuant to the Offer Announcement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy solicitation materials, in each case, other than the portions of such documents not deemed to be filed.

You may read and copy any document Pareteum files with or furnishes to the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these reports, as well as proxy and information statements and other information that Pareteum files with or furnishes to the SEC, at the Internet website maintained by the SEC, at www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. Please visit this website or call the SEC at 1-800-SEC-0330 for further information about its Public Reference Room. Reports and other information concerning the business of Pareteum may also be inspected at the offices of the NYSE American at 11 Wall St, New York, NY 10005. In addition, you may obtain free copies of the documents Pareteum files with the SEC, of which this proxy statement forms a part, by going to the Financial Reports and SEC Filings section of our Investor Relations webpage on Pareteum’s website at www.Pareteum.com. The Internet website address of Pareteum is provided as an inactive textual reference only. The information provided on the Internet website of Pareteum, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement and, therefore, is not incorporated herein by reference.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Pareteum Corporation

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

[(212) 984-1096]

116

If you would like to request documents from us, please do so by [•], to receive them before the Meeting. If you request any documents from us, we will provide them, without charge, by first class mail or equally prompt means, within one business day of receipt of such request (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). A list of stockholders will be available for inspection by stockholders of record during business hours at Pareteum’s corporate headquarters at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, for five business days prior to the Meeting and will also be available for review at the Meeting or any adjournment or postponement thereof.

If you have any questions about this proxy statement, the Meeting or the Acquisition or need assistance with voting procedures, you should contact:

The Proxy Advisory Group, LLC

8 East 41st Street, Suite 2000

New York, NY 10017

(212) 616-2180

117

ARTILIUM FINANCIAL STATEMENTS

ARTILIUM PLC

Introduction

We have been engaged by the Company to review the condensed set of financial statements in the interim financial information for the nine months ended 31 March 2017 and 31 March 2018 which comprises the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of financial position, the consolidated statement of changes in equity, the consolidated cash flow statements and related notes. We have read the other information contained in the interim financial information and considered whether it contains any apparent misstatements or material inconsistencies with the information in the condensed set of financial statements.

Directors’ responsibilities

The interim financial information is the responsibility of, and has been approved by, the Directors. The Directors are responsible for preparing the interim financial information in accordance with the recognition and measurement principles of International Financial Reporting Standards (IFRS) as adopted by the European Union. The Directors, in addition, have also applied the recognition and measurement principles of IFRSs as issued by the International Accounting Standards Board (IASB).

The annual financial statements of the Group are prepared in accordance with IFRSs as adopted by the European Union. The condensed set of financial statements included in this interim financial report has been prepared in accordance with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as adopted by the European Union and the recognition and measurement criteria of IFRSs as issued by the International Accounting Standards Board (IASB).

Our responsibility

Our responsibility is to express to the Company a conclusion on the condensed set of financial statements in the interim financial report based on our review.

Scope of review

We conducted our review in accordance with International Standard on Review Engagements (UK and Ireland) 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”, issued by the Auditing Practices Board for use in the United Kingdom. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK), and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the condensed set of financial statements in the interim financial report for the nine months ended 31 March 2017 and 31 March 2018 is not prepared, in all material respects, in accordance with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as adopted by the European Union and IFRSs as issued by the IASB.

PKF Littlejohn LLP

28 June 2018

ARTILIUM PLC

CONDENSED CONSOLIDATED INCOME STATEMENT

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Continuing Operations
Revenue	10,675	8,103
Cost of sales	(3,908)	(2,025)
Gross profit	6,767	6,078
Depreciation and amortization	(1,251)	(1,324)
Administrative expenses before redundancy costs	(6,333)	(5,859)
Redundancy costs	(131)	(287)
Administrative expenses	(6,464)	(6,146)
Operating loss	(948)	(1,392)
Finance costs	(87)	(352)
Loss before tax	(1,035)	(1,744)
Tax credit	169	170
Loss for the period from continuing operations attributable to owners of the Company	(866)	(1,574)

Reconciling table operating result-adjusted EBITDA

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Operating loss	(948)	(1,392)
Redundancy costs	131	287
Depreciation, amortization and impairments	1,251	1,324
Adjusted EBITDA	434	219

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Loss for the period	(866)	(1,574)
Other comprehensive income:
Items that may be subsequently reclassified to profit or loss
Exchange differences on translation of foreign operations	316	148
Change in fair value of available for sale financial assets	2,915	-
Total comprehensive income for the period attributable to owners of the Company	2,365	(1,426)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Non-current assets
Goodwill	20,616	17,127
Other intangible assets	2,792	3,991
Property, plant and equipment	497	407
Available for sale financial assets	6,393	-
	30,298	21,525
Current assets
Inventories	81	104
Trade and other receivables	3,467	3,731
Cash and cash equivalents	2,220	3,531
	5,768	7,366
Total assets	36,066	28,891
Non-current liabilities
Deferred tax liabilities	191	458
Bank loans	14	20
Other borrowings	275	1,164
Other payables	3,500	4,200
	3,980	5,842
Current liabilities
Trade and other payables	5,111	4,224
Other borrowings	500	1,309
Bank loans	10	90
	5,621	5,623
Total liabilities	9,601	11,465

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Continued)

	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Equity attributable to owners of the Company
Share capital	22,928	20,267
Share premium	50,151	47,480
Shares to be issued	1,489	-
Merger relief reserve	1,488	1,488
Capital redemption reserve	6,503	6,503
Available for sale reserve	2,915	-
Translation reserve	(1,840)	(2,195)
Own shares	(2,336)	(2,336)
Retained deficit	(54,833)	(53,781)
Total equity	26,465	17,426
Total liabilities and equity	36,066	28,891

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Share premium account	Merger relief reserve	Shares to be issued	Capital redemption reserve	Available for sale reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Balance at 1 July 2017	20,267	47,480	1,488	125	6,503	-	(2,156)	(2,336)	(53,967)	17,404

Unaudited:
Nominal value of shares issued and to be issued	2,661	-	-	626	-	-	-	-	-	3,287
Premium arising on issue of shares and shares to be issued	-	2,671	-	863	-	-	-	-	-	3,534
Movement in shares to be issued	-	-	-	(125)	-	-	-	-	-	(125)
Total transaction with owners, recognised directly in equity	2,661	2,671	-	1,364	-			-	-	6,696
Loss for the period	-	-	-	-	-	-	-	-	(866)	(866)
Other comprehensive income	-	-	-	-	-	2,915	316	-	-	3,231

Total comprehensive income for the period	-	-	-	-	-	2,915	316	-	(866)	2,365

Balance at 31 March 2018	22,928	50,151	1,488	1,489	6,503	2,915	(1,840)	(2,336)	(54,833)	26,465

	Share capital	Share premium	Merger relief reserve	Shares to be issued	Capital redemption reserve	Available for sale reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Balance at 1 July 2016	19,601	47,379	1,488	-	6,503	-	(2,343)	(2,336)	(52,207)	18,085
Unaudited:
Nominal value of shares issued	666	-	-	-	-	-	-	-	-	666
Premium arising on issue of shares	-	101	-	-	-	-	-	-	-	101
Total transaction with owners, recognised directly in equity	666	101	-	-	-	-	-	-	-	767
Loss for the period	-	-	-	-	-	-	-	-	(1,574)	(1,574)
Other comprehensive income - currency translation differences	-	-	-	-	-	-	148	-	-	148
Total comprehensive income for the period	-	-		-	-	-	148	-	(1,574)	(1,426)
Balance at 31 March 2017	20,267	47,480	1,488		6,503		(2,195)	(2,336)	(53,781)	17,426

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Loss from continuing operations before tax	(1,035)	(1,744)
Depreciation of property, plant and equipment	231	273
Amortisation of intangible assets	1,020	1,051
Share based payments	476	467
Finance costs	87	352
Foreign exchange differences	-	(6)
(Increase)/decrease in receivables	(717)	288
Increase in payables	710	2,159
Decrease in inventory	3	26
Net cash generated from operating activities	775	2,866
Investing activities
Acquisition of subsidiaries and businesses, net of cash acquired	(2,000)	175
Purchase of property, plant and equipment	(195)	(209)
Loans repaid	1,000	-
Loans advanced	-	(1,000)
Net cash used in investing activities	(1,195)	(1,034)
Financing activities
Proceeds on issue of shares	1,228	-
Proceeds from borrowings	-	1,751
Interest paid	(87)	(312)
Repayment of borrowings	(1,364)	(162)
Net cash generated from/(used in) financing activities	(223)	1,277
Net (decrease)/increase in cash and cash equivalents	(643)	3,109
Cash and cash equivalents at beginning of the period	2,863	422
Cash and cash equivalents at the end of the period	2,220	3,531

NOTES TO THE CONDENSED CONSOLIDATED HALF YEARLY FINANCIAL STATEMENTS

1. Nature of operations and general information

Artilium plc and its subsidiaries (together ‘the Group’) operates in the business to business communications sector delivering innovative software solutions which layer seamlessly over disparate fixed, mobile and IP networks to enable the deployment of converged services and applications. Artilium plc is incorporated and domiciled in the United Kingdom. The address of its registered office is 9-13 St. Andrew Street, London EC4A 3AF. The Group’s principal place of business is Belgium, Germany and the Netherlands.

2. Basis of preparation

These unaudited condensed consolidated financial statements have been prepared under the historical cost convention and in accordance with the AIM Rules for Companies. As permitted, the Group has chosen not to adopt IAS 34 “Interim Financial Statements” in preparing this interim financial information. The unaudited condensed consolidated financial statements should be read in conjunction with the annual financial statements for the year ended 30 June 2017 and 30 June 2016, which have been prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union. The Group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also applied IFRSs as issued by the International Accounting Standards Board (IASB).

The unaudited condensed consolidated financial statements do not constitute statutory financial statements within the meaning of the Companies Act 2006. They have been prepared on a going concern basis in accordance with the recognition and measurement criteria of IFRSs as adopted by the European Union and IFRSs as issued by the IASB. Statutory financial statements for the year ended 30 June 2017 and 30 June 2016 were approved by the Board of Directors on 30 October 2017 and 3 November 2016 respectively, and delivered to the Registrar of Companies. The report of the auditor on those financial statements was unqualified.

The same accounting policies, presentation and methods of computation are followed in these unaudited condensed consolidated financial statements as were applied in the preparation of the Group’s annual audited financial statements for the years ended 30 June 2017 and 30 June 2016.

The preparation of unaudited condensed consolidated half yearly financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the end of the reporting period. Significant items subject to such estimates are set out in the Group’s Annual Report and Financial Statements for the years ended 30 June 2017 and 30 June 2017. Except as described below, the nature and amounts of such estimates have not changed significantly during the interim periods.

The presentational currency of the Group is round thousand Euros.

Basis of consolidation

The unaudited condensed consolidated financial statements incorporate the financial statements of Artilium plc and the entities controlled by the Company. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

All material intra-group transactions, balances, income and expenses are eliminated on consolidation.

Going concern

The Directors have adopted the going concern basis in preparing the condensed consolidated financial statements, having carried out a going concern review. In carrying out the review the Directors have made assumptions about the future revenue that will be generated based on its pipeline. The Directors are satisfied that the going concern basis is appropriate.

Intangibles

IAS 36 requires the Directors to consider intangible assets and goodwill for impairment on an annual basis. The last review was performed at 30 June 2017 and has not been updated at the interim date.

Artilium plc

Report and financial statements 2017

Artilium plc

Independent auditors report to the members of Artilium plc

Opinion

We have audited the financial statements of Artilium plc (the ‘parent company’) and its subsidiaries (the ‘group’) for the year ended 30 June 2017 which comprise the Consolidated Income Statement, the Consolidated Statement of Comprehensive Income, the Consolidated and Parent Company Statements of Financial Position, the Consolidated and Parent Company Statements of Changes in Equity, the Consolidated and Parent Company Statements of Cash Flows and notes to the financial statements, including a summary of significant accounting policies. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union.

In our opinion, the financial statements:

•	give a true and fair view of the state of the group’s and of the parent company’s affairs as at 30 June 2017 and of the group’s loss for the year then ended;
•	have been properly prepared in accordance with IFRSs as adopted by the European Union; and
•	have been prepared in accordance with the requirements of the Companies Act 2006.

Separate opinion in relation to IFRSs as issued by the IASB

The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also applied IFRSs as issued by the International Accounting Standards Board (IASB).

In our opinion the financial statements give a true and fair view of the financial position of the group as at 30 June 2017 and of its consolidated financial performance and its cash flows for the year then ended in accordance with IFRSs as issued by the IASB.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (ISAs (UK)) and applicable law. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the financial statements section of our report. We are independent of the Group and Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, including the FRC’s Ethical Standard as applied to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

We have nothing to report in respect of the following matters in relation to which the ISAs (UK) require us to report to you where:

•	the directors’ use of the going concern basis of accounting in the preparation of the financial statements is not appropriate; or
•	the directors have not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the group’s or the parent company’s ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

Artilium plc

Independent auditors report to the members of Artilium plc

Our application of materiality

The scope of our audit was influenced by our application of materiality. The quantitative and qualitative thresholds for materiality determine the scope of our audit and the nature, timing and extent of our audit procedures. Group materiality was €120,000 based upon revenues and the result before tax. The parent company has no trading activity and materiality was €120,000 based upon the net assets and the result before tax. For each component in the scope of our group audit, we allocated a materiality that is less than our overall group materiality.

An overview of the scope of our audit

As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements. In particular, we looked at areas involving significant accounting estimates and judgement by the Directors and considered future events that are inherently uncertain. As in all of our audits, we also addressed the risk of management override of internal controls, including among other matters consideration of whether there was evidence of bias that represented a risk of material misstatement due to fraud. Of the 10 reporting components of the group, we selected 8 components covering entities within Belgium, Netherlands and the UK and which represent the principal business units within the group. Of the 8 components selected, a full scope audit was performed on the complete financial information of 7 components and, for the other component, we performed audit procedures on significant accounts based on size or risk profile to the Group. For the remaining 2 reporting components, audit procedures were undertaken in response to potential risks of material misstatement to the group financial statements.

Of the 10 reporting components of the group, 8 are located in Belgium and the Netherlands and audited by a PKF network firm operating under our instruction. The Senior Statutory Auditor interacted regularly with the component audit team during all stages of the audit and was responsible for the scope and direction of the audit process. This, in conjunction with additional procedures performed, gave us appropriate evidence for our opinion on the group and parent company financial statements.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) we identified, including those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Key audit matter	How our audit addressed the key audit matter

Carrying value of goodwill and intangible assets

The Group carries a material amount of goodwill and separately identifiable intangible assets arising from business combinations and asset acquisitions in its Statement of Financial Position.

The Group has goodwill of €17.127 million and other intangible assets of €3.812 million as at 30 June 2017 principally contained within 3 cash generating units. Goodwill must be tested for impairment on at least an annual basis whilst other intangible assets are assessed for indicators of impairment.

The determination of recoverable amount, being the higher of value in use and fair value less disposal costs, requires judgement by management in identifying and then valuing the cash generating units. Recoverable amounts are based on management’s view of key variables such as revenue and EBITDA growth rates and the most appropriate discount rate.

The headroom in the 2016 and 2017 value in use calculations are sensitive to possible changes in key assumptions.

We reperformed management’s value in use calculations and assessed the categorisation of cash generating units, which we found to be satisfactory.

We discussed the basis of the key assumptions with management, in particular regarding revenue growth and EBITDA, and critically assessed the cash flow forecasts.

We performed sensitivity analysis on the headroom to changes in key assumptions.

We assessed the accuracy of management budgets and forecasts used in the prior year value in use calculations to actual results achieved in the current period.

Artilium plc

Independent auditors report to the members of Artilium plc

Key audit matter	How our audit addressed the key audit matter

Revenue recognition

The Group has numerous revenue streams comprising platform services, sale of software, professional services, sale of hardware and maintenance. Each stream has different revenue recognition criteria considerations.

We updated our understanding of the internal control environment in operation for the significant revenue streams and undertook a walk-through to ensure the key controls within these systems operated during the period.

We reviewed the key contractual terms and terms of business with customers to identify the material performance obligations.

We undertook substantive testing on revenue recognised in the financial statements, including deferred and accrued income recognised at the year end, to ensure revenue had been recognised in accordance with the disclosed accounting policy for revenue recognition.

We undertook a review of invoices, credit notes and cash receipts post year end to ensure the completeness of income recognised in the accounting period.

Other information

The other information comprises the information included in the Annual Report, other than the financial statements and our auditor’s report thereon. The directors are responsible for the other information. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon. In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Artilium plc

Independent auditors report to the members of Artilium plc

Opinions on other matters prescribed by the Companies Act 2006

In our opinion, based on the work undertaken in the course of the audit:

•	the information given in the strategic report and the directors’ report for the financial year for which the financial statements are prepared is consistent with the financial statements; and

•	the strategic report and the directors’ report have been prepared in accordance with applicable legal requirements.

Matters on which we are required to report by exception

In the light of the knowledge and understanding of the group and the parent company and its environment obtained in the course of the audit, we have not identified material misstatements in the strategic report or the directors’ report.

We have nothing to report in respect of the following matters in relation to which the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

•	the parent company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

Responsibilities of directors

As explained more fully in the directors’ responsibilities statement the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the group’s and the parent company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the group or the parent company or to cease operations, or have no realistic alternative but to do so.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

Artilium plc

Independent auditors report to the members of Artilium plc

A further description of our responsibilities for the audit of the financial statements is located on the Financial Reporting Council’s website at: http://www.frc.org.uk/auditors/audit-assurance/auditor-s-responsibilities-for-the-audit-of-the-fi/description-of-the-auditor%E2%80%99s-responsibilities-for. This description forms part of our auditor’s report.

David Thompson (Senior Statutory Auditor)	1 Westferry Circus
For and on behalf of PKF Littlejohn LLP	Canary Wharf
Statutory Auditor	London E14 4HD

30 October 2017

Artilium plc

Consolidated income statement

Year ended 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Continuing Operations
Revenue	4	10,452	9,622
Cost of sales		(2,716)	(2,599)
Gross profit		7,737	7,023
Depreciation and amortisation	13,15	(1,768)	(1,411)
Administrative expenses before redundancy costs, depreciation and amortisation		(7,413)	(6,835)
Redundancy costs	8	(227)	(294)
Administrative expenses		(7,640)	(7,129)
Operating loss		(1,671)	(1,517)
Finance costs	7	(324)	(200)
Loss before tax		(1,995)	(1,717)
Tax credit	10	235	191
Loss for the year from continuing operations	5	(1,760)	(1,526)
Basic & diluted earnings per share in euro-cents from continuing operations	11	(0.58)	(0.54)

Artilium plc

Consolidated statement of comprehensive income

Year ended 30 June 2017

	2017	2016
	Eur’000	Eur’000

Loss for the year	(1,760)	(1,526)
Other comprehensive income for the year:
Items that may be reclassified subsequently to profit or loss
Exchange differences on translation	187	(10)
Total comprehensive income for the year attributable to owners of the parent	(1,573)	(1,536)

Artilium plc

Registered number: 03904535

Consolidated statement of financial position

As at 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Non-current assets
Goodwill	12	17,127	17,127
Other intangible assets	13	3,812	4,286
Property, plant and equipment	15	533	471
Other receivables	18	1,000	-
		22,472	21,884
Current assets
Inventories	17	84	131
Trade and other receivables	18	2,434	3,922
Cash and cash equivalents		2,863	422
		5,381	4,475
Total assets		27,853	26,359
Non-current liabilities
Deferred tax liabilities	19	385	485
Bank loans	21	20	40
Other loans	22	750	1,539
Other liabilities		100	-
		1,255	2,064
Current liabilities
Trade and other payables	20	7,801	5,795
Bank loans	21	85	254
Other loans	22	1,308	161
		9,194	6,210
Total liabilities		10,449	8,274

Artilium plc

Consolidated statement of financial position (continued)

As at 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Equity attributable to owners of the parent
Share capital	23	20,267	19,601
Share premium		47,480	47,379
Shares to be issued		125	-
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(2,156)	(2,343)
Own shares	24	(2,336)	(2,336)
Retained deficit		(53,967)	(52,207)
Total equity		17,404	18,085
Total liabilities and equity		27,853	26,359

The financial statements were approved by the Board of Directors and authorised for issue on 30 October 2017. They were signed on its behalf by:

Jan Paul Menke

Director

Artilium plc

Consolidated statement of changes in equity

Year ended 30 June 2017

	Share capital	Share premium	Shares to be issued	Merger relief reserve	Capital redemption reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2015	15,415	46,748	-	1,488	6,503	(2,333)	(2,336)	(50,681)	14,804

Nominal value of shares issued	4,186	-		-	-	-	-	-	4,186
Premium arising on issue of shares	-	631		-	-	-	-	-	631
Total transactions with owners, recognised directly in equity	4,186	631	-	-	-	-	-	-	4,817
Loss for the year	-	-		-	-	-	-	(1,526)	(1,526)
Other comprehensive income - currency translation differences	-	-		-	-	(10)	-	-	(10)
Total comprehensive income for the year	-	-	-	-	-	(10)	-	(1,526)	(1,536)
Balance at 30 June 2016	19,601	47,379	-	1,488	6,503	(2,343)	(2,336)	(52,207)	18,085

Nominal value of shares issued	666	-	-	-	-	-	-	-	666
Premium arising on issue of shares	-	101	-	-	-	-	-	-	101
Shares to be issued	-	-	125	-	-	-	-	-	125
Total transactions with owners, recognised directly in equity	666	101	125	-	-	-	-	-	892
Loss for the year	-	-	-	-	-	-	-	(1,760)	(1,760)
Other comprehensive income - currency translation differences	-	-	-	-	-	187	-	-	187
Total comprehensive income for the year	-	-	-	-	-	187	-	(1,760)	(1,573)
Balance at 30 June 2017	20,267	47,480	125	1,488	6,503	(2,156)	(2,336)	(53,967)	17,404

Artilium plc

Consolidated cash flow statement

Year ended 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Net cash generated from/(used in) operating activities	25	3,858	(1,261)
Investing activities
Acquisition of subsidiaries, net of cash acquired	14	87	(143)
Purchase of intangible assets		(155)	(348)
Purchase of property, plant and equipment	15	(206)	(40)
Loans advanced	18	(1,000)	-
Net cash used in investing activities		(1,274)	(531)
Financing activities
New borrowings/loans received		1,751	2,000
Interest paid		(312)	(200)
Repayment of borrowings		(1,582)	(321)
Net cash (used in)/generated from financing activities		(143)	1,479
Net increase/(decrease) in cash and cash equivalents		2,441	(313)
Cash and cash equivalents at beginning of year		422	735
Cash and cash equivalents at end of year		2,863	422

Non-cash transactions

The principal non-cash transaction is the issue of shares as consideration for the acquisitions discussed in notes 14 and 23.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

1.	General information

Artilium plc is a Company incorporated in the United Kingdom. The address of the registered office is given on page 1. The nature of the Group’s operations and its principal activities are set out in the Strategic report and Directors’ report on pages 5 to 9. The Group’s principal place of business is Belgium and the Netherlands. The ultimate parent Company of the Group is Artilium plc.

The consolidated financial statements were authorised for issue by the Board of Directors on 30 October 2017.

Standards adopted early by the Group

The Group has not adopted any standards or interpretations early in either the current or the preceding financial year.

New and amended standards and interpretations

Standards and interpretations effective in the current period but with no significant impact

No new standards and amendments to standards and interpretations effective for annual periods beginning on or after 1 July 2016 have had a material impact on the Group.

New and amended standards issued but not yet effective for the financial year beginning 1 July 2016 and not early adopted

Standard		Effective Date
IFRS 9	Financial Instruments	1 January 2018
IFRS 15	Revenue from Contracts with Customers	1 January 2018
IFRS 16	Leases	*1 January 2019
IAS 7 (amendments)	Disclosure Initiative	*1 January 2017
IAS 12 (amendments)	Recognition of Deferred Tax Assets for Unrealised Losses	*1 January 2017
Annual Improvements	2014-2016 Cycle	*1 January 2018

*Subject to EU endorsement

IFRS 9 and IFRS 15 are expected to be effective for the year ended 30 June 2019, with IFRS 16 expected to be effective for the year ended 30 June 2020. The impact of IFRS 9 is being assessed by management, with the main impact likely to arise from the expected credit loss model although the financial effect, if any, has not yet been quantified. The impact of IFRS 15 has begun to be assessed by management given the number of different revenue streams, and in connection with current new contracts which have a duration exceeding the date of IFRS 15 adoption. Although the assessment is ongoing, the work undertaken to date has not highlighted any potentially material adjustments. The impact of IFRS 16 has not yet been assessed.

Functional and presentation currency

The individual financial statements of each company within the Group is presented in the currency of the primary economic environment in which it operates (its functional currency). The consolidated financial statements are presented in EUR in order to reflect the economic substance the Group operates in (see also accounting policies - Note 2). These financial statements are presented in round thousand Euros.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies

Basis of preparation

The financial statements have been prepared in accordance with IFRSs adopted by the European Union (EU) and the Companies Act 2006 that applies to companies reporting under IFRS as adopted by the EU and IFRIC interpretations. The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also prepared the financial statements in accordance with IFRSs as issued by the International Accounting Standards Board (IASB).

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are set out below.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or conformity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and the entities controlled by the Company (its subsidiaries) made up to 30 June each year. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

The results of the subsidiaries acquired are included in the consolidated income statement from the effective date of acquisition. They are deconsolidated from the date that control ceases.

Where necessary, adjustments are made to the financial statements of the subsidiary to bring the accounting policies used into line with those used by the Group. Inter-company transactions and balances between group companies are eliminated.

Business combinations

The acquisition of subsidiaries is accounted for using the acquisition method. The consideration of the acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree. The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under IFRS 3 Business Combinations are recognised at their fair value at the acquisition date

Goodwill arising from a business combination is determined as the difference between (I) the consideration transferred plus the amount of any non-controlling interest plus the fair value of any previously held equity interest in the acquiree, and (II) the net of the acquisition-date fair values of the identifiable assets acquired and liabilities assumed. If, after reassessment, the Group’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities exceeds the cost of the business combination, the excess is recognised immediately in profit or loss. Expenses incurred as part of a business combination are immediately expensed to the income statement. The consideration transferred includes the fair value of any liability resulting from a contingent consideration arrangement.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Goodwill

Goodwill that arises from the acquisition of subsidiaries is presented as part of non-current assets in the statement of financial position. Goodwill is initially recognised as an asset measured at cost. We refer to the accounting policies about business combinations for further guidance.

Goodwill is not amortised but tested for impairment. For the purpose of this impairment testing, goodwill is allocated to the Group’s cash-generating units expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period. On disposal of a subsidiary the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, VAT and other sales-related taxes.

Revenue from platform services arises from the sale of proprietary software, professional services, the re-sale of third party hardware and software, and after sale maintenance contracts.

Where the outcome of a contract can be estimated reliably, revenue and costs related to the sale of proprietary software and professional services are recognised by reference to the stage of completion on the contract activity at the reporting date. This is measured by the proportion that contract costs incurred for work performed to date bear to the estimated total contract costs.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

Sale of third party hardware and software is recognised when the goods are delivered and title has passed.

Maintenance revenue is recognised proportionally over the support term included in the platform contract.

Revenue from the sale of software licences is recognised when the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the vendor’s fee is fixed or determinable; and

•	collectability is probable.

Perpetual licence fees are spread over the duration of the contract.

Subscriber fees are recognised as earned.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Leasing

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Rentals payable under operating leases are charged to profit or loss on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Foreign currencies

The individual financial statements of each Group company is presented in Euro, being the currency of the primary economic environment in which it operates (its functional currency), except for the parent Company and Artilium UK Limited whose functional currency is sterling. The consolidated financial statements are presented in Euro.

In preparing the financial statements of the individual companies, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in profit or loss for the period. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the period except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognised directly in other comprehensive income and recognised in the ‘Translation Reserve’ in equity.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated at exchange rates prevailing on the reporting date. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. Exchange differences arising, if any, are recognised in Other Comprehensive Income and transferred to the Group’s translation reserve. Such translation differences are recognised as income or as an expense in the period in which the operation is disposed of.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognised in Other Comprehensive Income.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Retirement benefit costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

Taxation

The tax credit represents the sum of current and deferred tax.

The current tax is based on taxable profit or loss for the year. Taxable profit or loss differs from net profit or loss as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognised on all taxable temporary differences with certain specific exceptions and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. However deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly in other comprehensive income or equity, in which case the deferred tax is also dealt with in other comprehensive income or equity, respectively.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and any recognised impairment loss.

Depreciation is charged so as to write off the cost of assets over their estimated useful lives, using the straight-line method, on the following bases per annum:

Leasehold improvements	10%
Fixtures and equipment	20%-33%

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

The Directors consider the reasonableness of the useful economic life and residual value estimates on an annual basis.

Assets under construction

Assets under construction are recognized for all intangible assets which are in process of development. Assets under development are measured at the amount of cash or cash equivalents paid or the fair value of any consideration given during the time of construction. No depreciation is recognized during period of commissioning. Assets under development are impaired whenever there are indications that an impairment loss may have occurred.  When the asset is available for use it will be transferred to its appropriate classification, depending on the nature of asset.

Other intangible assets

Acquired computer software licenses are capitalised on the basis of the costs incurred to acquire and install the specific software. Customer portfolios and computer software acquired in a business combination that qualify for separate recognition are recognised as intangible assets at their fair value at the acquisition date.

Intangible assets acquired in a business combination and recognised separately from goodwill are initially recognised at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortisation and accumulated impairment losses.

All intangible assets are accounted for using the cost model whereby capitalised costs are amortised on a straight-line basis over their estimated useful lives, as these assets are considered finite. Residual values and useful lives are reviewed at each reporting date. In addition, they are subject to impairment testing. The following estimated useful lives are applied:

Software: 3 years

Customer portfolios: 5 years

Amortisation has been included within the heading depreciation and amortisation in the Income Statement. Subsequent expenditures on the maintenance of computer software are expensed as incurred. When an intangible asset is disposed of, the gain or loss on disposal is determined as the difference between the proceeds and the carrying amount of the asset, and is recognised in profit or loss within other income or other expenses.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Impairment of tangible and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the smallest cash-generating unit to which the asset belongs. An intangible asset with an indefinite useful life is tested for impairment annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised as income immediately. No reversal of impairment losses took place in the year.

Software development costs

Software development costs are capitalised as an intangible asset included within other intangible assets, provided that the following criteria are demonstrated:

•	the technical feasibility of completing the intangible asset so it will be available for use or sale;

•	the intention to complete the intangible asset for use or sale;

•	the ability to use or sell the intangible asset;

•	how the intangible asset will generate future economic benefits;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The costs are capitalised from the date that the above criteria are satisfied and are amortised once the intangible asset has been completed and either brought into use or released for sale. The costs will be amortised over the expected economic life of the intangible asset being three years, and included within administrative expenses. If the above criteria are not demonstrated the development costs are expensed as they are incurred. In most cases these recognition criteria are not met.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Financial instruments

Financial assets and financial liabilities are recognised in the Group’s statement of financial position when the Group becomes a party to the contractual provisions of the instrument. Financial assets are derecognised from the statement of financial position when the Group’s contractual rights to the cash flows expire or the Group transfers substantially all the risks and rewards of the financial asset. Financial liabilities are derecognised from the Group’s statement of financial position when the obligation specified in the contract is discharged or cancelled or expires.

Financial assets

All financial assets (loans and receivables, trade and other receivables and cash and cash equivalents) are recognised and derecognised on trade date. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned. The purchase or sale of a financial asset is initially measured at fair value, plus transaction costs.

Effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees on amounts paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

Trade and other receivables

Trade and other receivables are recognised initially at fair value, and are subsequently measured at amortised cost using the effective interest rate method. A provision for impairment is made where there is objective evidence (including customers with financial difficulties or in default on payments) that amounts will not be recovered in accordance with the original terms of the agreement. A provision for impairment is established when the carrying value of the receivable exceeds the present value of the future cash flow discounted using the original effective interest rate. The carrying value of the receivable is reduced through the use of an allowance account and any impairment loss is recognised in the income statement.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the first-in, first-out (FIFO) method. Net realisable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

Financial liabilities and equity

Financial liabilities (trade and other payables, bank and other loans) and equity instruments are classified according to the substance of the contractual arrangements entered into. The Group's financial liabilities include borrowings and trade and other payables. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

Borrowings

Interest-bearing loans and overdrafts are recorded initially at their fair value, net of direct transaction costs. Such instruments are subsequently carried at their amortised cost and finance charges, including premiums payable on settlement or redemption, are recognised in the income statement over the term of the instrument using an effective rate of interest.

Trade and other payables

Trade and other payables are initially measured at fair value, and are subsequently measured at amortised cost, using the effective interest rate method. The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

Share-based payments

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight line basis over the vesting period, based on the Group’s estimate of the shares that will eventually vest and adjusted for the effect of non-market based vesting conditions.

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Exceptional items

Exceptional items, comprising redundancy costs, are disclosed separately in the financial statements where it is necessary to do so to provide further understanding of the financial performance of the Group. They are material items of expense that have been shown separately due to the significance of their nature or amount.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Equity

Equity reserves comprise:

Share capital

Share capital represents the nominal value of shares that have been issued.

Share premium account

Share premium includes any premiums received on issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium, net of any related income tax benefits.

Merger relief reserve

The merger relief reserve includes any premium on issue of share capital as part or all of the consideration in a business combination, where more than 90% of the issued share capital of the acquiree is obtained.

Capital redemption reserve

On 22 December 2005 the Company bought back all of its issued deferred share capital comprising 900,447 shares with a nominal value of £4.99 each for a total consideration of 1 pence. The effect of this transaction was to reduce issued share capital by €6,503,000 and create a capital redemption reserve of the same amount.

Share-based payment reserve

The share-based payment transaction reserve is used to recognise the value of equity-settled share-based payment transactions provided to the Directors, including key management personnel, as part of their remuneration. Refer to Note 6 for further details.

Translation reserve

The foreign-currency translation reserve is used to record exchange differences arising from the translation of Sterling £ for Artilium plc and Artilium Limited to the presentation currency of Euro.

Own shares

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

3.	Critical accounting judgements and key sources of estimation uncertainty

Critical judgements in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, which are described in Note 2, management has made the following judgements that have a significant effect on the amounts recognised in the financial statements (apart from those involving estimations, which are dealt with below).

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Recognition of deferred tax assets

The extent to which deferred tax assets can be recognised is based on an assessment of the probability of the Group’s future taxable income against which the deferred tax assets can be utilised. In addition, significant judgement is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

Going concern

The directors have adopted the going concern basis in preparing the consolidated financial statements, having carried out a going concern review. Given the nature of the Group and the way in which business is managed, cash flow forecasts have been prepared for the Group's three principal cash generating units, Artilium NV, United Telecom NV and Comsys. These forecasts are considered by the directors to satisfy themselves that the going concern assumption is appropriate.

United Telecom NV

The directors have prepared and reviewed cash flow forecasts from the date of the financial statements approval to the end of December 2018. Due to the nature of the Company's customer base, contracted income and cost base the directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by the historic experience of forecasting within the United Telecom NV business.

Artilium NV

A worst-case scenario cash flow forecast (which represents a significant downgrade compared to internal budgets and targets) has been prepared from the date of the accounts approval to end of December 2018. In carrying out the review the Directors have had to make significant assumptions about the revenue that will be generated to end of December 2018.

The Group has now secured 73% (€3,3m) of its expected revenue per the worst case scenario forecast, the remaining revenue for the forecast period is a combination of expected recurring revenue included within concluded contracts and proposals to existing and new customers based on the directors' assessment of the likelihood of winning these on a project by project basis, revenue has only been included in the forecasts where the directors are at least 80% certain that the revenue will be secured. Therefore the directors would like to highlight that 27% (€1,2m) of forecast revenue per the worst case scenario is not committed or contracted.

Comsys

The directors have prepared and reviewed cash flow forecasts from the date of the financial statements approval to end of December 2018. The directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by historic data and experience of forecasting within the Comsys business.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

3.	Critical accounting judgements and key sources of estimation uncertainty (continued)

Critical judgements in applying the Group’s accounting policies (continued)

The directors consider that the assumptions made are appropriate and are satisfied that the Group is a going concern. The directors monitor the cash position of the business on an ongoing basis and consider the various sources of finance available to the Group; the directors would seek to access these sources of finance as necessary.

Functional currency of parent Company

Management consider that the parent Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The parent Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the parent Company to be Sterling.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a risk of causing an adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

Carrying value of long-term assets

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term, together with the discount rate (notes 12 and 13).

Allowance for doubtful debts

The Directors have carried out an assessment on the recoverability of trade receivables and concluded on a value of the provision required. In arriving at this conclusion the Directors have used their knowledge of their customer base, the market condition and the age of the outstanding receivables.

Estimated value and life of intangible assets acquired in a business combination (note 14)

Useful lives are based on industry standards and historical experience which are subjected to yearly evaluation. Management review other intangible assets at each reporting date to determine whether there are any indications of impairment. If any such indication exists, an estimate of the recoverable amount is performed, and an impairment loss is recognised to the extent that the carrying amount exceeds the recoverable amount. The Directors have reviewed the estimated value and do not consider any impairment to be necessary.

Separately identifiable intangible assets recognised in a business combination, comprising software and customer portfolios, is based upon the Directors’ knowledge and attribution of value to the acquired entity.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

4.	Segmental information

Segment reporting

The Group identifies three reportable segments with different economic characteristics. The three reportable segments reflect the level at which the Group’s Chief Operating Decision Maker (“CODM”) reviews the financial performance of the business and makes decisions about the allocation of resources and other operational matters. The reportable segments are equal to the operating segments.

The three reportable segments “Artilium”, “United Telecom” and “Comsys” correspond with the three principal trading activities of the Group.

Artilium provides advanced mobile telecommunications software to network operators and enablers (managed services providers, systems integrators etc). Its core product is its ARTA Mobile Applications Platform which enables network operators to open networks to third party developers and launch new services which feature elements from the telecoms and web environments.

The business of United Telecom consists of rendering telecom services to the Belgium corporate and consumer market as well as the development and sale of advanced “carrier grade” shared services for telecom service providers (including fixed, mobile and VOIP).

Comsys is a specialist in interactive telephony services and provides telecommunication products, solutions and hosted services in the converging arena of IN, 3G, SIP and VOIP networks for mobile and fixed line telephone operators, MVNOs and contact centres.

In line with the Group’s internal reporting framework and management structure, the key strategic and operating decisions are made by the Board of Directors which is considered to be the CODM. The CODM reviews on a regular basis the following financial key data of each segment:

•	Revenue;

•	Recurring adjusted EBITDA = Operating result before depreciation, amortization, impairment of assets and non-recurring expenses;

•	Recurring EBIT = Operating result before interests and taxes less non-recurring expenses;

•	Non-recurring items;

•	Segment profit/loss.

The accounting principles applied to the operating segments are the same as those described in note 2.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

4.	Segmental information (continued)

An analysis of the Group’s result is as follows:

Refer to note 9 for a reconciliation of the operating result and net result to the adjusted EBITDA and above for the definition of the adjusted EBITDA.

Refer to ‘Principal activities’ within the strategic report for a description of revenue by type.

The acquisition of Ello Mobile during the year has been allocated to the United Telecom segment.

The acquisition of Wbase during the year has been allocated to the Artilium segment.

	Artilium		United Telecom		Comsys		Total
	2017	2016	2017	2016	2017	2016	2017	2016
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Revenue	4,148	3,881	4,128	4,108	2,177	1,633	10,453	9,622

Adjusted EBITDA	251	119	(60)	(143)	188	336	379	312
Depreciation, amortisation and impairments	(118)	(161)	(844)	(792)	(861)	(583)	(1,823)	(1,536)

Recurring EBIT	133	(42)	(904)	(935)	(673)	(247)	(1,444)	(1,224)

Non-recurring items	(144)	(172)	(73)	(122)	(10)	-	(228)	(294)
Redundancy costs	(144)	(172)	(73)	(122)	(10)	-	(228)	(294)

EBIT	(11)	(214)	(977)	(1,057)	(683)	(247)	(1,672)	(1,518)

Interest expense/other finance expense	(135)	(69)	(121)	(69)	(68)	(62)	(324)	(200)
Other finance expense including exchange differences	-	-	-	-	-	-	-	-
Income tax	(7)	-	66	94	177	97	236	191

Segment loss	(154)	(283)	(1,032)	(1,032)	(574)	(212)	(1,760)	(1,527)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

4.	Segmental information (continued)

An analysis of the Group’s assets and liabilities is as follows:

	Artilium		United Telecom		Comsys		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Total segment assets (Eur‘000)	25,444	19,231	1,185	796	1,224	6,332	27,853	26,359
Total segment liabilities (Eur’000)	3,976	3,288	4,429	3,112	1,975	1,874	10,380	8,274

All assets and liabilities of the Group are allocated to the operating segments. Segment assets and liabilities are presented before intersegment balances. Intersegment sales and transfers are registered at arm’s length as if the sales and transfers were executed with third parties.

Geographical information

The Group revenue and location of non-current assets is derived from and located in mainland Europe. An analysis by geographical destination is as follows:

	2017		2016
	Revenues	Non- current assets	Revenues	Non- current assets
	Eur’000	Eur’000	Eur’000	Eur’000
Belgium	7,698	5,514	7,182	5,167
UK	11	10,571	-	10,571
Holland	1,765	5,387	2,430	6,146
Germany	6	-	-	-
Austria	757	-	-	-
Australia	44	-	-	-
Sweden	157	-	-	-
America	6	-	-	-
India	-	-	2	-
Hong Kong	8	-	8	-
Total	10,452	21,472	9,622	21,884

Information about major customers

22% of the consolidated revenue is generated by sales to an external customer within the segment “Artilium” (25% for the year ended 30 June 2016). There are no other sales to single external customers exceeding 10% of the consolidated revenue.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

5.	Operating loss

Loss for the year has been arrived at after charging/(crediting):

	2017	2016
	Eur’000	Eur’000
Operating lease rentals – land and buildings & other	746	678
Depreciation of property, plant and equipment	144	114
Amortisation of intangible assets	1,624	1,297
Staff costs	4,306	4,026
Employee benefits	98	67

Reconciliation of operating loss before redundancy costs is provided below:

	2017	2016
	Eur’000	Eur’000

Operating loss	(1,672)	(1,517)
Redundancy costs	227	294
Operating loss before redundancy costs	(1,445)	(1,223)

A detailed analysis of auditors’ remuneration on a worldwide basis is provided below:

	2017	2016
	Eur’000	Eur’000

- Fees payable to the Company’s auditors and its associates for the audit of the Company and consolidated annual financial statements	42	42
- the audit of the Company’s subsidiaries pursuant to legislation	45	45
Total audit fees	87	87
- Other services (*)	22	22
Total non-audit fees	22	22

(*) Other services relate to the auditor’s review of the half-yearly interim financial information.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

6.	Staff costs

The average monthly number of employees was:

	2017	2016
	Number	Number
Administrative and development	73	69
	Eur’000	Eur’000
Their aggregate remuneration comprised:
Wages and salaries	3,426	3,179
Social security costs	752	741
Employee benefits	98	67
Other pension costs	128	106
Total included within administrative expenses	4,404	4,093

Remuneration of directors

The remuneration of directors is €0.3 million (2016: € 0.3 million). Refer to page 14. The only key management personnel are the directors.

7.	Finance costs

	2017	2016
	Eur’000	Eur’000

Interest on bank loans	16	16
Interest on other loans and other finance costs	308	184
	324	200

8.	Redundancy costs

	2017	2016
	Eur’000	Eur’000

Redundancy costs	227	294
	227	294

The redundancy costs for the years ended 30 June 2017 and 2016 relates to severance packages for personnel and contractors that were made redundant, or have had the terms of their redundancy communicated to them.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

9.	Reconciling table net result, operating result-adjusted EBITDA

	2017	2016
	Eur’000	Eur’000

Loss for the year from continuing operations	(1,760)	(1,526)
Tax credit	(235)	(191)
Finance costs	324	200
Operating loss	(1,671)	(1,517)
Redundancy costs	227	294
Depreciation and amortisation	1,768	1,411
Impairment of receivables	56	125
Adjusted EBITDA	380	313

Artilium defines adjusted EBITDA as operating result before interests, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

10.	Tax

	2017	2016
	Eur’000	Eur’000
Analysis of taxation credit for the year:
Current tax:
UK tax	-	-
Overseas tax	-	-
Total current tax	-	-
Deferred tax:
Origination and reversal of temporary differences	235	296
Write-off deferred tax asset on fiscal losses carried forward	-	(105)
Total deferred tax	235	191
Total taxation credit in the income statement	235	191

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

10.	Tax (continued)

The credit for the year can be reconciled to the loss per the income statement as follows:

	2017	2016
	Eur’000	Eur’000

Loss before tax from continuing operations	(1,995)	(1,717)

Tax credit at domestic rates applicable to losses of taxable entities in the countries concerned	(559)	(104)
Effects of:
Expenses not deductible for tax purposes	135	45
Tax losses brought forward utilised in the year	(302)	(857)
Tax losses carried forward unutilised in the year	470	916
Other	21	(191)
Total taxation credit	(235)	(191)

11.	Earnings per share

	2017	2016
	Eur’000	Eur’000

Loss from continuing operations for the purposes of basic & diluted loss per share being net losses attributable to equity holders of the parent	(1,760)	(1,526)

	No.	No.
Number of shares
Weighted average number of ordinary shares
for the purposes of basic & diluted loss per share	304,597,997	282,348,087

The weighted average number of ordinary shares is calculated as follows:

Issued ordinary shares	2017	2016
	No.‘000	No.‘000

Start of period	282,348	228,658
Effect of shares issued in prior period	15,505	7,458
Effect of shares issued in the period	6,745	46,232
Accumulated weighted average basic and diluted number of shares	304,598	282,348

Basic and diluted earnings per share is calculated as follows:
Loss for the year attributable to the equity shareholders of the Company (Eur’000)	(1,760)	(1,526)
Basic and diluted earnings per share (Euro cent)	(0.58)	(0.54)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

12.	Goodwill

Eur’000

Cost
At 1 July 2015	13,726
Acquisitions through business combinations (note 14)	3,401
At 30 June 2016	17,127
Carrying amount
At 1 July 2016	17,127
At 30 June 2017	17,127

No goodwill is expected to be deductible for tax purposes.

The goodwill balance is allocated to the cash-generating units United Telecom (€3.1 million), Artilium (€10.6 million) and Comsys (including Livecom International) (€3.4 million).

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term. The Directors consider that the assumptions made are appropriate and are satisfied that the Group’s non-current assets are not impaired.

Allocation of goodwill to cash-generating units

For the purpose of impairment testing the Group as a whole is considered as three cash-generating units because of the way it is structured, managed and measured by management. The Group tests goodwill and other intangible assets annually for impairment or more frequently if there are indications that it might be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is initially allocated to reduce the carrying amount of any goodwill. The cash generating units are Artilium NV, United Telecom NV and Comsys.

Artilium NV

The goodwill arising on acquisition of Artilium NV amounts to €10.6 million and was tested for impairment. Cash flows for the impairment tests have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash flow forecast to perpetuity using a pre-tax discount rate of 16% (2016: 16%), which is considered appropriate for the Company. The discount rate would need to increase to more than 19.9% for the goodwill to be impaired (2016:18.9%). The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% (2016:2.5%) in line with long-term forecasts for economic growth expected in Belgium, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 5%-10% per annum (2016:5%-10%) based on management’s best estimate of the market opportunities and the existing pipeline opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount by €1.7 million (2016: €2.8 million). If the net present value of forecast future cash flows decreased by 14% (2016: 21%) the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions, particularly the sales growth rate.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

12.	Goodwill (continued)

The Group’s cost base is forecast to increase at the rate of 2% (2016:2%) per annum for the five year forecast period. This is based on management’s historic experience of cost increases, and the forecast increases in revenue.

United Telecom NV

The goodwill arising on acquisition of United Telecom on 27 June 2012 amounts to €3.155 million and was tested for impairment. Cash flows for the acquired business, for the purpose of the impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% (2016:16.0%) which is considered appropriate for the company. The discount rate would need to increase to more than 18.9% for the goodwill to be impaired. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in Belgium as this is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €0.5 million. If the net present value of forecast future cash flows decreased by 11% (2016:9.7%) the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions, particularly the sales growth rate.

Comsys

The goodwill arising on acquisition of Comsys on 25 September 2015 and Livecom on 1 January 2016 amounts to €3.4 million and was tested for impairment. Cash flows for the acquired business, for the purpose of impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% (2016:16%) which is considered appropriate for the company. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in the Netherlands, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €2.9 million. The headroom is sensitive to reasonably possible changes in the key assumptions, particularly the sales growth rate.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

13.	Other intangible assets

	Assets under construction	Telecommunications software platform	Customer portfolio	Other software	Total
	Eur'000	Eur'000	Eur'000	Eur'000	Eur'000

Cost
At 1 July 2015	331	5,040	3,206	80	8,657
Asset acquisitions	-	-	1,647	1,404	3,051
Acquired through business combinations	-	-	519	207	726
At 30 June 2016	331	5,040	5,372	1,691	12,434
Asset acquisitions	20	-	250	10	280
Acquired through business combinations	-	-	756	115	871
Transfer to other software	(351)	-	-	351	-
At 30 June 2017	-	5,040	6,378	2,167	13,585
Amortisation
At 1 July 2015	-	5,040	1,753	59	6,852
Charge in period	-	-	962	335	1,297
At 30 June 2016	-	5,040	2,715	394	8,149
Charge in period	-	-	1,092	532	1,624
At 30 June 2017	-	5,040	3,807	926	9,773
Carrying amount
At 30 June 2017	-	-	2,571	1,241	3,812
At 30 June 2016	331	-	2,657	1,297	4,285
At 1 July 2015	331	-	1,453	21	1,805

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

14.	Business Combinations

Ello Mobile BVBA

On 23 December 2016 Artilium plc acquired 100% of the share capital of Ello Mobile BVBA and thereby obtained 100% of the voting power. Ello Mobile BVBA is an MVNO based in Belgium.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	300
Total consideration	300

The acquisition cost of Ello Mobile BVBA of €0.3 million was settled by the issuance of 3,823,636 new ordinary shares at 6.6 pence per share, being the market share price on the acquisition date.

The excess of consideration paid over net liabilities acquired, amounting to €0.756 million, has been fully attributed to the fair value of the customer base acquired, including deferred taxation at 34%.

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets customer portfolio	756
Total non-current assets	756

Trade and other receivables	97
Cash and cash equivalents	175
Total current assets	272

Deferred tax liabilities	(257)
Other non current liabilities	(100)
Total non-current liabilities	(357)

Trade and other payables	(371)
Total current liabilities	(371)

Identifiable net assets	300

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

14.	Business Combinations (continued)

Goodwill arising on acquisition

Eur’000
Consideration transferred	300
Less fair value of identifiable net assets acquired	(300)
Goodwill arising on acquisition	-

The revenue included in the Consolidated Income Statement since 23 December 2016 contributed by Ello Mobile BVBA was €259,000. Ello Mobile BVBA reported a profit of €31,000 over the same period.

Wbase Comm. V

On 12 April 2017 Artilium plc acquired 100% of the share capital of Wbase and thereby obtained 100% of the voting power. Wbase is a web development agency based in Belgium.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	20
Settlement in cash	90
Total consideration	110

The acquisition cost of Wbase Comm. V of €0.11 million was settled by the issuance of 254,776 new ordinary shares at 6.6 pence per share, being the market share price on the acquisition date and €90,000 in cash which was immediately used by the vendors to satisfy an outstanding debt owed to Wbase.

Under the terms of the sale and purchase agreement, additional shares up to a maximum of €0.3 million may be issued to the vendors, dependent upon Wbase achieving certain revenue targets over the next financial year. No liability has been recognised in the financial statements in respect of these contingent additional shares on the basis that the targets were not expected to be met at the date of acquisition.

Valuation of acquired software

Software with a fair value of €0.1 million was identified and separately recognised. The fair value of the acquired software was calculated on an estimated replacement cost basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

14.	Business Combinations (continued)

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets software	115
Total non-current assets	115

Trade and other receivables	48
Cash and cash equivalents	2
Total current assets	50

Deferred tax liabilities	(39)
Total non-current liabilities	(39)

Trade and other payables	(16)
Total current liabilities	(16)

Identifiable net assets	110

Goodwill arising on acquisition

Eur’000
Consideration transferred	110
Less fair value of identifiable net assets acquired	(110)
Goodwill arising on acquisition	-

No revenue or profit/(loss) has been included in the Consolidated Income Statement since 12 April 2017.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

15.	Property, Plant and Equipment

		Fixtures
	Leasehold	and
	improvements	equipment	Total
	Eur’000	Eur’000	Eur’000

Cost
At 1 July 2015	98	720	818
Additions	-	40	40
Acquired through business combinations	-	190	190
At 30 June 2016	98	950	1,048
Additions	-	206	206
At 30 June 2017	98	1,156	1,254
Accumulated depreciation
At 1 July 2015	56	407	463
Charge for the year	22	92	114
At 30 June 2016	78	499	577
Charge for the year	2	142	144
At 30 June 2017	80	641	721
Carrying amount
At 30 June 2017	18	515	533
At 30 June 2016	20	451	471
At 1 July 2015	42	313	355

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

16.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2017 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	**Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	***Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	***Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	***Belgium	100%	Acquisition accounting	Telecom
Ello Mobile BVBA	***Belgium	100%	Acquisition accounting	Telecom
Wbase Comm. V	**Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	*UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	*UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	****The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	****The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	****The Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	****The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	**** Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	**** Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	****The Netherlands	100%	Acquisition accounting	Telecom

Unless otherwise stated all ownership relates to ordinary share capital.

* registered office address is Rosenblatt Solicitors, 9-13 St Andrew Street, London EC4A 3AF, United Kingdom.

** registered office address is Vaartdijkstraat 19, B-8200 Brugge, Belgium.

*** registered office address is Wingepark 5B, B-3110 Rotselaar, Belgium.

**** registered office address is Laan Blusse van Oud Alblas 2a, 3769 AT Soesterberg, The Netherlands

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

17.	Inventories

	2017	2016
	Eur’000	Eur’000

Goods for resale	84	131

Inventories consist of Aculab boards and mobile simcards for resale to clients. The value of the inventories is based on the cost of purchase excluding VAT, and stated at the lower of cost and resale value.

18.	Trade and other receivables

	2017	2016
	Eur’000	Eur’000

Amounts receivable for the sale of goods and services	2,159	4,206
Allowance for doubtful debts	(247)	(1,136)
	1,912	3,070
Other receivables	1,263	120
Accrued income	259	732
	3,434	3,922
Less non-current portion	(1,000)	-
Current portion	2,424	3,922

Amounts receivable for the sale of goods and services are all denominated in Euros.

The Directors consider that the carrying amount of trade and other receivables above approximates to their fair value. The average credit period taken on sales of goods is 67 days (2016: 53 days). No interest is charged on receivables.

Included within trade and other receivables is an amount of €338,000 (2016: €335,000) in respect of amounts that were past due at 30 June, but not impaired. The Group believes that the balances are ultimately recoverable based on a review of past payment history and the credit quality of those customers.

The ageing analysis of past due but not impaired receivables are shown below:

	2017	2016
	Eur’000	Eur’000

Up to three months	338	335

The Group holds no collateral against these receivables at the reporting date.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

18.	Trade and other receivables (continued)

As at 30 June 2017 €247,000 of trade receivables were impaired (2016: €1,136,000). This allowance is specific and has been determined by reference to the age of the debt or where amounts are in dispute on a customer by customer basis. To the extent they have not been specifically provided against, the trade receivables are considered to be of sound credit rating. The ageing analysis of the allowance for doubtful debts is as follows:

	2017	2016
	Eur’000	Eur’000

Up to three months	-	-
Up to six months	-	-
Older than six months	247	1,136
	247	1,136

Movement in the Group’s allowance for doubtful debt is as follows:

	2017	2016
	Eur’000	Eur’000

Opening balance as at 1 July	1,136	1,128
Usage for allowance for doubtful debt	(895)	(25)
Receivables provided for during the year	6	28
Doubtful debt acquired through business combinations	-	5
Closing balance as at 30 June	247	1,136

Other receivables includes a loan due to the Group of €1 million (2016:€nil). On 18 July 2016 the Group entered into a Strategic Alliance with Green IT Globe NV to launch the OneApp platform and issued a loan note for a cash amount of €1 million, financed by external investors in the Group. The loan was repayable by 26 July 2017 and interest is receivable at ten per cent per annum. During the year Green IT Globe NV assigned the loan to GIG Technology NV and, on 12 June 2017, both parties agreed to postpone the repayment date to 26 July 2018.

19.	Deferred tax

The following are the major deferred tax liabilities and assets recognised by the Group and movements thereon during the current and prior reporting period.

Total
Eur’000

At 1 July 2015	(225)
Acquired through business combinations - liabilities	(777)
Acquired through business combinations - assets	302
Credit to income statement	191
Other movement	24
At 30 June 2016	(485)
Acquired through business combinations - liabilities	(296)
Acquired-assets	161
Credit to income statement	235
At 30 June 2017	(385)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

19.	Deferred tax (continued)

	2017	2016
	Eur’000	Eur’000

Timing differences	-	(10)
Fair value adjustments on business combinations intangible assets	(385)	(475)
	(385)	(485)

At the reporting date, the Group has UK unused tax losses of approximately €14,686,000 (2016: €15,740,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK. The value of the deferred tax asset not recognized on the tax losses is €2,937,000 (2016: €3,148,000).

At the reporting date, the Group has Belgium tax losses carried forward of approximately €8,565,000 (2016: €9,023,000). No deferred tax asset has been recognised in respect of this due to insufficient evidence of future available profits in the immediate future. The value of the deferred tax asset not recognized on the tax losses is €2,911,000 (2016: €3,067,000).

At the reporting date, the Group has Dutch tax losses carried forward of approximately €1,508,000. No deferred tax asset has been recognised. The value of the deferred tax asset not recognized on the tax losses is €301,000.

Deferred tax liabilities of €385,000 (2016: €485,000) relate to intangible assets recognized on the software and customer portfolio from the Comsys acquisition in September 2015 and the Livecom acquisition in January 2016. The remaining part relates to intangible assets (customer portfolio) recognized on the customer portfolio from the SpeakUp acquisition in June 2015 and the Ello Mobile and Wbase acquisitions in December 2016 and April 2017.

20.	Trade and other payables

	2017	2016
	Eur’000	Eur’000

Trade payables	1,210	1,916
Accruals	451	298
Other payables	1,244	1,072
Deferred income	4,896	2,509
	7,801	5,795

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

21.	Bank Loans

	2017	2016
	Eur’000	Eur’000

Due within one year	85	254
Due after more than one year	20	40
	105	294

The different bank loans are mainly secured on the trade receivables of the Group. One unsecured loan with an outstanding amount of €65,000 is repayable in 12 months on a monthly basis. Interest rates are fixed at 2.21% per annum respectively and are market conforming. The carrying amount approximates to fair values because of the short maturity of these loans. The second bank loan with a principal of €85,000 is repayable in 48 months on a monthly basis. The interest rate is fixed at 2.43% per annum.

22.	Other loans

	2017	2016
	Eur’000	Eur’000

Due within one year	1,308	161
Due after more than one year	750	1,539
	2,058	1,700

Other loans comprise loans from third parties at interest rates of between 7.5% and 10% and are repayable as follow:

€1,308,000 (repayable within one year)

€400,000 (repayable August 2018)

€350,000 (repayable between 2 to 5 years at €120,000 per annum)

23.	Share capital

	2017	2016
	Eur’000	Eur’000

Fully paid ordinary shares:
Authorised:
300,000,002 (2016: 300,000,002) ordinary shares of 5p each	18,523	18,523
Issued and fully paid:
307,583,545 (2016: 297,853,104) ordinary shares of 5p each	20,267	19,601
Deferred ordinary shares:
Authorised:
900,447 (2016: 900,447) deferred ordinary shares of £4.99 each	6,503	6,503

	2017	2016
	No. ’000	No. ’000
Fully paid ordinary shares:
Balance at beginning of financial year	297,853	236,116
Issued during the year	9,730	61,737
Issued and fully paid at end of financial year	307,583	297,853

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

23.	Share capital (continued)

Fully paid ordinary shares carry one vote per share and carry the rights to dividends.

The Company has issued 4,078,412 ordinary shares to acquire Ello Mobile and Wbase. These shares were granted to the vendors of these entities as part of the purchase consideration.

The Company has issued the following shares during the financial year:

•	3,755,170 on 25 August 2016 in settlement of liabilities for Directors and employees services

•	216,224 on 12 September 2016 in settlement of liabilities

•	596,891 on 3 November 2016 in settlement of liabilities

•	3,823,636 on 23 December 2016 in connection with the acquisition of Ello mobile

•	1,083,744 on 17 February 2017 in settlement of liabilities

•	254,776 on 12 April 2017 in connection with the acquisition of Wbase

24.	Own Shares

Own shares
Eur’000

Balance at 1 July 2016	(2,336)
Balance at 30 June 2017	(2,336)

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes. 3,000,000 Series 2 warrants were purchased by the Trust at a price of 10p per warrant in December 2006. These warrants were then exercised at a price of 75p and converted into ordinary 5p shares by the Trust.

25.	Notes to the cash flow statement

	2017	2016
	Eur’000	Eur’000

Loss from continuing operations before tax	(1,995)	(1,717)
Adjustments for:
Depreciation of property, plant and equipment	144	114
Amortisation of intangible assets	1,625	1,297
Share based payments	435	-
Impairment of trade receivables	-	(6)
Finance costs	324	200
Unrealized exchange differences	26	(28)
Operating cash flows before movements in working capital	559	(140)
Decrease in receivables	1,633	1,016
(Increase)/decrease in inventory	47	(40)
(Decrease)/increase in payables	1,619	(2,097)
Cash generated from/(used in) operations	3,858	(1,121)
Income taxes paid	-	-
Net cash inflow/(outflow) from operating activities	3,858	(1,261)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

26.	Contingent liabilities

The Group had no contingent liabilities as at 30 June 2017.

27.	Operating lease arrangements

	2017	2016
	Eur’000	Eur’000

Minimum lease payments under operating leases recognised as an expense for the year Land and buildings	342	292
Motor vehicles	404	386
	746	678

At the reporting date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

Land and buildings

	2017	2016
	Eur’000	Eur’000

Within one year	247	251
In the second to fifth years inclusive	381	382
	628	633

Motor vehicles

	2017	2016
	Eur’000	Eur’000

Within one year	324	362
In the second to fifth years inclusive	675	801
	999	1,163

Operating lease payments represent rentals payable by the Group for certain of its office properties and motor vehicles. Leases are negotiated for an average term of 3 years and rentals are fixed for an average of 3 years. The Group does not have an option to acquire the leased properties at expiry of the lease term.

28.	Retirement benefit schemes

The Group makes payments to defined contribution retirement benefit schemes for all qualifying employees. As for all defined contribution pension plans, minimum guaranteed rates of return apply on the employee and employer contributions as from 1 January 2004. Since the guarantee is primarily provided for by an insurance company, the pension plan is accounted for as a defined contribution plan.

The total cost charged to income of €128,000 (2016: € 106,000) represents contributions payable to these schemes by the Group at rates specified in the rules of the plans. As at 30 June 2017, all contributions due in respect of the current reporting period had been paid over to the scheme.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

29.	Events after the balance sheet date

On 28 August 2017 Artilium NV entered into an agreement with GIG Technology NV (“GIG NV”) and its parent undertaking, Green IT Globe Holding S.C.S (“GIG Holdings”), to replace the original loan agreement entered into on 18 July 2016. Under the original agreement, the Group had issued a loan note to Green IT Globe NV (which subsequently merged with GIG NV) for €1,000,000 which was financed by loans to the Group from external investors for an equal amount. As at 30 June 2017, the amount due from GIG NV and payable to external investors for €1,000,000 and €1,200,000 respectively was included in other receivables (note 18) and other loans (note 2). Under the new agreement, the loan to GIG NV is assigned to GIG Holdings and converted into share capital of that entity. The Group in turn has entered into agreements with the external investors dated 12 September 2017 to repay their loans using the shares of GIG Holdings.

On 19 October 2017 the Group opened a new office in Germany via subsidiary undertaking Artilium GmbH, to achieve revenues through IT resellers and system integrators to business customers.

On 16 October 2017 Artilium has entered into a strategic partnership (the "Alliance") with Pareteum Corporation (NYSE: TEUM) ("Pareteum") to jointly pursue new and developed markets. In conjunction with the Alliance, Artilium and Pareteum have also entered into a share exchange agreement whereby Artilium will issue 27,695,177 ordinary shares in the Company ("New Ordinary Shares") at a notional price of 11 pence each to Pareteum in exchange for Pareteum issuing 3,200,332 common shares in Pareteum ("New Common Shares") at a notional price of USD$1.26 each to Artilium. Following the Share Exchange, Artilium will be beneficially interested in approximately 19.9% of Pareteum's issued share capital and Pareteum will be beneficially interested in approximately 8.8% of Artilium's issued share capital.

30.	Related party transactions

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Transactions between the Company and its subsidiaries and other related parties are disclosed in the Company’s separate financial statements.

31.	Transactions with Directors and key management

Other than those transactions disclosed on page 12, there were no other transactions with Directors and key management.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

32.	Financial instruments

Categories of financial instruments

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which income and expenses are recognised in respect of each class of financial asset, financial liability and equity instrument are disclosed in the accounting policies. The book value of the Group’s financial instruments at the year -end is shown below:

		2017	2016
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	19	3,185	3,190
Cash and cash equivalents		2,863	422
		6,048	3,612
Financial liabilities:
Amortised cost:
Trade and other payables	21	2,893	3,286
Bank loans	22	105	294
Other loans		2,058	1,700
		5,056	5,280

Financial risk management

The Group has exposure to the risks from its use of financial instruments. These risks include credit risk, liquidity and cash flow risk, interest rate risk and foreign currency risk.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables. The amounts presented in the Statement of Financial Position are net of allowances for doubtful receivables. An allowance for impairment is made where there is an identified loss event which, based on previous experience, is evidence of a reduction in the recoverability of the cash flows.

The Group monitors trade receivables on a regular basis to ensure that appropriate action is taken with slow paying customers. Many of the customers are large multinational companies which limits the extent of the credit risk.

The credit risk on liquid funds is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

Of the trade receivables balance at the end of the year, €0.36 million is due from Telenet Group Belgium, the Group’s largest customer. There are no other customers who represent more than 10 per cent of the total balance of trade receivables.

The Group’s maximum exposure to credit risk, gross of any collateral held, relating to its financial assets is equivalent to their carrying value. All financial assets have a fair value which is equal to their carrying value.

There are no significant credit risks arising from financial assets that are neither past due nor impaired.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

32.	Financial instruments (continued)

Liquidity and cash flow risk

The Group is principally funded by reserves, bank loans and other loans. The Group maintains its cash funds in bank accounts. The Group’s policy is to minimise the risk by placing funds in risk free cash deposits.

The Group closely monitors its access to bank and other credit facilities and available cash in comparison to its outstanding commitments on a regular basis to ensure that it has sufficient funds to meet the obligations of the Group as they fall due. The Board receives regular cash flow forecasts so that management can ensure that its obligations can be satisfied or financing is put in place when required.

As at 30 June 2017, the Group's non-derivative financial liabilities have contractual maturities (including interest payments where applicable) as summarised below:

30 June 2017
	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	75	10	20
Other loans	54	54	1,950
Trade and other payables	3,886	488	3,415
	4,015	552	5,385

This compares to the maturity of the Group’s non-derivative financial liabilities in the previous reporting period as follows:

30 June 2016
	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	169	85	40
Other loans	80	81	1,539
Trade and other payables	3,923	926	946
	4,172	1,092	2,525

Interest rate risk

At 30 June 2017, the Group had bank loans and other borrowings amounting to €2,163,000 (2016: €1,994,000). The Group’s borrowings are at fixed rates of interest and there is, therefore, no exposure to movements in interest rates.

Any surplus funds are deposited in interest bearing accounts at variable rates and are therefore exposed to movements in interest rates. Funds are deposited on a short term basis and interest rates are monitored by the Directors. The movement in interest rates would have an immaterial impact on the finances of the Group.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

32.	Financial instruments (continued)

Foreign currency risk

The Group’s centre of operations is in Belgium and it is therefore exposed to currency movements of the Euro against the Pound Sterling. This is naturally hedged to some extent by the expenses incurred in Belgium. The Group does not enter into any forward exchange contracts to cover the remaining foreign exchange risk.

Sensitivity analysis

The Group faces currency exposures on the translation of the trading results and the net assets of the British subsidiaries. The year end and average exchange rates used when translating the results for the year from Pound Sterling to Euro are 1.13723 (2016: 1.2061) and 1.16290 (2016: 1.3351) respectively.

The following table details the sensitivity analysis of the movements of the Pound Sterling to the Euro for the Group’s results.

	2017	2016
	Eur’000	Eur’000

Impact on equity
10% increase in GBP fx rate against Euro	3,385	3,177
10% decrease in GBP fx rate against Euro	(3,385)	(3,177)
Impact on profit or loss
10% increase in GBP fx rate against Euro	(111)	(284)
10% decrease in GBP fx rate against Euro	111	284

Capital management

The Group’s main objective when managing capital is to protect returns to shareholders by ensuring the Group will continue to trade in the foreseeable future. The Group also aims to maximise its capital structure of debt and equity so as to minimise its cost of capital.

The Group manages its capital with regard to the risks inherent in the business and the sector within which it operates by monitoring its gearing ratio on a regular basis.

The Group considers its capital to include share capital, share premium, translation reserve, retained earnings, interest in own shares, capital redemption reserve, share-based payment reserve and net debt as noted below.

Net debt includes short and long-term borrowings (including overdrafts and lease obligations) net of cash and cash equivalents.

33.	Safe harbour

This financial report contains a number of non-GAAP figures, such as adjusted EBITDA and Free cash flow. These non-GAAP figures should not be viewed as a substitute for Artilium’s GAAP figures.

Artilium defines adjusted EBITDA as operating result before interests, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

Artilium defines free cash flow as follows: cash flows from operating activities minus capital expenditure. The notion is used as standard for the health of the company, by showing the ability of the company to generate cash to maintain the operations.

Artilium plc

Registered number: 03904535

Company statement of financial position

As at 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Non-current assets
Investments	38	24,917	27,106
		24,917	27,106
Current assets
Trade and other receivables	39	3,373	3,263
Cash and cash equivalents		14	-
		3,387	3,263
Total assets		28,304	30,369
Current liabilities
Trade and other payables	40	(4,487)	(4,712)
Borrowings		(350)	(400)
Net current liabilities		(1,449)	(1,849)
Net assets		23,468	25,257
Equity
Share capital		20,267	19,601
Share premium		47,480	47,379
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(5,706)	(4,279)
Retained deficit		(46,564)	(45,435)
Total equity		23,468	25,257

The financial statements were approved by the Board of Directors and authorised for issue on 30 October 2017. They were signed on its behalf by:

Jan-Paul Menke
Director

Artilium plc

Company statement of changes in equity

Year ended 30 June 2017

	Share capital	Share premium account	Merger relief reserve	Capital redemption reserve	Translation reserve	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2015	15,415	46,748	1,488	6,503	(199)	(42,778)	27,177
Nominal value of shares issued	4,186	-	-	-	-	-	4,186
Premium arising on issue of shares	-	631	-	-	-	-	631
Transaction with owners, recognised directly in equity	4,186	631	-	-	-	-	4,817
Loss for the period	-	-	-	-	-	(2,657)	(2,657)
Other comprehensive income - currency translation differences	-	-	-	-	(4,080)	-	(4,080)
Total comprehensive income for the period	-	-	-	-	(4,080)	(2,657)	(6,737)
Balance at 30 June 2016	19,601	47,379	1,488	6,503	(4,279)	(45,435)	25,257
Nominal value of shares issued	666	-	-	-	-	-	666
Premium arising on issue of shares	-	101	-	-	-	-	101
Transaction with owners, recognised directly in equity	666	101	-	-	-	-	767
Loss for the period	-	-	-	-	-	(1,129)	(1,129)
Other comprehensive income - currency translation differences	-	-	-	-	(1,427)	-	(1,427)
Total comprehensive income for the period	-	-	-	-	(1,427)	(1,129)	(2,556)
Balance at 30 June 2017	20,267	47,480	1,488	6,503	(5,706)	(46,564)	23,468

Artilium plc

Company Cash Flow Statement

Year ended 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Net cash generated from/(used in) operating activities	41	64	(186)
Investing activities
Acquisition of subsidiary undertakings		-	(258)
Net used in investing activities		-	(258)
Financing activities
New borrowings received		-	400
Repayment of borrowings		(50)	-
Net cash (used in)/generated from financing activities		(50)	400
Net increase/(decrease) in cash and cash equivalents		14	(44)
Cash and cash equivalent at beginning of the year		-	44
Cash and cash equivalents at end of year		14	-

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

34.	Significant accounting policies

The separate financial statements of the Company are presented as required by the Companies Act 2006. As permitted by that Act, the separate financial statements have been prepared in accordance with International Financial Reporting Standards adopted by the European Union.

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are the same as those set out in Note 2 to the consolidated financial statements except as noted below.

No income statement or statement of comprehensive income for the Company alone is presented as permitted by Section 408 of the Companies Act 2006.

Functional currency of parent Company

Management consider that the Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the Company to be Sterling.

Receivables and payables from Group companies

Balances receivable and payable from Group companies are classified as loans and receivables, and carried at amortised cost.

Investments in subsidiaries

Investments in subsidiaries are stated at cost less, where appropriate, provisions for impairment.

The recoverable amount of the investments in United Telecom NV is determined based on a value in use calculation of these entities which uses cash flow projections based on financial budgets approved by the Directors covering a five-year period and a terminal value. The terminal value is based on the year five net cash flows forecast to perpetuity using a pre-tax discount rate of 22.67%, which is appropriate for the Company. The growth rate factor in the discounted cash flow model is estimated to be 2.5% in line with long term forecasts for economic growth. The sales growth rate used during the five year forecast is estimated to be around 3%-5% based on management’s best estimate of the market opportunities.

The Directors have made assumptions about revenue in the near and longer term as part of this value in use calculation, which, due to the nature of the Company’s sales and the time-scales involved are not supported by sales contracts. There is thus uncertainty as to the amount of revenue that will be generated, however the Directors are confident that this calculation supports their assessment that the investment balance in Artilium NV is recoverable and not impaired.

Due to uncertainty over the timing of cash flows related to Artilium UK Limited, the Directors consider it to be prudent to provide in full for the investment and receivable balances related to this entity. The Directors believe these amounts will be ultimately recoverable, and the Company will continue to support this business.

The impairment loss has been included in the administrative expenses line item in the income statement.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

34.	Significant accounting policies (continued)

Going concern

The Directors have adopted the going concern basis in preparing the financial statements for the Company. The Company and its subsidiaries have sufficient financial resources to continue for a period not less than one year from the date of approval of these accounts. The Directors monitor the cash position of the Group on a regular basis and consider the various sources of finance available to the Group. Further, the Directors intend to use their control of subsidiary undertakings to ensure that intergroup payables are not recalled in a way which would result in the Company not being able to meet its liabilities as they fall due.

35.	Staff costs

The average monthly number of employees (including Executive Directors) was:

	2017	2016
	Eur’000	Eur’000

Administration	1	1

Their aggregate remuneration comprised:
Wages and salaries	104	79
	104	79

36.	Tax

	2017	2016
Current tax	-	-

Current tax is calculated at 20% (2016: 20%) of the estimated assessable gain for the year.

The charge/(credit) for the year can be reconciled to the loss per the income statement as follows:

	2017	2016
	Eur’000	Eur’000

Loss before tax from continuing operations	(1,129)	(2,657)
Tax expense at the theoretical domestic rates applicable to profits of taxable entities in the country concerned of 20% (2016: 20%)	(226)	(531)
Effects of:
Tax losses carried forward unutilized in the year	226	531
Tax credit for the year	-	-

At the reporting date, the Company has unused tax losses of approximately €14,768,000 (2016: €11,751,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

37.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2017 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	**Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	***Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	***Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	***Belgium	100%	Acquisition accounting	Telecom
Ello Mobile BVBA	***Belgium	100%	Acquisition accounting	Telecom
Wbase Comm. V	**Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	*UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	*UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	****The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	****The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	****The ****Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	****Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	****Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	****The Netherlands	100%	Acquisition accounting	Telecom

* registered office address is Rosenblatt Solicitors, 9-13 St Andrew Street, London EC4A 3AF, United Kingdom.

** registered office address is Vaartdijkstraat 19, B-8200 Brugge, Belgium.

*** registered office address is Wingepark 5B, B-3110 Rotselaar, Belgium.

**** registered office address is Laan Blusse van Oud Alblas 2a, 3769 AT Soesterberg, The Netherlands

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

38.	Investments

Investment in subsidiary
Eur’000

At 1 July 2015	31,262
Additions	5,075
Exchange differences	(3,796)
At 30 June 2016	32,541
Exchange differences	(2,072)
At 30 June 2017	30,469

Provision
At 1 July 2015	5,116
Exchange differences	319
At 30 June 2016	5,435
Exchange differences	117
At 30 June 2017	5,552
Carrying amount
At 30 June 2016	27,106
At 30 June 2017	24,917

39.	Trade and other receivables

	2017	2016
	Eur’000	Eur’000

Prepayments and deferred expenses	8	6
Receivable from Group companies	3,365	3,257
	3,373	3,263

The Company holds no collateral against these receivables at the reporting date. The carrying amount of trade and other receivables approximates to their fair value.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

40.	Trade and other payables

	2017	2016
	Eur’000	Eur’000

Trade payables	7	48
Accruals	241	197
Payable to Group Companies	4,239	4,467
	4,487	4,712

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

41.	Notes to the Company cash flow statement

	2017	2016
	Eur’000	Eur’000

Loss for the year	(1,129)	(2,657)
Adjustments for:
Share based payments	435	35
	435	35
Operating cash flows before movements in working capital
Decrease in receivables	983	(140)
(Decrease)/increase in payables	(225)	2,576
Cash generated from/(used in) operating activities	64	(186)

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

42.	Related party transactions

Trading transactions

During the year, the Company entered into the following transactions with related parties:

	Amounts owed by related parties
	2017	2016
	Eur’000	Eur’000
Artilium plc Employee Benefit Trust	1,611	1,749
United Telecom	1,557	1,276

The balance due from Artilium UK Limited of €2,763,000 (2016: €3,080,000) at 30 June 2017 has been fully provided for.

	Amounts payable to related parties
	2017	2016
	Eur’000	Eur’000

Artilium N.V	3,967	4,235

Artilium NV is a subsidiary of the Company.

The amounts outstanding are unsecured and will be settled in cash. No guarantees have been given or received.

Artilium plc Employee Benefit Trust purchased 3 million series 2 warrants at a price of 10 pence per warrant in December 2006. The warrants were then exercised at a price of 75 pence and converted into ordinary 5 pence shares by the Trust.

Remuneration of the Directors of the Company is disclosed on page 14.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

43.	Financial instruments

Financial risk management

The Group’s risk management policies are set out in Note 32 to the consolidated financial statements. These are equally applicable to the Company.

The book value of the Company’s financial instruments at the year-end is shown below:

		2017	2016
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	39	3,373	3,263
Cash and cash equivalents		-	-
		3,373	3,263
Financial liabilities:
Amortised cost:
Trade and other payables	40	4,246	4,515
Other borrowings		350	400

		4,596	4,915

44.	Events since the balance sheet date

On 28 August 2017 Artilium NV entered into an agreement with GIG Technology NV (“GIG NV”) and its parent undertaking, Green IT Globe Holding S.C.S (“GIG Holdings”), to replace the original loan agreement entered into on 18 July 2016. Under the original agreement, the Group had issued a loan note to Green IT Globe NV (which subsequently merged with GIG NV) for €1,000,000 which was financed by loans to the Group from external investors for an equal amount. As at 30 June 2017, the amount due from GIG NV and payable to external investors for €1,000,000 and €1,200,000 respectively was included in other receivables (note 9) and other loans (note 22). Under the new agreement, the loan to GIG NV is assigned to GIG Holdings and converted into share capital of that entity. The Group in turn has entered into agreements with the external investors dated 12 September 2017 to repay their loans using the shares of GIG Holdings.

On 19 October 2017 the Group opened a new office in Germany via subsidiary undertaking Artilium GmbH, to achieve revenues through IT resellers and system integrators to business customers.

On 16 October 2017 Artilium has entered into a strategic partnership (the "Alliance") with Pareteum Corporation (NYSE: TEUM) ("Pareteum") to jointly pursue new and developed markets. In conjunction with the Alliance, Artilium and Pareteum have also entered into a share exchange agreement whereby Artilium will issue 27,695,177 ordinary shares in the Company ("New Ordinary Shares") at a notional price of 11 pence each to Pareteum in exchange for Pareteum issuing 3,200,332 common shares in Pareteum ("New Common Shares") at a notional price of USD$1.26 each to Artilium. Following the Share Exchange, Artilium will be beneficially interested in approximately 19.9% of Pareteum's issued share capital and Pareteum will be beneficially interested in approximately 8.8% of Artilium's issued share capital. ("New Common Shares") at a notional price of USD$1.26 each to Artilium. Following the Share Exchange, Artilium will be beneficially interested in approximately 19.9% of Pareteum's issued share capital and Pareteum will be beneficially interested in approximately 8.8% of Artilium's issued share capital.

Artilium plc

Report and financial statements 2016

Artilium plc

Independent auditors report to the members of Artilium plc

Independent Auditor’s report to the members of Artilium plc

We have audited the financial statements of Artilium plc for the year ended 30 June 2016 which comprise the Consolidated Income Statement, the Consolidated Statement of Comprehensive Income, the Consolidated and Parent Company Statements of Financial Position, the Consolidated and Parent Company Cash Flow Statements, the Consolidated and Parent Company Statements of Changes in Equity and the related notes. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union and, as regards the Parent Company financial statements, as applied in accordance with the provisions of the Companies Act 2006.

The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also applied IFRSs as issued by the International Accounting Standards Board (IASB).

Respective responsibilities of directors and auditor

As explained more fully in the Directors’ Responsibilities Statement set out on page 13, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the Group’s and the Parent Company’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the Annual Report and Financial Statement to identify material inconsistencies with the audited financial statements and to identify any information that is apparently materially incorrect based on, or materially inconsistent with, the knowledge acquired by us in the course of performing the audit. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion:

•	the financial statements give a true and fair view of the state of the Group’s and of the Parent Company’s affairs as at 30 June 2016 and of the Group’s loss for the year then ended;

•	the Group financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union;

•	the Parent Company financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union and as applied in accordance with the provisions of the Companies Act 2006; and

•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.

Separate opinion in relation to IFRSs as issued by the IASB

In our opinion the financial statements give a true and fair view of the financial position of the group as at 30 June 2016 and of its consolidated financial performance and its cash flows for the year then ended in accordance with IFRSs as issued by the IASB.

Artilium plc

Independent auditors report to the members of Artilium plc

Opinion on other matter prescribed by the Companies Act 2006

In our opinion the information given in the Strategic Report and Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept by the Parent Company, or returns adequate for our audit have not been received from branches not visited by us; or

•	the Parent Company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

David Thompson (Senior statutory auditor)

for and on behalf of PKF Littlejohn LLP, Statutory Auditor

London

3 November 2016

Artilium plc

Consolidated income statement

Year ended 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Continuing Operations
Revenue	4	9,622	7,651
Cost of sales		(2,599)	(1,882)
Gross profit		7,023	5,769
Other operating income	10	-	73
Depreciation and amortisation	14,16	(1,411)	(620)
Administrative expenses before redundancy costs		(6,835)	(5,614)
Redundancy costs	8	(294)	(327)
Administrative expenses		(7,129)	(5,941)
Operating loss		(1,517)	(719)
Finance costs	7	(200)	(49)
Loss before tax		(1,717)	(768)
Tax credit	11	191	152
Loss for the year from continuing operations	5	(1,526)	(616)
Basic & diluted earnings per share in euro-cents from continuing operations	12	(0.54)	(0.27)

Artilium plc

Consolidated statement of comprehensive income

Year ended 30 June 2016

	2016	2015
	Eur’000	Eur’000

Loss for the year	(1,526)	(616)
Other comprehensive income for the year:
Items that may be reclassified subsequently to profit or loss
Exchange differences on translation	(10)	(253)
Total comprehensive income for the year attributable to owners of the parent	(1,536)	(869)

Artilium plc

Registered number: 03904535

Consolidated statement of financial position

As at 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Non-current assets
Goodwill	13	17,127	13,726
Other intangible assets	14	4,286	1,805
Property, plant and equipment	16	471	354
Deferred tax assets	20	-	270
		21,884	16,155
Current assets
Inventories	18	131	38
Trade and other receivables	19	3,922	5,263
Cash and cash equivalents		422	735
		4,475	6,036
Total assets		26,359	22,191
Non-current liabilities
Deferred tax liabilities	20	485	495
Bank loans	22	40	60
Other loans	23	1,539	-
		2,064	555
Current liabilities
Trade and other payables	21	5,795	6,577
Bank loans	22	254	255
Other loans	23	161	-
		6,210	6,832
Total liabilities		8,274	7,387

Artilium plc

Consolidated statement of financial position (continued)

As at 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Equity attributable to owners of the parent
Share capital	24	19,601	15,415
Share premium		47,379	46,748
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(2,343)	(2,333)
Own shares	25	(2,336)	(2,336)
Retained deficit		(52,207)	(50,681)
Total equity		18,085	14,804
Total liabilities and equity		26,359	22,191

The financial statements were approved by the Board of Directors and authorised for issue on 3 November 2016. They were signed on its behalf by:

Jan Paul Menke

Director
Company No. 03904535

Artilium plc

Consolidated statement of changes in equity

Year ended 30 June 2016

	Share capital	Share premium	Merger relief reserve	Capital redemption reserve	Share- based payment reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2014	14,181	46,586	1,488	6,503	3,246	(2,080)	(2,336)	(53,311)	14,277

Nominal value of shares issued	1,234	-	-	-	-	-	-	-	1,234
Premium arising on issue of shares	-	162	-	-	-	-	-	-	162
Total transactions with owners, recognised directly in equity	1,234	162	-	-	-	-	-	-	1,396
Loss for the year	-	-	-	-	-	-	-	(616)	(616)
Other comprehensive income - currency translation differences	-	-	-	-	-	(253)	-	-	(253)
Total comprehensive income for the year	-	-	-	-	-	(253)	-	(616)	(869)
Reclassification from one caption to another	-	-	-	-	(3,246)	-	-	3,246	-
Balance at 30 June 2015	15,415	46,748	1,488	6,503	-	(2,333)	(2,336)	(50,681)	14,804

Nominal value of shares issued	4,186	-	-	-	-	-	-	-	4,186
Premium arising on issue of shares	-	631	-	-	-	-	-	-	631
Total transactions with owners, recognised directly in equity	4,186	631	-	-	-	-	-	-	4,817
Loss for the year	-	-	-	-	-	-	-	(1,526)	(1,526)
Other comprehensive income - currency translation differences	-	-	-	-	-	(10)	-	-	(10)
Total comprehensive income for the year	-	-	-	-	-	(10)	-	(1,526)	(1,536)
Balance at 30 June 2016	19,601	47,379	1,488	6,503	-	(2,343)	(2,336)	(52,207)	18,085

Artilium plc

Consolidated cash flow statement

Year ended 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Net cash used in operating activities	26	(1,261)	(623)
Investing activities
Acquisition of subsidiaries, net of cash acquired	15	(143)	(31)
Purchase of intangible assets		(348)	(46)
Purchase of property, plant and equipment	16	(40)	(279)
Proceeds from disposal of property, plant and equipment		-	97
Net cash used in investing activities		(531)	(259)
Financing activities
Proceeds on issue of shares		-	921
New borrowings/loans received	23	2,000	315
Interest paid		(200)	(33)
Repayment of borrowings	22	(321)	(150)
Net cash from financing activities		1,479	1,053
Net (decrease)/increase in cash and cash equivalents		(313)	171
Cash and cash equivalents at beginning of year		735	564
Cash and cash equivalents at end of year		422	735

Non-cash transactions

The principal non-cash transaction is the issue of shares as consideration for the acquisitions discussed in notes 15 and 24.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

1.	General information

Artilium plc is a Company incorporated in the United Kingdom. The address of the registered office is given on page 1. The nature of the Group’s operations and its principal activities are set out in the Strategic report and Directors’ report on pages 5 to 9. The Group’s principal place of business is Belgium and the Netherlands. The ultimate parent Company of the Group is Artilium plc.

The consolidated financial statements were authorised for issue by the Board of Directors on 3 November 2016.

Standards adopted early by the Group

The Group has not adopted any standards or interpretations early in either the current or the preceding financial year.

New and amended standards and interpretations

Standards and interpretations effective in the current period but with no significant impact

All new standards and amendments to standards and interpretations effective for annual periods beginning on or after 1 July 2015 are not material to the Group and therefore not applied in preparing these financial statements.

New and amended standards issued but not yet effective for the financial year beginning 1 July 2015 and not early adopted

Standard		Effective Date
IAS 1 (Amendments)	Presentation of Financial Statements: Disclosure Initiative	1 January 2016
IAS 7 (Amendments)	Disclosure Initiative	*1 January 2017
IAS 12 (Amendments)	Recognition of Deferred Tax	*1 January 2017
IAS 16 (Amendments)	Clarification of Acceptable Methods of Depreciation	1 January 2016
IAS 27 (Amendments)	Separate Financial Statements	1 January 2016
IAS 38 (Amendments)	Clarification of Acceptable Methods of Amortisation	1 January 2016
IFRS 9	Financial Instruments	*1 January 2018
IFRS 11 (Amendments)	Joint Arrangements: Accounting for Acquisitions of Interests in Joint Operations	1 January 2016
IFRS 14	Regulatory Deferral Accounts	*1 January 2016
IFRS 15	Revenue from Contracts with Customers	*1 January 2018
IFRS 16	Leases	*1 January 2019
Annual Improvements	2012 – 2014 Cycle	1 January 2016

*Subject to EU endorsement

The Directors do not expect that the adoption of the Standards listed above will have a material impact on the financial statements of the Group in future periods, except for IFRS 15 which may have an impact on revenue recognition and related disclosures. It is not currently practicable to provide a reliable estimate of the potential effect of IFRS 15 until a detailed review has been undertaken.

Functional and presentation currency

The individual financial statements of each company within the Group is presented in the currency of the primary economic environment in which it operates (its functional currency). The consolidated financial statements are presented in EUR in order to reflect the economic substance the Group operates in (see also accounting policies - Note 2). These financial statements are presented in round thousand Euros.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

2.	Significant accounting policies

Basis of preparation

The financial statements have been prepared in accordance with IFRSs adopted by the European Union (EU) and the Companies Act 2006 that applies to companies reporting under IFRS as adopted by the EU and IFRIC interpretations. The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also prepared the financial statements in accordance with IFRSs as issued by the International Accounting Standards Board (IASB).

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are set out below.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or conformity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and the entities controlled by the Company (its subsidiaries) made up to 30 June each year. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

The results of the subsidiaries acquired are included in the consolidated income statement from the effective date of acquisition. They are deconsolidated from the date that control ceases.

Where necessary, adjustments are made to the financial statements of the subsidiary to bring the accounting policies used into line with those used by the Group. Inter-company transactions and balances between group companies are eliminated.

Business combinations

The acquisition of subsidiaries is accounted for using the acquisition method. The consideration of the acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree. The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under IFRS 3 Business Combinations are recognised at their fair value at the acquisition date

Goodwill arising from a business combination is determined as the difference between (I) the consideration transferred plus the amount of any non-controlling interest plus the fair value of any previously held equity interest in the acquiree, and (II) the net of the acquisition-date fair values of the identifiable assets acquired and liabilities assumed. If, after reassessment, the Group’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities exceeds the cost of the business combination, the excess is recognised immediately in profit or loss. Expenses incurred as part of a business combination are immediately expensed to the income statement.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Goodwill

Goodwill that arises from the acquisition of subsidiaries is presented as part of non-current assets in the statement of financial position. Goodwill is initially recognised as an asset measured at cost. We refer to the accounting policies about business combinations for further guidance.

Goodwill is not amortised but tested for impairment. For the purpose of this impairment testing, goodwill is allocated to the Group’s cash-generating units expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period. On disposal of a subsidiary the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, VAT and other sales-related taxes.

Revenue from platform services arises from the sale of proprietary software, professional services, the re-sale of third party hardware and software, and after sale maintenance contracts.

Where the outcome of a contract can be estimated reliably, revenue and costs related to the sale of proprietary software and professional services are recognised by reference to the stage of completion on the contract activity at the reporting date. This is measured by the proportion that contract costs incurred for work performed to date bear to the estimated total contract costs.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

Sale of third party hardware and software is recognised when the goods are delivered and title has passed.

Maintenance revenue is recognised proportionally over the support term included in the platform contract.

Revenue from the sale of software licences is recognised when the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the vendor’s fee is fixed or determinable; and

•	collectability is probable.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Foreign currencies

The individual financial statements of each Group company is presented in Euro, being the currency of the primary economic environment in which it operates (its functional currency), except for the parent Company and Artilium UK Limited whose functional currency is sterling. The consolidated financial statements are presented in Euro.

In preparing the financial statements of the individual companies, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in profit or loss for the period. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the period except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognised directly in other comprehensive income and recognised in the ‘Translation Reserve’ in equity.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated at exchange rates prevailing on the reporting date. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. Exchange differences arising, if any, are recognised in Other Comprehensive Income and transferred to the Group’s translation reserve. Such translation differences are recognised as income or as an expense in the period in which the operation is disposed of.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognised in other comprehensive income.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Retirement benefit costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

Taxation

The tax credit represents the sum of current and deferred tax.

The current tax is based on taxable profit or loss for the year. Taxable profit or loss differs from net profit or loss as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognised on all taxable temporary differences with certain specific exceptions and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. However deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly in other comprehensive income or equity, in which case the deferred tax is also dealt with in other comprehensive income or equity, respectively.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and any recognised impairment loss.

Depreciation is charged so as to write off the cost of assets over their estimated useful lives, using the straight-line method, on the following bases per annum:

Leasehold improvements	10%
Fixtures and equipment	20%-33%

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

The Directors consider the reasonableness of the useful economic life and residual value estimates on an annual basis.

Assets under construction

Assets under construction are recognized for all intangible assets which are in process of development. Assets under development are measured at the amount of cash or cash equivalents paid or the fair value of any consideration given during the time of construction. No depreciation is recognized during period of commissioning. Assets under development are impaired whenever there are indications that an impairment loss may have occurred.  When the asset is available for use it will be transferred to its appropriate classification, depending on the nature of asset.

Other intangible assets

Acquired computer software licenses are capitalised on the basis of the costs incurred to acquire and install the specific software. Customer portfolios and computer software acquired in a business combination that qualify for separate recognition are recognised as intangible assets at their fair value at the acquisition date. Subsequent to initial recognition, intangible assets acquired in business combinations are reported at cost less accumulated amortisation and accumulated impairment losses.

Intangible assets acquired in a business combination and recognised separately from goodwill are initially recognised at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortisation and accumulated impairment losses.

All intangible assets are accounted for using the cost model whereby capitalised costs are amortised on a straight-line basis over their estimated useful lives, as these assets are considered finite. Residual values and useful lives are reviewed at each reporting date. In addition, they are subject to impairment testing. The following estimated useful lives are applied:

Software: 3 years

Customer portfolios: 5 years

Amortisation has been included within depreciation and amortisation under the heading administrative expenses. Subsequent expenditures on the maintenance of computer software are expensed as incurred. When an intangible asset is disposed of, the gain or loss on disposal is determined as the difference between the proceeds and the carrying amount of the asset, and is recognised in profit or loss within other income or other expenses.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Impairment of tangible and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the smallest cash-generating unit to which the asset belongs. An intangible asset with an indefinite useful life is tested for impairment annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised as income immediately. No reversal of impairment losses took place in the year.

Software development costs

Software development costs are capitalised as an intangible asset included within other intangible assets, provided that the following criteria are demonstrated:

•	the technical feasibility of completing the intangible asset so it will be available for use or sale;

•	the intention to complete the intangible asset for use or sale;

•	the ability to use or sell the intangible asset;

•	how the intangible asset will generate future economic benefits;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The costs are capitalised from the date that the above criteria are satisfied and are amortised once the intangible asset has been completed and either brought into use or released for sale. The costs will be amortised over the expected economic life of the intangible asset being three years, and included within administrative expenses. If the above criteria are not demonstrated the development costs are expensed as they are incurred. In most cases these recognition criteria are not met.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Financial instruments

Financial assets and financial liabilities are recognised in the Group’s statement of financial position when the Group becomes a party to the contractual provisions of the instrument. Financial assets are derecognised from the statement of financial position when the Group’s contractual rights to the cash flows expire or the Group transfers substantially all the risks and rewards of the financial asset. Financial liabilities are derecognised from the Group’s statement of financial position when the obligation specified in the contract is discharged or cancelled or expires.

Financial assets

All financial assets (loans and receivables, trade and other receivables and cash and cash equivalents) are recognised and derecognised on trade date. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned. The purchase or sale of a financial asset is initially measured at fair value, plus transaction costs.

Effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees on amounts paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

Trade and other receivables

Trade and other receivables are recognised initially at fair value, and are subsequently measured at amortised cost using the effective interest rate method. A provision for impairment is made where there is objective evidence (including customers with financial difficulties or in default on payments) that amounts will not be recovered in accordance with the original terms of the agreement. A provision for impairment is established when the carrying value of the receivable exceeds the present value of the future cash flow discounted using the original effective interest rate. The carrying value of the receivable is reduced through the use of an allowance account and any impairment loss is recognised in the income statement.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the first-in, first-out (FIFO) method. Net realisable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

Financial liabilities and equity

Financial liabilities (trade and other payables, bank and other loans) and equity instruments are classified according to the substance of the contractual arrangements entered into. The Group's financial liabilities include borrowings and trade and other payables. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

Borrowings

Interest-bearing loans and overdrafts are recorded initially at their fair value, net of direct transaction costs. Such instruments are subsequently carried at their amortised cost and finance charges, including premiums payable on settlement or redemption, are recognised in the income statement over the term of the instrument using an effective rate of interest.

Trade and other payables

Trade and other payables are initially measured at fair value, and are subsequently measured at amortised cost, using the effective interest rate method. The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Share-based payments

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight line basis over the vesting period, based on the Group’s estimate of the shares that will eventually vest and adjusted for the effect of non-market based vesting conditions.

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Exceptional items

Exceptional items, comprising redundancy costs, are disclosed separately in the financial statements where it is necessary to do so to provide further understanding of the financial performance of the Group. They are material items of expense that have been shown separately due to the significance of their nature or amount.

Equity

Equity reserves comprise:

Share capital

Share capital represents the nominal value of shares that have been issued.

Share premium account

Share premium includes any premiums received on issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium, net of any related income tax benefits.

Merger relief reserve

The merger relief reserve includes any premium on issue of share capital as part or all of the consideration in a business combination, where more than 90% of the issued share capital of the acquiree is obtained.

Capital redemption reserve

On 22 December 2005 the Company bought back all of its issued deferred share capital comprising 900,447 shares with a nominal value of £4.99 each for a total consideration of 1 pence. The effect of this transaction was to reduce issued share capital by €6,503,000 and create a capital redemption reserve of the same amount.

Share-based payment reserve

The share-based payment transaction reserve is used to recognise the value of equity-settled share-based payment transactions provided to the Directors, including key management personnel, as part of their remuneration. Refer to Note 6 for further details.

Translation reserve

The foreign-currency translation reserve is used to record exchange differences arising from the translation of Sterling £ for Artilium plc and Artilium Limited to the presentation currency of Euro.

Own shares

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

3.	Critical accounting judgements and key sources of estimation uncertainty

Critical judgements in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, which are described in Note 2, management has made the following judgements that have a significant effect on the amounts recognised in the financial statements (apart from those involving estimations, which are dealt with below).

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Recognition of deferred tax assets

The extent to which deferred tax assets can be recognised is based on an assessment of the probability of the Group’s future taxable income against which the deferred tax assets can be utilised. In addition, significant judgement is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

Going concern

The directors have adopted the going concern basis in preparing the consolidated financial statements, having carried out a going concern review. Given the nature of the Group and the way in which business is managed, cash flow forecasts have been prepared for both of the Group's three trading companies, Artilium NV, United Telecom NV and Comsys. These forecasts are considered in conjunction for the directors to satisfy themselves that the going concern assumption is appropriate.

United Telecom NV

The directors have prepared and reviewed cash flow forecasts from the date of the accounts approval to the end of December 2017. Due to the nature of the Company's customer base, contracted income and cost base the directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by the historic experience of forecasting within the United Telecom NV business.

Artilium NV

A worst-case scenario cash flow forecast (which represents a significant downgrade compared to internal budgets and targets) has been prepared from the date of the accounts approval to end of December 2017. In carrying out the review the Directors have had to make significant assumptions about the revenue that will be generated to end of December 2017.

The Group has now secured 78% (€3,5m) of its expected revenue per the worst case scenario forecast, the remaining revenue for the forecast period is a combination of expected recurring revenue included within concluded contracts and proposals to existing and new customers based on the directors' assessment of the likelihood of winning these on a project by project basis, revenue has only been included in the forecasts where the directors are at least 80% certain that the revenue will be secured. Therefore the directors would like to highlight that 22% (€1,0m) of forecast revenue per the worst case scenario is not committed or contracted.

Comsys

The directors have prepared and reviewed cash flow forecasts from the date of the financial statements approval to end of December 2017. The directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by historic data and experience of forecasting within the Comsys business.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

3.	Critical accounting judgements and key sources of estimation uncertainty

Critical judgements in applying the Group’s accounting policies (continued)

The directors consider that the assumptions made are appropriate and are satisfied that the Group is a going concern. The directors monitor the cash position of the business on an ongoing basis and consider the various sources of finance available to the Group; the directors would seek to access these sources of finance as necessary.

Functional currency of parent Company

Management consider that the parent Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The parent Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the parent Company to be Sterling.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a risk of causing an adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

Carrying value of long-term assets

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term, together with the discount rate (notes 13 and 14).

Management has considered the recoverability of its internally generated intangible ‘assets under construction’ which are included in the Statement of Financial Position at €331,000. The development projects continue to progress in a satisfactory manner and management expects future anticipated revenues to exceed the carrying value and costs of completion.

Allowance for doubtful debts

The Directors have carried out an assessment on the recoverability of trade receivables and concluded on a value of the provision required. In arriving at this conclusion the Directors have used their knowledge of their customer base, the market condition and the age of the outstanding receivables.

Estimated value and life of intangible assets acquired in a business combination (note 15)

Useful lives are based on industry standards and historical experience which are subjected to yearly evaluation. Management review other intangible assets at each reporting date to determine whether there are any indications of impairment. If any such indication exists, an estimate of the recoverable amount is performed, and an impairment loss is recognised to the extent that the carrying amount exceeds the recoverable amount. The Directors have reviewed the estimated value and do not consider any impairment to be necessary.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

4.	Segmental information

Segment reporting

The Group identifies three reportable segments with different economic characteristics. The three reportable segments reflect the level at which the Group’s Chief Operating Decision Maker (“CODM”) reviews the financial performance of the business and makes decisions about the allocation of resources and other operational matters. The reportable segments are equal to the operating segments.

The three reportable segments “Artilium”, “United Telecom” and “Comsys” correspond with the three trading activities of the Group.

Artilium provides advanced mobile telecommunications software to network operators and enablers (managed services providers, systems integrators etc). Its core product is its ARTA Mobile Applications Platform which enables network operators to open networks to third party developers and launch new services which feature elements from the telecoms and web environments.

The business of United Telecom consists of rendering telecom services to the Belgium corporate and consumer market as well as the development and sale of advanced “carrier grade” shared services for telecom service providers (including fixed, mobile and VOIP).

Comsys is a specialist in interactive telephony services and provides telecommunication products, solutions and hosted services in the converging arena of IN, 3G, SIP and VoIP networks for mobile and fixed line telephone operators, MVNOs and contact centres.

In line with the Group’s internal reporting framework and management structure, the key strategic and operating decisions are made by the Board of Directors which is considered to be the CODM. The CODM reviews on a regular basis the following financial key data of each segment:

•	Revenue;

•	Recurring adjusted EBITDA = Operating result before depreciation, amortization, impairment of assets and non-recurring expenses;

•	Recurring EBIT = Operating result before interests and taxes less non-recurring expenses;

•	Non-recurring items;

•	Segment profit/loss.

The accounting principles applied to the operating segments are the same as those described in note 2.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

4.	Segmental information (continued)

An analysis of the Group’s result is as follows:

Refer to note 9 for a reconciliation of the operating result and net result to the adjusted EBITDA and above for the definition of the adjusted EBITDA.

Refer to ‘Principal activities’ within the strategic report for a description of revenue by type.

	Artilium		United Telecom		Comsys	Total
	2016	2015	2016	2015	2016	2016	2015
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Revenue	3,881	4,276	4,108	3,374	1,633	9,622	7,650

Adjusted EBITDA	119	(93)	(143)	128	336	312	35
Depreciation, amortisation and impairments	(161)	(67)	(792)	(504)	(583)	(1,536)	(571)

Recurring EBIT	(42)	(160)	(935)	(376)	(247)	(1,224)	(536)

Non-recurring items	(172)	(267)	(122)	(60)	-	(294)	(327)
Redundancy costs	(172)	(267)	(122)	(60)	-	(294)	(327)

EBIT	(214)	(427)	(1,057)	(436)	(247)	(1,518)	(863)

Interest expense/other finance expense	(69)	(44)	(69)	(4)	(62)	(200)	(48)
Other finance expense including exchange differences	-	143	-	-	-	-	143
Income tax	-	(8)	94	160	97	191	152

Segment loss	(283)	(336)	(1,032)	(280)	(212)	(1,526)	(616)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

4.	Segmental information (continued)

An analysis of the Group’s assets and liabilities is as follows:

	Artilium		United Telecom		Comsys	Total
	2016	2015	2016	2015	2016	2016	2015
Total segment assets (Eur‘000)	19,231	16,012	796	6,179	6,332	26,359	22,191
Total segment liabilities (Eur’000)	3,288	5,550	3,112	1,837	1,874	8,274	7,387

All assets and liabilities of the Group are allocated to the operating segments. Segment assets and liabilities are presented before intersegment balances. Intersegment sales and transfers are registered at arm’s length as if the sales and transfers were executed with third parties.

Geographical information

The Group revenue and location of non-current assets is derived from and located in mainland Europe. An analysis by geographical destination is as follows:

	2016		2015
	Revenues	Non- current assets	Revenues	Non- current assets
	Eur’000	Eur’000	Eur’000	Eur’000
Belgium	7,182	5,167	6,950	5,584
UK	-	10,571	-	10,571
Holland	2,430	6,146	635	-
Germany	-	-	16	-
India	2	-	3	-
Hong Kong	8	-	8	-
Total	9,622	21,884	7,612	16,155

Information about major customers

25% of the consolidated revenue is generated by sales to an external customer within the segment “Artilium” (25% for the year ended 30 June 2015). There are no other sales to single external customers exceeding 10% of the consolidated revenue.

5.	Operating loss

Loss for the year has been arrived at after charging/(crediting):

	2016	2015
	Eur’000	Eur’000
Net foreign exchange (gains)/losses	-	(143)
Operating lease rentals – land and buildings & other	678	533
Depreciation of property, plant and equipment	114	79
Amortisation of intangible assets	1,297	541
Staff costs	4,026	3,616
Employee benefits	67	72

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

5.	Operating loss (continued)

Reconciliation of operating loss before redundancy costs is provided below:

	2016	2015
	Eur’000	Eur’000

Operating loss	(1,517)	(719)
Redundancy costs	294	327
Operating loss before redundancy costs	(1,223)	(392)

A detailed analysis of auditors’ remuneration on a worldwide basis is provided below:

	2016	2015
	Eur’000	Eur’000

- Fees payable to the Company’s auditors and its associates for the audit of the Company and consolidated annual financial statements	42	64
- the audit of the Company’s subsidiaries pursuant to legislation	45	38
Total audit fees	87	102
- Other services (*)	22	31
Total non-audit fees	22	31

(*) Other services are comprised of the auditor’s review of the half-yearly interim financial information.

6.	Staff costs

The average monthly number of employees was:

	2016	2015
	Number	Number
Administrative and development	69	57

	Eur’000	Eur’000
Their aggregate remuneration comprised:
Wages and salaries	3,179	2,753
Social security costs	741	768
Employee benefits	67	72
Other pension costs	106	95
Total included within administrative expenses	4,093	3,688

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

6.	Staff costs (continued)

Remuneration of directors

The remuneration of directors is €0.3 million (2015: € 0.3 million). Refer to page 14. The only key management personnel are the directors.

7.	Finance costs

	2016	2015
	Eur’000	Eur’000

Interest on bank loans	16	9
Interest on other loans and other finance costs	184	40
	200	49

8.	Redundancy costs

	2016	2015
	Eur’000	Eur’000

Redundancy costs	294	327
	294	327

The redundancy costs for the years ended 30 June 2016 and 2015 relates to severance packages for personnel and contractors that were made redundant, or have had the terms of their redundancy communicated to them.

9.	Reconciling table net result, operating result-adjusted EBITDA

	2016	2015
	Eur’000	Eur’000

Loss for the year from continuing operations	(1,526)	(616)
Tax credit	(191)	(152)
Finance costs	200	49
Operating loss	(1,517)	(719)
Redundancy costs	294	327
Depreciation and amortisation	1,411	570
Impairment of receivables	125	-
Exchange differences	-	(143)
Adjusted EBITDA	313	35

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Artilium defines adjusted EBITDA as operating result before interests, exchange result, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

10.	Other operating income

	2016	2015
	Eur’000	Eur’000
Other operating income - net	-	73
	-	73

Other operating income in prior year related mainly to the write off of old balances in accordance with Belgian law, held within the accounts receivable and accounts payable ledger of United Telecom NV and dated prior to 2013.

11.	Tax

	2016	2015
	Eur’000	Eur’000
Analysis of taxation credit for the year:
Current tax:
UK tax	-	-
Overseas tax	-	-
Total current tax	-	-
Deferred tax:
Origination and reversal of temporary differences	296	152
Write-off deferred tax asset on fiscal losses carried forward	(105)	-
Total deferred tax	191	152
Total taxation credit in the income statement	191	152

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

11.	Tax (continued)

The credit for the year can be reconciled to the loss per the income statement as follows:

	2016	2015
	Eur’000	Eur’000

Loss before tax from continuing operations	(1,717)	(768)

Tax credit at domestic rates applicable to losses of taxable entities in the countries concerned	(104)	(254)
Effects of:
Expenses not deductible for tax purposes	45	66
Tax losses brought forward utilised in the year	(857)	(332)
Tax losses carried forward unutilised in the year	916	520
Tax credit for current tax	-	-
Movement in deferred tax	(191)	(152)
Total taxation credit	(191)	(152)

The weighted average applicable tax rate was 6% (2015: 33%). The decrease is caused by the profitability of certain acquired subsidiaries during the year, giving rise to taxable profits, and offsetting the loss making entities.

Future

Reductions in the UK corporation tax rate from 23% to 21% (effective from 1 April 2014) and to 20% (effective from 1 April 2015) were substantively enacted. The UK corporation tax rate will reduce to 19% from 1 April 2017 and to 17% from 1 April 2020. The change in UK’s corporate tax rate has no effect on any recognized deferred tax asset or liability.

12.	Earnings per share

	2016	2015
	Eur’000	Eur’000

Loss from continuing operations for the purposes of basic & diluted loss per share being net losses attributable to equity holders of the parent	(1,526)	(616)

	No.	No.
Number of shares
Weighted average number of ordinary shares
for the purposes of basic & diluted loss per share	282,348,087	228,658,004

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

12.	Earnings per share (continued)

The weighted average number of ordinary shares is calculated as follows:

Issued ordinary shares

	2016	2015
	No.‘000	No.‘000

Start of period	228,658	218,608
Effect of shares issued in prior period	7,458	317
Effect of shares issued in the period	46,232	9,733
Accumulated weighted average basic and diluted number of shares	282,348	228,658

Basic and diluted earnings per share is calculated as follows:

Loss for the year attributable to the equity shareholders of the Company (Eur’000)	(1,526)	(616)
Basic and diluted loss per share (Euro cent)	(0.54)	(0.27)

Refer to note 15 regarding details of the future potential issue of dilutive shares in connection with the acquisition of Comsys.

13.	Goodwill

Eur’000

Cost
At 1 July 2014	13,726
At 30 June 2015	13,726
Carrying amount
At 1 July 2015	13,726
Acquisitions through business combinations (note 15)	3,401
At 30 June 2016	17,127

No goodwill is expected to be deductible for tax purposes.

The goodwill balance is allocated to the cash-generating units United Telecom (€3.1 million), Artilium (€10.6 million) and Comsys (including Livecom International) (€3.4 million).

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term. The Directors consider that the assumptions made are appropriate and are satisfied that the Group’s non-current assets are not impaired.

Allocation of goodwill to cash-generating units

For the purpose of impairment testing the Group as a whole is considered as three cash-generating units because of the way it is structured, managed and measured by management. The Group tests goodwill and other intangible assets annually for impairment or more frequently if there are indications that it might be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is initially allocated to reduce the carrying amount of any goodwill. The cash generating units are Artilium NV, United Telecom NV and Comsys.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

13.	Goodwill (continued)

Artilium NV

Cash flows for the impairment tests have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash flow forecast to perpetuity using a pre-tax discount rate of 16.0% (2015: 18.57%), which is considered appropriate for the Company. The discount rate would need to increase to more than 18.9% for the goodwill to be impaired. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% (2015:2.5%) in line with long-term forecasts for economic growth expected in Belgium, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 5%-10% per annum (2015:5%-10%) based on management’s best estimate of the market opportunities and the existing pipeline opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount by €2.8 million (2015: €2.7 million). If the net present value of forecast future cash flows decreased by 21% the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions.

The Group’s cost base is forecast to increase at the rate of 2% (2015:2%) per annum for the five year forecast period. This is based on management’s historic experience of cost increases, and the forecast increases in revenue.

United Telecom NV

The goodwill arising on acquisition of United Telecom on 27 June 2012 amounts to €3.155 million and was tested for impairment. Cash flows for the acquired business, for the purpose of the impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% (2015:22.67%) which is considered appropriate for the company. The discount rate would need to increase to more than 17.4% for the goodwill to be impaired. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in Belgium as this is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €0.4 million. If the net present value of forecast future cash flows decreased by 9.7% the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions.

Comsys

The goodwill arising on acquisition of Comsys on 25 September 2015 and Livecom on 1 January 2016 amounts to €3.4 million and was tested for impairment. Cash flows for the acquired business, for the purpose of impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% which is considered appropriate for the company. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in the Netherlands, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €0.5 million. The headroom is sensitive to reasonably possible changes in the key assumptions.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

14.	Other intangible assets

	Assets under construction	Telecommunications software platform	Customer portfolio	Other software	Total
	Eur'000	Eur'000	Eur'000	Eur'000	Eur'000

Cost
At 1 July 2014	285	5,040	2,729	80	8,134
Additions	46	-	-	-	46
Acquired through business combinations	-	-	477	-	477

At 30 June 2015	331	5,040	3,206	80	8,657
Acquired through business combinations (note 15)	-	-	1,647	1,404	3,051
Asset acquisitions	-	-	519	207	726
At 30 June 2016	331	5,040	5,372	1,691	12,434
Amortisation
At 1 July 2014	-	5,040	1,230	41	6,311
Charge in period	-	-	523	18	541
At 30 June 2015	-	5,040	1,753	59	6,852
Charge in period	-	-	962	335	1,297
At 30 June 2016	-	5,040	2,715	394	8,149
Carrying amount
At 30 June 2016	331	-	2,657	1,297	4,285
At 30 June 2015	331	-	1,453	21	1,805
At 1 July 2014	285	-	1,499	39	1,823

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations

Talking Sense BVBA

On 1 July 2015 Artilium plc acquired 100% of the share capital of Talking Sense BVBA and thereby obtained 100% of the voting power. Talking Sense BVBA is a Belgian voice over internet protocol ("VoIP") telecom operator.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	80
Total consideration	80

The acquisition cost of Talking Sense BVBA of €0.08 million was settled by the issuance of 939,243 new ordinary shares at 6.0 pence per share, being the market share price on the acquisition date.

Valuation of customer base

On acquisition of Talking Sense BVBA customer lists with a fair value of €0.1 million were identified and separately recognised. The fair value of the customer lists was calculated using a value in use calculation based on cash flows directly associated with the customer base as at the date of acquisition. Cash flows from the customer lists were forecast for a period of five years with a 10% reduction in the customer base each year, which has been determined to be consistent with other similar entities in the industry. A pre-tax discount rate of 16% has then been applied to determine the fair value of the customer list acquired.

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets customer portfolio	110
Total non-current assets	110

Trade and other receivables	6
Cash and cash equivalents	4
Total current assets	10

Deferred tax liabilities	(40)
Total non-current liabilities	(40)

Identifiable net assets	80

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations (continued)

Goodwill arising on acquisition

Eur’000
Consideration transferred	80
Less fair value of identifiable net assets acquired	(80)
Goodwill arising on acquisition	-

The revenue included in the consolidated income statement since 1 July 2015 contributed by Talking Sense BVBA was €78,000. Talking Sense BVBA incurred a loss of €14,000 over the same period.

Comsys Telecom and Media BV, Comsys Connect BV and Portalis BV (“Comsys”)

On 25 September 2015 Artilium plc acquired 100% of the share capital of Comsys Telecom & Media BV, Comsys Connect BV and Portalis BV and thereby obtained 100% of the voting power. Comsys is a Dutch specialist in interactive telephony services in the converging arena of IN, 3G, SIP and VoIP networks for mobile and fixed line telephone operators, MVNO’s and contact centers.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	4,625
Total consideration	4,625

The acquisition of Comsys was settled as follows: €4.6 million was settled by the issuance of 59,332,460 new ordinary shares at 5.75 pence per share, being the market share price on the acquisition date. Under the terms of the sale and purchase agreement, additional shares up to a maximum of 41,896,673 ordinary shares will be issued to the vendors, dependent upon Comsys achieving certain revenue and gross margin targets over the next 3 financial years. No liability has been recognised in the financial statements in respect of these contingent additional shares on the basis that the targets were not expected to be met at the date of acquisition.

Valuation of customer base and acquired software

On acquisition of Comsys, customer lists with a fair value of €1.537 million were identified and separately recognised. The fair value of the customer lists was calculated using value in use calculation based on cash flows directly associated with the customer base as at the date of acquisition. Cash flows from the customer lists were forecast for a period of five years with a 20% reduction in the customer base each year, which has been determined to be consistent with other similar entities in the industry. A pre-tax discount rate of 15% has been applied to determine the fair value of the customer list acquired.

Software with a fair value of €1.25 million was identified and separately recognised. The fair value of the acquired software was calculated on an estimated replacement cost basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations (continued)

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets customer portfolio	1,537
Intangible assets software	1,250
Property, plant and equipment	190
Deferred tax asset	302
Financial assets	98
Total non-current assets	3,377

Inventories	53
Trade and other receivables	325
Cash and cash equivalents	44
Total current assets	422

Deferred tax liabilities	(697)
Total non-current liabilities	(697)

Trade and other payables	(1,528)
Total current liabilities	(1,528)

Identifiable net assets	1,574

Goodwill arising on acquisition

Eur’000
Consideration transferred	4,625
Less fair value identifiable net assets acquired	(1,574)
Goodwill arising on acquisition	3,051

The goodwill is attributable to gaining instant access to this market and to the expertise of the existing workforce. The revenue included in the consolidated income statement since 25 September 2015 contributed by Comsys was €1,258,000. Comsys also contributed a loss of €302,000 over the same period.

Livecom International BV

On 10 February 2016 Artilium plc acquired 100% of the share capital of Livecom International BV (“Livecom”) and thereby obtained 100% of the voting power. Livecom is a specialist in customer interaction management, providing a single web application that handles all customer contacts via chat, e-mail, voice as well as an expert knowledge base.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations (continued)

The following summarizes the details about the acquisition.

Consideration transferred

Eur’000
Settlement in cash	450
Settlement in equity instruments	62
Total consideration	512

The acquisition of Livecom was settled as follows: €0.45 million was settled in cash, €0.06 million was settled with the issuance of 880,460 new ordinary shares at 5.38 pence per share.

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets software	154
Total non-current assets	154

Trade and other receivables	140
Cash and cash equivalents	260
Total current assets	400

Deferred tax liabilities	(40)
Total non-current liabilities	(40)

Trade and other payables	(352)
Total current liabilities	(352)

Identifiable net assets	162

Goodwill arising on acquisition

Eur’000
Consideration transferred	512
Less fair value of identifiable net assets acquired	(162)
Goodwill arising on acquisition	350

The revenue included in the consolidated income statement since 10 February 2016 contributed by Livecom was €375,000. Livecom also contributed a profit of €90,000 over the same period.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

16.	Property, Plant and Equipment

		Fixtures
	Leasehold	and
	improvements	equipment	Total
	Eur’000	Eur’000	Eur’000

Cost
At 1 July 2014	73	581	654
Additions	25	254	279
Acquired through business combinations	-	12	12
Disposals	-	(127)	(127)
At 30 June 2015	98	720	818
Additions	-	40	40
Acquired through business combinations (note 15)	-	190	190
At 30 June 2016	98	950	1,048
Accumulated depreciation
At 1 July 2014	54	360	414
Disposals	-	(30)	(30)
Charge for the year	2	77	79
At 30 June 2015	56	407	463
Charge for the year	22	92	114
At 30 June 2016	78	499	577
Carrying amount
At 30 June 2016	20	451	471
At 30 June 2015	42	331	355
At 1 July 2014	19	221	240

There were no impairment charges for the 2016 and 2015 financial years.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

17.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2016 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	The Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	The Netherlands	100%	Acquisition accounting	Telecom

Unless otherwise stated all ownership relates to ordinary share capital.

18.	Inventories

	2016	2015
	Eur’000	Eur’000

Goods for resale	131	38

Inventories consist of Aculab boards and mobile simcards for resale to clients. The value of the inventories is based on the cost of purchase excluding VAT and stated at the lower of cost and resale value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

19.	Trade and other receivables

	2016	2015
	Eur’000	Eur’000

Amounts receivable for the sale of goods and services	4,206	5,838
Allowance for doubtful debts	(1,136)	(1,128)
	3,070	4,710
Other receivables	120	124
Prepayments and accrued income	732	429
	3,922	5,263

Amounts receivable for the sale of goods and services are all denominated in Euros.

The Directors consider that the carrying amount of trade and other receivables above approximates to their fair value. The average credit period taken on sales of goods is 53 days (2015: 65 days). No interest is charged on receivables.

Included within trade and other receivables is an amount of €335,000 (2015: €279,000) in respect of amounts that were past due at 30 June, but not impaired. The Group believes that the balances are ultimately recoverable based on a review of past payment history and the credit quality of those customers.

The ageing analysis of past due but not impaired receivables are shown below:

	2016	2015
	Eur’000	Eur’000

Up to three months	335	279

The Group holds no collateral against these receivables at the reporting date.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

19.	Trade and other receivables (continued)

As at 30 June 2016 €1,136,000 of trade receivables were impaired (2015: €1,128,000). This allowance is specific and has been determined by reference to the age of the debt or where amounts are in dispute on a customer by customer basis. To the extent they have not been specifically provided against, the trade receivables are considered to be of sound credit rating. The ageing analysis of the allowance for doubtful debts is as follows:

	2016	2015
	Eur’000	Eur’000

Up to three months	-	-
Up to six months	-	-
Older than six months	1,136	1,128
	1,136	1,128

Movement in the Group’s allowance for doubtful debt is as follows:

	2016	2015
	Eur’000	Eur’000

Opening balance as at 1 July	1,128	1,182
Usage for allowance for doubtful debt	(25)	(63)
Receivables provided for during the year	28	9
Doubtful debt acquired through business combinations	3	-
Closing balance as at 30 June	1,136	1,128

The Group holds no collateral against these receivables at the reporting date.

20.	Deferred tax

The following are the major deferred tax liabilities and assets recognised by the Group and movements thereon during the current and prior reporting period.

Total
Eur’000

At 1 July 2014	(227)
Credit to income statement	164
Acquired through business combinations	(162)
At 30 June 2015	(225)
Acquired through business combinations - liabilities	(777)
Acquired through business combinations - assets	302
Credit to income statement	191
Other movement	24
At 30 June 2016	(485)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

20.	Deferred tax (continued)

	2016	2015
	Eur’000	Eur’000

Timing differences	(10)	(333)
Fair value adjustments on business combinations intangible assets	(475)	(162)
Total deferred tax liability	(485)	(495)
Deferred tax asset	-	270
Total deferred tax asset	-	270
	(485)	(225)

At the reporting date, the Group has UK unused tax losses of approximately €15,740,000 (2015: €13,132,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK. The value of the deferred tax asset not recognized on the tax losses is €3,148,000 (2015: €2,626,000).

At the reporting date, the Group has Belgium tax losses carried forward of approximately €9,023,000 (2015: €10,389,000). No deferred tax asset has been recognised in respect of this due to insufficient evidence of future available profits in the immediate future. The value of the deferred tax asset not recognized on the tax losses is €3,067,000 (2015: €3,531,000).

The Company acquired Comsys on 1 October 2015. The tax losses carried forward at the end of June 2016 amount to approximately €357,000. No deferred tax asset has been recognised. The value of the deferred tax asset not recognized on the tax losses is €89,000.

Deferred tax liabilities of €415,000 (2015: €495,000) relate to intangible assets (customer portfolio) through a business combination in 2015 (Comsys) for a net amount of €321,000 at the end of June 2016, and to the net amount of the deferred tax liability of €36,000 recognized on the software and customer portfolio from the Livecom acquisition in January 2016. The remaining part relates intangible assets (customer portfolio) through a business combination in 2012 (United Telecom) and to the deferred tax liability recognized on the customer portfolio from the SpeakUp acquisition in June 2015.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

21.	Trade and other payables

	2016	2015
	Eur’000	Eur’000

Trade payables	1,916	1,514
Accruals	298	168
Other payables	1,072	693
Deferred income	2,509	4,202
	5,795	6,577

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

22.	Bank Loans

	2016	2015
	Eur’000	Eur’000

Due within one year	254	255
Due after more than one year	40	60
	294	315

The different bank loans are mainly secured on the trade receivables of the Group. Two unsecured loans with an outstanding amount of €80,000 and €150,000 are repayable in 12 months on a monthly basis. Interest rates are fixed at 2.59% and 2.37% per annum respectively and are market conforming. The carrying amount approximates to fair values because of the short maturity of these loans. The third bank loan with a principal of €85,000 is repayable in 48 months on a monthly basis. The interest rate is fixed at 2.43% per annum.

23.	Other loans

	2016	2015
	Eur’000	Eur’000

Due within one year	161	-
Due after more than one year	1,539	60
	1,700	-

Other loans comprise loans from third parties at interest rates of between 7.5% and 8% and are repayable as follow:

€161,000 (repayable within one year)

€400,000 (repayable August 2018)

€300,000 (repayable March 2018)

€100,000 (repayable May 2018)

€739,000 (repayable between 2 to 5 years at €161,000 per annum)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

24.	Share capital

	2016	2015
	Eur’000	Eur’000

Fully paid ordinary shares:
Authorised:
300,000,002 (2015: 300,000,002) ordinary shares of 5p each	18,523	18,523
Issued and fully paid:
297,853,104 (2015: 236,115,941) ordinary shares of 5p each	19,601	15,415
Deferred ordinary shares:
Authorised:
900,447 (2015: 900,447) deferred ordinary shares of £4.99 each	6,503	6,503

	2016	2015
	No. ’000	No. ’000
Fully paid ordinary shares:
Balance at beginning of financial year	236,116	218,925
Issued during the year	61,737	17,191
Issued and fully paid at end of financial year	297,853	236,116

Fully paid ordinary shares carry one vote per share and carry the rights to dividends.

The Company has issued 61,737,163 ordinary shares to acquire Talking Sense, *bliep, Comsys and Livecom. These shares were granted to the vendors of these entities as part of the purchase consideration.

The Company has issued the following shares during the financial year:

•	939,243 on 1 July 2015 for the acquisition of Talking Sense BVBA

•	585,000 on 6 July 2015 for the acquisition Bliep

•	59,332,460 on 26 September 2015 for the acquisition of Comsys

•	880,460 on 10 February 2016 for the acquisition of Livecom

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

25.	Own Shares

Own shares
Eur’000

Balance at 1 July 2015	(2,336)
Balance at 30 June 2016	(2,336)

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes. 3,000,000 Series 2 warrants were purchased by the Trust at a price of 10p per warrant in December 2006. These warrants were then exercised at a price of 75p and converted into ordinary 5p shares by the Trust.

26.	Notes to the cash flow statement

	2016	2015
	Eur’000	Eur’000

Loss from continuing operations before tax	(1,717)	(780)
Adjustments for:
Depreciation of property, plant and equipment	114	79
Amortisation of intangible assets	1,297	541
Impairment of trade receivables	(6)	(54)
Finance costs	200	-
Unrealized exchange differences	(28)	(230)
Operating cash flows before movements in working capital	(140)	(444)
Decrease/(increase) in receivables	1,016	(2,827)
(Increase)/decrease in inventory	(40)	5
(Decrease)/increase in payables	(2,991)	2,643
Cash used in operations	(1,261)	(179)
Income taxes paid	-	-
Net cash outflow from operating activities	(1,261)	(623)

27.	Contingent liabilities

The Group had no contingent liabilities as at 30 June 2016.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

28.	Operating lease arrangements

	2016	2015
	Eur’000	Eur’000

Minimum lease payments under operating leases recognised as an expense for the year Land & buildings	292	212
Motor vehicles	386	321
	678	533

At the reporting date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

Land & buildings	2016	2015
	Eur’000	Eur’000

Within one year	251	168
In the second to fifth years inclusive	382	199
	633	367

Motor vehicles	2016	2015
	Eur’000	Eur’000

Within one year	362	321
In the second to fifth years inclusive	801	642
	1,163	963

Operating lease payments represent rentals payable by the Group for certain of its office properties and motor vehicles. Leases are negotiated for an average term of 3 years and rentals are fixed for an average of 3 years. The Group does not have an option to acquire the leased properties at expiry of the lease term.

29.	Retirement benefit schemes

The Group makes payments to defined contribution retirement benefit schemes for all qualifying employees. As for all defined contribution pension plans, minimum guaranteed rates of return apply on the employee and employer contributions as from 1 January 2004. Since the guarantee is primarily provided for by an insurance company, the pension plan is accounted for as a defined contribution plan.

The total cost charged to income of €106,000 (2015: € 95,000) represents contributions payable to these schemes by the Group at rates specified in the rules of the plans. As at 30 June 2016, all contributions due in respect of the current reporting period had been paid over to the scheme.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

30.	Events after the balance sheet date

In July 2016 Artilium plc entered into a strategic alliance with Green IT Globe NV ("Green IT Globe") to launch the OneApp platform in order to enter the mobile data cloud market. Furthermore, the Company has issued a loan note to Green IT Globe for a cash amount of €1,000,000. The loan note is repayable in full in July 2017 plus interest at a rate of ten per cent per annum. The loan was financed by external parties up to an equal amount.

31.	Related party transactions

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Transactions between the Company and its subsidiaries and other related parties are disclosed in the Company’s separate financial statements.

33.	Transactions with Directors and key management

Other than those transactions disclosed on page 12, there were no other transactions with Directors and key management.

33.	Financial instruments

Categories of financial instruments

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which income and expenses are recognised in respect of each class of financial asset, financial liability and equity instrument are disclosed in the accounting policies. The book value of the Group’s financial instruments at the year -end is shown below:

		2016	2015
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	19	3,190	4,834
Cash and cash equivalents		422	735
		3,612	5,569
Financial liabilities:
Amortised cost:
Trade and other payables	21	3,286	2,375
Bank loans	22	294	315
Other loans		1,700	-
		5,280	2,690

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

33.	Financial instruments (continued)

Financial risk management

The Group has exposure to the risks from its use of financial instruments. These risks include credit risk, liquidity and cash flow risk, interest rate risk and foreign currency risk.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables. The amounts presented in the Statement of Financial Position are net of allowances for doubtful receivables. An allowance for impairment is made where there is an identified loss event which, based on previous experience, is evidence of a reduction in the recoverability of the cash flows.

The Group monitors trade receivables on a regular basis to ensure that appropriate action is taken with slow paying customers. Many of the customers are large multinational companies which limits the extent of the credit risk.

The credit risk on liquid funds is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

Of the trade receivables balance at the end of the year, €1.8 million is due from Telenet Group Belgium, the Group’s largest customer. There are no other customers who represent more than 10 per cent of the total balance of trade receivables.

The Group’s maximum exposure to credit risk, gross of any collateral held, relating to its financial assets is equivalent to their carrying value. All financial assets have a fair value which is equal to their carrying value.

There are no significant credit risks arising from financial assets that are neither past due nor impaired.

Liquidity and cash flow risk

The Group is principally funded by reserves, bank loans and other loans. The Group maintains its cash funds in bank accounts. The Group’s policy is to minimise the risk by placing funds in risk free cash deposits.

The Group closely monitors its access to bank and other credit facilities and available cash in comparison to its outstanding commitments on a regular basis to ensure that it has sufficient funds to meet the obligations of the Group as they fall due. The Board receives regular cash flow forecasts so that management can ensure that its obligations can be satisfied or financing is put in place when required.

As at 30 June 2016, the Group's non-derivative financial liabilities have contractual maturities (including interest payments where applicable) as summarised below:

30 June 2016

	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	169	85	40
Other loans	80	81	1,539
Trade and other payables	3,923	926	946
	4,172	1,092	2,525

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

33.	Financial instruments (continued)

This compares to the maturity of the Group’s non-derivative financial liabilities in the previous reporting period as follows:

30 June 2015
	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	170	85	60
Trade and other payables	3,215	840	2,522
	3,385	925	2,582

Interest rate risk

At 30 June 2016, the Group had bank loans and other borrowings amounting to €1,994,000 (2015: €315,000). The Group’s borrowings are at fixed rates of interest and there is, therefore, no exposure to movements in interest rates.

Any surplus funds are deposited in interest bearing accounts at variable rates and are therefore exposed to movements in interest rates. Funds are deposited on a short term basis and interest rates are monitored by the Directors. The movement in interest rates would have an immaterial impact on the finances of the Group.

Foreign currency risk

The Group’s centre of operations is in Belgium and it is therefore exposed to currency movements of the Euro against the Pound Sterling. This is naturally hedged to some extent by the expenses incurred in Belgium. The Group does not enter into any forward exchange contracts to cover the remaining foreign exchange risk.

Sensitivity analysis

The Group faces currency exposures on the translation of the trading results and the net assets of the British subsidiaries. The year end and average exchange rates used when translating the results for the year from Pound Sterling to Euro are 1.2061 (2015: 1.4067) and 1.3351 (2015: 1.3120) respectively.

The following table details the sensitivity analysis of the movements of the Pound Sterling to the Euro for the Group’s results.

	2016	2015
	Eur’000	Eur’000

Impact on equity
10% increase in GBP fx rate against Euro	3,177	3,281
10% decrease in GBP fx rate against Euro	(3,177)	(3,281)
Impact on profit or loss
10% increase in GBP fx rate against Euro	(284)	124
10% decrease in GBP fx rate against Euro	284	(124)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

33.	Financial instruments (continued)

Capital management

The Group’s main objective when managing capital is to protect returns to shareholders by ensuring the Group will continue to trade in the foreseeable future. The Group also aims to maximise its capital structure of debt and equity so as to minimise its cost of capital.

The Group manages its capital with regard to the risks inherent in the business and the sector within which it operates by monitoring its gearing ratio on a regular basis.

The Group considers its capital to include share capital, share premium, translation reserve, retained earnings, interest in own shares, capital redemption reserve, share-based payment reserve and net debt as noted below.

Net debt includes short and long-term borrowings (including overdrafts and lease obligations) net of cash and cash equivalents.

34.	Safe harbour

This financial report contains a number of non-GAAP figures, such as adjusted EBITDA and Free cash flow. These non-GAAP figures should not be viewed as a substitute for Artilium’s GAAP figures.

Artilium defines adjusted EBITDA as operating result before interests, exchange result, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

Artilium defines free cash flow as follows: cash flows from operating activities minus capital expenditure. The notion is used as standard for the health of the company, by showing the ability of the company to generate cash to maintain the operations.

Artilium plc

Registered number: 03904535

Company statement of financial position

As at 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Non-current assets
Investments	38	27,106	26,146
		27,106	26,146
Current assets
Trade and other receivables	39	3,263	3,123
Cash and cash equivalents		-	44

		3,263	3,167
Total assets		30,369	29,313
Current liabilities
Trade and other payables	40	(4,712)	(2,136)
Borrowings		(400)	-
Net current (liabilities)/assets		(1,849)	1,031
Net assets		25,257	27,177
Equity
Share capital		19,601	15,415
Share premium		47,379	46,748
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(4.279)	(199)
Retained deficit		(45,435)	(42,778)
Total equity		25,257	27,177

The financial statements were approved by the Board of Directors and authorised for issue on 3 November 2016. They were signed on its behalf by:

Jan-Paul Menke
Director
Company No, 039045

Artilium plc

Company statement of changes in equity

Year ended 30 June 2016

	Share capital	Share premium account	Merger relief reserve	Capital redemption reserve	Share-based payment reserve	Translation reserve	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2014	14,181	46,586	1,488	6,503	3,246	(3,362)	(44,292)	24,350
Nominal value of shares issued	1,234	-	-	-	-	-	-	1,234
Premium arising on issue of shares	-	162	-	-	-	-	-	162
Transaction with owners, recognised directly in equity	1,234	162	-	-	-	-	-	1,396
Gain for the period	-	-	-	-	-	-	1,218	1,218
Impairment losses on investments	-	-	-	-	-	-	(2,950)	(2,950)
Other comprehensive income - currency translation differences	-	-	-	-	-	3,163	-	3,163
Total comprehensive income for the period	-	-	-	-	-	3,163	(1,732)	1,431
Reclassification from one caption to another	-	-	-	-	(3,246)	-	3,246	-
Balance at 30 June 2015	15,415	46,748	1,488	6,503	-	(199)	(42,778)	27,177
Nominal value of shares issued	4,186	-	-	-	-	-	-	4,186
Premium arising on issue of shares	-	631	-	-	-	-	-	631
Transaction with owners, recognised directly in equity	4,186	631	-	-	-	-	-	4,817
Loss for the period	-	-	-	-	-	-	(2,657)	(2,657)
Other comprehensive income - currency translation differences	-	-	-	-	-	(4,080)	-	(4,080)
Total comprehensive income for the period	-	-	-	-	-	(4,080)	(2,657)	(6,737)
Balance at 30 June 2016	19,601	47,379	1,488	6,503	-	(4,279)	(45,435)	25,257

Artilium plc

Company Cash Flow Statement

Year ended 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Net cash used in operating activities	42	(186)	(904)
Investing activities
Acquisition of subsidiary undertakings		(258)	-
Net cash used in investing activities		(258)	-
Financing activities
Proceeds on issue of shares	23	-	921
New borrowings received		400	-
Net cash from financing activities		400	921
Net (decrease)/increase in cash and cash equivalents		(44)	17
Cash and cash equivalent at beginning of the year		44	27
Cash and cash equivalents at end of year		-	44

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

34.	Significant accounting policies

The separate financial statements of the Company are presented as required by the Companies Act 2006. As permitted by that Act, the separate financial statements have been prepared in accordance with International Financial Reporting Standards adopted by the European Union.

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are the same as those set out in Note 2 to the consolidated financial statements except as noted below.

No income statement or statement of comprehensive income for the Company alone is presented as permitted by Section 408 of the Companies Act 2006.

Functional currency of parent Company

Management consider that the Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the Company to be Sterling.

Receivables and payables from Group companies

Balances receivable and payable from Group companies are classified as loans and receivables, and carried at amortised cost.

Investments in subsidiaries

Investments in subsidiaries are stated at cost less, where appropriate, provisions for impairment.

Impairment losses recognised in comparative year

In the year ending 30 June 2015, the Group assessed the recoverable amount of the investment and receivable balance with Artilium NV, Artilium UK Limited and United Telecom NV and determined that the carrying value of the investments was impaired. The recognized impairment loss on the Artilium NV and United Telecom investment amounted to €2,950,000. The impairment on the Artilium UK Limited receivable has been increased by the amount at which the receivable itself increased over the year ended 30 June 2015. As a result the full receivable on Artilium UK Limited per 30 June 2015 has been impaired.

The recoverable amount of the investments in Artilium NV, Artilium UK Limited and United Telecom NV is determined based on a value in use calculation of these entities which uses cash flow projections based on financial budgets approved by the Directors covering a five-year period and a terminal value. The terminal value is based on the year five net cash flows forecast to perpetuity using a discount rate of 18.57% per annum, which is appropriate for the Company. The growth rate factor in the discounted cash flow model is estimated to be 2.5% (2014: 2.5%) in line with long term forecasts for economic growth. The sales growth rate used during the five year forecast is estimated to be around 5% based on management’s best estimate of the market opportunities.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

34.	Significant accounting policies (continued)

The recoverable amount of the investments in United Telecom NV is determined based on a value in use calculation of these entities which uses cash flow projections based on financial budgets approved by the Directors covering a five-year period and a terminal value. The terminal value is based on the year five net cash flows forecast to perpetuity using a pre-tax discount rate of 22.67%, which is appropriate for the Company. The growth rate factor in the discounted cash flow model is estimated to be 2.5% in line with long term forecasts for economic growth. The sales growth rate used during the five year forecast is estimated to be around 3%-5% based on management’s best estimate of the market opportunities.

The Directors have made assumptions about revenue in the near and longer term as part of this value in use calculation, which, due to the nature of the Company’s sales and the time-scales involved are not supported by sales contracts. There is thus uncertainty as to the amount of revenue that will be generated, however the Directors are confident that this calculation supports their assessment that the investment balance in Artilium NV is recoverable and not impaired.

Due to uncertainty over the timing of cash flows related to Artilium UK Limited, the Directors consider it to be prudent to provide in full for the investment and receivable balances related to this entity. The Directors believe these amounts will be ultimately recoverable, and the Company will continue to support this business.

The impairment loss has been included in the administrative expenses line item in the income statement.

Going concern

The Directors have adopted the going concern basis in preparing the financial statements for the Company. The company and its subsidiaries have sufficient financial resources to continue for a period not less than one year from the date of approval of these accounts. The directors monitoring the cash position of the Group on a regular basis and consider the various sources of finance available to the Group. Further the Directors intend to use their control of subsidiary undertakings to ensure that intergroup payables are not recalled in a why which would result in the company not being able to meet their liabilities as they fall due.

35.	Staff costs

The average monthly number of employees (including Executive Directors) was:

	2016	2015
	Eur’000	Eur’000

Administration	1	1

Their aggregate remuneration comprised:
Wages and salaries	79	79
	79	79

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

36.	Tax

	2016	2015
Current tax	-	-

Current tax is calculated at 20% (2015: 21%) of the estimated assessable gain for the year.

The charge/(credit) for the year can be reconciled to the loss per the income statement as follows:

	2016	2015
	Eur’000	Eur’000

Loss before tax from continuing operations	(2,657)	(1,732)

Tax expense at the theoretical domestic rates applicable to profits of taxable entities in the country concerned of 20% (2015: 21%)	(531)	(364)

Effects of:
Tax losses carried forward unutilized in the year	531	364
Tax credit for the year	-	-

At the balance sheet date, the Company has unused tax losses of €11,751,000 (2015: €9,299,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

37.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2016 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	The Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	The Netherlands	100%	Acquisition accounting	Telecom

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

38.	Investments

Investment in subsidiary
Eur’000

At 1 July 2014	27,748
Exchange differences	3,514
At 30 June 2015	31,262
Additions	5,075
Exchange differences	(3,796)
At 30 June 2016	32,541

Provision
At 1 July 2014	1,922
Impairment losses on investments	2,950
Exchange differences	244
At 30 June 2015	5,116
Exchange differences	319
At 30 June 2016	5,435
Carrying amount
At 30 June 2015	26,146
At 30 June 2016	27,106

39.	Trade and other receivables

	2016	2015
	Eur’000	Eur’000

Prepayments and deferred expenses	6	6
Receivable from Group companies	3,257	3,117
	3,263	3,123

The Company holds no collateral against these receivables at the reporting date. The carrying amount of trade and other receivables approximates to their fair value.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

40.	Trade and other payables

	2016	2015
	Eur’000	Eur’000

Trade payables	48	56
Accruals	197	146
Payable to Group Companies	4,467	1,934
	4,712	2,136

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

41.	Notes to the Company cash flow statement

	2016	2015
	Eur’000	Eur’000

Loss for the year	(2,657)	(1,732)

Adjustments for:
Provision for investments and receivable balances	-	3,016
Other	35	(107)
	(2,622)	1,177
Operating cash flows before movements in working capital
Increase in receivables	(140)	565
Decrease in payables	2,357	(2,646)
Cash used in operating activities	(186)	(904)

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

42.	Related party transactions

Trading transactions

During the year, the Company entered into the following transactions with related parties:

	Amounts owed by related parties
	2016	2015
	Eur’000	Eur’000

Artilium N.V	232	270
Artilium plc Employee Benefit Trust	1,749	2,055
United Telecom	1,276	792

The balance due from Artilium UK Limited of €3,080,000 (2015: €3,595,000) at 30 June 2016 has been fully provided for.

	Amounts payable to related parties
	2016	2015
	Eur’000	Eur’000

Artilium N.V	4,467	1,934

Artilium NV is a subsidiary of the Company.

The amounts outstanding are unsecured and will be settled in cash. No guarantees have been given or received.

Artilium plc Employee Benefit Trust purchased 3 million series 2 warrants at a price of 10 pence per warrant in December 2006. The warrants were then exercised at a price of 75 pence and converted into ordinary 5 pence shares by the Trust.

Remuneration of the Directors of the Company is disclosed on page 14.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

43.	Financial instruments

Financial risk management

The Group’s risk management policies are set out in Note 34 to the consolidated financial statements. These are equally applicable to the Company.

The book value of the Company’s financial instruments at the year-end is shown below:

		2016	2015
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	41	3,263	3,123
Cash and cash equivalents		-	44
		3,263	3,167
Financial liabilities:
Amortised cost:
Trade and other payables	42	4,515	1,990
Other borrowings		400	-

		4,515	1,990

44.	Events since the balance sheet date

In July 2016 Artilium plc entered into a strategic alliance with Green IT Globe NV ("Green IT Globe") to launch the OneApp platform in order to capture the mobile data cloud market. Furthermore, the Company has issued a loan note to Green IT Globe for a cash amount of €1,000,000. The loan note is repayable in full in July 2017 at a rate of ten per cent per annum and was financed by external parties.

ANNEX I – OFFER ANNOUNCEMENT

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

For immediate release

This announcement contains inside information

7 June 2018

RECOMMENDED SHARE AND CASH OFFER

for

ARTILIUM PLC

by

PARETEUM CORPORATION

to be effected
by way of a scheme of arrangement
under Part 26 of the Companies Act 2006

Summary

•	The boards of Pareteum Corporation (NYSE American: TEUM, "Pareteum") and Artilium plc (AIM: ARTA, "Artilium") are pleased to announce that they have reached agreement on the terms of a recommended share and cash offer to be made by Pareteum for the entire issued and to be issued ordinary share capital of Artilium not already owned by Pareteum (the "Acquisition").

•	Pareteum currently holds 27,695,177 Artilium Shares, representing approximately 7.80 per cent. of the issued share capital of Artilium. Artilium currently holds 3,200,332 common shares in Pareteum, representing 5.85 per cent. of Pareteum's issued and outstanding share capital, which will be cancelled on completion of the Acquisition.

•	It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. This is all explained further at paragraph 15 (Structure of the Acquisition) below. Please see Appendix V for definitions of certain terms used in this Announcement.

•	This Announcement was prepared in accordance with the requirements of the UK City Code on Takeovers and Mergers. In connection with the Acquisition, Pareteum intends to file a Proxy Statement with the SEC. Pareteum may also file additional documents with the SEC in relation to the Acquisition. Pareteum urges Pareteum Stockholders to read these materials carefully when they become available.

•	Under the terms of the Acquisition, each Artilium Shareholder will be entitled to receive:

I-1

0.1016 New Pareteum Shares and 1.9 pence in cash per Artilium Share

•	The Acquisition values each Artilium Share at 19.55 pence and the entire issued and to be issued ordinary share capital of Artilium at approximately £78 million, based on Pareteum's closing share price of $2.33 on the Last Practicable Date and a GBP:USD exchange rate of 1.3413.

•	The implied value of 19.55 pence per Artilium Share represents a premium of approximately:

•	18.48 per cent. to the Closing Price of 16.5 pence per Artilium Share on the Last Practicable Date;

•	18.89 per cent. to the Volume Weighted Average Price per Artilium Share during the one month period ended on the Last Practicable Date;

•	30.04 per cent. to the Volume Weighted Average Price per Artilium Share during the three month period ended on the Last Practicable Date; and

•	136.96 per cent. to the Closing Price of 8.25 pence per Artilium Share on 13 October 2017 (being the last Business Day prior to the date of Artilium's announcement of its strategic alliance with Pareteum).

•	The Acquisition represents an implied Enterprise Value / LTM Revenue 31 December 2017 multiple for Artilium of 4.3x.[6]

•	Following completion of the Acquisition, Pareteum Stockholders will hold approximately 57.62 per cent., and Artilium Shareholders will hold approximately 42.38 per cent., of Pareteum's enlarged issued share capital. Pareteum Stockholders will hold approximately 64.86 per cent., and Artilium Shareholders will hold approximately 35.14 per cent., of Pareteum’s enlarged fully diluted share capital on completion of the Acquisition.

•	The transaction is expected to deliver compelling financial benefits for the shareholders of both Pareteum and Artilium, including significant accretion to Pareteum’s Non-GAAP earnings per share[7], strong growth in pro forma operating cashflow generation and material cost and revenue synergies.

•	Pareteum has agreed that, on completion of the Acquisition, Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV in accordance with the terms of the Management Services Agreement.

•	The Artilium Recommending Directors, who have been so advised by finnCap as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the Artilium Recommending Directors, finnCap has taken into account the commercial assessments of the Artilium Recommending Directors. This is explained further at paragraphs 3 (Recommendations) and 5 (Background to and reasons for the Artilium Recommending Directors' recommendation) below.

•	Accordingly, the Artilium Recommending Directors intend to recommend unanimously that Artilium Independent Shareholders vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, as the Artilium Recommending Directors have irrevocably undertaken to do in respect of their own beneficial holdings of 71,122,994 Artilium Shares (representing, in aggregate, approximately 20.04 per cent. of the Artilium Shares in issue on the Last Practicable Date).

•	In addition to the irrevocable undertakings from the Artilium Recommending Directors, Pareteum has received an irrevocable undertaking to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), save for the Resolution to approve the Management Arrangement on which he is not allowed to vote, from Bart Weijermars in respect of 2,423,633 Artilium Shares (representing, in aggregate, approximately 0.68 per cent. of the Artilium Shares in issue on the Last Practicable Date).

6        See paragraph 19 of Appendix II.

7        See paragraph 20 of Appendix II.

I-2

•	In addition to the irrevocable undertakings from the Artilium Directors, Pareteum has received irrevocable undertakings from various other shareholders (as detailed in Appendix III) to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), in respect of 141,887,365 Artilium Shares (representing, in aggregate, approximately 39.98 per cent. of the Artilium Shares in issue on the Last Practicable Date).

•	Therefore, as at the date of this Announcement, Pareteum has received irrevocable undertakings to vote or procure votes in favour of:

•	the Scheme at the Court Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date);

•	the Resolution to approve the Management Arrangement to be proposed at the General Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date); and

•	the other Resolutions to be proposed at the General Meeting in respect of a total of 215,433,992 Artilium Shares (representing approximately 60.70 per cent. of the Artilium Shares in issue on the Last Practicable Date).

Full details of the irrevocable undertakings received by Pareteum are set out in Appendix III to this Announcement.

•	In addition, the Pareteum Directors consider the Acquisition to be in the best interests of Pareteum and the Pareteum Stockholders and intend to recommend unanimously that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution at the Pareteum Stockholder Meeting which will be convened in connection with the Acquisition.

•	Pareteum is a rapidly growing cloud communications platform company with a mission - “to connect every person and every thing”™. Service providers, brand marketing companies, enterprise and Internet of Things providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed patent pending software platforms which are connected to 45 mobile networks in 65 countries using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

•	The vast majority of Pareteum’s platform is comprised of its own proprietary software, which provides customers with a great deal of flexibility in how they use its products now and in the future and allows Pareteum to be market driven in its future. Pareteum’s platform services partners (technologies integrated into its SMART Cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world class technology providers. Pareteum is a mission-focused company empowering every person and every “thing” to be globally connected – Any Device, Any Network, Anywhere.™ The Pareteum SMART Cloud Platform targets large and growing sectors from IoT (Internet of Things), Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need communications platform as a service (CPaaS), which Pareteum delivers.

I-3

•	Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

•	In broad terms, Artilium provides services to both telecom infrastructure customers (across Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Mobile Virtual Network Enablers (MVNEs), Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

•	Artilium and Pareteum have since October 2017 benefitted from a strategic alliance entered into with the intention of jointly pursuing new and developed markets, accelerating growth and increasing market penetration for both Artilium and Pareteum.

•	It is intended that the Acquisition be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (or, if Pareteum so elects and with the consent of the Takeover Panel, a Takeover Offer). The purpose of the Scheme is to provide for Pareteum to become the owner of the entire issued and to be issued ordinary share capital of Artilium. The Scheme will be put to Artilium Independent Shareholders at the Court Meeting and to the Artilium Shareholders at the General Meeting. In order to become effective, the Scheme must be approved by a majority in number of the Artilium Independent Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. The implementation of the Scheme must also be approved by Artilium Shareholders at the General Meeting and the Artilium Independent Shareholders will also be asked to approve the Management Arrangement.

•	The Acquisition is subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions of the Acquisition which will be set out in the Scheme Document. The Conditions include the approval of the Pareteum Stockholder Resolution in relation to the Acquisition, as further described in this Announcement. Artilium intends to vote its entire holding of 3,200,332 common shares in Pareteum in favour of the Pareteum Stockholder Resolution.

•	The Scheme Document will include full details of the Acquisition, together with notices of the Court Meeting and General Meeting, the expected timetable of the Acquisition and will specify the action to be taken by Artilium Shareholders. It is expected that the Scheme Document will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement).

•	It is expected that the definitive Proxy Statement, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution, will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders, with the Pareteum Stockholder Meeting being held at or around the same time as the Artilium Meetings.

•	The Acquisition is currently expected to become Effective in September 2018, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix I and to the full terms and conditions of the Acquisition which will be set out in the Scheme Document.

Commenting on the Acquisition, Jan-Paul Menke, Non-Executive Chairman of Artilium, said:

"Pareteum and Artilium make a powerful combination. Our Artilium shareholders are very pleased with this transaction. We have grown Artilium with several well selected transactions, in addition to the sales and business development achievements we have produced. With the now significantly enhanced operating capabilities of the combined companies, we expect even more opportunities to become available and further improve the outlook for shareholder growth and value to be reflected in our business. Bart and I have had a positive and constructive experience in working with Robert H. Turner and his Pareteum “TEUM” to now create a very powerful platform company, and, it is one that we feel has the capability for significant future growth."

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Commenting on the Acquisition, Robert H. Turner, Founder, Executive Chairman and Principal Executive Officer of Pareteum, said:

"Artilium and Pareteum have a natural fit when considering the award-winning products and services that will be combined and offered, the expansion of addressable markets, making us truly global in reach, and the resulting improved executive and operating talent to lead our company to even higher achievements and results. Since October 2017, we have operated in a strategic alliance with Artilium, which has had materially positive results. We will now turn our attention to accelerating this as one company. It has been a pleasure and great honor to work with Jan-Paul Menke and Bart Weijermars to combine our companies. The vision of open mobility and open applications now takes a demonstrable leap forward."

This summary should be read in conjunction with, and is subject to, the full text of this Announcement and its Appendices. In particular, the Acquisition is subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document. Appendix II contains details of sources of information and bases of calculation contained in this Announcement. Appendix III contains certain details relating to the irrevocable undertakings referred to in this Announcement. Appendix IV contains the Pareteum Profit Forecast, and the assumptions, basis of preparation and the Pareteum Directors' confirmation relating thereto. Appendix V contains definitions of certain terms used in this Announcement.

Investor and analyst presentation:

There will be an investor presentation for investors and research analysts on Friday 8 June 2018 at 11.00 a.m. New York time / 4.00 p.m. London time (dial-in instructions below). A copy of the presentation (and any relevant accompanying oral presentation/transcript) will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, at www.pareteum.com/investors and www.artilium.com/investors in due course. The content of the websites referred to in this Announcement are not incorporated into and do not form part of this Announcement.

Pareteum Corporation Investor Update Conference Call:

Conference ID: 5039786

Participant Dial-In Numbers:

TOLL-FREE 1-866-548-4713

TOLL/INTERNATIONAL 1-323-794-2093

U.K. TOLL +44 (0)330 336 9105

U.K. TOLL FREE 0800 358 6377

Live Webcast: http://public.viavid.com/index.php?id=130055

Enquiries:

Pareteum
Denis McCarthy, SVP Corporate Development Alex Korff, Company Secretary Ted O’Donnell, Chief Financial Officer	Tel: +1 (212) 984 1096

Jefferies (Financial adviser to Pareteum)

(UK) Simon Brown (US) Timothy Roepke Jeffrey Snyder	Tel: +44 (0)20 7029 8000 Tel: +1 (212) 284 2300

Artilium

Jan-Paul Menke, Non-Executive Chairman Bart Weijermars, Chief Executive Officer Rupert Hutton, Chief Finance Officer	Tel: +32 (0) 5023 0300

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finnCap Ltd (Financial adviser under Rule 3 of the Code, Nominated Adviser and broker to Artilium)

Jonny Franklin-Adams Henrik Persson Anthony Adams	Tel: +44 (0)20 7220 0500

Buchanan (Public relations adviser to Artilium)

Chris Lane Jamie Hooper	Tel: +44 (0)20 7466 5000

Important notices

Jefferies International Limited (“Jefferies”), which is authorised and regulated by the Financial Conduct Authority (the "FCA") in the United Kingdom, is acting exclusively for Pareteum as financial adviser and no one else in connection with the Acquisition and other matters set out in this Announcement and will not be responsible to anyone other than Pareteum for providing the protections afforded to clients of Jefferies, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

finnCap, which is authorised by and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser under Rule 3 of the Code, nominated adviser and broker to Artilium and no one else in connection with the Acquisition and other matters referred to in this Announcement and will not be responsible to anyone other than Artilium for providing the protections afforded to clients of finnCap, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither finnCap nor any of its subsidiaries or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of finnCap in connection with this Announcement, any statement contained herein or otherwise.

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document and the accompanying Forms of Proxy, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any approval, decision or other response to the Acquisition should be made only on the basis of the information in the Scheme Document. Artilium Shareholders are strongly advised to read the formal documentation in relation to the Acquisition once it has been despatched.

This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and service of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

Pareteum will prepare the Proxy Statement to be distributed to Pareteum Stockholders, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution. Pareteum urges Artilium Shareholders to read the Scheme Document carefully when it becomes available because it will contain important information in relation to the Acquisition and the New Pareteum Shares. Pareteum also urges Pareteum Stockholders to read the Proxy Statement carefully when it becomes available.

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Any vote in respect of resolutions to be proposed at the Artilium Meetings or the Pareteum Stockholder Meeting to approve the Acquisition, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of Pareteum Stockholders, the Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Overseas shareholders

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK to vote their Artilium Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales. Unless otherwise determined by Pareteum or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Acquisition may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New Pareteum Shares pursuant to the Acquisition to Artilium Shareholders who are not resident in the UK or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK should inform themselves of, and observe, any applicable legal or regulatory requirements.

Additional information for US investors

In connection with the Acquisition, Pareteum intends to file with the SEC a Proxy Statement of Pareteum. Pareteum may also file additional documents with the SEC in relation to the Acquisition.

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The Acquisition relates to the shares of a UK company and is being made by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Acquisition will be subject to disclosure requirements and practices applicable in the UK and to schemes of arrangement under the laws of England and Wales, which are different from the disclosure and other requirements of a US tender offer and US securities laws.

It may be difficult for US holders of Artilium Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Acquisition, since Artilium is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US, and most of the assets of Artilium are located outside of the US. US holders of Artilium Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction or judgment.

The Acquisition may, in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under the laws of England and Wales. If Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, such Takeover Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom. In accordance with normal UK practice, Pareteum or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Artilium Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of Artilium by Pareteum, including the issuance of the New Pareteum Shares in respect of the Acquisition. In connection with the foregoing proposed issuance of New Pareteum Shares, Pareteum expects to file a Proxy Statement on Schedule 14A with the SEC. INVESTORS AND SECURITY HOLDERS OF PARETEUM ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT PARETEUM WILL FILE WITH THE SEC WHEN SUCH MATERIALS BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARETEUM, THE PROPOSED ISSUANCE OF THE NEW PARETEUM SHARES AND THE ACQUISITION. The preliminary Proxy Statement, the definitive Proxy Statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New Pareteum Shares and the Acquisition (when they become available), and, if required, the registration statement/prospectus and other documents filed by Pareteum with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Pareteum's website, www.pareteum.com, or by contacting Pareteum's Investor Relations department in writing at 1185 Avenue of the Americas, 37th floor, New York, NY 10036, United States of America, or by e-mail at InvestorRelations@pareteum.com.

To the extent Pareteum effects the acquisition of Artilium as a scheme of arrangement under the laws of England and Wales, the New Pareteum Shares to be issued in the acquisition will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. Artilium will advise the Court that its sanction of the scheme of arrangement will be relied upon by Artilium and Pareteum as an approval of the scheme of arrangement following a hearing on its fairness to Artilium shareholders at which hearing all such shareholders are entitled to attend in person or through counsel to support or oppose the sanctioning of the scheme of arrangement and with respect to which notification has been given to all Artilium shareholders. In the event that Pareteum determines to effect the Acquisition pursuant to a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New Pareteum Shares that would be issued in the Acquisition. In this event, Artilium Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov or by directing a request to Pareteum's contact for enquiries identified above. Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New Pareteum Shares to be issued in connection with the Acquisition, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

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Pareteum believes that Pareteum, Artilium, their respective directors and certain Pareteum executive officers may be deemed to be participants in the solicitation of proxies from Pareteum Stockholders with respect to the Acquisition, including the proposed issuance of New Pareteum Shares. Information about Pareteum's directors and executive officers and their ownership of Pareteum Shares is set out in Pareteum's Annual Report on Form 10-K for the fiscal year ended 31 December 2017, which was filed with the SEC on 30 March 2018 and Pareteum's proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on 27 July 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the Proxy Statement and other materials to be filed with the SEC in connection with the Acquisition and issuance of New Pareteum Shares.

Notes regarding the New Pareteum Shares

The New Pareteum Shares to be issued pursuant to the Acquisition have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New Pareteum Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New Pareteum Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Forward-looking statements

This Announcement includes forward-looking statements within the meaning of Section 27A of the US Securities Act and Section 21E of the US Exchange Act. These forward-looking statements are based on current expectations and projections about future events. Pareteum’s actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would,” “could,” “continue,” “likely” or the negative or plural of such words and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The statements that contain these or similar words should be read carefully because these statements discuss Pareteum’s future expectations, contain projections of Pareteum’s future results of operations or of Pareteum’s financial position, business strategy, short-term and long-term business operations and objectives, financial needs and other “forward-looking” information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation: the risk that the Acquisition is not completed on a timely basis or at all; the ability to integrate Artilium into Pareteum’s business successfully and the amount of time and expense spent and incurred in connection with the integration; the possibility that competing offers will be made; the risk that the economic benefits and other synergies that Pareteum management anticipates as a result of the Acquisition are not fully realized or take longer to realize than expected; the risk that certain risks and liabilities associated with the Acquisition have not been discovered; the risk that the approval of Artilium shareholders of the Acquisition or the approval of Pareteum stockholders of the Pareteum Stockholder Resolution may not be obtained or that other Conditions of the Acquisition will not be satisfied; changes in global or local political, economic, business, competitive, market and regulatory forces; changes in exchange and interest rates; changes in tax and other laws or regulations; future business combinations or disposals; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers or suppliers) occurring prior to completion of the Acquisition or if the Acquisition is not completed at all; changes in the market price of shares of Pareteum or Artilium; and changes in the economic and financial conditions of the businesses of Pareteum or Artilium.

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The foregoing does not represent an exhaustive list of risks. Additional factors are described in Pareteum’s public filings with the SEC, and other factors will be described in the Proxy Statement. Moreover, Pareteum operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Pareteum’s management to predict all risks, nor can Pareteum assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Pareteum may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Announcement may not occur and actual results could differ materially and adversely from those anticipated or implied in the information in this Announcement.

Any forward-looking statements in this Announcement are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. Accordingly, you should not place undue reliance on any such forward-looking statements. All forward-looking statements included in this Announcement are based on information available to Pareteum management on the date of such information. Except to the extent required by applicable laws or rules, Pareteum undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Pareteum or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained throughout this Announcement.

No profit forecasts or estimates

The Pareteum Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Pareteum Profit Forecast, the assumptions and basis of preparation on which the Pareteum Profit Forecast is based and the Pareteum Directors' confirmation, as required by Rule 28.1 of the Code, are set out in Appendix IV.

Other than in respect of the Pareteum Profit Forecast, no statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share for Artilium or Pareteum for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for Artilium or Pareteum.

Right to switch to a Takeover Offer

Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix I to this Announcement.

Rule 2.9 disclosures

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 354,891,582 Artilium Shares in issue and admitted to trading on AIM. There are no Artilium Shares held in treasury. The ISIN Number for the Artilium Shares is GB00B1L7NQ30.

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 54,664,827 Pareteum Shares issued and outstanding and listed for trading on the NYSE American. There are no Pareteum Shares held in treasury. The ISIN Number for the Pareteum Shares is US69946T2078.

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Publication on website and availability of hard copies

In accordance with Rule 26.1 of the Code, a copy of this Announcement will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions), free of charge, on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors by no later than 12:00 noon on the Business Day following this Announcement. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.

In accordance with Rule 30.3 of the Code, a person so entitled may request a hard copy of this Announcement, free of charge, by contacting Jefferies on +44 (0)20 7029 8000 or finnCap on +44 (0)20 7220 0500. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. In accordance with Rule 30.3 of the Code, a person so entitled may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

Information relating to Artilium Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Artilium Shareholders, persons with information rights and other relevant persons for the receipt of communications from Artilium may be provided to Pareteum during the Offer Period as required under section 4 of Appendix 4 of the Code.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.

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If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

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NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

For immediate release

This announcement contains inside information

7 June 2018

RECOMMENDED SHARE AND CASH OFFER

for

ARTILIUM PLC

by

PARETEUM CORPORATION

to be effected
by way of a scheme of arrangement
under Part 26 of the Companies Act 2006

1.	Introduction

The boards of Pareteum Corporation (NYSE American: TEUM, "Pareteum") and Artilium plc (AIM: ARTA, "Artilium") are pleased to announce that they have reached agreement on the terms of a recommended share and cash offer to be made by Pareteum for the entire issued and to be issued ordinary share capital of Artilium not already owned by Pareteum (the "Acquisition").

Pareteum currently holds 27,695,177 Artilium Shares, representing approximately 7.80 per cent. of the issued share capital of Artilium. Artilium currently holds 3,200,332 common shares in Pareteum, representing 5.85 per cent. of Pareteum's issued and outstanding share capital, which will be cancelled on completion of the Acquisition.

It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme.

This Announcement was prepared in accordance with the requirements of the UK City Code on Takeovers and Mergers. In connection with the Acquisition, Pareteum intends to file a Proxy Statement with the SEC. Pareteum may also file additional documents with the SEC in relation to the Acquisition. Pareteum urges Pareteum Stockholders to read these materials carefully when they become available.

2.	The Acquisition

Under the terms of the Acquisition, which will be subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document, each Artilium Shareholder will be entitled to receive:

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0.1016 New Pareteum Shares and 1.9 pence in cash per Artilium Share

The Acquisition values each Artilium Share at 19.55 pence and the entire issued and to be issued ordinary share capital of Artilium at approximately £78 million, based on Pareteum's closing share price of $2.33 on the Last Practicable Date and a GBP:USD exchange rate of 1.3413.

The implied value of 19.55 pence per Artilium Share represents a premium of approximately:

•	18.48 per cent. to the Closing Price of 16.5 pence per Artilium Share on the Last Practicable Date;

•	18.89 per cent. to the Volume Weighted Average Price per Artilium Share during the one month period ended on the Last Practicable Date;

•	30.04 per cent. to the Volume Weighted Average Price per Artilium Share during the three month period ended on the Last Practicable Date; and

•	136.96 per cent. to the Closing Price of 8.25 pence per Artilium Share on 13 October 2017 (being the last Business Day prior to the date of Artilium's announcement of its strategic alliance with Pareteum).

The Acquisition represents an implied Enterprise Value / LTM Revenue 31 December 2017 multiple for Artilium of 4.3x.8

Following completion of the Acquisition, Pareteum Stockholders will hold approximately 57.62 per cent., and Artilium Shareholders will hold approximately 42.38 per cent., of Pareteum's enlarged issued share capital. Pareteum Stockholders will hold approximately 64.86 per cent., and Artilium Shareholders will hold approximately 35.14 per cent., of Pareteum’s enlarged fully diluted share capital on completion of the Acquisition Pareteum has agreed that, on completion of the Acquisition, Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV in accordance with the terms of the Management Services Agreement.

The transaction is expected to deliver compelling financial benefits for the shareholders of both Pareteum and Artilium, including significant accretion to Pareteum’s Non-GAAP earnings per share9, strong growth in pro forma operating cashflow generation and material cost and revenue synergies.

The Artilium Shares will be acquired by Pareteum fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Artilium Shares.

If any dividend or other distribution in respect of the Artilium Shares is declared, paid or made on or after the date of this Announcement, Pareteum reserves the right to reduce the consideration payable for each Artilium Share under the terms of the Acquisition by the amount per Artilium Share of such dividend or distribution.

3.	Recommendations

The Artilium Recommending Directors, who have been so advised by finnCap as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the Artilium Recommending Directors, finnCap has taken into account the commercial assessments of the Artilium Recommending Directors.

8        See paragraph 19 of Appendix II.

9        See paragraph 20 of Appendix II.

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Accordingly, the Artilium Recommending Directors intend to recommend unanimously that Artilium Independent Shareholders vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, as the Artilium Recommending Directors have irrevocably undertaken to do in respect of their own beneficial holdings of 71,122,994 Artilium Shares (representing, in aggregate, approximately 20.04 per cent. of the Artilium Shares in issue on the Last Practicable Date).

In addition, the Pareteum Directors consider the Acquisition to be in the best interests of Pareteum and the Pareteum Stockholders and intend to recommend unanimously that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution at the Pareteum Stockholder Meeting which will be convened in connection with the Acquisition. Artilium intends to vote its entire holding of 3,200,332 common shares in Pareteum in favour of the Pareteum Stockholder Resolution.

4.	Background to and reasons for the Acquisition

The Pareteum Directors and the Artilium Recommending Directors recognise that the businesses are a natural fit. Since announcing the strategic alliance between Pareteum and Artilium in October 2017, the Pareteum Directors and the Artilium Recommending Directors have been incredibly pleased by the way the businesses have successfully collaborated and by their customers' enthusiasm for the partnership. In the few months since the alliance was launched, the two companies have collaborated on at least 18 opportunities, resulting in 7 sales wins and an increasing pipeline of potential deals to pursue. Pareteum estimates that over $65 million has been added to its 36-month contractual revenue backlog as a direct result of the engagement. The Pareteum Directors and the Artilium Recommending Directors also consider that the two management teams have worked well together and proven to be highly complementary.

The Pareteum Directors and the Artilium Recommending Directors believe there is considerable industrial logic for bringing the two companies together, underpinned by four key principles:

1)	Expansion: Together, Pareteum and Artilium can offer customers a more complete enterprise and retail product offering, increasing penetration of the combined existing customer base. With this expanded product set, the combined business will be better positioned to acquire new customers, thereby diversifying revenue streams. The combination would also provide an immediate path for cross-selling into the companies’ respective geographic markets, particularly within Northern Europe, Asia and the Americas, while creating a larger base from which to expand into new markets.

2)	Scale: Combining Pareteum and Artilium will create a leading provider of cloud communications software and services and a significant opportunity to realize the benefits of a scaled organization. The Combined Group would have pro-forma FY2018 revenues of $49.0 million[10]. For example, the Combined Group will be able to reduce carrier fees and cloud costs through greater purchasing volumes, making each sale more profitable. The Combined Group will realise opportunities to reduce corporate overheads and to realise capital expenditure savings through more efficient space and hardware utilization. These savings can be reinvested to accelerate product and technology development and support revenue growth.

3)	Capital: The Combined Group will have a greatly enhanced financial profile with which to access the capital markets. The Pareteum Directors and the Artilium Recommending Directors believe that, as a combined company, third party capital will be available on significantly improved terms to accelerate the growth story of the Combined Group. Furthermore, as a larger company with a stronger financial profile and a more diverse shareholder base, the Pareteum Directors and the Artilium Recommending Directors believe that the Combined Group could have greater coverage from equity research analysts, enhancing the profile of the Combined Group with the investor community. Artilium Shareholders will also benefit from the much greater liquidity of Pareteum’s shares.

10        See paragraph 21 of Appendix II.

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4)	Platform: With an expanded product portfolio and customer base, a scaled and right-sized cost structure, and an enhanced financial profile with greater access to capital markets, the Pareteum Directors and the Artilium Recommending Directors believe that the Combined Group will provide a strong platform for acquisitions. The Pareteum Directors and the Artilium Recommending Directors believe that the Combined Group will be the buyer of choice for many sellers. The Pareteum Directors and the Artilium Recommending Directors believe that there is a strong pipeline of potential add-on M&A available to the combined company that will be value-enhancing for shareholders.

Furthermore, the Pareteum Directors and the Artilium Recommending Directors believe that the Acquisition offers the opportunity for their respective shareholders to benefit from the significant long term value creation that is expected to be unlocked by the combination, as well as offering Artilium Shareholders a partial liquidity event.

5.	Background to and reasons for the Artilium Recommending Directors' recommendation

As further described in Artilium’s recent interim financial statements, the Artilium Recommending Directors believe that Artilium is strongly placed for the future. Momentum has been established across key financial and operating priorities, an exciting range of product and service offerings has been established, and continues to be developed, across geographies and market sectors, with a diverse portfolio of customers. The success of the acquisition of IDM, in particular, shows the great potential for Artilium to continue to grow by acquisition as well as organically.

Notwithstanding this confidence in Artilium’s prospects, the Artilium Recommending Directors recognise that the Acquisition presents a highly compelling proposition for Artilium, its shareholders and wider stakeholders on financial and operating levels.

From a financial perspective, the Artilium Recommending Directors agree that the premia implied by the Acquisition to the price of an Artilium Share over a range of timeframes, as set out above, are compelling. Furthermore, that an Artilium Shareholder stands to receive a mix of shares and cash is attractive: the Combined Group is well placed to generate significant long term value whilst Artilium Shareholders can benefit from a greater liquidity to trading Pareteum’s shares than is currently available for Artilium’s shares. The Artilium Recommending Directors welcome the cash portion of the consideration as a partial liquidity event.

The Artilium Recommending Directors also acknowledge a strong commercial logic to the combination of these two businesses, evidenced by the manner in which Artilium, its employees and its customers have benefitted considerably from working in alliance with Pareteum since October 2017.

The Combined Group has the clear potential to present to the market a broader and more complete product offering, will benefit from greater scale and access to capital on superior terms than at present, which together would create a strong platform for growth. Whilst noting with regret that achieving the benefits of the Combined Group will entail headcount reductions on both sides and that there is potential for places of business to be combined, the Artilium Recommending Directors welcome that Pareteum has confirmed that all existing employment rights and pensions of Artilium’s employees will be respected.

Following consideration of the above factors, the Artilium Recommending Directors believe that the terms of the Acquisition are in the best interests of Artilium Shareholders as a whole and unanimously intend to recommend that Artilium Shareholders vote in favour of the Acquisition.

6.	Conditions

The Acquisition is conditional, amongst other things, upon:

(a)	the approval of the Pareteum Stockholder Resolution by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting by no later than the Long Stop Date;

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(b)	the approval of the Scheme by a majority in number representing not less than 75 per cent. in value of the Artilium Independent Shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment, postponement or reconvention of such meeting) on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, as may be agreed between Pareteum and Artilium and the Court may allow);

(c)	the passing of the Resolutions (other than the Resolution to approve the Management Arrangement) by the requisite majority at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(d)	the passing of the Resolution to approve the Management Arrangement by the requisite majority of the Artilium Independent Shareholders at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(e)	the approval of the listing of the New Pareteum Shares by the NYSE American by no later than the Long Stop Date; and

(f)	the sanction of the Scheme on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document in due course (or such later date, if any, as may be agreed between Pareteum and Artilium and the Court may allow) and the delivery of an office copy of the Court Order to the Registrar of Companies.

The attention of Artilium Shareholders is drawn to the fact that the Acquisition is also conditional on other Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document.

It is expected that the Scheme Document, along with the notice of the Court Meeting and the General Meeting and the Forms of Proxy will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement).

It is expected that the definitive Proxy Statement, containing details of the Acquisition and notice of the Pareteum Stockholder Meeting, will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders, with the Pareteum Stockholder Meeting being held at or around the same time as the Artilium Meetings.

7.	Irrevocable undertakings for Artilium

Pareteum has received irrevocable undertakings to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of Takeover Offer, to accept such offer) from all of the Artilium Recommending Directors who hold Artilium Shares (in a personal capacity or through a nominee) in respect of their entire beneficial holdings of Artilium Shares, amounting, in aggregate, to 71,122,994 Artilium Shares (representing, in aggregate, approximately 20.04 per cent. of the Artilium Shares in issue on the Last Practicable Date). In addition to the irrevocable undertakings from the Artilium Recommending Directors, Pareteum has received an irrevocable undertaking to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), save for the Resolution to approve the Management Arrangement on which he is not allowed to vote, from Bart Weijermars in respect of 2,423,633 Artilium Shares (representing, in aggregate, approximately 0.68 per cent. of the Artilium Shares in issue on the Last Practicable Date).

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In addition to the irrevocable undertakings from the Artilium Directors, Pareteum has received irrevocable undertakings from various other shareholders (as detailed in Appendix III) to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), in respect of 141,887,365 Artilium Shares (representing, in aggregate, approximately 39.98 per cent. of the Artilium Shares in issue on the Last Practicable Date).

Therefore, as at the date of this Announcement, Pareteum has received irrevocable undertakings to vote or procure votes in favour of:

•	the Scheme at the Court Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date);

•	the Resolution to approve the Management Arrangement to be proposed at the General Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date); and

•	the other Resolutions to be proposed at the General Meeting in respect of a total of 215,433,992 Artilium Shares (representing approximately 60.70 per cent. of the Artilium Shares in issue on the Last Practicable Date).

Full details of the irrevocable undertakings received by Pareteum and Artilium are set out in Appendix III to this Announcement.

8.	Information on Pareteum

Pareteum is a leading global provider of mobile communications technology platforms and high-value services that increase revenues and reduce costs for its customers globally with a Software-as-a-Service (SaaS) business model and a diverse customer base that ranges from small tech companies to some of the largest mobile networks in the world. Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. Pareteum’s platform services partners (technologies integrated into Pareteum’s cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, and other world class technology providers. All of the relevant customer acquired value is derived from Pareteum’s award winning software, developed and enhanced over many years. By harnessing the value of communications, Pareteum serves enterprise, retail and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain and the Netherlands. Pareteum is listed on the NYSE American (NYSE American: TEUM).

The Pareteum Profit Forecast is set out in full in Appendix IV, together with the assumptions, basis of preparation and the Pareteum Directors' confirmation relating thereto.

9.	Information on Artilium

Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

In broad terms, Artilium provides services to both telecom infrastructure customers (across Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Mobile Virtual Network Enablers (MVNEs), Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

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Artilium and Pareteum have since October 2017 benefitted from a strategic alliance entered into with the intention of jointly pursuing new and developed markets, accelerating growth and increasing market penetration for both Artilium and Pareteum.

Artilium’s core product offering is the ARTA® platform, a mobile enablement platform which allows network operators to open networks to third party developers and launch new services in a flexible manner. Artilium can provide its customers with a bespoke version of its ARTA Service Delivery Platform, suitably tailored for the needs of the user, or as a product suite from the cloud as a PaaS (Platform as a Service).

The ARTA platform can support multiple configurations depending upon the requirements of the operator and/or managed services provider. For example:

•	network operators can provide third-party developers with access to their network, allowing that third party to benefit from the rapid applications and services delivery models of the web in delivering a new wave of mobile services;

•	cable companies innovating with “triple-play” offerings (being the classic offering of TV/broadband Internet/home phone bundles) and “quad-play” offerings (adding mobile to the “triple-play”) can deliver, monetize and manage new revenue-generating services such as pay-per-download, toll-free and premium number services, segmented mobile offerings and online self-care;

•	companies which are delivering connected devices, smart home solutions and other connected applications are supported by the specific functionality designed for the IoT (Internet of Things) segment.

Artilium Group's other significant trading businesses include:

•	Interactive Digital Media GmbH ("IDM"), an international cloud communications provider headquartered in Lubeck, Germany which was acquired by Artilium in January 2018. IDM is focussed on providing enterprise messaging and communication, cost-efficient SMS wholesale and application-to-person SMS hubbing directly to internet OTT (Over The Top) clients. Its customers include MNOs as well as large corporates. IDM is an Associate Member of the GSMA and a certified Open Connectivity Solution Provider;

•	United Telecom NV, a provider and reseller of telecommunications services in Belgium and the Netherlands, headquartered in Rotselaar, Belgium. Its telecom operating services include the development and sale of carrier grade services for telecom service providers, including fixed, mobile, and VoIP (Voice over IP). United Telecom NV uses ARTA technology to provide managed services to MVNOs and enterprises, and has several of its own brands with which it offers its services directly to its customers;

•	Artilium BV (operating under the trade names Comsys and Livecom), which operates from Soesterberg, the Netherlands, and provides interactive telephony services, multi channel call centre solutions and value-added communication services such as voicemail, call routing, smart roaming as well as voice services to large telecommunication as well as enterprise customers.

Artilium is a Microsoft Gold Certified Partner and enjoys a close working relationship with the company.

10.	Artilium Management Options

Appropriate proposals in accordance with Rule 15 of the Code will be made to holders of options over shares in Artilium (including the Artilium Management Options).

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11.	Financing

Pareteum will finance the cash consideration payable to Artilium Shareholders pursuant to the Acquisition from existing cash resources.

Jefferies, as financial adviser to Pareteum, is satisfied that sufficient cash resources are available to Pareteum to enable it to satisfy in full the cash consideration payable to Artilium Shareholders in connection with the Acquisition.

12.	Management, employees and locations of the Artilium Group

As summarised at paragraph 4 (Background to and reasons for the Acquisition) above, the Pareteum Directors and the Artilium Recommending Directors recognise that the businesses are a natural fit, there is considerable industrial logic for bringing the two companies together, and the Acquisition offers the opportunity for their respective shareholders to benefit from the significant long term value creation that is expected to be unlocked by the combination. Pareteum's intention is for the Artilium business to become a European division of the Combined Group.

Employees and employment rights

Pareteum attaches great importance to the skills, expertise and experience of the existing management and employees of Artilium and Pareteum, and believes that they will be a key factor in maximising the opportunities and benefits the Acquisition will create for the Combined Group.

Pareteum recognises, however, that in order to achieve the expected benefits of the Acquisition, some operational and administrative restructuring will be required across both Pareteum and Artilium following completion of the Acquisition. Preliminary integration work carried out to date has confirmed that there is overlap between the two businesses and the potential to generate cost savings for the Combined Group through corporate, operational and administrative efficiencies.

Accordingly, Pareteum anticipates a reduction in the headcount across the Combined Group of approximately twenty per cent. (20%). These headcount reductions will predominantly come from operations functions and, to a lesser extent, client services, development and administrative functions, where headcount reductions will be mainly driven by the optimisation of duplicative functions and office locations. Pareteum expects that the majority of the headcount reductions will fall on the Artilium side of the combination.

The finalisation and implementation of any workforce reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies. Pareteum would implement any job reductions in accordance with all relevant legal obligations. Pareteum intends to approach the employee and management integration process with the aim of retaining and motivating the best talent across the Combined Group, to ensure that its ability to develop its innovative services and support its customers is maintained.

Pareteum plans to fully observe, following completion of the Acquisition, contractual and statutory employment rights, including in relation to pensions, of all Artilium employees. Pareteum does not intend to make any material changes to the conditions of employment of the employees (or balance of skills and functions) of Artilium or its subsidiaries, other than to ensure the conditions of employment are competitive, efficiently deliver value for the Combined Group and are broadly consistent with comparable conditions of employment enjoyed by Pareteum employees where these are superior to those currently offered by Artilium to its employees.

Proposals regarding incentivisation arrangements for management and employees of Artilium (other than in respect of Bart Weijermars, whose Management Arrangement is summarised at paragraph 16 below) will be considered as part of the integration review, following completion of the Acquisition, noting that Pareteum focuses on maintaining a culture of success with the objective of retaining and motivating the best talent.

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On completion of the Acquisition, it is intended that the Artilium Recommending Directors will resign.

Headquarters and locations

On completion of the Acquisition, Pareteum’s headquarters will continue to be in New York, United States of America. The Combined Group will locate its European headquarters in Bruges, Belgium, at Artilium’s existing headquarters.

Pareteum intends to leverage the Combined Group’s global presence to consolidate offices where feasible in order to reduce property expenses, and to enable colleagues to work more closely together. In particular, Pareteum has identified an opportunity to consolidate the Combined Group’s offices and office locations in the Netherlands where there is significant overlap. Similarly, Pareteum intends to explore savings that may be achieved from consolidation of data centre arrangements.

Other than as described above, Pareteum has no intention of redeploying Artilium's existing material fixed assets or of effecting a material change to the strategic plans or operations of the business.

Other items

Pareteum does not expect the Acquisition to have a material impact on the research and development activities of either Artilium or Pareteum.

Pareteum's intention is to seek the cancellation of the trading of Artilium Shares on AIM on or shortly after the Effective Date, which would result in cost savings from not having to maintain a listing (of Artilium) and related supporting back office functions. Pareteum intends prior to completion of the Acquisition to establish a CREST depositary interest dealing facility for the benefit of Artilium Shareholders so as to facilitate the trading of Pareteum Shares from outside the USA.

Pareteum expects to generate savings from economies of scale and operational efficiencies including from IT optimisation, supplier optimisation and other operational and infrastructure improvements due to economies of scale across the two companies.

No statements in this paragraph 12 constitute "post-offer undertakings" for the purposes of Rule 19.5 of the Code.

13.	Dividends

If any dividend or other distribution in respect of the Artilium Shares is declared, paid or made on or after the date of this Announcement, Pareteum reserves the right to reduce the consideration payable for each Artilium Share under the terms of the Acquisition by the amount per Artilium Share of such dividend or distribution. The cash element of the consideration payable for each Artilium Share under the terms of the Acquisition will be reduced first.

Pareteum does not intend to declare any dividends prior to the Effective Date and in the Co-operation Agreement has (subject to certain exceptions) agreed not to.

Pareteum does not intend that the Combined Group will declare any dividends in the near term.

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14.	Offer-related arrangements

Confidentiality Agreement

Pareteum and Artilium entered into a confidentiality agreement dated 31 January 2018 (the "Confidentiality Agreement") pursuant to which each party has undertaken to keep confidential information relating to the other and not to disclose it to third parties (other than to permitted disclosees) unless required by law or regulation. It may be terminated by either party upon 30 days prior written notice, with all confidentiality obligations remaining in force for a period of 3 years from the date of such termination.

Co-operation Agreement

Pareteum and Artilium have entered into the Co-operation Agreement, pursuant to which Pareteum and Artilium have agreed to certain undertakings to co-operate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to the regulatory clearances and authorisations that are required in connection with the Acquisition. Pareteum and Artilium have also agreed to provide each other with reasonable information, assistance and access for the preparation of certain parts of Pareteum's Proxy Statement.

Pareteum has agreed to certain limited restrictions on its conduct of business in respect of material matters pending the Acquisition becoming Effective. Artilium is expressly permitted to issue to finnCap on the day of the Court Hearing (but conditional on the grant of the order of the Court sanctioning the Scheme) 767,297 Artilium Shares (in part payment of finnCap's fee).

The Co-operation Agreement records Pareteum's and Artilium's intention to implement the Acquisition by way of the Scheme, subject to the ability of Pareteum to proceed by way of a takeover offer which is subject to obtaining the consent of the Takeover Panel, if required.

The Co-operation Agreement shall be terminated with immediate effect if Pareteum and Artilium so agree in writing. In addition, the Co-operation Agreement shall be terminated if, inter alia (i) written notice is served by or on behalf of Pareteum or Artilium where a Condition becomes incapable of satisfaction or is invoked so as to cause the Acquisition not to proceed, (ii) the Scheme is withdrawn or lapses (other than where such lapse or withdrawal is a result of the exercise of a right to switch to an Offer), (iii) the Scheme does not become Effective by the Long Stop Date, (iv) the Artilium Recommending Directors withdraw, adversely modify or adversely qualify their recommendation of the Acquisition, or (v) the Pareteum Directors withdraw, adversely modify or adversely qualify their recommendation of the Pareteum Stockholder Resolution.

The Co-operation Agreement also contains provisions that will apply in respect of the Artilium Share Schemes.

Management Services Agreement

On 8 May 2018 (and as amended on 7 June 2018), Pareteum and Bart Weijermars (acting by the Management Company) entered into the Management Services Agreement, setting out the terms on which Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV following completion of the Acquisition. The Management Services Agreement is entirely conditional on Pareteum acquiring not less than 90 per cent. of the issued share capital of Artilium pursuant to the Acquisition and, thereafter, may be terminated without cause by either party on 12 months' notice.

The Management Services Agreement includes the terms of the proposed Management Arrangement to be put in place between Pareteum and Bart Weijermars to, amongst other things, incentivise Bart Weijermars, as Chief Executive Officer of Pareteum Europe BV, in connection with the future performance of the Pareteum Group following the Scheme becoming Effective. For the purposes of Rule 16.2 of the Code, finnCap has confirmed that, in its opinion, the terms of the Management Arrangement are fair and reasonable so far as the Artilium Independent Shareholders are concerned. In providing its opinion, finnCap has taken into account the commercial assessment of the Artilium Independent Directors. As the Management Arrangement includes an incentivisation arrangement for Bart Weijermars, a director of Artilium, who also holds shares in Artilium, the Management Arrangement is subject to the approval of Artilium Independent Shareholders in accordance with Rule 16 of the Code. The Management Arrangement is further summarised in paragraph 16 (Summary of the Management Arrangement) below.

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15.	Structure of the Acquisition

Scheme

The Acquisition will be effected by a Court-sanctioned scheme of arrangement between Artilium and the Scheme Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Pareteum to become the owner of the entire issued and to be issued ordinary share capital of Artilium. Under the Scheme, the Acquisition is to be achieved by the:

(a)	transfer of the Scheme Shares held by Scheme Shareholders to Pareteum in consideration for which the Scheme Shareholders will receive share and cash consideration pursuant to the Scheme; and

(b)	passing of the Resolutions at the General Meeting (including amendments to Artilium's Articles to ensure that any Artilium Shares issued between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Artilium Shares issued after the Scheme Record Time will automatically be acquired by Pareteum).

Bart Weijermars has agreed in his irrevocable undertaking to support the Acquisition and to be bound by the terms of the Scheme. Neither Bart Weijermars (in relation to the Management Arrangement) nor any person acting in concert with or connected with him, may vote on the Resolutions pursuant to Rule 16 of the Code that apply to the Management Arrangement. Rule 16 of the Code provides that, except with the consent of the Takeover Panel, an offeror or persons acting in concert with it may not make any arrangements with shareholders and may not deal or enter into arrangements to deal in shares of the offeree company, or enter into arrangements which involve acceptance of an offer, either during an offer or when one is reasonably in contemplation, if there are favourable conditions attached which are not being extended to all shareholders. An arrangement made with a person who, while not a shareholder, is interested in shares carrying voting rights in the offeree company will also be prohibited by Rule 16 of the Code if favourable conditions are attached which are not being extended to the shareholders.

The Management Arrangement outlined in paragraph 16 (Summary of the Management Arrangement) below constitutes an arrangement with a shareholder of Artilium made when the Acquisition was reasonably in contemplation and to which favourable conditions are attached which are not being extended to all Artilium Shareholders.

The Takeover Panel has confirmed to finnCap that it consents to the Management Arrangement provided that the Management Arrangement is approved by the Artilium Independent Shareholders (being the Artilium Shareholders other than Bart Weijermars and any person connected with him) at the General Meeting. The vote must be taken on a poll.

The Artilium Independent Shareholders should note that completion of the Acquisition will be conditional, inter alia, upon passing of the Resolution at the General Meeting approving the Management Arrangement, unless such condition is waived by Pareteum with the consent of the Takeover Panel.

Approval by Court Meeting and General Meeting

To become Effective, the Scheme requires, amongst other things:

(a)	the approval of a majority in number of the Artilium Independent Shareholders who vote, representing not less than 75 per cent. in value of the Scheme Shares voted, either in person or by proxy, at the Court Meeting; and

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(b)	the approval by the requisite majority of the Resolutions at the General Meeting (to be held directly after the Court Meeting) necessary in order to implement the Scheme.

Application to Court to sanction the Scheme

Once the resolutions have been passed at the Court Meeting and the General Meeting and the other Conditions have been satisfied or (where applicable) waived, the Scheme must be sanctioned by the Court at the Court Hearing.

The Scheme will become Effective in accordance with its terms on delivery of an office copy of the Court Order to the Registrar of Companies. Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or General Meeting, or whether they voted in favour of or against the Scheme.

Pareteum Stockholder approval

The total number of New Pareteum Shares which Pareteum intends to issue in consideration for the Acquisition will be at least 20 per cent. of Pareteum's issued share capital prior to completion of the Acquisition. Accordingly, Pareteum will be required, under the rules of the NYSE American, to obtain the approval of the Pareteum Stockholder Resolution by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting. The Pareteum Directors intend unanimously to recommend that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution.

Pareteum will send Pareteum Stockholders the Proxy Statement, which will include a notice convening the Pareteum Stockholder Meeting. The Acquisition is conditional on, amongst other things, the Pareteum Stockholder Resolution being approved by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting. Artilium intends to vote its entire holding of 3,200,332 common shares in Pareteum in favour of the Pareteum Stockholder Resolution.

It is expected that the definitive Proxy Statement will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders and that the Pareteum Stockholder Meeting will be held at or around the same time as the Artilium Meetings.

Fractions of New Pareteum Shares will not be issued to Artilium Shareholders. Instead, Artilium Shareholders who otherwise would have received a fraction of a New Pareteum Share will receive an additional amount in cash, rounded down to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of Pareteum Shares on the NYSE American on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date.

Details of how UK shareholders can hold, access and trade the New Pareteum Shares will be set out in the Scheme Document.

Full details of the Scheme to be set out in the Scheme Document

The Scheme Document will include full details of the Scheme, including the expected timetable and the action to be taken by Artilium Shareholders. The Scheme will be governed by the laws of England and Wales and will be subject to the applicable requirements of the Code, the Takeover Panel, the AIM Rules, the London Stock Exchange, the NYSE American, the SEC and the FCA.

It is expected that the Scheme Document, along with the notice of the Court Meeting and the General Meeting and the Forms of Proxy, will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement). Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Scheme Document will also be made available on Pareteum's website at www.pareteum.com/investors.

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It is expected that the definitive Proxy Statement, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution, will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders, with the Pareteum Stockholder Meeting being held at or around the same time as the Artilium Meetings. Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Proxy Statement will also be made available on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors.

At this stage, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix I, Pareteum and Artilium currently expect the Acquisition to become Effective in September 2018.

If the Scheme does not become Effective on or before the Long Stop Date (or such later date as Pareteum and Artilium may, with the consent of the Takeover Panel and, if required, the Court, agree) it will lapse and the Acquisition will not proceed (unless the Takeover Panel otherwise consents).

Right to switch to a Takeover Offer

Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix I to this Announcement.

If, in the future, Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, the New Pareteum Shares may be registered under the US Securities Act if no exemption from registration is available. If the Acquisition is implemented by way of a Takeover Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including any applicable exemptions provided under Rules 14d-1(c) and 14d-1(d) thereunder.

16.	Summary of the Management Arrangement

Pareteum believes that the ongoing participation of Bart Weijermars in the Artilium Group and, in turn, the Pareteum Group, is an important element of the Acquisition. Accordingly, Pareteum intends to put in place an incentivisation arrangement for Bart Weijermars with effect from and/or following completion of the Acquisition in accordance with the terms of the Management Services Agreement.

As a result of his interest in Artilium Shares, Bart Weijermars is not considered to be independent for the purposes of the Code and he (and his connected persons) will not be entitled to vote on the resolution in respect of the approval of the Management Arrangement at the General Meeting. Bart Weijermars has irrevocably undertaken to be bound by the Scheme in respect of his entire shareholding of Artilium Shares.

The key terms of the Management Arrangement are as follows:

(a)	a gross base rate of pay of €240,000 per annum;

(b)	a discretionary bonus of 50 per cent. of the base rate of pay per annum (€120,000), of which:

(i)	50 per cent. (€60,000) is related to the performance of the Pareteum Group; and

(ii)	50 per cent. (€60,000) is related to the performance of the Artilium Group,

with such ratios subject to review after the initial 12 months following the completion of the Acquisition;

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(c)	Initial Stock Options to be awarded under the Pareteum Stock Option Plan, subject to:

(i)	Pareteum Stockholder approval of the Pareteum Stock Option Plan, from time to time;

(ii)	the approval of the board of directors of Pareteum; and

(iii)	the general terms and conditions of the Pareteum Stock Option Plan; and

(d)	the issue of 537,271 Pareteum Shares on the Effective Date, or as soon as practicable thereafter.

In accordance with the Pareteum Stock Option Plan, the amount of the Initial Stock Options will be based on the aggregate amount of base pay and the maximum possible discretionary bonus (as set out in paragraphs (a) and (b) above), converted into USD, and divided by a USD share price which is 10 per cent. above the volume weighted average price of the Pareteum Shares for the 30 trading days prior to the completion of the Acquisition. The exercise price of the Initial Stock Options will be determined in accordance with fair market value under the Pareteum Stock Option Plan. The Initial Stock Options will have a three year vesting period, with 25 per cent. of the options vesting on the first anniversary of the grant date and then each subsequent month 1/24th of the remaining 75% of the options vesting, in each case subject to the terms and conditions of the Pareteum Stock Option Plan.

Any future equity awards granted to Bart Weijermars will be discretionary, based on the performance of the Pareteum Group and subject to the approvals set out in paragraph (c) above.

For the purposes of Rule 16.2 of the Code, finnCap has confirmed that, in its opinion, the terms of the Management Arrangement are fair and reasonable so far as Artilium Independent Shareholders are concerned. In providing its opinion, finnCap has taken into account the commercial assessment of the Artilium Recommending Directors. The Acquisition is conditional, amongst other things, upon the passing of the Resolution to approve the Management Arrangement by the requisite majority of the Artilium Independent Shareholders at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow).

17.	De-listing and re-registration

Prior to the Scheme becoming Effective, an application will be made to the London Stock Exchange for admission of the Artilium Shares to trading on AIM to be cancelled on or shortly after the Effective Date. The last day of dealings in, and for registration of transfers of, Artilium Shares is expected to be at the close of business on the Business Day immediately prior to the Court Hearing and no transfers will be registered after 6.00 p.m. on that date. No dealings in Artilium Shares will be registered after this date.

On the Effective Date, Artilium will become a wholly-owned subsidiary of Pareteum and share certificates in respect of the Artilium Shares will cease to be valid and should be destroyed. In addition, entitlements to Artilium Shares held within the CREST system will be cancelled on the Effective Date.

It is also intended that shortly after the Effective Date, Artilium will be re-registered as a private limited company under the relevant provisions of the Companies Act.

18.	Cancellation of Pareteum Shares currently held by Artilium

Artilium currently holds 3,200,332 common shares in Pareteum, representing 5.85 per cent. of Pareteum's issued and outstanding share capital, which will be cancelled on completion of the Acquisition.

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19.	Listing and dealing of New Pareteum Shares

Application will be made to the NYSE American for the New Pareteum Shares to be listed on the NYSE American. It is expected that listing of the New Pareteum Shares will become effective and that dealings for normal settlement will commence at 9.30 a.m. (New York time) on the first Business Day after the Effective Date.

The Pareteum Shares are already listed on the NYSE American and enabled for electronic settlement through the Depository Trust Company (“DTC”). It is expected that the New Pareteum Shares, when issued and fully paid, will be capable of being held and transferred electronically through DTC. The New Pareteum Shares will trade under ISIN US69946T2078.

Pareteum intends prior to completion of the Acquisition to establish a CREST depositary interest dealing facility for the benefit of Artilium Shareholders so as to facilitate the trading of Pareteum Shares from outside the USA. Details of how UK shareholders can hold, access and trade the New Pareteum Shares will be set out in the Scheme Document.

20.	Disclosure of interests in Artilium

On or as soon as possible following the date of this Announcement, Pareteum will make an Opening Position Disclosure setting out the details that it is required to disclose under Rule 8 of the Code in respect of the 27,695,177 Artilium Shares that it currently holds.

As at the close of business on the Last Practicable Date, save for: (i) the disclosures in the Opening Position Disclosure made by Pareteum as soon as possible following the date of this Announcement and (ii) the irrevocable undertakings referred to in paragraphs 3 (Recommendations) and 7 (Irrevocable undertakings for Artilium) above, none of Pareteum or any director of Pareteum or, so far as Pareteum is aware, any person acting, or deemed to be acting, in concert with Pareteum:

(a)	had an interest in, or right to subscribe for, relevant securities of Artilium;

(b)	had any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of Artilium;

(c)	had procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Artilium; or

(d)       had borrowed or lent any Artilium Shares.

Furthermore, save for the irrevocable undertakings described in paragraph 7 (Irrevocable undertakings for Artilium) above, no arrangement exists between Pareteum or Artilium or a person acting in concert with Pareteum or Artilium in relation to Artilium Shares. For these purposes, an "arrangement" includes any indemnity or option arrangement, any agreement or any understanding, formal or informal, of whatever nature, relating to Artilium Shares which may be an inducement to deal or refrain from dealing in such securities.

Artilium confirms that on or as soon as possible following the date of this Announcement, Artilium will make an Opening Position Disclosure setting out the details that it is required to disclose under Rule 8 of the Code in respect of the 3,200,332 common shares that it currently holds in Pareteum.

21.	Overseas shareholders

The availability of the Acquisition and the distribution of this Announcement to Artilium Shareholders who are not resident in the UK may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Artilium Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

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This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. Artilium Shareholders are advised to read the Scheme Document and related Forms of Proxy carefully once these have been despatched.

22.	Taxation

To the extent that Artilium Shareholders exchange their Artilium Shares for New Pareteum Shares, that exchange is generally not expected to be treated as involving a disposal for the purposes of UK tax on chargeable gains. Instead, for those purposes, the relevant New Pareteum Shares will be treated as being the same asset as, and as having been acquired at the same time and for the same price as the Artilium Shares that are exchanged for New Pareteum Shares. It is not currently expected that any clearance in respect of that treatment will be sought pursuant to section 138 of the Taxation of Chargeable Gains Act 1992. However, to the extent that Artilium Shareholders dispose of their Artilium Shares in consideration for cash, that will generally be regarded as a disposal of those shares for the purposes of UK tax on chargeable gains. Such disposal may give rise to either a chargeable gain or an allowable loss, depending on the circumstances of the relevant Artilium Shareholders.

Neither Artilium nor Pareteum will provide Artilium Shareholders with tax advice. Artilium Shareholders who are in any doubt as to their personal tax position should consult an appropriately qualified financial adviser. It is expected that, for US federal income tax purposes, the Acquisition generally will be taxable to US shareholders of Artilium. The tax consequences of the Acquisition may vary based on an individual shareholder's circumstances, and a more complete description of the anticipated tax consequences of the Acquisition will be made available in the Scheme Document and the Proxy Statement.

23.	General

The Acquisition will be subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document and Forms of Proxy. It is expected that the Scheme Document, along with the notice of the Court Meeting and the General Meeting and the Forms of Proxy will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement).

In deciding whether or not to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, Artilium Independent Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document.

Jefferies and finnCap have each given and not withdrawn their consent to the inclusion in this Announcement of the references to their names in the form and context in which they appear.

Appendix II contains details of sources of information and bases of calculations contained in this Announcement. Appendix III contains certain details relating to the irrevocable undertakings referred to in this Announcement. Appendix IV contains the Pareteum Profit Forecast, and the assumptions, basis of preparation and the Pareteum Directors' confirmation relating thereto. Appendix V contains definitions of certain terms used in this Announcement.

24.	Documents on display

Copies of this Announcement and the following documents will, by no later than 12 noon on the Business Day following the date of this Announcement, be made available on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors until the end of the Offer Period:

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•	the irrevocable undertakings referred to in paragraph 7 (Irrevocable undertakings for Artilium) and described in Appendix III to this Announcement;

•	the Confidentiality Agreement referred to in paragraph 14 (Offer-related arrangements);

•	the Co-operation Agreement referred to in paragraph 14 (Offer-related arrangements); and

•	the Management Services Agreement referred to in paragraph 14 (Offer-related arrangements).

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Enquiries:

Pareteum
Denis McCarthy, SVP Corporate Development Alex Korff, Company Secretary Ted O’Donnell, Chief Financial Officer	Tel: +1 (212) 984 1096

Jefferies (Financial adviser to Pareteum)

(UK) Simon Brown (US) Timothy Roepke Jeffrey Snyder	Tel: +44 (0)20 7029 8000 Tel: +1 (212) 284 2300

Artilium

Jan-Paul Menke, Non-Executive Chairman Bart Weijermars, Chief Executive Officer Rupert Hutton, Chief Finance Officer	Tel: +32 (0) 5023 0300

finnCap Ltd (Financial adviser to Artilium under Rule 3 of the Code, Nominated Adviser and broker to Artilium)

Jonny Franklin-Adams Henrik Persson Anthony Adams	Tel: +44 (0)20 7220 0500

Buchanan (Public relations adviser to Artilium)

Chris Lane Jamie Hooper	Tel: +44 (0)20 7466 5000

Important notices

Jefferies International Limited (“Jefferies”), which is authorised and regulated by the Financial Conduct Authority (the "FCA") in the United Kingdom, is acting exclusively for Pareteum as financial adviser and no one else in connection with the Acquisition and other matters set out in this Announcement and will not be responsible to anyone other than Pareteum for providing the protections afforded to clients of Jefferies, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

finnCap, which is authorised by and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser under Rule 3 of the Code, nominated adviser and broker to Artilium and no one else in connection with the Acquisition and other matters referred to in this Announcement and will not be responsible to anyone other than Artilium for providing the protections afforded to clients of finnCap, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither finnCap nor any of its subsidiaries or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of finnCap in connection with this Announcement, any statement contained herein or otherwise.

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Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document and the accompanying Forms of Proxy, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any approval, decision or other response to the Acquisition should be made only on the basis of the information in the Scheme Document. Artilium Shareholders are strongly advised to read the formal documentation in relation to the Acquisition once it has been despatched.

This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and service of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

Pareteum will prepare the Proxy Statement to be distributed to Pareteum Stockholders, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution. Pareteum urges Artilium Shareholders to read the Scheme Document carefully when it becomes available because it will contain important information in relation to the Acquisition and the New Pareteum Shares. Pareteum also urges Pareteum Stockholders to read the Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the Artilium Meetings or the Pareteum Stockholder Meeting to approve the Acquisition, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of Pareteum Stockholders, the Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Overseas shareholders

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK to vote their Artilium Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales. Unless otherwise determined by Pareteum or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

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Copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Acquisition may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New Pareteum Shares pursuant to the Acquisition to Artilium Shareholders who are not resident in the UK or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK should inform themselves of, and observe, any applicable legal or regulatory requirements.

Additional information for US investors

In connection with the Acquisition, Pareteum intends to file with the SEC a Proxy Statement of Pareteum. Pareteum may also file additional documents with the SEC in relation to the Acquisition.

The Acquisition relates to the shares of a UK company and is being made by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Acquisition will be subject to disclosure requirements and practices applicable in the UK and to schemes of arrangement under the laws of England and Wales, which are different from the disclosure and other requirements of a US tender offer and US securities laws.

It may be difficult for US holders of Artilium Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Acquisition, since Artilium is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US, and most of the assets of Artilium are located outside of the US. US holders of Artilium Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction or judgment.

The Acquisition may, in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under the laws of England and Wales. If Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, such Takeover Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom. In accordance with normal UK practice, Pareteum or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Artilium Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

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This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of Artilium by Pareteum, including the issuance of the New Pareteum Shares in respect of the Acquisition. In connection with the foregoing proposed issuance of New Pareteum Shares, Pareteum expects to file a Proxy Statement on Schedule 14A with the SEC. To the extent Pareteum effects the acquisition of Artilium as a scheme of arrangement under the laws of England and Wales, the New Pareteum Shares to be issued in the acquisition will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. Artilium will advise the Court that its sanction of the scheme of arrangement will be relied upon by Artilium and Pareteum as an approval of the scheme of arrangement following a hearing on its fairness to Artilium shareholders at which hearing all such shareholders are entitled to attend in person or through counsel to support or oppose the sanctioning of the scheme of arrangement and with respect to which notification has been given to all Artilium shareholders. In the event that Pareteum determines to effect the Acquisition pursuant to a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New Pareteum Shares that would be issued in the Acquisition. INVESTORS AND SECURITY HOLDERS OF PARETEUM ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT PARETEUM WILL FILE WITH THE SEC WHEN SUCH MATERIALS BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARETEUM, THE PROPOSED ISSUANCE OF THE NEW PARETEUM SHARES AND THE ACQUISITION. The preliminary Proxy Statement, the definitive Proxy Statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New Pareteum Shares and the Acquisition (when they become available), and, if required, the registration statement/prospectus and other documents filed by Pareteum with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Pareteum's website, www.pareteum.com, or by contacting Pareteum's Investor Relations department in writing at 1185 Avenue of the Americas, 37th floor, New York, NY 10036, United States of America, or by e-mail at InvestorRelations@pareteum.com. Pareteum believes that Pareteum, Artilium, their respective directors and certain Pareteum executive officers may be deemed to be participants in the solicitation of proxies from Pareteum Stockholders with respect to the Acquisition, including the proposed issuance of New Pareteum Shares. Information about Pareteum's directors and executive officers and their ownership of Pareteum Shares is set out in Pareteum's Annual Report on Form 10-K for the fiscal year ended 31 December 2017, which was filed with the SEC on 30 March 2018 and Pareteum's proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on 27 July 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the Proxy Statement and other materials to be filed with the SEC in connection with the Acquisition and issuance of New Pareteum Shares.

Notes regarding the New Pareteum Shares

The New Pareteum Shares to be issued pursuant to the Acquisition have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New Pareteum Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New Pareteum Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Forward-looking statements

This Announcement includes forward-looking statements within the meaning of Section 27A of the US Securities Act and Section 21E of the US Exchange Act. These forward-looking statements are based on current expectations and projections about future events. Pareteum’s actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would,” “could,” “continue,” “likely” or the negative or plural of such words and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The statements that contain these or similar words should be read carefully because these statements discuss Pareteum’s future expectations, contain projections of Pareteum’s future results of operations or of Pareteum’s financial position, business strategy, short-term and long-term business operations and objectives, financial needs and other “forward-looking” information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation: the risk that the Acquisition is not completed on a timely basis or at all; the ability to integrate Artilium into Pareteum’s business successfully and the amount of time and expense spent and incurred in connection with the integration; the possibility that competing offers will be made; the risk that the economic benefits and other synergies that Pareteum management anticipates as a result of the Acquisition are not fully realized or take longer to realize than expected; the risk that certain risks and liabilities associated with the Acquisition have not been discovered; the risk that the approval of Artilium shareholders of the Acquisition or the approval of Pareteum stockholders of the Pareteum Stockholder Resolution may not be obtained or that other Conditions of the Acquisition will not be satisfied; changes in global or local political, economic, business, competitive, market and regulatory forces; changes in exchange and interest rates; changes in tax and other laws or regulations; future business combinations or disposals; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers or suppliers) occurring prior to completion of the Acquisition or if the Acquisition is not completed at all; changes in the market price of shares of Pareteum or Artilium; and changes in the economic and financial conditions of the businesses of Pareteum or Artilium.

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The foregoing does not represent an exhaustive list of risks. Additional factors are described in Pareteum’s public filings with the SEC and Artilium’s public filings, and other factors will be described in the Proxy Statement. Moreover, Pareteum operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Pareteum’s management to predict all risks, nor can Pareteum assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Pareteum may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Announcement may not occur and actual results could differ materially and adversely from those anticipated or implied in the information in this Announcement.

Any forward-looking statements in this Announcement are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. Accordingly, you should not place undue reliance on any such forward-looking statements. All forward-looking statements included in this Announcement are based on information available to Pareteum management on the date of such information. Except to the extent required by applicable laws or rules, Pareteum undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Pareteum or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained throughout this Announcement.

No profit forecasts or estimates

The Pareteum Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Pareteum Profit Forecast, the assumptions and basis of preparation on which the Pareteum Profit Forecast is based and the Pareteum Directors' confirmation, as required by Rule 28.1 of the Code, are set out in Appendix IV.

Other than in respect of the Pareteum Profit Forecast, no statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share for Artilium or Pareteum for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for Artilium or Pareteum.

Right to switch to a Takeover Offer

Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix I to this Announcement.

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Rule 2.9 disclosures

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 354,891,582 Artilium Shares in issue and admitted to trading on AIM. There are no Artilium Shares held in treasury. The ISIN Number for the Artilium Shares is GB00B1L7NQ30.

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 54,664,827 Pareteum Shares issued and outstanding and listed for trading on the NYSE American. There are no Pareteum Shares held in treasury. The ISIN Number for the Pareteum Shares is US69946T2078.

Publication on website and availability of hard copies

In accordance with Rule 26.1 of the Code, a copy of this Announcement will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions), free of charge, on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors by no later than 12:00 noon on the Business Day following this Announcement. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.

In accordance with Rule 30.3 of the Code, a person so entitled may request a hard copy of this Announcement, free of charge, by contacting Jefferies on +44 (0)20 7029 8000 or finnCap on +44 (0)20 7220 0500. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. In accordance with Rule 30.3 of the Code, a person so entitled may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

Information relating to Artilium Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Artilium Shareholders, persons with information rights and other relevant persons for the receipt of communications from Artilium may be provided to Pareteum during the Offer Period as required under section 4 of Appendix 4 of the Code.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

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Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel's Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

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APPENDIX I

CONDITIONS OF THE ACQUISITION AND CERTAIN FURTHER TERMS

Part A: Conditions of the Scheme and the Acquisition

The Acquisition is conditional upon the Scheme becoming unconditional and effective by not later than 11.59 p.m. on the Long Stop Date:

1.	The Scheme shall be subject to the following conditions:

(a)	its approval by a majority in number of the Artilium Independent Shareholders who are on the register of members of Artilium at the Voting Record Time and who are present and vote, whether in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court) and who represent 75 per cent. in value of the Artilium Shares voted by those Artilium Independent Shareholders on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(b)	the passing of the Resolutions (other than the Resolution to approve the Management Arrangement) by the requisite majority at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(c)	the passing of the Resolution to approve the Management Arrangement by the requisite majority of the Artilium Independent Shareholders at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(d)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Pareteum and Artilium) on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow); and

(e)	delivery of an office copy of the Court Order to the Registrar of Companies.

2.	In addition, subject as stated in Part B below and to the requirements of the Takeover Panel, the Acquisition shall be conditional upon the following Conditions and, accordingly, the Court Order shall not be delivered to the Registrar of Companies unless such Conditions (as amended, if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Court Hearing) or, where relevant, waived in writing prior to the Scheme being sanctioned by the Court:

New Pareteum Shares

(a)	the approval of the Pareteum Stockholder Resolution by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting by no later than the Long Stop Date;

(b)	the approval of the listing of the New Pareteum Shares by the NYSE American by no later than the Long Stop Date;

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Regulatory approvals and clearances

(c)	no Third Party having decided, threatened or given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to (in any case to an extent or in a manner which is material in the context of the Acquisition, the Wider Artilium Group or the Wider Pareteum Group, as the case may be, in each case, taken as a whole):

(i)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Pareteum Group or by any member of the Wider Artilium Group of all or any part of their respective businesses, assets, property or any shares or other securities (or the equivalent) in any member of the Wider Artilium Group or any member of the Wider Pareteum Group or impose any limitation on the ability of all or any of them to conduct their respective businesses (or any part thereof) or to own, control or manage any of their respective assets or properties (or any part thereof);

(ii)	except pursuant to Chapter 3 of Part 28 of the Companies Act, in the event that Pareteum elects to implement the Acquisition by way of a Takeover Offer, require any member of the Wider Pareteum Group or the Wider Artilium Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Artilium Group, the Wider Pareteum Group or any asset owned by any Third Party (other than in connection with the implementation of the Acquisition);

(iii)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Pareteum Group, directly or indirectly, to acquire, hold or exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or other securities (or the equivalent) in Artilium or on the ability of any member of the Wider Artilium Group or any member of the Wider Pareteum Group, directly or indirectly, to hold or exercise effectively all or any rights of ownership in respect of shares or loans or any other securities (or the equivalent) in, or to exercise voting or management control over, any other member of the Wider Artilium Group or the Wider Pareteum Group;

(iv)	except as Disclosed, result in any member of the Wider Artilium Group or any member of the Wider Pareteum Group ceasing to be able to carry on business under any names under which it currently carries on business;

(v)	make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Artilium by any member of the Wider Pareteum Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly, prevent or prohibit, restrict, restrain or delay or otherwise interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment to the terms of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Artilium by any member of the Wider Pareteum Group;

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(vi)	impose any material limitation on, or result in material delay in, the ability of any member of the Wider Pareteum Group or any member of the Wider Artilium Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Pareteum Group and/or the Wider Artilium Group;

(vii)	require any member of the Wider Artilium Group or the Wider Pareteum Group to relinquish, terminate or amend in any material way any material contract to which any member of the Wider Artilium Group or the Wider Pareteum Group is a party;

(viii)	result in any member of the Wider Artilium Group or any member of the Wider Pareteum Group ceasing to be able to carry on business under any name under which it currently does so in any jurisdiction;

(ix)	require any member of the Wider Pareteum Group or any member of the Wider Artilium Group or any of their respective affiliates to: (A) invest, contribute or loan any capital or assets to; or (B) guarantee or pledge capital assets for the benefit of any member of the Wider Pareteum Group or any member of the Wider Artilium Group, which in each such case or together is material and adverse in the context of any member of the Wider Pareteum Group or any member of the Wider Artilium Group or in the context of the Acquisition;

(x)	otherwise materially adversely affect all or any of the business, assets, liabilities, profits, financial or trading position or prospects of any member of the Wider Artilium Group or any member of the Wider Pareteum Group, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Artilium Shares or other securities in, or control or management of, Artilium or Pareteum or otherwise intervene having expired, lapsed or been terminated;

Other regulatory approvals

(d)	each Governmental Entity, which regulates or licences any member of the Artilium Group, Pareteum Group or any other body corporate in which any member of the Artilium Group or Pareteum Group has an interest in shares, and whose prior approval, consent or non-objection to any change in control, or acquisition of (or increase in) control in respect of that or any other member of the Artilium Group or Pareteum Group is required, or any Governmental Entity, whose prior approval, consent or non-objection of the Acquisition is otherwise required, or from whom one or more material licences or permissions are required in order to complete the Acquisition, having given its approval, non-objection or legitimate deemed consent or consent in writing thereto and, as the case may be, having granted such licences and permissions (in each case where required and on terms reasonably satisfactory to Pareteum and Artilium), and in each case the impact of which would materially adversely affect the Wider Artilium Group or the Wider Pareteum Group, taken as a whole, if not obtained;

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Notifications, waiting periods and authorisations

(e)	all notifications, filings or applications which are necessary or considered appropriate or desirable by Pareteum and Artilium having been made in connection with the Acquisition and all necessary waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with, in each case, in respect of the Scheme and the Acquisition and all Authorisations deemed reasonably necessary or appropriate by each of Pareteum and Artilium in any jurisdiction for or in respect of the Acquisition and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the Acquisition or the proposed acquisition of any shares or other securities in, or control or management of, Artilium or any other member of the Wider Artilium Group or Wider Pareteum Group by any member of the Wider Pareteum Group having been obtained in terms and in a form reasonably satisfactory to Pareteum and Artilium from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Artilium Group or the Wider Pareteum Group has entered into contractual arrangements and all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Artilium Group or the Wider Pareteum Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes otherwise wholly unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

Artilium Shareholder resolution

(f)	except with the consent or the agreement of Pareteum, no resolution of Artilium Shareholders in relation to any acquisition or disposal of assets or shares (or the equivalent thereof) in any undertaking or undertakings (or in relation to any merger, demerger, consolidation, reconstruction, amalgamation or scheme) being passed at a meeting of Artilium Shareholders other than in relation to the Acquisition or the Scheme and, other than with the consent or the agreement of Pareteum, no member of the Wider Artilium Group having taken (or agreed or proposed to take) any action that requires, or would require, the consent of the Takeover Panel or the approval of Artilium Shareholders in accordance with, or as contemplated by, Rule 21.1 of the Code;

Certain matters arising as a result of any arrangement, agreement, etc.

(g)	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Artilium Group or the Wider Pareteum Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject, or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Pareteum Group of any shares or other securities (or the equivalent) in Artilium or because of a change in the control or management of any member of the Wider Artilium Group or the Wider Pareteum Group or otherwise, would or might reasonably be expected to result in (in each case to an extent or in a manner which is material in the context of the Wider Artilium Group, the Wider Pareteum Group, as the case may be, in each case, taken as a whole):

(i)	any monies borrowed by, or any other indebtedness or liabilities, actual or contingent, of, or any grant available to, any such member being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of such member or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

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(iii)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument or the rights, liabilities, obligations or interests of any such member in or with any other person (or any arrangement or arrangements relating to any such interests or business) being adversely modified or adversely affected or any obligation or liability arising or any adverse action being, or becoming capable of being terminated taken or arising thereunder;

(iv)	any liability of any such member to make any severance, termination, bonus or other payment to any of its directors or other officers;

(v)	the rights, liabilities, obligations, interests or business of any such member or any member of the Wider Artilium Group or the Wider Pareteum Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any such member or any member of the Wider Artilium Group or the Wider Pareteum Group in or with any other person or body or firm or company (or any arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(vi)	any such member ceasing to be able to carry on business under any name under which it presently carries on business;

(vii)	the financial or trading position or prospects of, any such member being prejudiced or adversely affected;

(viii)	the creation or acceleration of any liability (actual or contingent) by any such member other than trade creditors or other liabilities incurred in the ordinary course of business; or

(ix)	no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Artilium Group or the Wider Pareteum Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions (g)(i) to (viii) above;

Certain events occurring since 30 June 2017

(h)	except as Disclosed, and except, where relevant between Artilium and/or wholly owned subsidiaries of Artilium, no member of the Wider Artilium Group having since 30 June 2017:

(i)	issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Artilium Shares out of treasury (except for the issue or transfer out of treasury of Artilium Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Artilium Share Schemes);

(ii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise);

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(iii)	other than pursuant to the Acquisition (and except for transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iv)	except for transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(v)	issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness which in any such case is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(vi)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) except in the ordinary course of business which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which in any such case is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(vii)	save for the Management Arrangement, entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Artilium Group or the Wider Pareteum Group, otherwise than in the ordinary course of business;

(viii)	save for the Management Arrangement, proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Artilium Group or the Wider Pareteum Group, otherwise than in the ordinary course of business;

(ix)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital (except for the issue or transfer out of treasury of Artilium Shares on the exercise of employee share options or vesting of employee share awards under the Artilium Share Schemes as Disclosed);

(x)	waived, compromised or settled any claim which is material in the context of the Wider Artilium Group or the Wider Pareteum Group as a whole or in the context of the Acquisition;

(xi)	terminated or varied the terms of any agreement or arrangement between any member of the Wider Artilium Group and any other person in a manner which would or might have a material adverse effect on the financial position of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

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(xii)	save as required in connection with the Acquisition, made any material alteration to its memorandum, articles of association or other incorporation documents or any material alteration to the memorandum, articles of association or other incorporation documents of any other member of the Wider Artilium Group or the Wider Pareteum Group;

(xiii)	made or agreed or consented to any significant change to:

(A)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider Artilium Group or the Wider Pareteum Group for its directors, employees or their dependants;

(B)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(D) the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

to an extent which is in any such case material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(xiv)	except as Disclosed, been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(xv)	(other than in respect of a member of the Wider Artilium Group or the Wider Pareteum Group which is dormant and was solvent at the relevant time) taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xvi)	made, authorised, proposed or announced an intention to propose any change in its loan capital;

(xvii)	entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities, which in any such case is material in the context of the Wider Artilium Group or the Wider Pareteum Group as a whole or in the context of the Acquisition; or

(xviii)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition (h);

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No adverse change, litigation, regulatory enquiry or similar

(i)	except as Disclosed, since, in the case of the Wider Artilium Group, 30 June 2017, or, in the case of the Wider Pareteum Group, 31 December 2017, there having been:

(i)	no adverse change and no circumstance having arisen which would reasonably be expected to result in any adverse change in, the business, assets, liabilities, shareholders' equity, financial or trading position or profits, operational performance or prospects of any member of the Wider Artilium Group or the Wider Pareteum Group which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Artilium Group is or may become a party (whether as a claimant, defendant or otherwise) having been threatened, announced, implemented or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Artilium Group or the Wider Pareteum Group, in each case which would reasonably be expected to have a material adverse effect on the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iii)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Artilium Group or the Wider Pareteum Group (or any person in respect of which any such member has or may have responsibility or liability) having been threatened, announced, implemented or instituted or remaining outstanding by, against or in respect of any member of the Wider Artilium Group or the Wider Pareteum Group, in each case, which would reasonably be expected to have a material adverse effect on the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iv)	no contingent or other liability having arisen or become apparent to Pareteum or Artilium or increased other than in the ordinary course of business which is reasonably likely to affect adversely the business, assets, financial or trading position or profits of any member of the Wider Artilium Group or the Wider Pareteum Group to an extent which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition; and

(v)	no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Artilium Group or the Wider Pareteum Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which would reasonably be expected to have a material adverse effect on the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

No discovery of certain matters regarding information and liabilities, corruption and intellectual property

(j)	except as Disclosed, Pareteum or Artilium (as applicable) not having discovered that:

(i)	any financial, business or other information concerning the Wider Artilium Group or the Wider Pareteum Group announced publicly and delivered by or on behalf of Artilium or Pareteum through a RIS or other public announcement prior to the date of this Announcement or publicly disclosed to any member of the Wider Pareteum Group or the Wider Artilium Group by or on behalf of any member of the Wider Artilium Group or the Wider Pareteum Group prior to the date of this Announcement is misleading, contains a misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, in any such case which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

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(ii)	any member of the Wider Artilium Group or the Wider Pareteum Group or any partnership, company or other entity in which any member of the Wider Artilium Group or the Wider Pareteum Group has a significant economic interest and which is not a subsidiary undertaking of Artilium or Pareteum, otherwise than in the ordinary course of business, is subject to any liability, contingent or otherwise, and which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iii)	any past or present member, director, officer or employee of the Wider Artilium Group or the Wider Pareteum Group, or any other person for whom any such person may be liable or responsible, has not complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the UK Bribery Act 2010 and/or the US Foreign Corrupt Practices Act of 1977;

(iv)	any past or present member, director, officer or employee of the Wider Artilium Group or the Wider Pareteum Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with or made any investment in, or made any payments to: (A) any government, entity or individual with which US or EU persons are prohibited from engaging in activities or doing business by US or EU laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or (B) any government, entity or individual targeted by any of the economic sanctions of the United Nations or the European Union or any of their respective member states;

(v)	any asset of any member of the Wider Artilium Group or the Wider Pareteum Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition); or

(vi)	since, in the case of the Wider Artilium Group, 30 June 2017, or, in the case of the Wider Pareteum Group, 31 December 2017, no circumstance having arisen or event having occurred in relation to any intellectual property owned, used or licensed by the Wider Artilium Group or the Wider Pareteum Group or to any third parties, including: (A) any member of the Wider Artilium Group or the Wider Pareteum Group losing its title to any intellectual property or any intellectual property owned by the Wider Artilium Group or the Wider Pareteum Group being revoked, cancelled or declared invalid; (B) any agreement regarding the use of any intellectual property licensed to or by any member of the Wider Artilium Group or the Wider Pareteum Group being terminated or varied or (C) any claim being filed suggesting that any member of the Wider Artilium Group or the Wider Pareteum Group infringed the intellectual property rights of a third party or any member of the Wider Artilium Group or the Wider Pareteum Group being found to have infringed the intellectual property rights of a third party, in each case which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition.

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Part B: Certain further terms of the Acquisition

3.	The Scheme will not become effective unless the Conditions have been fulfilled or (if capable of waiver) waived or, where appropriate determined by Pareteum and/or Artilium to be or remain satisfied by 11.59 p.m. on the Long Stop Date.

4.	Subject to the requirements of the Takeover Panel, Pareteum reserves the right in its sole discretion to waive (if capable of waiver) in whole or part:

(a)	any of the Conditions set out in the above Condition 1 of Part A relating to the timing of the Court Meeting, the General Meeting and the sanctioning of the Scheme. If any of the deadlines for those events are not met, Pareteum shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Artilium to extend the deadline in relation to the relevant Condition;

(b)	Condition 1(c) of Part A relating to the approval of the Artilium Independent Shareholders of the Management Arrangement; and

(c)	all or any of the above Conditions 2(a) (New Pareteum Shares) to (j) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive), so far as they relate to Artilium, the Wider Artilium Group or any part thereof.

5.	Subject to the requirements of the Takeover Panel, Artilium reserves the right in its sole discretion to waive (if capable of waiver) in whole or part all or any of the above Conditions 2(c) (Regulatory approvals and clearances) to (j) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive), so far as they relate to Pareteum, the Wider Pareteum Group or any part thereof.

6.	Conditions 2(a) (New Pareteum Shares) to (j) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive) must be fulfilled or waived by no later than 11:59 p.m. on the date immediately preceding the date of the Court Hearing, failing which the Scheme will lapse or, if the Acquisition is implemented by way of a Takeover Offer, no later than as permitted by the Takeover Panel. Each of Pareteum and Artilium shall be under no obligation to waive or treat as fulfilled any of the Conditions which are capable of being waived by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that any such Condition or other Conditions of the Scheme and the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

7.	Under Rules 13.5 and 13.6 of the Code, Pareteum and Artilium (as applicable) may not invoke a Condition so as to cause the Scheme not to proceed, or to lapse, or so as to cause any Takeover Offer to lapse or be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to Pareteum Shareholders or Artilium Shareholders (as applicable) in the context of the Acquisition. Condition 1 of Part A (and, if applicable, any acceptance condition adopted on the basis specified in paragraph 9 below in relation to any Takeover Offer) are not subject to this provision of the Code.

8.	If Pareteum is required by the Takeover Panel to make an offer for Artilium Shares under the provisions of Rule 9 of the Code, Pareteum and Artilium may make such alterations to the Conditions and certain further terms of the Acquisition as are necessary to comply with the provisions of that Rule.

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9.	Pareteum reserves the right to elect (with the consent of the Takeover Panel) to implement the Acquisition by making, directly or indirectly through a subsidiary or nominee of Pareteum, a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable, subject to appropriate amendments, as far as applicable, as those which would apply to the Scheme. The acceptance condition would be set at 90 per cent. of the shares to which such Takeover Offer relates (or such lesser percentage as Pareteum may decide with the consent of the Takeover Panel provided that it if became or was declared unconditional in all respects, the Takeover Offer would result in Pareteum holding Artilium Shares carrying greater than 50 per cent. of the voting rights in Artilium). Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Artilium Shares are otherwise acquired, it is the intention of Pareteum to apply the provisions of the Companies Act to compulsorily acquire any outstanding Artilium Shares to which such Takeover Offer relates.

10.	The Acquisition will lapse (unless otherwise agreed with the Takeover Panel) if:

(a)	in so far as the Acquisition or any matter arising from or relating to the Scheme or Acquisition constitutes a concentration with a community dimension within the scope of the Merger Regulation, the European Commission either initiates proceedings under Article 6(1)(c) of the Merger Regulation or makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Merger Regulation and there is then a CMA Phase 2 Reference; or

(b)	in so far as the Acquisition or any matter arising from the Scheme or Acquisition does not constitute a concentration with a community dimension within the scope of the Merger Regulation, the Scheme or Acquisition or any matter arising from or relating to the Acquisition becomes subject to a CMA Phase 2 Reference, in each case, before the date of the Court Meeting.

11.	The Artilium Shares shall be acquired by Pareteum, with full legal title and beneficial ownership, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights and interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Artilium Shares.

12.	If any dividend or other distribution in respect of the Artilium Shares is declared, paid or made on or after the date of this Announcement, Pareteum reserves the right to reduce the consideration payable for each Artilium Share under the terms of the Acquisition by the amount per Artilium Share of such dividend or distribution.

13.	Fractions of New Pareteum Shares will not be issued to Artilium Shareholders. Instead, Artilium Shareholders who otherwise would have received a fraction of a New Pareteum Share will receive an additional amount in cash, rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of Pareteum Shares on the NYSE American on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date.

14.	The New Pareteum Shares to be issued pursuant to the Acquisition have not been and will not be registered under any of the relevant securities laws of Canada, Japan or Australia and no relevant clearance in respect of the New Pareteum Shares has been, or will be, applied for in any jurisdiction other than the US. The New Pareteum Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

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15.	The New Pareteum Shares will be issued credited as fully paid and will rank pari passu in all respects with Pareteum Shares in issue at the time that the New Pareteum Shares are issued pursuant to the Acquisition, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE American for the New Pareteum Shares to be listed on the NYSE American on completion of the Acquisition.

16.	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom and any Artilium Shareholders who are not resident in the United Kingdom will need to inform themselves about and observe any applicable requirements.

17.	Unless otherwise determined by Pareteum or required by the Code and permitted by applicable law and regulations, the Acquisition is not being, and will not be, made, directly or indirectly, in, into or by the use of the mails of, or by any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction.

18.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

19.	This Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme and the Forms of Proxy will be governed by the laws of England and Wales and will be subject to the jurisdiction of the courts of England. The Acquisition shall be subject to the applicable requirements of the Code, the Takeover Panel, the AIM Rules, the London Stock Exchange, the NYSE American, the SEC and the FCA.

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APPENDIX II

SOURCES OF INFORMATION AND BASES OF CALCULATION

1.	All references to Artilium Shares are to Artilium ordinary shares of 5 pence each and references to Pareteum Shares are to Pareteum shares of common stock of $0.00001 each.

2.	The issued and to be issued ordinary share capital of Artilium of 399,109,292 comprises (i) 354,891,582 Artilium Shares in issue as of 6 June 2018, which included 27,695,177 Artilium shares owned by Pareteum, and (ii) 44,217,710 Artilium shares expected to be issued on or after the date of this Announcement to satisfy the exercise of options, payment of share-based remuneration in lieu of cash, deferred consideration for acquisitions, loan interest payments in shares and shares to be issued to advisers as consideration for services rendered.

3.	The implied offer price of 19.55 pence per Artilium Share is calculated by multiplying the exchange ratio of 0.1016 New Pareteum Shares per Artilium Share by the closing market price of Pareteum Shares of US$2.33 on 6 June 2018, converting the result into £ at a £:$ fx rate of 1.3413, and then adding 1.9p, being the cash consideration per Artilium Share.

4.	The value of Artilium’s entire issued and to be issued ordinary share capital implied by the terms of the Acquisition is based on the issued and to be issued share capital of Artilium (as referred to in paragraph 2 above) multiplied by the implied offer price (as referred to in paragraph 3 above).

5.	The number of New Pareteum Shares to be issued pursuant to the Acquisition is calculated as Artilium’s issued and to be issued ordinary share capital of 399,109,292 (as referred to in paragraph 2 above), minus the 27,695,177 Artilium shares owned by Pareteum (referred to in paragraph 2 above), minus the 23,583,917 vesting options held by Bart Weijermars and Rupert Hutton, multiplied by the 0.1016x exchange ratio, plus the 1,975,257 New Pareteum Shares expected to be issued to Bart Weijermars and Rupert Hutton pursuant to management option agreements in relation to their 23,583,917 vesting options.

6.	As of 6 June 2018, Pareteum had 54,664,827 shares of common stock outstanding, which included 3,200,332 Pareteum Shares owned by Artilium which will be cancelled on completion of the Acquisition, and 18,396,956 dilutive securities.

7.	The enlarged issued share capital of the Combined Group (being 89,316,571 Pareteum Shares) has been calculated on the basis of:

(i)	54,664,827 Pareteum common stock outstanding (as referred to in paragraph 6 above); plus

(ii)	37,314,805 New Pareteum Shares which would be issued under the terms of the Acquisition, (as referred in paragraph 5 above), plus 537,271 New Pareteum Shares to be issued under the Management Arrangement; minus

(iii)	The 3,200,332 Pareteum Shares currently held by Artilium (as referred in paragraph 6 above).

8.	The enlarged issued share capital of the Combined Group on a fully diluted basis (being 107,713,527 Pareteum Shares) has been calculated on the basis of the enlarged issued share capital of the Combined Group, being 89,316,571 Pareteum Shares (as referred to in paragraph 7 above), plus the 18,396,956 Pareteum dilutive securities referred to in paragraph 6 above.

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9.	The percentage of the enlarged issued share capital of the Combined Group that will be owned by Artilium shareholders is calculated by dividing the number of New Pareteum Shares to be issued pursuant to the terms of the Acquisition referred to in paragraph 5 plus 537,271 New Pareteum Shares to be issued under the Management Arrangement by the enlarged issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting amount by 100 to produce a percentage.

10.	The percentage of the enlarged issued share capital of the Combined Group that will be owned by Pareteum shareholders is calculated by dividing the 54,664,827 existing Pareteum Shares less the 3,200,332 Pareteum Shares owned by Artilium referred to in paragraph 6 by the enlarged issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting amount by 100 to produce a percentage.

11.	The percentage of the enlarged issued share capital of the Combined Group on a fully diluted basis that will be owned by Artilium shareholders is calculated by dividing the number of New Pareteum Shares to be issued pursuant to the terms of the Acquisition referred to in paragraph 5 plus 537,271 New Pareteum Shares to be issued under the Management Arrangement by the enlarged issued share capital of the Combined Group on a fully diluted basis (as set out in paragraph 8 above) and multiplying the resulting amount by 100 to produce a percentage.

12.	The percentage of the enlarged issued share capital of the Combined Group on a fully diluted basis that will be owned by Pareteum shareholders is calculated by dividing the 54,664,827 existing Pareteum Shares less the 3,200,332 Pareteum Shares owned by Artilium referred to in paragraph 6 by the enlarged issued share capital of the Combined Group on a fully diluted basis (as set out in paragraph 8 above) and multiplying the resulting amount by 100 to produce a percentage.

13.	Unless otherwise stated all prices, volume weighted average and closing prices for Artilium Shares and Pareteum Shares are derived from Bloomberg.

14.	The premium calculations to the price per Artilium Share have been calculated by reference to implied offer price of 19.55 pence per Artilium Share referred to in paragraph 3 above and:

(i)	the Closing Price of an Artilium Share of 16.5 pence on 6 June 2018;

(ii)	the one calendar month volume weighted average price of an Artilium Share of 16.44 pence, from 6 May 2018 to 6 June 2018;

(iii)	the three calendar month volume weighted average price of an Artilium Share of 15.03 pence, from 6 March 2018 to 6 June 2018; and

(iv)	the Closing Price of an Artilium Share of 8.25 pence on 13 October 2017 (being the last Business Day prior to the date of Artilium’s announcement of its strategic alliance with Pareteum).

15.	The exchange rate of $1.3413:£1 for the conversion of U.S. dollars into pounds sterling has been derived from Bloomberg as of 6 June 2018.

16.	Unless otherwise stated, the historical financial information relating to Pareteum is extracted or derived from the audited consolidated financial statements of Pareteum for the relevant periods, prepared in accordance with U.S. GAAP.

17.	Unless otherwise stated, the historical financial information relating to Artilium is extracted or derived from the audited financial statements of Artilium for the relevant periods, prepared in accordance with IFRS.

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18.	Certain figures included in this Announcement have been subject to rounding adjustments.

19.	The statement that the Acquisition represents an implied Enterprise Value / LTM Revenue 31 December 2017 multiple for Artilium of 4.3x is calculated by dividing the implied Enterprise Value of the Acquisition of £70.63m by Artilium’s pro forma Revenue for the twelve months ended 31 December 2017 of £16.54m. The Enterprise Value of the Acquisition is based on the fully diluted share capital of Artilium of 399,109,292 (as per paragraph 2 above) multiplied by the implied offer price (as per paragraph 3 above), plus total debt of £0.73m as at 31 December 2017, minus cash of £2.56m as at 31 December 2017, minus £5.56m, being the value of Artilium’s investment in Pareteum as at 6 June 2018. Artilium’s pro forma Revenue for the twelve months ended 31 December 2017 is stated pro forma for the Interactive Digital Media GmbH acquisition and is converted into £ at €:£ fx rate of 1.1409 which represents the average exchange rate for 2017.

20.	Based on Pareteum Non-GAAP earnings per share for the financial year ended 31 December 2019 and onwards. Non-GAAP EPS excludes stock compensation expense, amortization of intangible assets, restructuring charges, acquisition, integration, other one-time items and their related income tax effect. The statement that the Acquisition is expected to be earnings accretive is not intended as a profit forecast and should not be construed as such, and is not subject to the requirements of Rule 28 of the Takeover Code. The statement should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

21.	Pro-forma based on management estimates. Artilium financials calendarized to 31 December and excluding impact of purchase accounting adjustments. Pareteum FY2018 revenue estimate of $24.0m. Artilium FY2018 estimate of $25.0m. Artilium financials converted into USD at Pareteum’s long term business plan rate of USD:EUR = 0.8000.

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APPENDIX III

DETAILS OF IRREVOCABLE UNDERTAKINGS

Pareteum and Artilium have received irrevocable undertakings to accept the Acquisition in respect of a total of 215,433,992 Artilium Shares (representing, in aggregate, approximately 60.70 per cent. of Artilium's Shares in issue on the Last Practicable Date), comprised as follows:

Artilium Directors' irrevocable undertakings

Name	Number of Artilium Shares	Per cent. of Artilium Shares in issue (%)
Jan-Paul Menke	6,936,897	1.95

Bart Weijermars	2,423,633	0.68

Rupert Hutton	256,410	0.07

Gerard Dorenbos	63,929,687	18.01

Total	73,546,627	20.71

The irrevocable undertakings from the Artilium Directors will only cease to be binding if:

(a)	the Scheme or a Takeover Offer announced in implementation of the Acquisition has not become Effective or been declared unconditional in all respects in accordance with the requirements of the Code (as the case may be) prior to the Long Stop Date; or

(b)	the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn in accordance with its terms (for the avoidance of doubt, this shall not apply where the Scheme lapses or is withdrawn solely as a result of Pareteum exercising its right to implement the Acquisition by way of a Takeover Offer rather than a Scheme) and no new, revised or replacement Scheme or Takeover Offer has been announced by Pareteum or its affiliates in accordance with Rule 2.7 of the Code at the same time.

Other Artilium Shareholders' irrevocable undertakings

Name	Number of Artilium Shares	Per cent. of Artilium Shares in issue (%)
Frank Kamsteeg	14,486,931	4.08

Alberto Gimona	3,250,000	0.92

Andre Koudstaal	6,094,372	1.72

Family Deleu-Hillaert N&L	27,316,147	7.70

Eddy de Kroes	7,816,849	2.20

Maarten van der Landen	17,184,346	4.84

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Name	Number of Artilium Shares	Per cent. of Artilium Shares in issue (%)

Mollinn (Roland Benuis)	4,075,000	1.15

Nico de Pronk	18,788,437	5.29

Red Lum	2,996,780	0.84

Ronald Zimet	23,900,000	6.73

Sven van der Boogaard	1,650,000	0.46

Junint Limited	14,328,503	4.04

Total	141,887,365	39.98

The irrevocable undertakings from the other Artilium Shareholders will only cease to be binding if:

(a)	the Scheme or a Takeover Offer announced in implementation of the Acquisition has not become Effective or been declared unconditional in all respects in accordance with the requirements of the Code (as the case may be) prior to the Long Stop Date;

(b)	the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn in accordance with its terms (for the avoidance of doubt, this shall not apply where the Scheme lapses or is withdrawn solely as a result of Pareteum exercising its right to implement the Acquisition by way of a Takeover Offer rather than a Scheme) and no new, revised or replacement Scheme or Takeover Offer has been announced by Pareteum or its affiliates in accordance with Rule 2.7 of the Code at the same time; or

(c)	a third party makes a competing offer at a value which (in Pareteum's reasonable opinion on the advice of its financial advisor) exceeds the value of the consideration per Artilium Share under the Acquisition by 15 per cent. or more per Artilium Share (provided that, if no later than 5.00 p.m. on the fifth business day after the day on which the third party’s offer is made, the consideration per Artilium Share under the Acquisition is increased such that its value (in Pareteum's reasonable opinion on the advice of its financial advisor) is equal to or exceeds the third party’s offer, this deed shall not lapse and all obligations under it shall remain in full force and effect).

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APPENDIX IV

PARETEUM PROFIT FORECAST

On 7 May 2018, Pareteum announced its first quarter 2018 results, which included the following statement (further to guidance released on 27 March and 16 April 2018):

"Raised 2018 Outlook to At Least 60% Revenue Growth:

Based on our 36-month contractual revenue backlog of $200 million, as of March 31, 2018, and 2,200,000 connections, we are raising our 2018 outlook. The Company now expects 2018 revenue growth of at least 60% over 2017, up from the previous provided guidance of 50%. Also, with its current cost structures, Pareteum expects positive EBITDA, and cash from continuing operations for the full year 2018. As we convert backlog to connections, our revenue will increase and for every incremental dollar of revenue, we expect contribution to our bottom line. Our target gross margins are 70-75%."

The above statement constitutes a profit forecast for the purposes of Rule 28 of the Code (the "Pareteum Profit Forecast").

Set out below is the basis of preparation in respect of the Pareteum Profit Forecast, together with the assumptions on which it is based.

Basis of preparation

The Pareteum Profit Forecast is based on a reasonable estimation of future performance of the business by the Pareteum Directors and management.

The Pareteum Profit Forecast has been prepared on a basis consistent with the Pareteum Group's accounting policies which are in accordance with U.S. GAAP. These policies are consistent with those applied in the preparation of the Pareteum Group's annual results for the year ended 31 December 2017.

Assumptions

The Pareteum Profit Forecast is based on the following assumptions:

Factors outside the influence or control of the Pareteum Directors:

•	There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the Pareteum Group operates.

•	There will be no material changes to the conditions of the markets and regions in which the Pareteum Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•	The interest, inflation and tax rates in the markets and regions in which the Pareteum Group operates will remain materially unchanged from the prevailing rates.

•	There will be no material adverse events that will have a significant impact on Pareteum's financial performance.

•	There will be no business disruptions that materially affect the Pareteum Group or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.

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•	There will be no material changes in legislation or regulatory requirements impacting on the Pareteum Group's operations or its accounting policies.

•	The Scheme will not result in any material changes to Pareteum's obligations to customers.

•	The Scheme will not have any material impact on Pareteum's ability to negotiate new business.

Factors within the influence and control of the Pareteum Directors:

•	Pareteum's current and new contract negotiations will conclude substantially as the Pareteum Directors would reasonably expect based on the Pareteum Group's past experience.

•	There will be no material change to the present management of Pareteum.

•	There will be no material change in the operational strategy of the Pareteum Group.

•	There will be no material acquisitions or disposals.

•	There will be no material strategic investments over and above those currently planned.

•	The forecast excludes any impact of the Acquisition.

•	There will be no unexpected technical or network issues with products or process.

Pareteum Directors' confirmation

With the consent of Artilium, the Panel has granted a dispensation from the Code requirement for Pareteum's reporting accountants and financial advisers to prepare reports in respect of the Pareteum Profit Forecast.

The Pareteum Directors have considered the Pareteum Profit Forecast and confirm that it remains valid as at the date of this Announcement, and has been properly compiled on the basis of the assumptions set out in this Appendix IV and that the basis of the accounting used is consistent with Pareteum's accounting policies.

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APPENDIX V

DEFINITIONS

In this Announcement, the following words and expressions have the following meanings, unless the context requires otherwise:

Acquisition	the recommended offer to be made by Pareteum to acquire the entire issued and to be issued ordinary share capital of Artilium to be effected by means of the Scheme (or, if Pareteum so elects and subject to the Takeover Panel's consent, a Takeover Offer) on the terms and subject to the conditions set out in the Scheme Document;

AIM	AIM, a market operated by the London Stock Exchange;

AIM Rules	the AIM Rules for companies and the AIM Rules for Nominated Advisors issued by the London Stock Exchange from time to time relating to AIM traded securities and the operation of AIM;

Announcement	this announcement of the Acquisition made in accordance with Rule 2.7 of the Code;

Artilium	Artilium plc;

Artilium's Articles	Artilium's Articles of Association currently adopted and filed with Companies House;

Artilium Directors	the directors of Artilium from time to time;

Artilium Group	Artilium and its subsidiaries and subsidiary undertakings;

Artilium Independent Shareholders	the Artilium Shareholders excluding Bart Weijermars and any person acting in concert or connected with him;

Artilium Management Options	the options over ordinary shares of 5p each in the Company granted to Rupert Hutton and Grootzande Management BV on 1 July 2017;

Artilium Meetings	together, the Court Meeting and the General Meeting;

Artilium Recommending Directors	the Artilium Directors excluding Bart Weijermars and any person acting in concert or connected with him;

Artilium Shareholders	the holders of Artilium Shares, excluding Pareteum;

Artilium Shares	ordinary shares of £0.05 each in the capital of Artilium;

Authorisations	authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions, determinations, exemptions or approvals;

Business Day	a day, other than a Saturday, Sunday, public holiday or bank holiday, on which banks are generally open for normal business in the City of London and New York;

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Closing Price	the closing middle market quotation for an Artilium Share at the close of business on the day to which such price relates, as derived from the AIM appendix to the Daily Official List;

CMA	the independent body which conducts inquiries into mergers, markets and the regulation of the major regulated industries in the United Kingdom (or any successor body or bodies carrying out the same functions in the United Kingdom from time to time);

CMA Phase 2 Reference	a reference of the Acquisition to the chair of the Competition and Markets Authority for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013;

Code	the City Code on Takeovers and Mergers;

Combined Group	the enlarged group following the completion of the Acquisition, comprising the Pareteum Group and the Artilium Group;

Companies Act	the UK Companies Act 2006;

Competition Laws	any federal, state, local statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolisation or restraint of trade or lessening of competition through merger or acquisition;

Conditions	the conditions to the implementation of the Scheme and the Acquisition, which are set out in Appendix I to this Announcement and to be set out in the Scheme Document;

Confidentiality Agreement	the confidentiality agreement entered into by Pareteum and Artilium on 31 January 2018;

Co-operation Agreement	the co-operation agreement entered into by Pareteum and Artilium on or around 6 June 2018;

Court	the High Court of Justice in England and Wales;

Court Hearing	the hearing by the Court to sanction the Scheme and, if such hearing is adjourned, references to the commencement of any such hearing shall mean the commencement of the final adjournment thereof;

Court Meeting	the meeting (or any adjournment, postponement or reconvention thereof) of the Artilium Independent Shareholders (or the relevant class or classes thereof) to be convened by order of the Court pursuant to Part 26 of the Companies Act to consider and, if thought fit, approve the Scheme (with or without modification);

Court Order	the order of the Court sanctioning the Scheme;

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CREST	the relevant system (as defined in the Regulations) in respect of which Euroclear UK & Ireland is the Operator (as defined in the Regulations);

Daily Official List	the Daily Official List of the London Stock Exchange;

Dealing Disclosure	has the same meaning as in Rule 8 of the Code;

Disclosed

in the case of Artilium: (i) matters fairly disclosed in the information made available to Pareteum (or Pareteum's advisers) in the data room established by Artilium for the purposes of the Acquisition; (ii) information fairly disclosed in writing by or on behalf of Artilium to Pareteum prior to the date of this Announcement in relation to the Acquisition; (iii) information included in the annual report and accounts of the Artilium Group for the financial year ended 30 June 2017; (iv) information disclosed in a public announcement to a RIS made by Artilium prior to the date of this Announcement; or (v) disclosed in this Announcement;

in the case of Pareteum: (i) matters fairly disclosed in the information made available to Artilium (or Artilium's advisers) in the data room established by Pareteum for the purposes of the Acquisition; (ii) information fairly disclosed in writing by or on behalf of Pareteum to Artilium prior to the date of this Announcement in relation to the Acquisition; (iii) information included in the annual report and accounts of the Pareteum Group for the financial year ended 31 December 2017; (iv) information disclosed in a public announcement made by Pareteum prior to the date of this Announcement; or (v) disclosed in this Announcement;

Disclosure Table	the disclosure table on the Takeover Panel's website at www.thetakeoverpanel.org.uk;

Effective	in the context of the Acquisition: (a) if the Acquisition is implemented by way of a Scheme, the Scheme having become effective in accordance with its terms, upon the delivery of the Court Order to the Registrar of Companies; or (b) if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer having been declared or become unconditional in all respects in accordance with the requirements of the Code;

Effective Date	the date upon which: (a) the Scheme becomes Effective; or (b) if Pareteum elects and the Takeover Panel consents to implement the Acquisition by way of a Takeover Offer, the Takeover Offer becomes Effective;

Excluded Shares	(i) any Artilium Shares legally or beneficially held by Pareteum or any member of the Pareteum Group; or (ii) any Treasury Shares;

FCA	the UK Financial Conduct Authority or its successor from time to time;

finnCap	finnCap Ltd.;

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Forms of Proxy	the forms of proxy for use at the Court Meeting and the General Meeting respectively, which will accompany the Scheme Document;

FSMA	the Financial Services and Markets Act 2000, as amended;

General Meeting	the general meeting (or any adjournment, postponement or reconvention thereof) of Artilium Shareholders to be convened in connection with the Scheme;

Governmental Entity	any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, arbitrator or arbitrator panel, regulatory or administrative agency or commission, or other authority thereof, or any regulatory or quasi-regulatory organisation or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority;

Initial Stock Options	the initial stock options over Pareteum Shares to be awarded to Bart Weijermars in accordance with the terms of the Management Services Agreement, as further described in paragraph 16 (Summary of the Management Arrangement);

Jefferies	Jefferies International Limited;

Last Practicable Date	6 June 2018 (being the last Business Day prior to the date of this Announcement);

London Stock Exchange	London Stock Exchange Group Plc;

Long Stop Date	31 January 2019 or such later date (if any) as Pareteum and Artilium may, with the consent of the Takeover Panel, agree and (if required) the Court may allow;

Management Arrangement	the arrangements set out in the Management Services Agreement, and as further described in paragraph 16 (Summary of the Management Arrangement) of this Announcement and to be set out in the Scheme Document;

Management Company	Grootzande Management BV of Park Leeuwensteijn 4, 2272 AC Voorburg, The Netherlands, registered KvK 55703755, of which Bart Weijermars is the principal;

Management Services Agreement	the management services agreement entered into by Pareteum and the Management Company on 8 May 2018 (and amended on 7 June 2018);

Merger Regulation	Council Regulation (EC) No 139/2004;

New Pareteum Shares	the Pareteum Shares which are issued in connection with the Acquisition;

NYSE American	NYSE American LLC, an exchange owned by the Intercontinental Exchange, Inc.;

Offer Period	the period which commenced on the date of this Announcement and ending on the date on which the Acquisition becomes Effective, lapses or is withdrawn (or such other date as the Takeover Panel may decide);

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Opening Position Disclosure	has the same meaning as in Rule 8 of the Code;

Pareteum	Pareteum Corporation, a company incorporated in the State of Delaware, USA;

Pareteum Directors	the directors of Pareteum from time to time;

Pareteum Group	Pareteum and its subsidiaries and subsidiary undertakings;

Pareteum Profit Forecast	the Pareteum profit forecast set out in Appendix IV;

Pareteum Shares	the common stock of $0.00001 par value each in the capital of Pareteum;

Pareteum Stockholders	the holders of Pareteum Shares;

Pareteum Stockholder Meeting	the meeting of Pareteum Stockholders to be convened in connection with the Acquisition, notice of which will be sent to Pareteum Stockholders, including any adjournment thereof;

Pareteum Stockholder Resolution	a resolution for the approval of the issuance of the New Pareteum Shares in relation to the Acquisition by a majority of votes cast on such resolution at the Pareteum Stockholder Meeting, as required by the rules of the NYSE American;

Pareteum Stock Option Plan	Pareteum’s 2017 Long-Term Incentive Compensation Plan or such future successor long-term incentive compensation plan as Pareteum has in place, from time to time;

PRA	the UK Prudential Regulation Authority or its successor from time to time;

Proxy Statement	the proxy statement on Schedule 14A to be sent by Pareteum to Pareteum Stockholders summarising the background to and reasons for the Acquisition, which includes a notice convening the Pareteum Stockholder Meeting;

Registrar of Companies	the Registrar of Companies in England and Wales;

Regulations	the Uncertificated Securities Regulations 2001 (SI 2001/3755);

Resolutions	the resolutions to be proposed by Artilium at the General Meeting in connection with, amongst other things, the approval of the Scheme, the approval of the Management Arrangement, the amendment of Artilium's Articles and such other matters as may be necessary to implement the Scheme;

Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available in that jurisdiction;

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RIS	a service approved by the London Stock Exchange for the distribution to the public of announcements and included within the list maintained on the London Stock Exchange's website;

Scheme	the proposed scheme of arrangement under Part 26 of the Companies Act to effect the Acquisition between Artilium and the Scheme Shareholders (the full terms of which will be set out in the Scheme Document), with or subject to any modification, addition or condition which Pareteum and Artilium may agree, and, if required, the Court may approve or impose;

Scheme Document	the document to be despatched to (amongst others) Artilium Shareholders containing, amongst other things, the terms and conditions of the Scheme and the notices convening the Court Meeting and the General Meeting;

Scheme Record Time	the time and date to be specified in the Scheme Document, expected to be 6:00 p.m. on the Business Day immediately prior to the Effective Date;

Scheme Shareholders	holders of Scheme Shares;

Scheme Shares

the Artilium Shares:

(i)       in issue at the date of the Scheme Document;

(ii)     (if any) issued after the date of the Scheme Document and prior to the Voting Record Time; and

(iii)     (if any) issued at or after the Voting Record Time but at or before the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme or shall by such time have agreed in writing to be bound by the Scheme, in each case other than any Excluded Shares;

SEC	the US Securities and Exchange Commission;

Takeover Offer	should the Acquisition be implemented by way of a takeover offer as defined in section 974 of the UK Companies Act 2006, the offer to be made by or on behalf of Pareteum to acquire the entire issued and to be issued ordinary share capital of Artilium and, where the context requires, any subsequent revision, variation, extension or renewal of such offer;

Takeover Panel	the UK Panel on Takeovers and Mergers;

Third Party	each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, professional or investigative body or authority (including any antitrust or merger control authority), court, trade agency, professional association, institution, works council, employee representative body or any other similar body or person whatsoever in any jurisdiction;

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Treasury Shares	any Artilium Shares which are for the time being held by Artilium as treasury shares (within the meaning of the Companies Act);

United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland;

United States or US or USA or United States of America	the United States of America, its territories and possessions, all areas subject to its jurisdiction or any subdivision thereof, any state of the United States of America and the District of Columbia;

US Exchange Act	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

US Securities Act	the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

Voting Record Time	the date and time specified in the Scheme Document by reference to which entitlements to vote on the Scheme will be determined, expected to be 6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the second day before the date of such adjourned meeting;

Volume Weighted Average Price	the volume weighted average of the per share trading prices of Artilium Shares on the London Stock Exchange as reported through FactSet;

Wider Pareteum Group	Pareteum, its parent undertakings and its and such parent undertakings' subsidiary undertakings and any other body corporate, partnership, joint venture or person in which Pareteum and/or such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent;

Wider Artilium Group	Artilium, its subsidiary undertakings, and any other body corporate, partnership, joint venture or person in which Artilium and/or such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent;

€ or EUR	Euro, the lawful currency of the countries within the currency union of the European Union;

£ of GBP or pence	pounds sterling or pence, the lawful currency of the United Kingdom; and

USD, US$, $ or cents	US dollar, the lawful currency of the United States of America.

In this Announcement:

(a)	all times referred to are to London time unless otherwise stated;

(b)	references to the singular include the plural and vice versa, unless the context otherwise requires;

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(c)	"subsidiary", "subsidiary undertaking" and "undertaking" have the meanings given by the Companies Act and "associated undertaking" has the meaning given to it by paragraph 19 of Schedule 6 of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008, other than paragraph 1(b) thereof which shall be excluded for this purpose; and

(d)	all references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

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ANNEX II – CO-OPERATION AGREEMENT

Dated	7 June 2018

Pareteum Corporation

- and –

Artilium Plc

Co-operation Agreement

Matter ref: 751337/000001 C1JXH/6000290

Hogan Lovells International LLP Atlantic House, Holborn Viaduct, London EC1A 2FG

Schedules

1.	Announcement	14

2.	Proposals relating to the Artilium Share Schemes, the Artilium Employee Benefit Trust and the IDM Share Rights	15

Hogan Lovells

This Agreement is made on 7 June 2018

Between:

(1)	Pareteum Corporation, a company duly incorporated under the laws of Delaware, United States of America having its principal executive offices at 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, United States of America ("Pareteum"); and

(2)	Artilium Plc, a company incorporated in England and Wales with registered number 03904535 and whose registered office is at 9-13 St Andrew Street, London EC4A 3AF ("Artilium").

Recitals:

(A)	Pareteum wishes to acquire the entire issued and to be issued share capital of Artilium not already owned by Pareteum (the "Acquisition") on the terms and subject to the conditions set out in the Announcement.

(B)	The Parties intend the Acquisition to be implemented by means of the Scheme provided that Pareteum reserves the right, as set out in the Announcement, to elect to implement the Acquisition by means of a Takeover Offer.

(C)	The Parties have agreed to enter into this Agreement to set out certain mutual commitments to regulate the basis on which they are willing to implement the Acquisition.

It is agreed that:

25.	Definitions and interpretation

25.1	In this Agreement, unless the context otherwise requires:

"Acquisition" shall have the meaning given in Recital (A);

"Artilium Board Recommendation" means the unanimous recommendation of the Artilium Recommending Directors to the Artilium Shareholders to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting;

"Artilium Directors" means the directors of Artilium from time to time;

"Artilium Employee Benefit Trust" means the Artilium Employee Benefit Trust in respect of which Artilium Trustee Company Limited is the trustee;

"Artilium Group" means Artilium and its subsidiaries and subsidiary undertakings from time to time;

"Artilium Recommending Directors" means the Artilium Directors excluding Bart Weijermars;

"Artilium Share Schemes" means the performance linked share awards granted to Grootzande Management BV on 1 July 2017 and to Rupert Hutton on 1 July 2017;

"Artilium Shares" means the ordinary shares of £0.05 each in the capital of Artilium;

"Artilium Shareholders" means the holders of Artilium Shares, excluding Pareteum;

"Announcement" means the press announcement in the agreed form set out in Schedule 1;

"Business Day" means a day (not being a Saturday) on which banks are open for general banking business in the City of London and New York;

"Change of Control Bonus" means the conditional bonus granted to Rupert Hutton to be paid £25,000 on a change of control of Artilium;

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"Clearance(s)" means all consents, clearances, permissions, waivers and/or filings that are necessary or desirable to be obtained in connection with the Acquisition or are required or necessary or desirable in order to satisfy the Conditions and all waiting periods that may need to have expired, from or under the laws, regulations or practices applied by any relevant Regulatory Authority in connection with the Acquisition or its implementation, and any reference to Clearances having been "satisfied" shall be construed as meaning that the foregoing have been obtained or, where appropriate, made or expired;

"Code" means the City Code on Takeovers and Mergers as from time to time amended and interpreted by the Panel;

"Companies Act" means the UK Companies Act 2006;

"Conditions" means:

(a)	for so long as the Acquisition is being implemented by means of the Scheme, the terms and conditions to the implementation of the Scheme as set out in Appendix 1 to the Announcement, as may be amended in writing by the Parties and the Panel, and any other conditions which are agreed in writing by the Parties and the Panel; and

(b)	for so long as the Acquisition is being implemented by means of a Takeover Offer, the terms and conditions referred to in (a) above as amended in writing by the Parties and the Panel in the Offer Document;

"Confidentiality Agreement" means the confidentiality agreement entered into by Pareteum and Artilium on 31 January 2018;

"Court" means the High Court of Justice in England and Wales;

"Court Hearing" means the hearing by the Court to sanction the Scheme and, if such hearing is adjourned, references to the commencement of any such hearing shall mean the commencement of the final adjournment thereof;

"Court Meeting" shall have the meaning given to it in the Announcement;

"Effective Date" means the date upon which either:

(c)	the Scheme becomes effective in accordance with its terms; or

(d)	if Pareteum elects to implement the Acquisition by means of a Takeover Offer in accordance with clause 4.2, the Takeover Offer becoming or being declared unconditional in all respects in accordance with its terms;

"General Meeting" means the general meeting (or any adjournment, postponement or reconvention thereof) of Artilium to be convened in connection with the Acquisition;

"Grootzande Management BV" is the company through which Bart Weijermars provides services to Artilium;

"IDM Share Rights" means the right for Andreas Felke or Leverage GmbH, under the share purchase agreement with Artilium dated 15 January 2018 relating to the acquisition of Interactive Digital Media GmbH by Artilium, to request €1,500,000 of the remaining consideration for the transaction in various forms, including:

(e)	share options over a total of 11,110,138 Artilium Shares exercisable at nil-cost;

(f)	share options over a total of 19,045,998 Artilium Shares exercisable at a cost of £0.05 per share; or

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(g)	an issue of a total of 11,110,138 Artilium Shares;

"Law" means any applicable statute, common law, rule, regulation, ordinance, code, order, judgement, injunction, writ, decree, directive, governmental guidelines or interpretations having force of law or bylaws, in each case issued, administered or enforced by any Regulatory Authority;

"Long Stop Date" means 31 January 2019 (or such later date as may be agreed by Pareteum and Artilium with the consent of the Panel and, if required, the Court);

"New Pareteum Shares" shall have the meaning given to it in the Announcement;

"Offer Document" means the offer document published by or on behalf of Pareteum in connection with any Offer to be sent to, among others, Artilium Shareholders, including any revised offer document, which will contain, among other things, the terms and conditions of the Offer;

"Panel" means the Panel on Takeovers and Mergers;

"Pareteum Directors" means the directors of Pareteum from time to time;

"Pareteum Group" means Pareteum and its subsidiaries and subsidiary undertakings from time to time;

"Pareteum Shares" shall have the meaning given to it in the Announcement;

"Pareteum Stockholder Meeting" shall have the meaning given to it in the Announcement;

"Pareteum Stockholder Resolution" shall have the meaning given to it in the Announcement;

"Pareteum Stockholders" shall have the meaning given to it in the Announcement;

"Proxy Statement" shall have the meaning given to it in the Announcement;

"Regulatory Approvals" means:

(h)	so long as the Acquisition is being implemented by means of a Scheme, the conditions and approvals described in Condition 2(c) of Appendix 1 to the Announcement and any other regulatory and/or anti-trust conditions and approvals that are required in connection with the Acquisition; and

(i)	for so long as the Acquisition is being implemented by means of a Takeover Offer, the conditions and approvals referred to in (a) above as amended in writing by the Parties and the Panel in the Offer Document;

"Regulatory Authority" means any court or competition, antitrust, national, supranational or supervisory body or other government, governmental, trade or regulatory agency or body, in each case in any jurisdiction, including the US Securities and Exchange Commission, NYSE American LLC, the European Commission, and the US Federal Trade Commission or the Antitrust Division of the US Department of Justice, as the case may be under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

"Resolutions" means the resolutions to be proposed by Artilium at the General Meeting in connection with, amongst other things, the approval of the Scheme, the amendment of Artilium's articles of association and such other matters as may be necessary to implement the Scheme;

"Right to Switch" shall have the meaning given to it in Clause 4.2;

"Scheme" means the scheme of arrangement proposed to be made under Part 26 of the Companies Act between Artilium and the Artilium Shareholders to implement the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court;

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"Scheme Approval Condition" means the conditions and approvals to the implementation of the Scheme as set out in condition 1 of Appendix 1 of the Announcement;

"Scheme Document" shall have the meaning given to it in the Announcement; and

"Takeover Offer" means in the event that Pareteum exercises its Right to Switch, as set out in the Announcement, to elect to implement the Acquisition by means of a takeover offer within the meaning of section 974 of the UK Companies Act 2006, such offer, including any subsequent revision, variation, extension or renewal and includes any election available in connection with it.

25.2	The following shall apply to this Agreement (but not to the Announcement):

(a)	terms and expressions used but not expressly defined in this Agreement shall, unless the context otherwise requires, have the meanings given in the Announcement;

(b)	terms and expressions defined in the UK Companies Act 2006 and not expressly defined in this Agreement, including the expressions "subsidiary" and "subsidiary undertaking", shall, unless the context otherwise requires, have the meanings given in the UK Companies Act 2006;

(c)	when used in this Agreement, the expressions "acting in concert" and "offer" shall have the meanings given in the Code;

(d)	any reference to this Agreement includes the Schedules to it, each of which forms part of this Agreement for all purposes;

(e)	a reference to an enactment or statutory provision shall be construed as a reference to any subordinate legislation made under the relevant enactment or statutory provision and shall be construed as a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced (except to the extent that any statute, statutory provision or subordinated legislation made or enacted after the date of this Agreement would create or increase a liability of the relevant Party under this Agreement);

(f)	words in the singular shall include the plural and vice versa;

(g)	references to one gender include other genders;

(h)	references to a "party" or "Party" means a party to this Agreement and includes its successors in title, personal representatives and permitted assigns;

(i)	references to a "company" or "person" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(j)	a reference to a Recital, Clause, Schedule (other than to a schedule to a statutory provision) shall be a reference to a Recital, Clause, Schedule (as the case may be) of or to this Agreement;

(k)	a reference to "includes" or "including" shall mean "includes without limitation" or "including without limitation";

(l)	references to documents "in the agreed form" or any similar expression shall be to documents agreed between the Parties, annexed to this Agreement and initialled for identification by or on behalf of Pareteum and Artilium;

(m)	the headings in this Agreement are for convenience only and shall not affect its interpretation;

(n)	a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time; and

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(o)	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

26.	Publication of the Announcement

The obligations of the Parties under this Agreement, other than this Clause 2 and Clauses 1, 7, 8, 9 and 10, shall be conditional on the release of the Announcement via a Regulatory Information Service at or before 8.00 am on 7 June 2018 or such later time and date as the Parties may agree (and, where required by the Code, the Panel may approve). This Clause 2 and Clauses 1, 7, 8, 9 and 10, shall take effect on and from execution of this Agreement.

27.	Undertakings to satisfy the Conditions

27.1	The Parties shall use reasonable endeavours regarding the Regulatory Approvals as soon as reasonably practicable and in any event to enable the Acquisition to complete before the Long Stop Date and in particular the Parties shall make (or procure the making of) as promptly as reasonably practicable, such submissions, notifications and/or filings with all appropriate Regulatory Authorities, in consultation with the other Party, as considered necessary or appropriate by the Parties in connection with any Clearances (and to the extent such steps have not already been taken prior to the date hereof).

27.2	Artilium undertakes to work co-operatively and reasonably with Pareteum and its advisers, and Pareteum undertakes to work co-operatively and reasonably with Artilium and its advisers, regarding the Regulatory Approvals and to assist Pareteum and its advisers or Artilium and its advisers (as the case may be) in communicating with any Regulatory Authority for the purposes of obtaining all Clearances and to promptly provide such information and assistance to Pareteum or its advisers as Pareteum or its advisers, or Artilium or its advisers as Artilium or its advisers (as the case may be), may reasonably require for the purposes of obtaining any Clearance and making a submission, filing or notification to any relevant Regulatory Authority (including for the purposes of responding to requests for additional information) as soon as practicable.

27.3	Pareteum and Artilium shall:

(a)	respond as promptly as reasonably practicable (and in any event, use reasonable endeavours to respond in accordance with any relevant time limit) to any request for information or documentation from any Regulatory Authority, including attending any meetings or calls with the relevant Regulatory Authority as may be necessary;

(b)	as promptly as reasonably practicable notify the other Party (or advisers nominated by the other Party) of any material communications, or communications that are reasonably likely to be material received, from any Regulatory Authority including in respect of progress towards satisfaction of the Conditions and, unless expressly not permitted by the Regulatory Authority concerned, provide the other Party or its nominated advisers with copies thereof (and in the case of non-written communications, summaries of material non-written communications) (in each case unless such communication has been independently or simultaneously supplied to the other Party or the other Party's advisers);

(c)	give the other Party or advisers nominated by the other Party reasonable notice of and the opportunity for that other Party or its external legal advisers to attend all meetings and participate in all material telephone calls with any Regulatory Authority, and make oral submissions at such meetings/telephone calls, unless expressly not permitted by the Regulatory Authority concerned;

(d)	where reasonable, make representatives available for meetings and material telephone calls requested by any Regulatory Authority in connection with the obtaining of all requisite Clearances and the implementation of the Acquisition;

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(e)	provide the other Party or advisers nominated by the other Party with, or procure the provision of, drafts of all filings, submissions, material written communications intended to be sent to any Regulatory Authority in relation to the satisfaction of the Conditions and, so far as practicable, give the other Party or advisers nominated by the other Party reasonable time to comment thereon (and to take any such comments reasonably into account) before they are submitted, sent or made and (subject to Clause 3.4 below) provide the other Party or advisers nominated by the other Party with final copies of all such filings, submissions and communications in the form finally submitted or sent (including, in the case of non-written communications, summaries of material non-written communications);

(f)	keep the other Party or advisers nominated by the other Party reasonably informed as to the progress of any notification submitted to a Regulatory Authority pursuant to this Agreement;

(g)	keep the other Party or advisers nominated by the other Party promptly informed of developments which are material or reasonably likely to be material to the satisfaction of the Conditions; and

(h)	not withdraw a filing, submission or notification made to any Regulatory Authority pursuant to this Agreement without the prior consent of the other Party, not to be unreasonably withheld.

27.4	Nothing in this Clause 3 shall require either Party to disclose any information:

(a)	which is commercially sensitive or confidential information or business secrets which has not been previously disclosed to the other Party or nominated advisers of the other Party;

(b)	which the disclosing Party is prohibited from disclosing by Law, the Code or the terms of an existing contract; or

(c)	where such disclosure would result in the loss of privilege that subsists in relation to such information (including legal or professional privilege),

and in the case of Clause 3.4(a) this information is to be communicated between Pareteum's counsel and Artilium's counsel on an "external counsel only" basis as appropriate, and expressly marked as such, or if necessary, in a suitably aggregated or anonymised format such that disclosure of such information will not result in any breach of Law, confidentiality obligation or other relevant restrictions on the disclosure of such information or pursuant to additional procedures agreed between Pareteum and Artilium.

27.5	Nothing in this Clause 3 shall require the Pareteum Directors or the Artilium Recommending Directors to maintain their recommendation of the Acquisition (or, in the case of the Pareteum Directors, that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution) or to adjourn or seek to adjourn (or refrain from adjourning or seeking to adjourn) any shareholder meeting (including the Pareteum Stockholder Meeting) or court hearing which has been or will be convened in relation to the Acquisition or (without prejudice to any other obligation Artilium has under this Agreement) require Pareteum or Artilium to make any change (or refrain from making any change) to the timetable for implementing the Acquisition.

28.	Implementation of the Scheme, Confirmation of Conditions and Conduct of Business

28.1	Pareteum shall use its reasonable endeavours to convene the Pareteum Stockholder Meeting no later than 28 September 2018.

28.2	Pareteum reserves the right, as set out in the Announcement, to elect to implement the Acquisition by means of a Takeover Offer at any time as an alternative to the Scheme (the "Right to Switch"). Such election is subject to Pareteum obtaining the consent of the Panel, if required.

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28.3	If Pareteum validly exercises its right in accordance with Clause 4.2 (but not otherwise), then Artilium shall promptly withdraw the Scheme and:

(a)	the provisions of this Agreement shall be amended with immediate effect (without the need for the Parties to enter into any amendment agreement) such that the Parties' obligations shall be deemed to apply insofar as is reasonably practicable and in a manner which is commensurate with the Acquisition being implemented by means of a Takeover Offer in place of the Scheme;

(b)	all of the provisions of this Agreement shall continue to apply save as set out in clause 4.3(a);

(c)	the acceptance condition for the Takeover Offer shall be set at such percentage as the Parties and the Panel may agree, provided that if it became or was declared unconditional in all respects, the Takeover Offer would result in Pareteum holding Artilium Shares carrying greater than 50% of the voting rights in Artilium) (the "Acceptance Condition"); and

(d)	Pareteum undertakes to extend any closing date in respect of the Takeover Offer if the Acceptance Condition to the Takeover Offer has not been satisfied by the relevant closing date and to continue doing so, up to and including Day 60 (as determined in accordance with Rule 31.6 of the Code and the notes on that Rule).

28.4	Pareteum agrees to promptly provide Artilium with all such information about itself and its directors and the Pareteum Group as may reasonably be requested and which is required by Artilium (having regard to the Code and other Law) for inclusion in the Scheme Document and to provide all such other assistance and access as may reasonably be required in connection with the preparation of the Scheme Document and any other document required under the Code or by other Law to be published in connection with the Scheme, including access to, and ensuring the provision of reasonable assistance by, Pareteum and its relevant advisers.

28.5	To the extent that Artilium provides Pareteum with drafts and revised drafts of the Scheme Document for review and comment and, where comments have been provided to Artilium, to the extent Artilium takes into account Pareteum’s reasonable comments in respect of such drafts and revised drafts, Pareteum undertakes to procure that the Pareteum Directors accept responsibility, to the extent required by the Code, for all information in the Scheme Document relating to themselves, and members of their immediate families, related trusts and persons connected with them, the Pareteum Group, the financing of the Acquisition and any statements of the opinion, belief or expectation of the Pareteum Directors in relation to the Acquisition or the enlarged Pareteum Group following completion of the Acquisition as may reasonably be required by Artilium (having regard to the Code and applicable regulations) for inclusion in the Scheme Document (including all information that would be required under the Code or applicable regulations).

28.6	Pareteum agrees to provide Artilium and its legal advisers with drafts and revised drafts of the Proxy Statement for review and comment at such time as will allow Artilium and its legal advisers reasonable opportunity to review and comments promptly on the draft Proxy Statement. Pareteum and its advisers shall (acting reasonably and in good faith) consider for inclusion all comments reasonably and promptly proposed by Artilium and its advisers.

28.7	Artilium agrees to promptly provide Pareteum with all such information about itself and its directors and the Artilium Group as may reasonably be requested and which is required by Pareteum (having regard to the Law) for inclusion in the Proxy Statement and to provide all such other assistance and access as may reasonably be required in connection with the preparation of the Proxy Statement, including access to, and ensuring the provision of reasonable assistance by, Artilium and its relevant advisers.

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28.8	If, at any time prior to the Effective Date, any information relating to any of the Parties, or their respective Affiliates, officers or directors, should be discovered by either Party to be incorrect, misleading or potentially misleading, such information should be set forth by Pareteum in an amendment or supplement to the Proxy Statement so that such documents, when taken as a whole, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Party that discovers such information shall promptly notify the other Party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed by Pareteum with the US Securities and Exchange Commission and, to the extent required by Law, disseminated to Artilium Shareholders and Pareteum Shareholders and Artilium shall provide all assistance reasonably requested by Pareteum for the purposes of enabling Pareteum to comply with its obligations under this clause 4.8.

28.9	Pareteum shall instruct counsel to appear on its behalf at the Court Hearing and undertake to the Court to be bound by the terms of the Scheme to the extent that all the Conditions (other than the Scheme Approval Condition) have been satisfied. If the Acquisition is implemented by way of a Takeover Offer the obligations of the Parties pursuant to this clause 4 relating to the Scheme or Scheme Document shall be of no force and effect.

28.10	Pareteum undertakes that, immediately before the Court Hearing to sanction the Scheme, it shall deliver a notice in writing to Artilium either:

(a)	confirming the satisfaction or waiver of all Conditions (other than Condition 2(e) concerning Court sanction of the Scheme); or

(b)	confirming its intention to invoke a Condition and providing reasonable details of the event which has occurred, or circumstances which have arisen, which Pareteum reasonably considers is sufficiently material for the Panel to permit Pareteum to withdraw the Scheme.

28.11	Except: (i) with the prior written consent of Artilium (such consent shall not be unreasonably witheld, conditioned or delayed in respect of the matters set out in sub-clauses (a), (b) or (d)-(g) inclusive below); (ii) as required by Law; or (iii) as expressly contemplated by this Agreement or the Announcement, Pareteum shall not (and shall procure that no member of the Pareteum Group shall) before the Effective Date:

(a)	either (i) grant any options over the Pareteum Shares with an exercise price per Pareteum Share of equal to or less than the market value of such Pareteum Share; or (ii) allot or issue any Pareteum Shares at less than fair market value;

(b)	split, combine or reclassify any of the Pareteum Shares or amend its articles of organization to adversely impact the New Pareteum Shares;

(c)	authorise, declare or pay any dividends on or make any distribution in cash or otherwise with respect to the Pareteum Shares;

(d)	enter into any other significant transaction requiring the approval of Pareteum Shareholders;

(e)	adopt a plan of liquidating Pareteum or any material member of the Pareteum Group;

(f)	do or fail to do anything which could prejudice Pareteum's listing on NYSE American LLC (an exchange owned by the Intercontinental Exchange, Inc.); or

(g)	agree, resolve, commit or announce its intention to do any of the foregoing (as applicable), whether conditionally or unconditionally.

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28.12	Notwithstanding the restrictions in clause 4.11, Pareteum may:

(a)	(i) grant options or awards in respect of shares or sell shares to directors, officers and employees in accordance with Pareteum’s employee incentive plans or employee stock purchase plans in a manner broadly consistent with past custom and practice under those or previous plans; (ii) convert warrant options which have been granted prior to the date of this Agreement; and (iii) satisfy share stock options in the normal and ordinary course and consistent with past practice during the previous three years or the details of which have been disclosed to Artilium prior to the date of this Agreement or are publicly available; and

(b)	issue any shares to the extent necessary to satisfy any options, warrants or awards vesting or due to be settled in accordance with clause 4.12(a) above.

28.13	The restrictions contained in clause 4.11 shall not apply to any transaction or arrangement between one member of the Pareteum Group and another member of the Pareteum Group.

28.14	Pareteum confirms that on the day of the Court Hearing (or such other day as Artilium and Pareteum may otherwise agree), conditional upon the grant of the order of the Court sanctioning the Scheme under Part 26 of the Companies Act, Artilium may issue to finnCap Limited (being Artilium's independent financial adviser under Rule 3 of the Code) 767,297 Artilium Shares.

29.	Share Schemes

29.1	The Parties agree that they will work together to prepare an appropriate offer to the participants under the Artilium Share Schemes in accordance with Rule 15 of the Code. The terms of any offer to be made to participants under the Artilium Share Schemes shall incorporate the provisions set out in Schedule 2 of this Agreement.

29.2	In relation to any fees or salary (or part thereof) payable to Jan Paul Menke, Gerard Dorenbos and Jan Cant in shares, the Parties agree that the number of Artilium Shares to which each will become entitled is:

Jan Paul Menke:	302,628	Gerard Dorenbos:	86,851	Jan Cant:	16,164

Artilium agrees that it will not pay salary or fees to any other person in shares.

29.3	In relation to any assets held by (or on behalf of) the trustee of the Artilium Employee Benefit Trust, the Parties agree that they will procure that no action will be taken in relation to any such assets held by (or on behalf of) the trustee and that any Artilium Shares held by (or on behalf) of the trustee will participate in the Scheme (or any Takeover Offer).

29.4	The Parties agree that after the date of the Announcement, they will work together to prepare an appropriate offer to the holders of the IDM Share Rights in accordance with the requirements of Rule 15 of the Code and the offer will be communicated in accordance with the terms of Schedule 2.

30.	Termination

30.1	Subject to Clause 6.2 and without prejudice to the rights of either Party that have or may have arisen prior to termination and except where expressly stated to the contrary the provisions of this Agreement shall terminate with immediate effect and all rights and obligations of the Parties under this Agreement shall cease forthwith if:

(a)	the Announcement is not released on or before 8.00 am on 7 June 2018 (unless prior to that the time the Parties have agreed another time and date in accordance with Clause 2);

(b)	the Artilium Recommending Directors withdraw, adversely modify or adversely qualify the Artilium Board Recommendation;

(c)	the Pareteum Directors withdraw, adversely modify or adversely qualify the recommendation that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution at the Pareteum Stockholder Meeting;

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(d)	the Scheme (or the Takeover Offer as the case may be) is withdrawn or lapses (other than where such lapse or withdrawal is a result of the exercise of the Right to Switch or is in connection with Pareteum or a person acting in concert with Pareteum implementing the Acquisition by a different takeover offer or scheme of arrangement on substantially the same or improved terms in favour of the Artilium Shareholders);

(e)	the Scheme has not become effective by the Long Stop Date (other than as a result of the exercise of the Right to Switch or is in connection with Pareteum or a person acting in concert with Pareteum implementing the Acquisition by a different takeover offer or scheme of arrangement on substantially the same or improved terms in favour of the Artilium Shareholders);

(f)	upon service of written notice by or on behalf of either Party to the other Party (or the nominated advisers of the other Party), where any Condition becomes incapable of satisfaction or is invoked so as to cause the Acquisition not to proceed; or

(g)	agreed in writing between the Parties at any time prior to the Effective Date.

30.2	Clauses 1, 9 and 10 shall survive termination of this Agreement.

31.	Representations and warranties

31.1	Pareteum warrants to Artilium and Artilium warrants to Pareteum on the date of this Agreement that:

(a)	it has the requisite power and authority to enter into and perform its obligations under this Agreement;

(b)	this Agreement constitutes its legal, valid and binding obligations in accordance with its terms; and

(c)	the execution and delivery of, and performance of its obligations under, this Agreement will not:

(a)	result in a breach of any provision of its constitutional documents;

(b)	result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

(c)	result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

31.2	No Party shall have any claim against the other for breach of warranty after the Effective Date (without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement).

32.	Takeover Code

32.1	Nothing in this Agreement shall in any way limit the Parties' obligations under the Code, and any uncontested rulings of the Panel as to the application of the Code in conflict with the terms of this Agreement shall take precedence over such terms of this Agreement.

32.2	The Parties agree that, if the Panel determines that any provision of this Agreement that requires Artilium to take or not to take any action, whether as a direct obligation or as a condition to any other person's obligations (however expressed), is not permitted by Rule 21.2 of the Code, that provision shall have no effect and shall be disregarded.

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32.3	Nothing in this Agreement shall oblige:

(a)	Artilium to pay an amount in damages which the Panel determines would not be permitted under Rule 21.2 of the Code; or

(b)	Artilium or the Artilium Directors to recommend a Takeover Offer or a Scheme proposed by Pareteum or any member of the Pareteum Group.

32.4	Without prejudice to the representations and warranties given by the Parties pursuant to clause 7 above, nothing in this Agreement shall be taken to restrict the directors of any member of the Artilium Group or the Pareteum Group from complying with Laws, orders of court or regulations, including the Code, the AIM Rules for Companies and the rules and regulations of the Panel, the UK Listing Authority, the US Securities and Exchange Commission and NYSE American LLC.

33.	Miscellaneous provisions

33.1	Assignment

Unless prior written consent is received from the other Party (such consent not to be unreasonably withheld), no Party may assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge, declare itself a trustee for a third party of, or otherwise dispose of (in any manner whatsoever) the benefit of this Agreement or sub contract or delegate in any manner whatsoever its performance under this Agreement (each of the above a "dealing") and any such purported dealing in contravention of this Clause 9.1 shall be ineffective. Each Party is entering into this Agreement for its benefit and not for the benefit of another person.

33.2	Severance/unenforceable provisions

If any provision or part of this Agreement is void or unenforceable due to any applicable law, it shall be deemed to be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

33.3	Variation

No variation to this Agreement shall be effective unless made in writing (which for this purpose, does not include email) and executed by each of the Parties. The expression "variation" includes any variation, supplement, deletion or replacement, however effected.

33.4	No Partnership

Nothing in this Agreement or in any document referred to in it or any action taken by the Parties under it or any document referred to in it shall constitute any partnership, association or joint venture between the Parties, or makes a Party the agent of the other Party for any purpose (and a Party has no authority or power to bind, to contract in the name of, or to create a liability for the other Party in any way or for any purpose).

33.5	Entire Agreement

(a)	This Agreement and the Confidentiality Agreement together represent the entire understanding, and constitutes the whole agreement, in relation to their subject matter at the date of this Agreement and supersedes any previous agreement between the Parties with respect thereto and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom.

(b)	Each Party confirms that, except as provided in this Agreement, no Party has relied on any undertaking, representation, warranty or other assurance which is not contained in this Agreement and, without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, no Party shall be under any liability or shall have any remedy in respect of any misrepresentation or untrue statement unless and to the extent that a claim lies under this Agreement.

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33.6	Counterparts

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute one instrument.

33.7	Notices

A notice, approval, consent or other communication in connection with this Agreement must be in writing and must be left at the address of the addressee, or sent by pre-paid registered post to the address of the addressee or sent by e-mail to the e-mail address of the addressee which is specified in this Clause 9.7 or to such other address or e-mail address as may be notified by such addressee by giving notice in accordance with this Clause 9.7. The address and e-mail address of each Party is:

(a)	in the case of Pareteum:

Address: Pareteum Corporation, 1185 Avenue of the Americas, 37th Floor, New York,
NY 10036, United States of America

E-mail address: alexander.korff@Pareteum.com

For the attention of: Alexander Korff

With a copy to:

Address: Hogan Lovells International LLP, Atlantic House, 50 Holborn
Viaduct, London EC1A 2FG

E-mail address: daniel.simons@hoganlovells.com

For the attention of: Daniel Simons

(b)	in the case of Artilium:

Address: 9-13 St Andrew Street, London EC4A 3AF

E-mail address: jan.cant@Artilium365.onmicrosoft.com

For the attention of: Jan Cant

With a copy to:

Address: Addleshaw Goddard LLP, Milton Gate, 60 Chiswell Street,
London, EC1Y 4AG

E-mail address: simon.wood@addleshawgoddard.com

For the attention of: Simon Wood

(c)	A notice given under Clause 9.7 shall conclusively be deemed to have been received one Business Day after posting, if sent by registered mail, at the time of delivery if delivered personally and when despatched (subject to confirmation of delivery by a delivery receipt) if sent by e-mail.

33.8	Waivers, rights and remedies

(a)	The rights and remedies provided for in this Agreement are cumulative and not exclusive of any other rights or remedies, whether provided by Law or otherwise.

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(b)	No failure to exercise, or delay in exercising, any right under this Agreement or provided by Law shall affect that right or operate as a waiver of the right. The single or partial exercise of any right under this Agreement or provided by Law shall not preclude any further exercise of it.

(c)	Without prejudice to any other rights or remedies that the other Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach by it of this Agreement and that accordingly the other Party may be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this Agreement by any Party and no proof of special damages shall be necessary for the enforcement by any Party of the rights under this Agreement to the requesting parties.

33.9	Further assurances

Each Party shall (and shall procure that members of its group shall and shall use reasonable endeavours to procure that any necessary third party shall) execute such documents and do such acts and things as the requesting party may reasonably require for the purpose of giving the full benefit of this Agreement to the requesting party.

33.10	Costs and expenses

Unless a Clause of this Agreement specifically provides otherwise, each Party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Agreement and the documents to be entered into pursuant to it.

33.11	Rights of Third Parties

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement.

34.	Governing law and jurisdiction

34.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

34.2	Each Party irrevocably agrees that the Courts of England shall have exclusive jurisdiction in relation to any dispute or claim arising out of or in connection with this Agreement or its subject matter, existence, negotiation, validity, termination or enforceability (including non-contractual disputes or claims).

34.3	Each Party irrevocably waives any right that it may have to object to an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to claim that those Courts do not have jurisdiction.

34.4	Any document which is required to be served in connection with any legal proceedings under this Clause 10 (each, a "Process Document") may be served on Pareteum at the registered address of its wholly owned subsidiary Pareteum UK Limited (registered number 10576166), with a copy sent by email to alexander.korff@pareteum.com and daniel.simons@hoganlovells.com. This paragraph does not prevent a Process Document being served in another manner permitted by law.

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Schedule 1

Announcement

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The Board of Directors

Pareteum Corporation

June 6, 2018

Schedule 2

Proposals relating to the Artilium Share Schemes, the Artilium Employee Benefit Trust and the IDM Share Rights

The Parties agree that the awards held by participants in the Artilium Share Schemes and the IDM Share Rights will be dealt with in accordance with the terms of this Schedule.

35.	Proposals to participants in the Artilium Share Schemes

35.1	The Parties agree that

(a)	in accordance with the terms of the Artilium Share Schemes, the share awards granted under the Artilium Share Schemes will vest and become exercisable to the extent provided under the terms of the relevant share award and taking into account the Artilium remuneration committee's determinations, on the Scheme being sanctioned by the Court. It is noted that, other than in respect of the Change of Control Bonus, the nominal value of £0.05 per Artilium Share must be paid to exercise the share awards;

(b)	any Artilium Shares acquired on the exercise of the share awards on the Scheme being sanctioned by the Court would be acquired by Parateum under the Scheme; and

(c)	to the extent the awards do not vest in accordance with their terms, the awards will lapse following the Effective Date in accordance with the terms of the share awards.

35.2	The Parties agree that, subject to the remuneration committee of Artilium determining that:

(a)	the performance linked share option granted to Grootzande Management BV will vest in respect of 18,666,087 Artilium Shares; and

(b)       the performance linked share option granted to Rupert Hutton will vest in respect of 4,917,830 Artilium Shares,

Pareteum will offer:

(c)	Grootzande Management BV the opportunity to cancel its share awards to the extent vested and be issued 1,563,367 Pareteum Shares on the Effective Date; and

(d)	Rupert Hutton the opportunity to cancel his share awards to the extent vested and be issued 411,890 Pareteum Shares on the Effective Date.

35.3	In satisfaction of the Change of Control Bonus, Artilium will issue to Rupert Hutton 151,515 Artilium Shares.

35.4	The Parties agree that no further proposal is to be offered to participants in the Artilium Share Schemes or is required to ensure that the rights of participants in the Artilium Share Schemes are safeguarded.

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36.	Communications to participants in the Artilium Share Schemes

36.1	Artilium will prepare documentation to be sent to participants in the Artilium Share Schemes on the posting date of the Scheme Document or as soon as practicable thereafter outlining the anticipated effect of the Scheme on their contractual rights and setting out the proposal detailed at 1 above.

36.2	Artilium agrees to consult with Pareteum regarding the content of the documentation to be sent to participants in the Artilium Share Schemes and to afford Pareteum sufficient time to consider the documentation and comment on the same.

37.	The Artilium EBT

37.1	The Parties agree that they will procure that no action will be taken in relation to any assets held by (or on behalf of) the trustee of the Artilium Employee Benefit Trust and that any Artilium Shares held by (or on behalf of) the trustee will participate in the Scheme (or any Takeover Offer).

37.2	Artilium confirms so far as it is aware having made due and careful enquiry that:

(a)	the Artilium Employee Benefit Trust is currently dormant and the trustee does not hold any assets or have any liabilities;

(b)	MoFo Nominees Limited holds 1,666,667 Artilium Shares;

(c)	there are no outstanding liabilities in connection with the Artilium Employee Benefit Trust; and

(d)	no beneficiary of the Artilium Employee Benefit Trust has any claim to the assets of the Artilium Employee Benefit Trust.

38.	Communications to the holders of the IDM Share Rights

38.1	Artilium will prepare documentation to be sent to the holders of the IDM Share Rights on the posting date of the Scheme Document outlining the anticipated effect of the Scheme on their contractual rights and setting out the proposal agreed between the Parties in accordance with clause 5.4 of this Agreement.

38.2	Artilium intends to consult with Pareteum regarding the content of the documentation to be sent to the holders of the IDM Share Rights and to afford Pareteum sufficient time to consider the documentation and comment on the same.

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In Witness of which the Parties have executed this Agreement on the date first mentioned above.

EXECUTED by ___________________ acting for and on behalf of Pareteum Corporation	) ) )

EXECUTED by ___________________ acting for and on behalf of Artilium Plc	) ) )

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ANNEX III – OPINION OF JEFFERIES LLC

June 6, 2018

The Board of Directors

Pareteum Corporation

1185 Avenue of the Americas

New York, New York 10036

The Board of Directors:

We understand that Pareteum Corporation, a Delaware corporation (“Pareteum”), and Artilium plc, a company incorporated in England and Wales (“Artilium”), have agreed upon the terms of an offer by Pareteum to purchase the entire issued and to be issued ordinary shares, nominal value £0.05 per share, of Artilium (such ordinary shares, “Artilium Ordinary Shares” and, such acquisition, the “Transaction”), the terms of which offer will be set forth in an announcement under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Rule 2.7 Announcement”). It is our understanding that, in connection with such Transaction, holders of Artilium Ordinary Shares (other than Pareteum and its subsidiaries) will be entitled to receive for each Artilium Ordinary Share (a) 0.1016 of a share of the common stock, par value $0.00001 per share, of Pareteum (“Pareteum Common Stock” and, such number of shares of Pareteum Common Stock issuable in the Transaction, the “Stock Consideration”) and (b) 1.9 pence in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Consideration”). We further understand that the Transaction will be effected by a scheme of arrangement governed by United Kingdom law, although Pareteum may elect to implement the Transaction through a takeover offer subject to receipt of requisite consents. The terms and conditions of the Transaction are more fully set forth in the Rule 2.7 Announcement and certain related documents.

You have asked for our opinion as to whether the Consideration to be paid in the Transaction as set forth in the Rule 2.7 Announcement is fair, from a financial point of view, to Pareteum.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft, provided to us on June 6, 2018, of the Rule 2.7 Announcement;

(ii)	reviewed certain publicly available financial and other information regarding Artilium and Pareteum;

(iii)	reviewed certain information furnished to us by the respective managements of Artilium and Pareteum relating to the businesses, operations and prospects of Artilium and Pareteum, including certain financial forecasts and estimates relating to Artilium prepared or provided by the management of Artilium as adjusted and calendarized by the management of Pareteum and certain financial forecasts and estimates relating to Pareteum prepared or provided by the management of Pareteum, in each case as approved for our use and reliance by Pareteum;

(iv)	reviewed certain estimates as to potential cost savings expected by the management of Pareteum to result from the Transaction;

(v)	held discussions with members of the senior managements of Artilium and Pareteum regarding the businesses, operations and prospects of Artilium and Pareteum, the strategic rationale for the Transaction and the other matters described in clauses (ii) through (iv) above;

(vi)	reviewed the stock trading price history and implied trading multiples for Artilium and Pareteum and compared them with those of certain publicly traded companies that we deemed relevant in evaluating Artilium and Pareteum;

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The Board of Directors

Pareteum Corporation

June 6, 2018

(vii)	compared the financial terms of the Transaction with publicly available financial terms of certain other transactions that we deemed relevant in evaluating the Transaction;

(viii)	considered certain potential pro forma financial effects of the Transaction on Pareteum utilizing the financial forecasts and estimates relating to Artilium and Pareteum referred to in clause (iii) above and the potential cost savings referred to in clause (iv) above; and

(ix)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by Pareteum and Artilium or that was publicly available to us (including, without limitation, the information described above) or otherwise reviewed by us. We have relied on assurances of the managements and other representatives of Pareteum and Artilium that they are not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In our review, we did not obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of Artilium, Pareteum or any other entity and we have not been furnished with, and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. Our analyses and opinion also do not consider any actual or potential arbitration, litigation, claims, investigations or other proceedings to which Artilium, Pareteum or any of their respective affiliates are or in the future may be a party or subject.

With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. We have been advised by the managements of Artilium and Pareteum, and we have assumed, that the financial forecasts and estimates relating to Artilium and Pareteum (including, without limitation, adjustments to financial forecasts and estimates of Artilium and estimates as to tax attributes of Pareteum and potential cost savings as provided by the management of Pareteum) that we have been directed to utilize for purposes of our analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Artilium and Pareteum, as the case may be, as to, and at your direction we have assumed that they are an appropriate basis upon which to evaluate, the future financial performance of Artilium and Pareteum, such potential cost savings and other potential pro forma financial effects of the Transaction and the other matters covered thereby. With respect to financial information utilized in our analyses that has been reconciled from international financial reporting standards (“IFRS”) to U.S. generally accepted accounting principles (“U.S. GAAP”) and/or prepared in foreign currencies and converted based on certain exchange rates, we also have assumed, at your direction, that such reconciliations or other differences between IFRS and U.S. GAAP will not be meaningful in any respect to our analyses or opinion and that such exchange rates are reasonable to utilize for purposes of such analyses. We express no view as to currency or exchange rate fluctuations and we have assumed that any such fluctuations will not be meaningful in any respect to our analyses or opinion. We further have assumed that there have been no meaningful changes in the condition (financial or otherwise), results of operations, businesses or prospects of Artilium or Pareteum since the dates of the most recent financial statements and other information provided to us. We have relied on Pareteum’s commercial assessments of the Transaction (including the contemplated benefits thereof) and express no opinion as to any financial forecasts or estimates or the assumptions on which they are based. We have assumed that the financial results reflected in such financial forecasts and estimates, including with respect to potential cost savings, will be realized in the amounts and at the times projected.

We have relied, at your direction, upon the assessments of the managements of Pareteum and Artilium, as the case may be, as to, among other things, (i) matters relating to certain of Artilium’s prior acquisitions, including as to the financial and other terms involved, integration and continuing obligations (if any), (ii) the potential impact on Artilium and Pareteum of market, competitive, cyclical, seasonal and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the telecommunications industry, including the software, communications-as-a-service and business-to-business communications sectors thereof, and the geographical regions in which Artilium and Pareteum operate, (iii) the validity of, and risks associated, with the products, licenses and intellectual property of Artilium and Pareteum (including, without limitation, the validity and duration of patents), (iv) existing and future licenses and relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, customers and other commercial relationships of Artilium and Pareteum, and (v) the ability of Pareteum to integrate the businesses of Artilium with those of Pareteum and to realize the potential cost savings expected by the management of Pareteum to result from the Transaction. At your direction, we have assumed that there will not be any developments with respect to any such matters that would have an adverse effect on Artilium, Pareteum or the Transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

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The Board of Directors

Pareteum Corporation

June 6, 2018

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets, the industries and sectors in which Artilium and Pareteum operate and the securities of Artilium and Pareteum, have experienced and continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on Artilium or Pareteum (or their respective businesses) or the Transaction (including the contemplated benefits thereof).

We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting Artilium, Pareteum, the Transaction or otherwise and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to Pareteum and/or the Board of Directors of Pareteum (the “Board”), including, without limitation and at your direction, with respect to changes in, or the impact of, tax or other laws, regulations and governmental and legislative policies on Artilium, Pareteum or the Transaction (including the contemplated benefits thereof) and legal, regulatory, accounting and tax consequences to Artilium and Pareteum of the terms of, and transactions contemplated by, the Rule 2.7 Announcement and related documents. We have assumed, at your direction, that the Transaction will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Transaction, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on Artilium, Pareteum or the Transaction (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, at your direction, that the final Rule 2.7 Announcement will not differ from the draft of the Rule 2.7 Announcement reviewed by us in any respect meaningful to our analyses or opinion.

It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its evaluation of the Consideration from a financial point of view to Pareteum. Our opinion does not address the relative merits of the Transaction or other transactions contemplated by the Rule 2.7 Announcement as compared to any alternative transaction or opportunity that might be available to Pareteum, nor does it address the underlying business decision by Pareteum to engage in the Transaction or the terms of the Rule 2.7 Announcement or the documents referred to therein, including the form or structure of the Consideration or the Transaction, any alternative structure for the Transaction or any term, aspect or implication of any co-operation agreement, management services agreement (including any amendments thereto) or any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Transaction or otherwise. Our opinion does not constitute a recommendation as to how any securityholder should vote or act with respect to the Transaction or any other matter. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of any party to the Transaction. We express no view or opinion as to the actual value of Pareteum Common Stock when issued in the Transaction or the prices at which Artilium Ordinary Shares or shares of Pareteum Common Stock (or any other securities) may trade or otherwise be transferable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Transaction relative to the Consideration or otherwise. The issuance of our opinion has been authorized by the Fairness Committee of Jefferies LLC.

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The Board of Directors

Pareteum Corporation

June 6, 2018

We and certain of our affiliates have been engaged by Pareteum to act as its financial advisor in connection with the Transaction and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Transaction. We also may be entitled to a fee upon termination of our engagement. In addition, Pareteum has agreed to reimburse us for expenses incurred in connection with our engagement and to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.

As you are aware, we and our affiliates currently are providing financial advisory services unrelated to the Transaction to Pareteum and its affiliates, for which services we and our affiliates would expect to receive compensation, including acting as financial advisor to Pareteum in connection with certain potential merger and acquisition transactions. Although we and our affiliates have not provided financial advisory or financing services to Artilium or Pareteum in the past two years for which we or our affiliates have received compensation, we and our affiliates may provide such services to Artilium, Pareteum and their respective affiliates in the future, for which services we and our affiliates would expect to receive compensation. In addition, in the ordinary course of business, we and our affiliates may trade or hold securities of Pareteum, Artilium and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid in the Transaction as set forth in the Rule 2.7 Announcement is fair, from a financial point of view, to Pareteum.

Very truly yours,

Jefferies LLC

III-4

ANNEX IV – 2018 PLAN

[INSERT 2018 PLAN]

IV-1